As filed with the Securities and Exchange Commission on November 16, 2020

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated November 16, 2020

An offering statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC

(the “LA eFundTM”)

Sponsored by

Rise Companies Corp.

Up to $49,725,086 in Common Shares

To Be Issued in Exchange

for

Common Shares

of

Fundrise National For-Sale Housing eFund, LLC

and

Fundrise For-Sale Housing eFund – Washington DC, LLC

Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA eFundTM”, the “Company”, “we”, “us”, “our” and similar terms unless the context indicates otherwise) is a Delaware limited liability company formed primarily to acquire property for the development of for-sale housing in the Los Angeles, CA metropolitan statistical area (“MSA”). Although we intend to continue to concentrate our focus on for-sale housing, following the merger described below, we will expand to acquire property for the development of for-sale housing without a focus on any MSA as opportunity dictates.

This offering circular provides information on our proposed merger with Fundrise National For-Sale Housing eFund, LLC (“National eFundTM”) and Fundrise For-Sale Housing eFund – Washington DC, LLC (“DC eFundTM” and together with National eFund, the “Target eFunds” and collectively with LA eFund, the “eFundsTM”) in which we will be the surviving entity (the “Merger”) as well as information about us generally. In connection with the Merger, we will issue to the shareholders of the Target eFunds common shares based on an agreed upon exchange ratio (“Exchange Ratio”). The Exchange Ratio is based on each eFund’s projected net asset value (“NAV”) per share that will be effective as of the date of the anticipated consummation of the Merger (November 30, 2020) as follows:

eFund	LA eFund Shares to be issued in the Merger	NAV	Exchange Ratio
LA eFund	--	11.44	--
National eFund	2,312,308*	10.92	0.95:1.00
DC eFund	2,005,768*	10.00	0.87:1.00

* Share amounts to be revised, if necessary, in the final offering circular to be filed following qualification to reflect any share redemptions processed prior to the Merger.

1

No vote of our or the Target eFunds’ shareholders is required to approve the Merger. Pursuant to our and the Target eFunds’ operating agreements, the Merger only requires the approval of the Manager and the Independent Representative, both of which have approved the Merger as of November 16, 2020.

The Information Statement, included as Appendix A to this offering circular, includes detailed information on the Merger. Among other details, the Information Statement includes pro forma financial information showing the pro forma impact of the Merger on our financial statements.

This offering circular also contains detailed information about our business objectives, operations and performance to date. Our business objectives and investment strategies are substantially identical to those of the Target eFunds .

We have been offering our common shares in a continuous offering (our “continuous offering”) pursuant to a Form 1-A offering statement filed with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (“Regulation A”). Through October 15, 2020, we have raised an aggregate of approximately $42.5 million in capital in our continuous offering (not including the approximate $100,000 received in private placements to Rise Companies Corp. (our “Sponsor”), and Fundrise, L.P., an affiliate of our Sponsor). As is the case with the Target eFunds, we invest in the acquisition of property for the development and sale of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “For-Sale Housing”). We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns.

As is the case with the Target eFunds, we are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the Securities and Exchange Commission (the “SEC”), and a wholly-owned subsidiary of our Sponsor, the parent company of Fundrise, LLC, our affiliate. Registration with the SEC does not imply a certain level of skill or training. Fundrise, LLC owns and operates an online investment platform www.fundrise.com (the “Fundrise Platform”) that allows investors to hold interests in real estate opportunities that may have been historically difficult to access for some investors.

Through the use of the Fundrise Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents online.

The per share purchase price for our common shares in our continuous offering as of the date of this offering circular is $____ per share. As is the case with the Target eFunds, the per share purchase price for our common shares is adjusted at the end of each semi-annual period, or such other period (such as in connection with the Merger) as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in our offerings semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (“NAV per share”). Investors will pay the most recent publicly announced purchase price as of the date of their subscription. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares.

2

Investors should note that due to the uncertainty caused by the global coronavirus (COVID-19), with respect to 16 of the sponsor’s 19 programs qualified under Regulation A (including ours and the Target eFunds’), our Manager had previously determined to suspend the processing and payment of redemptions under the redemption plans. Effective as of June 30, 2020, our Manager determined to resume the processing and payment of redemptions under our redemption plan as well as the processing and payment of redemptions under the redemption plans of each of the sponsor’s other programs (including the Target eFunds) that had been previously suspended as of March 31, 2020.  As of June 30, 2020, all 19 of our sponsor’s programs with redemption plans had resumed the processing and payment of redemptions.

We intend to continue to distribute our shares sold in our continuous offering primarily through the Fundrise Platform.

Investing in our common shares is speculative and involves substantial risks. See “Risk Factors” beginning on page 31 to read about the more significant risks of owning our common shares, which are substantially identical to those related to the Target eFunds. These risks include the following:

•	Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

•

We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	We have a limited operating history. Our prior performance may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Our Manager’s executive officers and key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our Sponsor and its affiliates, including the Target eFunds. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our Sponsor.

•	Our Sponsor has sponsored and may in the future sponsor other companies that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

•	Both our continuous offering and the Merger are being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount in our continuous offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

3

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	We do not expect to declare any distributions until the proceeds from our public offering are invested and returns, if any, have been received by us. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

•	Our Sponsor’s internal accountants and asset management team calculates our NAV using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•	Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss.

•	Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we may reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•	We intend to qualify as a partnership for U.S. federal income tax purposes, which involves complex tax considerations. If we fail to qualify as a partnership for U.S. federal corporate income tax purposes, we would be subject to entity-level U.S. federal corporate income tax and, as a result, our cash available for distribution to our shareholders and the value of our common shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict the future value of the multifamily and for-sale properties we invest in. We also cannot predict that any mortgage or other real estate-related loan borrower will remain solvent. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•

Our property portfolio is comprised primarily of property for the development and sale of For-Sale Housing. As a result, we are subject to risks inherent in investments in such types of property. Because our investments are primarily in the for-sale housing and homebuilding sectors, the potential effects on our revenue and profits resulting from a downturn or slowdown in the one or both of these sectors could be more pronounced than if we had more fully diversified our investments.

•	For risk factors specific to the Merger, please see the Information Statement regarding the Merger, included herein as Appendix A.

4

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in connection with this offering circular is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

This offering circular follows the Form S-11 disclosure format.

The date of this offering circular is [DATE].

5

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC. Periodically, as we make material investments, update our NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Fundrise Platform website, www.fundrise.com. The contents of the Fundrise Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

i

TABLE OF CONTENTS

Page

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR	i
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1
OFFERING SUMMARY	12
RISK FACTORS	31
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	69
MANAGEMENT	71
MANAGEMENT COMPENSATION	78
PRINCIPAL SHAREHOLDERS	81
CONFLICTS OF INTEREST	82
INVESTMENT OBJECTIVES AND STRATEGY	88
PLAN OF OPERATION	102
DESCRIPTION OF OUR COMMON SHARES	111
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	124
ERISA CONSIDERATIONS	137
HOW TO SUBSCRIBE	131
LEGAL MATTERS	141
EXPERTS	141
ADDITIONAL INFORMATION	141
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF LA EFUND	142

APPENDIX A: INFORMATION STATEMENT REGARDING THE MERGER	A-1

EXHIBIT A: INDEX TO FINANCIAL STATEMENTS RELATED TO THE MERGER

●     PRO FORMA FINANCIAL STATEMENTS

●     CONSOLIDATED FINANCIAL STATEMENTS OF FUNDRISE NATIONAL FOR-SALE HOUSING EFUND, LLC

●     CONSOLIDATED FINANCIAL STATEMENTS OF FUNDRISE FOR-SALE HOUSING EFUND -WASHINGTON DC, LLC

A-1
APPENDIX B: PORTFOLIO STRESS TEST	B-1

ii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors”, before deciding to purchase our common shares.

Q:	Where can I find more detailed information regarding the Merger

A:	The Information Statement regarding the Merger, included herein as Appendix A to this offering circular, contains detailed information specifically related to the Merger.

Q:	What is Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC?

A:	Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC is a Delaware limited liability company formed to invest in the acquisition of property for the development and sale of For-Sale Housing in the Los Angeles, CA metropolitan statistical area. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

Q:	How much have you raised?

A:	Through October 15, 2020 we have raised an aggregate of approximately $42.5 million in capital through our continuous offering pursuant to Regulation A (not including the approximate $100,000 received in private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P., an affiliate of our Sponsor).

Q:	What is a limited liability company, or LLC?

A:	In general, a limited liability company is an entity that:

•	is a business owned by one or more individuals or entities;

•	is managed either directly by its members, indirectly by a professional managers or by a formal board chosen by the members;

•	is governed by an operating agreement that specifies how business decisions will be made;

•	enables its members to limit their liability with respect to their investment; and

•	may be treated as a disregarded entity or partnership, or elect to be treated as a corporation, for U.S. federal income tax purposes.

Q:	What is an eFundTM?

A:	An “eFund”TM is a limited liability company sponsored by Rise Companies Corp., our Sponsor, and offered directly to investors online on the Fundrise Platform, without any brokers or selling commissions. Each for-sale “eFund”TM, including the LA eFund and the Target eFunds, invests in For-Sale Housing, including single-family attached and detached homes, townhomes, and condominiums.

Q:	Who chooses which investments you make?

A:	We are externally managed by Fundrise Advisors, LLC, our Manager, an investment adviser registered with the SEC. Registration with the SEC does not imply a certain level of skill or training. Our Manager makes all of our investment decisions.

Q:	Who is Rise Companies Corp.?

A:	Rise Companies Corp., our Sponsor and the parent company of our Manager, is also the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates the Fundrise Platform.

Q:	What is the Fundrise Platform?

A:	The Fundrise Platform is an online investment platform for commercial real estate. Fundrise gives investors the ability to:

•	browse investment offerings based on investment preferences including location, asset type, risk and return profile;
•	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation;
•	manage and track investments easily through an online portfolio; and
•	receive automated distributions and/or interest payments, and regular financial reporting.

Q:	What competitive advantages do you achieve through your relationship with your Sponsor?

A:	Our Manager utilizes the personnel and resources of our Sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

•	Experienced Management Team — Our sponsor has a highly experienced management team of real estate and debt finance professionals, led by Benjamin S. Miller, its Co-Founder and Chief Executive Officer. The senior investment executives of our Sponsor have dedicated their entire careers to the commercial real estate sector. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

•	Real Estate Investment Experience — As of June 30, 2020, our Sponsor facilitated or originated approximately 325 real estate assets through the various Fundrise Platform investment opportunities with aggregate purchase prices and development commitments of approximately $5.1 billion, excluding 3 World Trade Center (we exclude this asset because while the amount of equity invested in the project was similar to other investments made by our Sponsor, the aggregate purchase price of 3 World Trade Center was much greater relative to our Sponsor’s other investments, and would greatly inflate the aggregate purchase price of the other assets disclosed). Of the $5.1 billion aggregate real estate purchase prices and development commitments, our Sponsor offered through the Fundrise Platform investment opportunities aggregating approximately $1.2 billion, consisting of approximately $380 million of commercial real estate loan assets, $290 million of investments in commercial real estate (primarily through majority-owned subsidiaries with rights to receive preferred economic returns), and $574 million of commercial real estate common equity investments, including direct equity purchases. The portfolios included in the Fundrise Platform investment opportunities are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

•	Market Knowledge and Industry Relationships — Through its active and broad participation in the real estate capital markets, our Sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our Sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

•	Built-in Market of Potential Buyers — Through our previous real estate offerings, real estate investments and our Fundrise Platform, we have developed relationships with a large pool of investors in Rise Companies sponsored investments, including a substantial number of millennials and other individuals who we believe may be preparing to become homebuyers. We believe that these relationships will provide a built-in market of potential purchasers of our For-Sale Housing properties. We believe that this built-in market could potentially de-risk the sale process and provide for a greater risk adjusted return.

•	Related Party Loans — If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from, or issue a participation interest to, an affiliate. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Alternatively, an affiliate may close and fund a real estate investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by an affiliate in connection with the acquisition of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes or, with respect to debt, the principal balance plus accrued interest net of any applicable special servicing fees). See “Plan of Operation – Related Party Loans”.

•	Regulation A Experience — Our Sponsor’s executive team was one of the first groups to sponsor a real estate investment opportunity through a Regulation A offering, having sponsored three Regulation A offerings from August 2012 through February 2014, and, as of January 2020, filed and qualified 16 additional offerings similar to this one under the revised Regulation A rules effective as of June 2015 (commonly referred to as “Regulation A+”). In addition, our Sponsor, through its wholly-owned subsidiaries, runs an active online investment platform that utilizes private offering exemptions under the Securities Act to sell real estate-related securities to investors. Its management team is skilled in reporting and compliance obligations related to Regulation A and the Securities Act, and has well-developed compliance and investor relations functions.

Q:	Why do you invest in for-sale housing projects?

A:	We believe that changing demographics will create one of the largest real estate investment opportunities in a generation. Between 2014 and 2018, 48% of Millennials say they plan to make the move from renting to owning, according to the Demand Institute, which projects that Millennials will pour $1.6 trillion into new home purchases, compared with $600 billion on rent.

Q:	Why are you focused primarily on for-sale housing?

A:	Although we expect an enormous growing demand for for-sale housing, particularly in urban environments, the Millennial homebuyer is under-served for choice and can be overwhelmed navigating the complex home-buying process. Among the top MSAs, there is endemic undersupply of affordable housing options. The eFundsTM can use online tools to source interested homebuyers and help the homebuyer navigate a complicated and competitive process to purchase a home.

Q:	Why is the Company not structured as a real estate investment trust (a “REIT”)?

A:	Real estate investments in for-sale housing are not investments suited for a REIT because a REIT is generally subject to a 100% tax on gains from sales of for-sale housing under the Internal Revenue Code of 1986, as amended (the “Code”). Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC has been structured as a limited liability company that is intended to be treated as a partnership for U.S. federal income tax purposes. As a result, instead of an IRS Form 1099 you will receive a Schedule K-1 (and similar schedules from the states in which we invest or do business), which will reflect your annual share of our taxable income or losses. You will include your share of our tax items allocated to you in your personal tax returns, generally as if you had earned such items directly. As the LA eFundTM expects to be taxed as a partnership for U.S. federal income tax purposes, we generally do not anticipate that the LA eFundTM will be subject to tax at the company level, but, rather, tax will generally be imposed at the individual investor level.

Q:	How is an investment in your common shares different from investing in shares of a traditional non-exchange traded REIT?

A:	We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT or real estate fund. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our Sponsor has pioneered a low cost digital platform, which we intend to leverage in conducting this offering, thus reducing the financial burdens to us of offering our common shares.

Q:	How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on the Fundrise Platform or on similar online investment platforms?

A:	We are one of the few non-exchange traded real estate investment vehicles focusing on For-Sale Housing offered directly to all potential investors primarily over the internet. Currently, the Fundrise Platform offers “eREITs”®, real estate investment trusts sponsored by Rise Companies Corp., our Sponsor. eREITs”® and other real estate investment trusts generally hold their assets as long-term investments. We, however, do not intend to qualify as a real estate investment trust and once we acquire and develop our real estate assets, we intend to immediately offer them for resale. We intend to acquire a diversified portfolio of real estate assets for development and sale, in an investment vehicle that is accessible to both accredited and non-accredited investors at a low investment minimum. Currently, other online investment platforms typically offer individual property investments as private placements to accredited investors only, with such investments typically structured as debt investments the payment upon which is dependent upon the performance of the underlying property.

Q:	How will your NAV per share be calculated?

A:

Our NAV per share is calculated at the end of each semi-annual period (or such other period (such as in connection with the Merger) as determined by the Manager in its sole discretion, but no less frequently than annually) by our Sponsor’s internal accountants and asset management team using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, as determined by our Sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses.  For joint venture or direct equity investments, our Sponsor primarily relies on sales comparison method. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor prepares, our NAV per share. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

To assist our Manager in calculating our projected NAV per share in determining the Exchange Ratio, our Manager engaged an appraiser to appraise our and the Target eFunds’ commercial real estate assets. See Appendix A

Q:	How exact will the calculation of the NAV per share be?

A:	As there is no market value for our common shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our common shares as of the end of each semi-annual period (or such other period (such as in connection with the Merger) as determined by the Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. Our assets will consist principally of investments in For-Sale Housing. Our Sponsor’s internal accountants’ and asset management team’s valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually), our NAV per share may fluctuate daily, so that the NAV per share in effect for any period may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. In addition, the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. Any resulting potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:	Will I have the opportunity to redeem my common shares?

A:

Yes. Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. In order to provide our shareholders with some limited liquidity, we have adopted a redemption plan to enable shareholders to redeem their common shares in limited circumstances.

We will not solicit redemptions under this redemption plan, other than through our offering circular and any supplements or amendments thereto disclosing our NAV per share. Shareholders desiring to request redemption of their common shares must do so of their own volition and not at our behest, invitation or encouragement. Our role in effectuating redemptions under the redemption plan will solely be ministerial.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of the Information Statement included as Appendix A herein, our Manager has determined to temporarily waive certain provisions of our redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow our shareholders to redeem their shares (i) without any discount to the per share price for our common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares that are not otherwise eligible for redemption under the terms of our redemption plan. All other provisions of the redemption plan remain unchanged and our entire redemption plan can be found under “Description of Our Common Shares—Redemption Plan”. The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020. After that date, our redemption plan will revert to its pre-Merger provisions.

While shareholders should view this investment as long-term, we have adopted a redemption plan whereby, on a monthly basis, an investor may obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for ongoing liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption. Neither the Manager nor our Sponsor receives any economic benefit as a result of the discounted redemption price through year 5. Investors should note, however, that even during the Introductory Period discussed below or exceptional redemption events, the redemption plan may not be available due to our Manager’s ability to amend, suspend, or terminate the redemption plan at any time.

Pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

The calculation of the redemption price will depend, in part, on whether a shareholder requests redemption within the first eighty-nine (89) days of first acquiring the shares (the “Introductory Period”) or thereafter (the “Post-Introductory Period”).

During the Introductory Period, the per share redemption price will be equal to the purchase price of the shares being redeemed reduced by (i) the aggregate sum of distributions paid with respect to such shares, rounded down to the nearest cent and (ii) the aggregate sum of distributions, if any, declared but unpaid on the shares subject to the redemption request. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

During the Post-Introductory Period, the per share redemption price will be calculated based on a declining discount to the per share price for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Less than 90 days (Introductory Period)	100.0	%(2)(3)
90 days until 3 years	97.0	%(4)
3 years to 4 years	98.0	%(5)
4 years to 5 years	99.0	%(6)
More than 5 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.
(3)	The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.
(4)	For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.
(6)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.
(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum sixty (60) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored.  Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

While shareholders may request that we redeem their shares at any time throughout the year, in order to not be deemed to be a “publicly traded partnership” (“PTP”), which could result in the Company being taxed as a corporation and not a partnership for U.S. federal income tax purposes, we have historically complied with a regulatory safe harbor for a partnership that complies with certain restrictions on redemptions and transfers (the “PTP Safe Harbor”). To comply with that safe harbor, our plan of redemption must comply with certain requirements. In particular, all redemption requests must be made in writing and must be received no less than 60 days prior to the next effective redemption date. The plan of redemption must provide that either the redemption price is not established until at least 60 days after receipt of a redemption request by a partner or be established not more than four times during the taxable year. In addition, the sum of redemptions pursuant to our redemption plan plus any transfers outside of our redemption plan in each taxable year may not exceed 10% of our common shares (determined by disregarding certain excluded transfers). Accordingly, we may refuse to process a redemption request until a subsequent redemption date to the extent such redemption would otherwise cause us to fail this requirement. We may nonetheless permit redemptions that cause us to cease to satisfy the PTP Safe Harbor, but we currently intend to do so only if we believe that we will qualify for the Qualifying Income Exemption that would protect us from treatment as a corporation even if we were determined to be a PTP (as described in more detail under “Certain U.S. Federal Income Tax Considerations Relating to our Redemption Plan” and “Certain U.S. Federal Income Tax Considerations—Partnership Classification”).

Furthermore, any shareholder requesting redemption will also be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges. The redemption plan may be changed or suspended at any time without notice. See “Description of Our Common Shares—Redemption Plan” for more details.

Q:	What is the number and percentage of common shares that have been submitted for redemption and redeemed, respectively?

A:	As of October 15, 2020, approximately 656,479 common shares have been submitted for redemption and 100% of such redemption requests have been honored.

Q:	Are there any limits on my ability to redeem my shares?

A:

Yes, but as discussed above, some of these limits have been temporarily waived in connection with the Merger. See “Description of Our Common Shares—Redemption Plan” for more details. While we designed our redemption plan to allow shareholders to request redemptions on a monthly basis, we need to impose limitations on the size of individual redemption requests and the total amount of net redemptions per calendar quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns.

In addition, in the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered during the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed on a pro-rata basis, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, common shares will be redeemed on a pro-rata basis, if at all.

We intend to limit shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares to be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the Introductory Period or Post-Introductory Period. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit individual redemption requests to the lesser of 5,000 shares or $50,000 per each redemption request, which may affect whether the entirety of a redemption request will be considered to be in the Introductory Period or Post-Introductory Period.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding shares as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time (including during the Introductory Period) without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment. See “Description of Our Common Shares—Redemption Plan” for more details.

Q:	How will redemptions be handled in connection with the Merger?

A:

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of the Information Statement included as Appendix A herein, our Manager has determined to temporarily waive certain provisions of our redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow our shareholders to redeem their shares (i) without any discount to the per share price for our common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. . Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares that are not otherwise eligible for redemption under the terms of our redemption plan. All other provisions of the redemption plan remain unchanged and our entire redemption plan can be found under “Description of Our Common Shares—Redemption Plan”.

The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020, roughly two weeks prior to the consummation of the Merger, which we anticipate will occur on or around November 30, 2020. All redemption requests will be redeemed based on the per share price for our common shares in effect at the time of the redemption request. After November 15, 2020, our redemption plan will revert to its pre-Merger provisions.

In connection with the Merger, our NAV per share will be updated as of the effective date of the Merger, which may be different than our current NAV per share of $10.92. We expect to disclose this new projected NAV per share as of the Merger effective date in advance of the Merger effective date and before the processing of redemption requests, thereby providing shareholders who have submitted a redemption request with the opportunity to withdraw such request after being informed of the new projected NAV.

Q:	Will I still be entitled to distributions after I submit a request for redemption?

A:	Yes. You will continue to receive distributions with respect to the common shares that are subject to a redemption request between the time you make such redemption request and the effective date of the redemption. However, if you redeem your shares during the Introductory Period, those distributions will be credited against the redemption price otherwise payable to you such that your redemption price will be no greater than your original investment.

Q:	Who pays your organization and offering costs?

A:

Our Manager or its affiliates have paid and will continue to pay on our behalf all costs incurred in connection with our organization and the offering of our common shares. Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from our ongoing offerings; provided, however, our Manager has agreed to a limitation that no reimbursement may be made which, as a result of the reimbursement, would cause the net asset value to be less than $10.00 per share.  If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

As of June 30, 2020, approximately $500,000 in organizational and offering costs have been incurred by our Manager, and approximately $500,000 reimbursed to our Manager in connection with our ongoing offerings. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

Q:	What fees and expenses do you pay to your Manager or any of its affiliates?

A:

We pay our Manager a quarterly asset management fee currently equal to an annualized rate of 0.85% based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. Upon liquidation of any of our equity investments in real estate, we will reimburse our Manager for actual expenses incurred on our behalf in connection with such liquidation and we will pay our Manager up to 1.50% of the gross proceeds from such liquidation if our Manager is acting as the developer.

Our Manager, or an affiliate of the Manager, is entitled to a quarterly development fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. In addition, our Manager, or an affiliate of our Manager, will be entitled to a reimbursement for any special servicing expenses for any non-performing asset as well as acquisition and origination fees that may be paid by the joint venture with proceeds from our investment in the joint venture.

We will reimburse our Manager for the organization and offering expenses that the Manager has paid or will pay on our behalf, including expenses in connection with marketing this offering. We will also reimburse our Manager for out-of-pocket expenses in connection with the origination of our investments, although with respect to our debt investments, it is expected that those expenses will be reimbursed by the borrower. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us, including if our Manager elects to engage a real estate broker in connection with the sale of our For-Sale Housing. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. The expense reimbursements that we pay to our Manager include expenses incurred by our Sponsor in the performance of services under the shared services agreement between our Manager and our Sponsor. See “Management—Shared Services Agreement”.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:	Will you use leverage?

A:	Yes, we may use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of for-sale housing and condominium projects. Please see “Investment Objectives and Strategy” for more details.

Q:	How often will I receive distributions?

A:

We have not made any distributions to date. We do not expect to declare any distributions until the proceeds from our public offering are invested and returns, if any, have been received by us. Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What is the source of your distributions?

A:	Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the proceeds we receive from the sale of For-Sale Housing. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow, or cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q:	How will I be taxed with respect to an investment in you?

A:	Because we intend to be treated as a partnership for U.S. federal income tax purposes, any cash distributions that we make to you are not the equivalent of income for tax purposes. Distributions received generally will not be subject to tax, unless you receive a distribution of cash (including for this purpose any reduction in your share of our liabilities) in any tax year that exceeds your basis in your interest in us, in which case such excess generally will be treated as capital gain from the sale of an interest in us. However, you will be allocated a share of our items of income, gain, loss and deduction as if such items had been recognized directly by you. You will generally be required to pay tax on your share of our net income or gain in the year recognized without regard to whether we make a corresponding cash distribution. You may be allocated taxable income and gain in any year in excess of the cash distributed to you for such year, and your tax liability for a year may in certain circumstances exceed your cash distributions for such year. In such event, you will have to utilize other means to satisfy such tax liabilities. You also should review the section of this offering circular entitled “Certain U.S. Federal Income Tax Considerations” for a more complete discussion of the tax considerations relevant to an investment in us.

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares so long as our continuous offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder at the then-current purchase price either directly or through a program established by our Manager.

Q:	Are there any risks involved in owning your shares?

A:	Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. See “Risk Factors” for a description of the risks relating to an investment in our shares, and the Information Statement regarding the Merger, attached hereto as Appendix A, for those risks related to the Merger.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	a semi-annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Fundrise Platform at www.fundrise.com, via e-mail, or, upon your consent, via U.S. mail.

Q:	When will I get my detailed tax information?

A:	We will use commercially reasonable efforts to provide a Schedule K-1 to each investor by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, you should contact us by email at investments@fundrise.com.

OFFERING CIRCULAR SUMMARY

This offering circular summary highlights material information regarding our business and the Merger that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, as well as the Information Statement regarding the Merger, included as Appendix A herein.

The Merger

This offering circular provides information on our proposed merger with Fundrise National For-Sale Housing eFund, LLC (“National eFundTM”) and Fundrise For-Sale Housing eFund – Washington DC, LLC (“DC eFund” and together with National eFund, the “Target eFunds” and collectively with LA eFund the, the “eFundsTM”) in which we will be the surviving entity (the “Merger”) as well as information about us generally. We will change our name in connection with the Merger to “Fundrise eFund, LLC”.

In connection with the Merger, we will issue to the shareholders of the Target eFunds common shares based on an agreed upon exchange ratio (“Exchange Ratio”). The Exchange Ratio is based on each eFund’s projected net asset value (“NAV”) per share that will be effective as the date of the anticipated consummation of the Merger (November 30, 2020) as follows:

eFund	LA eFund Shares to be issued	NAV Per Share	Exchange Ratio
LA eFund	--		--
National eFund
DC eFund

No vote of our or the Target eFunds’ shareholders is required to approve the Merger. Pursuant to our and the Target eFunds’ operating agreements, the Merger only requires the approval of the Manager and the Independent Representative, both of which have approved the Merger.

The Information Statement regarding the Merger, attached as Appendix A to this offering circular, includes detailed information on the Merger. Among other details, the Information Statement includes (i) pro forma financial information showing the pro forma impact of the Merger on our financial statements and (ii) consolidated historical financial statements of the Target eFunds.

As discussed in more detail in the Information Statement, our and the Target eFunds’ business objectives and investment strategies are substantially identical. Furthermore, as both we and the Target eFunds have the same sponsor and are managed by the same manager, the fee and compensation structure to our Manager, risk factors, organizational documents, redemption plans and operating strategies are also substantially identical. After the Merger, the rights that the Target eFunds’ shareholders have under their organizational documents will be the same as under our organizational documents.

Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC

Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC is a Delaware limited liability company formed to invest in the acquisition of For-Sale Housing in the Los Angeles, CA MSA. Although we intend to continue to concentrate our focus on For-Sale Housing, following the Merger, we will expand to acquire property for the development of For-Sale Housing without a focus on any MSA as opportunity dictates. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes and townhomes, and condominiums in urban centers. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

Our office is located at 11 Dupont Circle NW, 9th FL, Washington, D.C. 20036. Our telephone number is (202) 584-0550. Information regarding our Company is also available on our web site at www.fundrise.com.

Recent Developments

Impact of COVID-19 on our Business

As of the date hereof, with respect to the two loans in our portfolio, both have been placed in default for failure to repay at maturity. Additionally, no current interest payments have been received during the six months ended June 30, 2020. For more information, see Plan of Operation – Our Investments.

With respect to our equity investments in single family homes and other placed in service rental real estate assets, we have collected approximately 80% of the expected rent payments on average over all of our properties during the second quarter of 2020. In addition, a small number of our borrowers and tenants have indicated that due to the impact of the COVID-19 pandemic, they will be unable to timely execute their business plans, have had to temporarily close their businesses, or have experienced other negative business consequences. As a result, they have requested temporary interest deferral or forbearance, or other modifications of their loans, or rent deferral or forbearance on their leases.

Discussions we have had with our borrowers and tenants have addressed potential near-term defensive loan or lease modifications, which could include repurposing of reserves, temporary deferrals of rent, or performance test or covenant waivers on loans collateralized by assets directly impacted by the COVID-19 pandemic.

We have not entered into any loan or lease modifications of this nature to date. We believe the principal amounts of our assets are generally adequately protected by underlying collateral value, although there is a risk that we will not realize the entire principal value of certain investments.

For more information regarding the potential impact of the COVID-19 pandemic on the various assets held by funds sponsored by Rise Companies Corp., our sponsor, including those held by the Company, please read the stress test communication to investors included as Appendix B herein. The stress test was first published as of April 3, 2020, and, as of the date of this offering circular, actual results of the various funds have exceeded the stress test scenarios presented. However, there can be no guarantee that the conditions created by the ongoing COVID-19 global pandemic, or any other future unforeseen event, will not result in greater stress on the assets than is demonstrated in the stress test.

Processing of Subscriptions

Due to the unprecedented uncertainty cause by the COVID-19 global pandemic, in an abundance of caution, commencing on April 1, 2020, each of our sponsor’s qualified eREITs and eFunds (“Fundrise Programs”), including us (and the Target eFunds), that had offering capacity available to it under Regulation A, with the exception of Fundrise Income eREIT V, LLC, Fundrise Growth eREIT VI, LLC and Fundrise Balanced eREIT, LLC, paused accepting new subscriptions from investors. With the exception of those Fundrise Programs without remaining offering capacity, all of the Fundrise Programs, including us (and the Target eFunds), resumed processing new subscriptions on May 13, 2020. During the period when the Fundrise Programs paused accepting new subscriptions, all of the individual Fundrise Program offering pages remained live and publicly reviewable on the Fundrise Platform. In accordance with the terms the offering statement related to the offering of our common shares in our continuous offering, we will continue to accept or reject investor subscriptions within 45 days of receipt.

Capital Raised

Through October 15, 2020 our ongoing offerings have raised an aggregate of approximately $42.5 million in capital pursuant to Regulation A (not including the approximately $100,000 received in private placements to our Sponsor, Rise Companies Corp., and Fundrise L.P., an affiliate of our Sponsor). In the 12-month period prior to October 15, 2020, we had settled subscriptions for approximately $275,000. We are continuing to offer up to $47,219,452 in our common shares, which represents the value of the shares available to be offered out of the rolling 12-month maximum offering of $50 million in our shares after giving effect to the shares issued in the Merger.

Assets Acquired

See “Plan of Operation—Our Investments” for a detailed summary of our assets.

Net Asset Value as of June 30, 2020 and November 30, 2020

As of June 30, 2020, our NAV per common share was $10.92. As of November 30, 2020, the anticipated effective date of the Merger, we anticipate that our NAV per common share will be $_____.

Share Redemption Plan Status

Given the unprecedented level of disruption and ongoing uncertainty caused by the global coronavirus (COVID-19) pandemic, effective as of March 31, 2020, our Manager, in an effort to protect the interests of all of our existing shareholders, determined to suspend the processing and payment of redemptions under our redemption plan (and the Target eFunds’) until further notice. We have resumed the processing and payment of redemptions under our redemption plan (and the Target eFunds’) as of June 30, 2020.

During the quarter ended September 30, 2020, we redeemed approximately 67,000 common shares pursuant to our share redemption plan.

Investment Strategy

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes, and condominiums in urban centers. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, the for-sale housing sector is only recently recovered from the 2008 Recession. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

For debt investments, our Manager directly structures, underwrites and originates many of the debt products in which we invest, as doing so provides for the best opportunity to manage our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our Sponsor, involves comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment for projects (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

We expect to selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of For-Sale Housing assets. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities, or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Investment Objectives

Our primary investment objectives are:

•	to realize growth in the value of our investments approximately five to seven years from the one-year anniversary of the commencement of the initial offering (May 10, 2018);

•	to develop and sell homes, townhomes and condominiums for sale at a healthy profit margin;

•	to pay attractive cash distributions as cash becomes available through the sale of our assets;

•	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five to seven years from the one-year anniversary of the commencement of the initial offering (May 10, 2018), or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

•	to preserve, protect and return your capital contribution.

We also seek to realize growth in the value of our investments by timing their sale to maximize value. However, there is no assurance that our investment objectives will be met.

Market Opportunities

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by millennials and baby boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, and newly renovated homes and townhomes. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, COVID-19 is transforming consumer habits with an acute potential to increase demand for single family homes with more internal space and backyards, especially as compared to small apartments where many people have been sheltering in place. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, provides opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

Our Manager

Fundrise Advisors, LLC, our Manager, manages our day-to-day operations. Our Manager is an investment adviser registered with the SEC and a wholly-owned subsidiary of our Sponsor. Registration with the SEC does not imply a certain level of skill or training. A team of real estate and debt finance professionals, acting through our Manager, makes all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Rise Companies Corp., our Sponsor, is able to exercise significant control over our business.

About the Fundrise Platform

We are also an affiliate of Fundrise, LLC, the owner and operator of the Fundrise Platform, an online financial platform focused on real estate, which may be found on the website: www.fundrise.com. Fundrise, LLC is a wholly-owned subsidiary of Rise Companies Corp., our Sponsor.

Benjamin S. Miller, the co-founder and Chief Executive Officer of Rise Companies Corp. is responsible for overseeing the day-to-day operations of Rise Companies Corp. and its affiliates, including Fundrise, LLC.

Our Structure

The chart below shows the relationship among various Rise Companies Corp. affiliates and our Company as of the date of this offering circular.

*       As we raise sufficient proceeds to acquire investments, we may obtain a related party loan from, or issue a participation interest to, an affiliate. See “Plan of Operation – Related Party Loans”.

**    Pursuant to our operating agreement, the Manager receives an asset management fee, servicing/property management and reimbursement for special servicing expenses. See “Management Compensation”.

Management Compensation

Our Manager and its affiliates receive fees and expense reimbursements for services relating to our continuous offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares pursuant to our continuous offering. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Continuous Offering Stage

Reimbursement of Organization and Offering Expenses — Manager (1)	Our Manager pays organization and offering expenses on our behalf in connection with our continuous offering. We reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf.	In connection with our continuous offering, our organization and offering expenses incurred by the Manager as of June 30, 2020 were approximately $500,000.

Acquisition and Development Stage

Acquisition / Origination Fee — Sponsor or its Affiliate (2)	Up to 2.00% of any amounts funded by us, our Sponsor or affiliates of our Sponsor to acquire or originate real estate properties, excluding any acquisition and origination expenses and any debt attributable to such investments. To the extent we invest in commercial real estate loans, the borrower pays up to 2.0% of the amount funded by us, our Sponsor or affiliates of our Sponsor to acquire or originate such commercial real estate loans. We are not entitled to these fees.

Paid by the co-investors, joint-venture, borrower or property holding entity at closing.

Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments we may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee — Manager (3)	Quarterly asset management fee equal to an annualized rate of 0.85%, based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. Our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

(1)        We have and will continue to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after such date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from our continuous offering; provided, however, no reimbursement will be made which, as a result of the reimbursement, would cause the net asset value to be less than $10.00 per share. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

(2)         The acquisition/origination fee paid to our Sponsor by the joint venture, co-investors, borrowers or property holding entity, is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan.

(3)         Our Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the operating agreement. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines.

As part of its mission to drive down the overall costs regarding the construction, real estate development, special servicing, and sale of assets, the Manager intends to perform some or all of these functions in house in-lieu of outsourcing to a third-party consultant. In the event that the Manager performs these tasks, it shall be entitled to receive compensation as described below, which the Manager believes is at or below the cost that would be incurred by retaining an independent third-party. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Reimbursement of Other Operating Expenses — Manager	We reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we pay to our Manager also include expenses incurred by our Sponsor in the performance of services under the shared services agreement between our Manager and our Sponsor, including any increases in insurance attributable to the management or operation of our Company.

Construction and Development Fee - Manager or Other Party	A construction oversight and development management fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development management fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.	Actual amounts are dependent upon the development costs of the individual for-sale housing projects; we cannot determine these amounts at the present time.

Reimbursement of Special Servicing Expenses – Manager or Other Party	We reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – Manager or Other Party	We reimburse our Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate, and we will pay up to 1.50% of the gross proceeds from such sale if our Manager is acting as the real estate developer. Whether to liquidate an equity investment in real estate is in the sole discretion of our Manager.	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

Summary of Risk Factors

Owning our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 31, which contains a detailed discussion of the material risks. Risks related specifically to the Merger are discussed in the Information Statement regarding the Merger, included herein as Appendix A.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

•	The asset management fee paid to our Manager is based on our NAV, which is calculated by our Sponsor’s internal accountants and asset management team. Our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. In addition, if our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio.

•	In the ordinary course of their business, our Manager and its affiliates may engage in activities in which their interests or the interests of other clients conflict with or are adverse to our interests. In addition, such clients may utilize the services of the Manager or its affiliates for which they will pay fees and expenses which will not be shared with us.

•	Our Sponsor has previously organized, as of the date of this offering circular, the following programs:

•	Fundrise Real Estate Investment Trust, LLC (the “Income eREIT®”), Fundrise Income eREIT II, LLC (the “Income eREIT® II”), Fundrise Income eREIT III, LLC (the “Income eREIT® III”), Fundrise Income eREIT 2019, LLC (the “Income eREIT® 2019”), and Fundrise Income eREIT V, LLC (the “Income eREIT® V”), which were formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	Fundrise Equity REIT, LLC (the “Growth eREIT®”), Fundrise Growth eREIT II, LLC (the “Growth eREIT® II”), Fundrise Growth eREIT III, LLC, (the “Growth eREIT® III”), Fundrise Growth eREIT 2019, LLC (the “Growth eREIT® 2019”), Fundrise Growth eREIT V, LLC (the “Growth eREIT® V”), and Fundrise Growth eREIT VI, LLC (the “Growth eREIT® VI”), which were formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	Fundrise Balanced eREIT, LLC (the “Balanced eREIT® I”) and Fundrise eREIT XIV, LLC (f/k/a Fundrise Income eREIT VI, LLC) (the “eREIT® XIV”), which were formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties and development projects, as well as commercial real estate loans and commercial real estate debt securities;

•	Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREIT®”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•	Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREIT®”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREIT®”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

•	The DC eFundTM, which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area;

•	The National eFundTM, which was formed to acquire property for the development of for-sale housing in the metropolitan statistical areas in which our sponsor is not currently sponsoring another regionally or locally focused eFundTM, or to otherwise acquire assets that other eFundsTM are not currently focused on; and,

•	Fundrise Opportunity Fund, LP, which is a private placement that was formed to acquire properties located in “qualified opportunity zones” as designated under the Tax Cuts and Jobs Act (“TCJA”).

While for-sale housing projects are not generally suitable investments for the eREITs®, additional Fundrise Platform investment opportunities may have investment criteria that compete with us.

•	Our Sponsor’s real estate and debt finance professionals acting on behalf of our Manager have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved.

•	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

•	Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

•	At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our Sponsor’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our Sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

•	Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities.

•	As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

Historical NAV

Below is the NAV per common share, as determined in accordance with our valuation policies, from the first date it was calculated December 31, 2018. Linked in the table is the relevant Form 1-U detailing the NAV evaluation method, incorporated by reference herein.

Date	NAV Per Share	Link
December 31, 2018	$10.34	Form 1-U
June 30, 2019	$10.44	Form 1-U
December 31, 2019	$10.74	Form 1-U
June 30, 2020	$10.92	Form 1-U
Projected NAV at Merger Effective Date*	$11.44	Form 1-U1

Distributions

We have not made any distributions since our inception. We do not expect to declare any distributions until the proceeds from our continuous offering are invested and returns, if any, have been received by us. In addition, as we expect primarily to invest in the acquisition of property for the development of For-Sale Housing or in properties that have significant capital requirements, these properties may not immediately generate cash flow from sale. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the sale proceeds from our acquired and developed properties. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow, cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing.

Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

1 NTD: Anticipate that this 1-U will not be filed until 11/30/2020, and therefore will not be linked at the time of qualification but rather when offering circular is filed.

Borrowing Policy

We may employ conservative levels of borrowing in order to provide additional funds to support our investment activities, although, as of June 30, 2020, we had approximately $2.0 million of outstanding debt from our Sponsor. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of property for the development and sale of For-Sale Housing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Valuation Policies

Our operating agreement provides that at the end of each semi-annual period (or such other period (such as in connection with the Merger) as determined by the Manager in its sole discretion, but no less frequently than annually), our Sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our Sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. For joint venture or direct equity investments, our Sponsor primarily relies on sales comparison method.

Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per share.

As there is no market value for our common shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our common shares on a semi-annual basis (or such other periodic basis as determined by our Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. However, our assets consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Sponsor’s internal asset management team or internal accountants, as the case may be, are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given period, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. The determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. As a result, the calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Share Price Adjustments

As of the date of this offering circular our continuous offering’s per share purchase price is equal to $11.44 per share. Thereafter, the per share purchase price for our common shares will be adjusted by our Manager at the beginning of each semi-annual period (or as soon as commercially reasonable thereafter). Our Manager has initially determined to adjust the per share purchase price in our offerings semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) NAV per share, in each case prior to giving effect to any share purchases or redemptions to be effected on such day. Investors will pay the most recent publicly announced purchase price as of the date of their subscription.

We file with the SEC on a periodic basis an offering circular supplement disclosing the determination of our NAV per share that will be applicable for such period (a “pricing supplement”). We file the pricing supplement at the end of such period. We also post that period’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform also contains this offering circular, including any supplements and amendments. We disclose, on a periodic basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to filing of the pricing supplement disclosing our NAV adjustment will be executed at the purchase price in effect at the time such subscription is received. This, even if settlement occurs in the following semi-annual period, the purchase price for the shares will be the price in effect at the time the subscription was received. See “Description of Our Common Shares—Share Price Adjustments” for more details.

Redemption Plan

Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. In order to provide our shareholders with some limited liquidity, we have adopted a redemption plan to enable shareholders to redeem their common shares in limited circumstances.

We will not solicit redemptions under this redemption plan, other than through our offering circular and any supplements or amendments thereto disclosing our NAV per share. Shareholders desiring to request redemption of their common shares must do so of their own volition and not at our behest, invitation or encouragement. Our role in effectuating redemptions under the redemption plan will solely be ministerial.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of the Information Statement included as Appendix A herein, our Manager has determined to temporarily waive certain provisions of our redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow our shareholders to redeem their shares (i) without any discount to the per share price for our common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares that are not otherwise eligible for redemption under the terms of our redemption plan. All other provisions of the redemption plan remain unchanged and our entire redemption plan can be found under “Description of Our Common Shares—Redemption Plan”. The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020. After that date, our redemption plan will revert to its pre-Merger provisions.

While shareholders should view this investment as long-term, we have adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for ongoing liquidity in the event shareholders need it. Investors should note, however, that even during the Introductory Period, the redemption plan may not be available due to our Manager’s ability to amend, suspend, or terminate the redemption plan at any time.

Pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 common shares or $50,000 worth of common shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

The calculation of the redemption price will depend, in part, on whether a shareholder requests redemption within the Introductory Period or the Post-Introductory Period.

During the Introductory Period, the per share redemption price will be equal to the purchase price of the shares being redeemed reduced by (i) the aggregate sum of distributions paid with respect to such shares, rounded down to the nearest cent and (ii) the aggregate sum of distributions, if any, declared but unpaid on the shares subject to the redemption request. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

During the Post-Introductory Period, the per share redemption price will be calculated based on a declining discount to the per share price for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price) (1)
Less than 90 days (Introductory Period)	100.0	%(2)(3)
90 days until 3 years	97.0	%(4)
3 years to 4 years	98.0	%(5)
4 years to 5 years	99.0	%(6)
More than 5 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.

(3)	The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4)	For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.

(6)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.

(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum sixty (60) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

Redemption of our common shares may be requested at any time upon written request to us at least sixty (60) days prior to the redemption date; provided, however, written requests for common shares to be redeemed during the Introductory Period must be delivered to our Manager prior to the end of such shareholder's Introductory Period. Our Manager intends to provide notice of redemption by the end of the first month following the sixtieth (60th) day after the submission of the redemption request, with an effective redemption date no earlier than the sixtieth (60th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Shareholders may withdraw their redemption request at any time prior to the redemption date.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered in the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions being processed pro-rata, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, common shares will be redeemed on a pro-rata basis, if at all.

We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the Introductory Period or Post-Introductory Period. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit individual redemption requests to the lesser of 5,000 shares or $50,000 per each redemption request, which may affect whether the entirety of a redemption request will be considered to be in the Introductory Period or Post-Introductory Period.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding shares as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the publicly traded partnership Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment.

Investors should note that due to the uncertainty caused by the global coronavirus (COVID-19), with respect to 16 of the sponsor’s 19 programs qualified under Regulation A (including ours and the Target eFunds’), our Manager had previously determined to suspend the processing and payment of redemptions under the redemption plans. Effective as of June 30, 2020, our Manager determined to resume the processing and payment of redemptions under our redemption plan as well as the processing and payment of redemptions under the redemption plans of each of the sponsor’s other programs (including the Target eFunds) that had been previously suspended as of March 31, 2020.  As of June 30, 2020, all 19 of our sponsor’s programs with redemption plans had resumed the processing and payment of redemptions.

Please refer to the section entitled “Description of Our Common Shares—Redemption Plan” for more information.

Certain U.S. Federal Income Tax Considerations Relating to our Redemption Plan

Subject to the discussion set forth in the next paragraph, an entity that is treated as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax at the entity level. Instead, each partner is generally required to take into account its allocable share of income, gain, loss, and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest. Investors will become members of Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC, which is intended to be treated as a partnership for U.S. federal income tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (or PTP) under Section 7704 of the Code and the Treasury Regulations thereunder. Absent compliance with a regulatory “safe harbor”, also referred to herein as the PTP Safe Harbor, our redemption plan could cause us to be a PTP under Section 7704 of the Code. We have designed the provisions of our operating agreement and redemption plan to, and have historically intended to, meet this safe harbor.

The PTP Safe Harbor requires that the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than certain excluded transfers) does not exceed two percent (2.0%) of the total interests in partnership capital or profits. For purposes of this test, certain redemptions (that would not otherwise be excluded transfers) will be disregarded if the plan of redemption meets certain requirements—

(i)	The redemption plan provides that redemptions cannot occur until at least sixty calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption right;

(ii)	Either—

a.	The redemption plan requires that the redemption price not be established until at least sixty calendar days after receipt of such notification by the partnership; or

b.	The redemption price is established not more than four times during the partnership’s taxable year; and

(iii)	The sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed ten percent of the total interests in partnership capital or profits (excluding for this purpose excluded transfers).

There is also an exception to taxation as a corporation, referred to as the “Qualifying Income Exemption”, if at least 90% of a PTP’s gross income for every taxable year consists of “qualifying income” under the Code and the PTP is not required to register under the Investment Company Act of 1940. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. Qualifying income does not generally include fees paid in respect of services.

We have historically intended to rely on the PTP Safe Harbor, rather than the Qualifying Income Exemption, to avoid being taxed as a corporation under the PTP rules. However, we plan to relax certain limitations on redemptions in connection with the Merger in a manner that will likely cause us to not satisfy the PTP Safe Harbor for the taxable year that includes the Merger. Although the resulting redemptions may cause us to fail to meet the PTP Safe Harbor for the taxable year that includes the Merger, we believe that, based on the composition of our income, the Qualifying Income Exemption would allow us to avoid taxation as a corporation if we were classified as a PTP. If we determined that we should be able to continue to comply with the Qualifying Income Exemption, we may abandon compliance with the PTP Safe Harbor in future years.

See the discussion below under “Certain U.S. Federal Income Tax Considerations—Partnership Classification” for further detail with respect to our intended compliance with the PTP Safe Harbor or Qualifying Income Exemption and our intended classification as a partnership, and not a PTP taxable as a corporation, for U.S. federal income tax purposes and related risks.

Tax Reporting Considerations

An investment in us involves complex U.S. federal, state, and local and non-U.S. income tax considerations that differ for each shareholder. For each Company taxable year, we are required to furnish each shareholder with a Schedule K-1 that sets forth such shareholder's allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, may cause a shareholder's income tax returns to become more complicated, and may involve the engagement by a shareholder of a tax professional to assist in the preparation of such income tax returns. See "Risk Factors—Tax Risks—General Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.

Re-investment Policies

While we may decide to reinvest sale proceeds in additional For-Sale Housing opportunities, we expect to use all proceeds from the sale of our For-Sale Housing, other than amounts needed for reserves and operating expenses, to fund distributions.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our shareholders within approximately five to seven years from the one-year anniversary of the commencement of the initial offering (May 10, 2018). While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights”.

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our Company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our Company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to continue to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities”, among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will continue to hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from our continuous offering (after paying or reimbursing organization and offering expenses) for the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

We monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us. Note: the use of the term “controlled subsidiary” is not intended to conform with GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. In reliance on published SEC staff guidance, we treat as “qualifying real estate interests fee interests” in real estate, mortgage loans fully secured by real estate, certain mezzanine loans and certain B-Notes. Commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt) will be treated as “real estate-related assets”.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations”.

RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular, including the Information Statement regarding the Merger, attached hereto as Appendix A. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information”.

Risks Related to the Merger

The risk factors specific to the Merger are described in the Information Statement regarding the Merger, included hereto as Appendix A.

Risks Related to an Investment in Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC

We have a limited prior operating history, and the prior performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor may not predict our future results.

We have a limited operating history. You should not assume that our performance will be similar to the past performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, our Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares —Redemption Plan”. Therefore, it will be difficult for you to redeem and/or sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from our offerings in an interest-bearing account or invest the proceeds in short-term, highly liquid or other authorized investments. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including, borrowings, or sales of assets. Until the proceeds from our continuous offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from our offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets, deteriorating economic conditions or public health crises could adversely impact the commercial real estate market as well as the market for equity-related and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets.. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business has been and could continue to be harmed by the economic slowdown and downturn in real estate asset values, property sales and the home mortgage market. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can reduce volumes for many of our business lines. These economic conditions have resulted in and could continue to result in a general decline in acquisition and disposition, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from property management fees and brokerage commissions derived from property sales and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions have led and could continue to lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.

During an economic downturn or public health crisis, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened.

These negative general economic conditions could continue to reduce the overall amount of sale activity in the For-Sale Housing industry, and hence the demand for our services. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries. Our revenues and profitability depend on the overall demand for our services from our clients. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices will eventually translate to greater market activity, the current overall reduction in sales transaction volume continues to materially and adversely impact our business.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit agreement, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager’s real estate and debt finance professionals, including Mr. Benjamin S. Miller, its Co-Founder and Chief Executive Officer, to identify suitable investments. Our sponsor and other Fundrise entities also rely on Mr. Miller for investment opportunities. To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as are the sale and resale markets for such properties. The more shares we sell, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Fundrise sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Fundrise, L.P., an affiliate of our Sponsor, and our Sponsor have invested an aggregate of only $100,000 in us through the purchase of 10,000 of our common shares at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our Sponsor for our organization and offering expenses, our Sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we are limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

Under Regulation A, we are only allowed to raise up to $50 million in any 12-month period (although we may raise capital in other ways). We expect the size of the investments that we make to be between $0.5 million to $2.0 million per asset. As a result, the amount of proceeds we raise may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offerings. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our Sponsor’s financial health or our relationship with our Sponsor or its affiliates could hinder our operating performance and the return on your investment.

Our Manager manages our operations and our portfolio of commercial real estate loans, commercial real estate equity investments and other select real estate-related assets. Our Manager has no employees, and utilizes our Sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Sponsor and its affiliates as well as our Sponsor’s real estate and debt finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Sponsor’s financial condition or our relationship with our Sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Fundrise Platform, which makes an investment in us more speculative.

We conduct our continuous offering primarily through the Fundrise Platform, which is owned by Fundrise, LLC. Only a limited number of real estate investment opportunities have been offered through the Fundrise Platform prior to our continuous offering. Our sponsor has sponsored other real estate investment opportunities under other formats prior to our continuous offering, but this is the first non-REIT diversified real estate investment vehicle that will not hold its assets for long-term investment being offered through the Fundrise Platform. The success of our continuous offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Fundrise Platform. If we are not successful in selling our shares through the Fundrise Platform, our ability to raise proceeds through our offerings will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders within approximately five to seven years from the one-year anniversary of the commencement of our initial offering (May 10, 2018), our operating agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five to seven years from the one-year anniversary of the commencement of our initial offering (May 10, 2018). If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and U.S. federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Fundrise Platform. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Fundrise Platform.

Competition could result in reduced volumes, reduced fees or the failure of the Fundrise Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we and the Fundrise Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Fundrise Platform are unable to compete with such companies and meet the need for innovation, the demand for the Fundrise Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans and equity investments may be adversely affected.

We and the Fundrise Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and equity investments, processing of subscriptions under this offering and distributions to our shareholders. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Fundrise Platform also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services”. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Fundrise Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Benjamin S. Miller of our parent company and Sponsor, Rise Companies Corp., who is the Chief Executive Officer of our Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Benjamin S. Miller or other executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Employee misconduct and unsubstantiated allegations against us and misconduct by employees of our Sponsor could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors are of critical importance. If an employee of our Sponsor or its affiliates were to engage in illegal or suspicious activities, or if unsubstantiated allegations are made against us or our Sponsor by such employees, shareholders or others, our Sponsor and we may suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities or allegations), financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. Our business often requires that we deal with confidential information. If employees of our Sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

It is not always possible to deter employee misconduct, and the precautions our Sponsor takes to detect and prevent this activity may not be effective in all cases. Misconduct by our Sponsor’s employees, or even unsubstantiated allegations of misconduct, could subject our Sponsor and us to regulatory sanctions and result in an adverse effect on our reputation and our business.  See “Management—Recent Developments Regarding our Manager’s Executive Officers”.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

Our continuous offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our continuous offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are currently being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”.  Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have, where the investor base is typically composed of “accredited investors”.

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors”, which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50 million in our offerings. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to our Sponsor and the Fundrise Platform

Our Sponsor is a development stage company with limited operating history and no profits to date. As a company in the early stages of development, our Sponsor faces increased risks, uncertainties, expenses and difficulties.

In order for us to be successful, the volume of investments and financings originated through the Fundrise Platform will need to increase, which will require our Sponsor to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the Fundrise Platform. The Fundrise Platform is dependent upon the website to maintain current listings and transactions in real estate-related assets. Our Sponsor also expects to constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Fundrise Platform. If our business grows substantially, our Sponsor may need to make significant new investments in personnel and infrastructure to support that growth. If our Sponsor is unable to increase the capacity of the Fundrise Platform and maintain the necessary infrastructure, or if our Sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of the Fundrise Platform or other disruptions to our business and operations.

Our sponsor will need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.

Prior to January 2017, our Sponsor had funded substantially all of its operations with proceeds from private financings from individual investors. On January 31, 2017, our Sponsor began an initial offering of shares of its class B common stock to the public. As of June 30, 2020, our Sponsor had raised approximately $66.9 million through such equity offering. To continue the development of the Fundrise Platform, our Sponsor will require substantial additional funds. To meet such financing requirements in the future, our Sponsor may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our Sponsor’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If our Sponsor is unable to obtain additional funds for the operation of the Fundrise Platform, it may be forced to reduce or terminate its operations, which may adversely affect our business and results of operations.

Our sponsor is currently incurring net losses and expects to continue incurring net losses in the future.

Our Sponsor is currently incurring net losses and expects to continue incurring net losses in the future. Its failure to become profitable could impair the operations of the Fundrise Platform by limiting its access to working capital to operate the Fundrise Platform. In addition, our Sponsor expects its operating expenses to increase in the future as it expands its operations. If our Sponsor’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, our Sponsor may never become profitable. In future periods, our Sponsor may not have any revenue growth, or its revenue could decline.

If our Sponsor were to enter bankruptcy proceedings, the operation of the Fundrise Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If our Sponsor were to enter bankruptcy proceedings or cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in our Sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Fundrise Platform may store investors’ bank information and other personally-identifiable sensitive data. The Fundrise Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Symantec Corporation. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Fundrise Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and our partner real estate operators to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in the potential loss of investors and adverse effect on the value of your investment in us.

Any significant disruption in service on the Fundrise Platform or in its computer systems could reduce the attractiveness of the Fundrise Platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Fundrise Platform’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our Sponsor’s technology and its underlying hosting services infrastructure are critical to our Sponsor’s operations, level of customer service, reputation and ability to attract new users and retain existing users. Our Sponsor’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). Our Sponsor also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Fundrise Platform will be uninterrupted, error-free or secure. Our Sponsor’s operations depend on the Hosting Provider’s ability to protect its and our Sponsor’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our Sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, our Sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our Sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, our Sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, our Sponsor’s relationships with users of the Fundrise Platform and our Sponsor’s reputation. Additionally, in the event of damage or interruption, our Sponsor’s insurance policies may not adequately compensate our Sponsor for any losses that we may incur. Our Sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our Sponsor’s brand and reputation, divert our Sponsor’s employees’ attention, and cause users to abandon the Fundrise Platform.

We do not own the Fundrise name, but were granted a license by our Sponsor to use the Fundrise name. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with our Sponsor, pursuant to which our Sponsor has granted us a non-exclusive, royalty-free license to use the name “Fundrise”. Under this agreement, we have a right to use the “Fundrise” name as long as our Manager continues to manage us. Our Sponsor has retained the right to continue using the “Fundrise” name. Our Sponsor is not precluded from licensing or transferring the ownership of the “Fundrise” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our Sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Fundrise” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Compliance and Regulation

We intend to continue to offer our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or acquire property for the development and sale of For-Sale Housing, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for our continuous offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11 .

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from our continuous offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate interests and at least 80% of the entity’s assets consist of qualifying real estate interests or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Fundrise Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire property for the development and sale of For-Sale Housing and our ability to invest in other commercial or residential properties, real estate-related debt or other real estate-related assets. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Fundrise Platform.

Laws intended to prohibit money laundering may require Fundrise to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Fundrise or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We do not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our Manager’s executive officers, including our Manager’s Chief Executive Officer, Benjamin S. Miller, are principals in the Manager’s parent company, Rise Companies Corp., which provides asset management and other services to our Manager and us. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy and certain conflicts, including the Merger, will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

Our Manager faces a conflict of interest because the asset management fee it receives for services performed for us is based on our NAV, which employees of our Sponsor, the parent company of our Manager, are ultimately responsible for determining.

Our Manager, a wholly-owned subsidiary of our Sponsor, is paid an asset management fee that is based on our NAV as calculated by our Sponsor’s internal accountants and asset management team. The calculation of our NAV involves certain subjective judgments with respect to estimating, for example, the value of our commercial real estate assets and investments and accruals of our operating revenues and expenses, and therefore, our NAV may not correspond to the realizable value upon a sale of those assets. Because the calculation of NAV involves subjective judgment, there can be no assurance that the estimates used by our Sponsor’s internal accountants and asset management team to calculate our NAV, or the resulting NAV, will be identical to the estimates that would be used, or the NAV that would be calculated, by an independent consultant. In addition, our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than price paid pursuant to a redemption.

The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by Benjamin Miller, who is a principal in our Sponsor and who participates, or expects to participate, directly or indirectly in other offerings by our Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to our continuous offering, primarily through the Fundrise Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	the Manager, the principals and/or its other affiliates are not required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Accordingly, we and our shareholders only have recourse and are able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By receiving our common shares in the Merger, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Risks Related to Our Investments

Our real estate and real estate-related assets are subject to the risks typically associated with real estate.

Our real estate and real estate-related assets are subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19);

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective purchasers;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

In addition, our commercial real estate loans and other debt-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities may be similarly affected by real estate property values.

These factors may have a material adverse effect on the value that we can realize from our assets.

A concentration of our investments in property for the development and sale of For-Sale Housing may leave our profitability particularly vulnerable to a downturn in the economy or a slowdown in consumer spending.

Our property portfolio is comprised primarily of property for the development and sale of For-Sale Housing. As a result, we are subject to risks inherent in investments in these types of properties. The potential effects on our revenue and profits resulting from a downturn in the economy or a slowdown in consumer spending could be more pronounced than if we had more fully diversified our investments. In particular, because we do not expect to have significant revenues and operating cash flow until we begin to sell our For-Sale Housing, we may not make distributions for a significant period of time following your investment. In addition, such distributions may not be consistent period to period as we expect that our sales proceeds will serve as the most significant source of our distributions.

We may not be able to rebuild our existing properties to their existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.

Home prices and sales activities in the Los Angeles, CA MSA will have a large impact on our results of operations because a significant portion of the properties we own is in this market.

A significant portion of the properties we own for the development and sale of For-Sale Housing is in the Los Angeles, CA MSA; consequently, home prices and sales activities in the Los Angeles, CA MSA market will have a large impact on our results of operations. Although demand in this area historically has been strong, the historical slowdowns in residential real estate demand and constraints on obtaining consumer mortgage financing may reduce the likelihood of consumers seeking to purchase new homes. Any deterioration of market or general economic conditions in the Los Angeles, CA MSA may cause prospective buyers of new homes and condominium units in this region to be less willing or able to buy our For-Sale Housing, or cause us to take longer or incur more costs in order to build our For-Sale Housing. We may not be able to recapture increased costs by raising prices if market conditions in the Los Angeles, CA MSA deteriorate or if we fix our prices in advance of delivery by signing home or condominium unit sales contracts. We may be unable to change the mix of the new homes and condominium units we offer or the affordability of our For-Sale Housing to maintain our margins or satisfactorily address changing market conditions in other ways. Our limited geographic diversity means that adverse general economic or other conditions in the Los Angeles, CA MSA could negatively impact our business, results of operations and financial condition, which could limit our ability to make distributions and lower the overall return on your investment.

The homebuilding recovery has continued its progression at a slow and steady pace; however, a downturn in the recovery or decline in economic conditions could adversely affect our operations.

In 2015 and 2016, the market experienced a steadily improving housing market. However, demand for new homes is sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, the availability of financing and interest rate levels. We cannot predict whether the recovery in the housing market will continue. If the recovery were to slow or stop, or economic conditions were to worsen, the resulting decline in demand for new homes would negatively impact our business, results of operations and financial condition.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing costs of property, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes. In an inflationary environment, depending on homebuilding industry and other economic conditions, we may be precluded from raising home prices enough to keep up with the rate of inflation, which would reduce our profit margins. Although the rate of inflation has been low for the last several years, there has recently been increases in the prices of labor and materials above the general inflation rate.

Homebuilding and for-sale housing are very competitive industries, and competitive conditions could adversely affect our business or financial results.

The homebuilding industry is highly competitive. Homebuilders compete not only for homebuyers, but also for desirable property, financing, raw materials, skilled management and labor resources. We compete in each of our markets with numerous national, regional and local homebuilders. We also compete with sellers of existing homes, including foreclosed homes, and with rental housing. These competitive conditions can reduce the number of homes we deliver, negatively impact our selling prices, reduce our profit margins, and cause impairments in the value of our inventory or other assets. Competition can also affect our ability to acquire suitable property, raw materials and skilled labor at acceptable prices or other terms.

We may be subject to significant potential liabilities as a result of warranty and liability claims made against us.

As a developer of new homes, we are subject in the ordinary course of our business to warranty and construction defect claims. We are also subject to claims for injuries that occur in the course of construction activities. We record warranty and other reserves for the homes we sell based on historical experience in our markets and our judgment of the qualitative risks associated with the types of homes we build. We have, and many of our subcontractors have, general liability, property, workers compensation and other business insurance. These insurance policies are intended to protect us against a portion of our risk of loss from claims, subject to certain self-insured retentions, deductibles and other coverage limits. However, it is possible that this insurance will not be adequate to address all warranty, construction defect and liability claims to which we are subject. Additionally, the coverage offered and the availability of general liability insurance for construction defects are currently limited and policies that can be obtained are costly and often include exclusions based upon past losses those insurers suffered as a result of use of defective products in homes. As a result, an increasing number of subcontractors may be unable to obtain insurance, and we have to waive our customary insurance requirements, which increases our and our insurers’ exposure to claims and increases the possibility that our insurance will not be adequate to protect us for all the costs we incur.

Products supplied to us and work done by subcontractors can expose us to risks that could adversely affect our business.

We rely on subcontractors to perform the actual construction of our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, in some cases, subcontractors may use improper construction processes or defective materials. Defective products widely used by the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations may be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers.

We also can suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving things that are not within our control. When we learn about possibly improper practices by subcontractors, we try to cause the subcontractors to discontinue them. However, we are not always able to do that, and even when we can, it may not avoid claims against us relating to what the subcontractors already did.

Supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries.

Increased costs or shortages of skilled labor and/or lumber, framing, concrete, steel and other building materials could cause increases in construction costs and construction delays. We generally are unable to pass on increases in construction costs to customers who have already entered into purchase contracts, as those contracts generally fix the price of the homes at the time the contracts are signed, which may be well in advance of the construction of the homes. Sustained increases in construction costs may, over time, erode our margins, particularly if pricing competition restricts our ability to pass additional costs of materials and labor on to homebuyers.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We may enter into joint ventures to acquire and develop properties and other assets, to manage our risk profile and to leverage our capital base. We may also purchase and develop properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that disputes between us and our co-venturer or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment. In addition, in certain circumstances, joint venture participants, including ourselves, may be required to provide guarantees of obligations relating to the joint ventures, such as completion and environmental guarantees. If any future joint venture partner does not perform its obligations, we may be required to bear more than our proportional share of the cost of fulfilling them. For example, we and the other venturers may assume certain obligations to complete construction of buildings at agreed upon costs, which could make us and the other venture participants responsible for cost overruns. Although all the participants in a venture are normally responsible for sharing the costs of fulfilling obligations of that type, if some of the venture participants are unable or unwilling to meet their share of the obligations, we may be held responsible for some or all of the defaulted payments.

If our homebuyers are not able to obtain suitable financing, that would reduce demand for our homes and our home sales revenues.

Most purchasers of our homes obtain mortgage loans to finance a substantial portion of the purchase price of the homes they purchase. The uncertainties in the mortgage markets, including the recent tightening of credit standards and increased government regulation, could adversely affect the ability of potential homebuyers to obtain financing for home purchases, thus preventing them from purchasing our homes. Changes made by Fannie Mae, Freddie Mac and FHA/VA to sponsored mortgage programs, as well as changes made by private mortgage insurance companies, have reduced the ability of many potential homebuyers to qualify for mortgages. Principal among these have been tighter lending standards such as higher income requirements, larger required down payments, increased reserves and higher required credit scores. In addition, there continues to be uncertainty regarding the future of Fannie Mae and Freddie Mac, including proposals that they reduce or terminate their role as the principal sources of liquidity in the secondary market for mortgage loans. It is not clear how, if Fannie Mae and Freddie Mac were to curtail their secondary market mortgage loan purchases, the liquidity they provide would be replaced. There is a substantial possibility that substituting an alternate source of liquidity would increase mortgage interest rates, which would increase the buyer's effective cost of the homes we sell, and therefore could reduce demand for our homes and adversely affect our results of operations.

Our success depends on our ability to acquire property suitable for residential homebuilding at reasonable prices, in accordance with our property investment criteria.

There is strong competition among homebuilders for property that is suitable for residential development. The future availability of finished and partially finished developed lots and undeveloped property that meet our internal criteria depends on a number of factors outside our control, including property availability in general, competition with other homebuilders and property buyers for desirable property, inflation in property prices, zoning, allowable housing density, and other regulatory requirements. Should suitable lots or property become less available, the number of homes we could build and sell could be reduced, and the cost of property could be increased, perhaps substantially, which could adversely impact our results of operations.

Changing market conditions, especially in the greater metropolitan areas may adversely impact our ability to sell new homes or condominium units at expected prices, or at all, which could hinder our results of operations and reduce our net income.

As we acquire property for future development, there may be a significant amount of time before we can redevelop such properties into new homes or condominium units available for sale. The market value of a new home or condominium unit being redeveloped can vary significantly during this time due to changing market conditions. If we acquire property and develop such properties into new homes or condominiums, lower prices of homes or condominium units and sales activities in major metropolitan markets or other markets where these properties may be located could adversely affect our results of operations and net income. Although demand in major metropolitan geographic areas historically has been strong, increased purchase price appreciation may reduce the likelihood of consumers seeking to purchase new residences, which would likely harm our ability to sell units in residential new homes or condominium buildings. If the prices of new homes or condominium units or sales activity decline in the key markets in which we may operate, our costs may not decline at all or at the same rate and, as a result, our business, results of operations and financial condition would be adversely affected.

Purchasers may default on their obligations to purchase new homes or condominiums.

We will enter into contracts for the sale of new homes and condominium units that generally provide for the payment of a substantial portion of the sales price at closing when a condominium unit is ready to be delivered and occupied. A significant amount of time may pass between the execution of a contract for the purchase of a condominium unit and the closing thereof. Defaults by purchasers to pay any remaining portions of the sales prices for condominium units under contract may have an adverse effect on our financial condition and results of operations.

Our development, construction and sale of new homes and condominiums are subject to state regulations and may be subject to claims from the homeowners association at each project.

We plan to invest in new homes and for-sale condominiums. These activities are subject to extensive laws and regulations of local, state and federal governments. These laws and regulations vary by municipality and state and their requirements can be burdensome and costly.

New homes and condominiums are generally regulated by an agency of the state in which they are located or where the condominiums are marketed to be sold. In connection with our development of new homes and condominiums and offering of units for sale, we must submit regulatory filings to various state agencies and engage in an entitlement process by which real property owned under one title is converted into individual units. Any responses or comments on our filings may delay our ability to sell units in certain states and other jurisdictions. Further, in some cases, we will be required to transfer control of a home owners association's board of directors once we trigger one of several statutory thresholds, with the most likely triggers being tied to the sale of not less than a majority of units to third-party owners. Transfer of control can result in claims with respect to deficiencies in operating funds and reserves, constructions defects and other condominium-related matters by the condominium association and/or third-party condominium unit owners. Any material claims in these areas could negatively affect our reputation in condominium development and ultimately have a material adverse effect on our operations as a whole.

The regulations governing the sale and marketing of condominiums are extensive and failure to comply with such regulations could adversely affect our business.

The marketing and sale of condominium units are subject to extensive regulation by the federal government and the jurisdictions in which our condominiums will be marketed and sold. On a federal level, the Federal Trade Commission Act prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which we are or may be subject includes the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Practices Act and the Fair Housing Act. In addition, many states have adopted specific laws and regulations regarding the sale of condominiums. For example, certain state laws grant the purchaser the right to cancel a contract of purchase within a specified period following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the seller. No assurance can be given that the cost of qualifying under condominium regulations in any jurisdiction in which we decide to conduct sales will not be significant. The failure to comply with such laws or regulations could adversely affect our business, financial condition and results of operations.

There can be no assurance that sales of our condominium units will not be considered offers or sales of “securities” under federal law or the state law in the states where we desire to, or do, conduct sales or in which our properties are located. If such interests were considered to be securities, we would be required to comply with applicable state and federal securities laws, including laws pertaining to registration or qualification of securities, licensing of salespeople and other matters. There can be no assurance that we will be able to comply with the applicable state and federal securities requirements, and if the offers or sales of our condominium units are deemed to be offers or sales of securities, such a determination may create liabilities or contingencies that could have an adverse effect on our operations, including possible rescission rights relating to the units that have been sold, which, if exercised, could result in losses and would adversely affect our business, financial condition and results of operations.

Our primary focus on the for-sale homes and condominiums market exposes us to risks which have not been encountered by other investment vehicles on the Fundrise Platform.

Our Sponsor has established a number of eREITs® that primarily focus on acquiring and holding real estate assets for long-term investment, generally for a period of five to seven years. We are the first non-REIT real estate investment vehicle launched by our Sponsor on the Fundrise Platform and we will primarily focus on purchasing, redeveloping and selling real estate assets. Our Manager may not be able to successfully manage this new line of business and we may be exposed to certain risks associated with entering a new line of business, including, without limitation, developing the knowledge, experience and expertise in the for-sale housing market, developing and capitalizing on new marketing relationships with experienced for-sale housing market participants, complying with new regulatory regimes applicable to the redevelopment of real estate properties and the construction of condominiums. Failure to successfully manage these risks could adversely affect our multifamily property redevelopment and for-sale condominium business.

We may experience entitlement, zoning, or construction delays and cost overruns in connection with our new home development and condominium construction projects.

Development and construction projects entail significant risks, which can substantially increase costs or delay completion of a project. Such risks include shortages of materials or skilled labor, uncertain regulatory and community approval processes, unforeseen engineering, environmental or geological problems, health and safety incidents and site accidents, poor performance or nonperformance by joint venture partners that we may have in the future or other third parties on whom we may rely, work stoppages, weather interference and unanticipated cost increases. Most of these factors are beyond our control. Difficulties or delays with respect to development or construction projects could adversely affect our results of operations.

Governmental regulations regarding land use and environmental matters could increase the cost and limit the availability of our development and homebuilding projects and adversely affect our business or financial results.

We are subject to extensive and complex laws and regulations that affect the land development, homebuilding and apartment development process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal and use of open spaces. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to development or construction being approved, if they are approved at all. We are also subject to determinations by governmental authorities as to the adequacy of water or sewage facilities, roads and other local services with regard to particular residential communities. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. In addition, in many markets government authorities have implemented no growth or growth control initiatives. Any of these can limit, delay, or increase the costs of land development or home construction.

We are also subject to a variety of local, state and federal laws and regulations concerning protection of the environment. In some of the markets where we operate, we are required by law to pay environmental impact fees, use energy-saving construction materials and give commitments to municipalities to provide infrastructure such as roads and sewage systems. We generally are required to obtain permits, entitlements and approvals from local authorities to commence and carry out residential development or home construction. These permits, entitlements and approvals may, from time-to-time, be opposed or challenged by local governments, environmental advocacy groups, neighboring property owners or other possibly interested parties, adding delays, costs and risks of non-approval to the process. Violations of environmental laws and regulations can result in injunctions, civil penalties, remediation expenses, and other costs. In addition, some environmental laws impose strict liability, which means that we may be held liable for unlawful environmental conditions on property we own which we did not create.

We are also subject to laws and regulations related to workers' health and safety, and there are efforts to subject us to other labor related laws or rules, some of which may make us responsible for things done by our subcontractors over which we have little or no control. In addition, our residential mortgage subsidiary is subject to various state and federal statutes, rules and regulations, including those that relate to lending operations and other areas of mortgage origination and loan servicing. The impact of those statutes, rules and regulations can increase our homebuyers’ costs of financing, and our cost of doing business, as well as restricting our homebuyers’ access to some types of loans.

Our obligation to comply with the laws and regulations under which we operate, and our need to ensure that our associates, subcontractors and other agents comply with these laws and regulations, could result in delays in construction and land development, cause us to incur substantial costs and prohibit or restrict land development and homebuilding activity in certain areas in which we operate. Budget reductions by state and local governmental agencies may increase the time it takes to obtain required approvals and therefore may aggravate the delays we could encounter. Government agencies also routinely initiate audits, reviews or investigations of our business practices to ensure compliance with applicable laws and regulations, which can cause us to incur costs or create other disruptions in our businesses that can be significant.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties are subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give purchasers the right to terminate preconstruction purchases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into sale agreements with prospective purchasers that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We continue to expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

In addition, insurance may not cover all potential losses on properties underlying mortgage loans that we may originate or acquire, which may impair our security and harm the value of our assets. We require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

The commercial real estate loans we originate and invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. In addition, to the extent we originate or acquire adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We may acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Majority-owned subsidiaries we may invest in will be subject to specific risks relating to the particular subsidiary.

We may also invest in majority-owned subsidiaries owning real estate where we are entitled to receive a preferred economic return. Such investments may be subordinate to debt financing. These investments involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary These investments are subordinate to debt financing and will be subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and, if applicable, subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our debt investments, if any, may not conform to conventional loan standards applied by traditional lenders and either are not rated, or are rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our Company and the value of our common shares may be adversely affected.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of any debt investments we may make, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We may invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on any debt investments we may make.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets may be classified for accounting purposes as “available-for-sale”. These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments may be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments may be the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a semi-annual basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties, originating loans, and other investments with many other companies, including REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, commercial property developers, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices or originate loans on more generous terms than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments are susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager values our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our investments are concentrated in the residential sector and would be adversely affected by an economic downturn in that sector.

Our investments in real estate assets may be concentrated in the residential sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.

Risks Relating to Economic Conditions

Economic recessions or downturns may have an adverse effect on our business, financial condition and results of operations.

Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could reduce investments on the Fundrise Platform by investors and engagement by real estate operators. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition and disposition activity, as well as a general decline in the value of real estate and in rents. These events could adversely affect our demand among investors, which will impact our results of operations.

During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect our performance and, in turn, our business, and negatively impact our results of operations.

Negative general economic conditions could continue to reduce the overall amount of sale activity in the for-sale industry, and hence the demand for our securities, which may in turn adversely affect our revenues. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.

Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

The current worldwide financial market situation, various social and political tensions in the United States and around the world, and the recent public health crisis caused by the novel coronavirus (COVID-19), may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries.  Additionally, the precise details and the resulting impact of the United Kingdom’s vote to leave the EU, commonly referred to as “Brexit”, are impossible to ascertain at this point.  The effect on the United Kingdom’s economy will likely depend on the nature of trade relations with the EU following its exit, a matter to be negotiated. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time.  Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. Finally, public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19), are expected to increase as international travel continues to rise and could adversely impact our business by interrupting business, supply chains and transactional activities, disrupting travel, and negatively impacting local, national or global economies. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing across our portfolio and may cause one or more of our tenants to be unable to meet their rent obligations to us in full, or at all, or to otherwise seek modifications of such obligations. In addition, governmental authorities may enact laws that will prevent us from taking action against tenants who do not pay rent.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our Company are managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Our common shareholders have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause”, and the dissolution of the Company (only if the Manager has been removed for “cause”). Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, while we retain an independent representative to review certain conflicts of interest, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

As our Sponsor establishes other Fundrise Platform investment opportunities in the future, there may be conflicts of interest among the various offerings, which may result in opportunities that would benefit our Company being allocated to the other offerings.

Our sponsor has in the past, and expects to continue in the future, to offer other Fundrise Platform investment opportunities primarily through the Fundrise Platform, including offerings that acquire or invest in commercial real estate equity investments, including multifamily properties, commercial real estate loans and other select real estate-related assets. Our sponsor has previously organized, as of the date of this offering circular, the following programs:

•	The Income eREIT®, Income eREIT® II, Income eREIT® III, Income eREIT® 2019, and Income eREIT® V, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	The Growth eREIT®, Growth eREIT® II, Growth eREIT® III, Growth eREIT® 2019, Growth eREIT® V, and Growth eREIT® VI, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	The Balanced eREIT® I and eREIT® XIV, which were formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties and development projects, as well as commercial real estate loans and commercial real estate debt securities;

•	The Heartland eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•	The West Coast eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	The East Coast eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

•	The DC eFundTM, which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area;

•

The National eFundTM, which was formed to acquire property for the development of for-sale housing in the metropolitan statistical areas in which our sponsor is not currently sponsoring another regionally or locally focused eFundTM, or to otherwise acquire assets that other eFundsTM are not currently focused on; and,

•	Fundrise Opportunity Fund, LP, which is a private placement that was formed to acquire properties located in “qualified opportunity zones” as designated under the TCJA.

While for-sale housing projects are not generally suitable investments for the eREITs®, additional Fundrise Platform investment opportunities may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Fundrise Platform investment opportunity, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. Except under any policies that may be adopted by our Manager or Sponsor in the future, no Fundrise Platform investment opportunity (including the Company) will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Fundrise Platform investment opportunity;

•	establishing material commercial relationships with another Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another Fundrise Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity or limit or impair the ability of any Fundrise Platform investment opportunity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Fundrise Platform investment opportunity that such arrangements or agreements include or not include another Fundrise Platform investment opportunity, as the case may be. Any of these decisions may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the Fundrise Platform investment opportunities and with our Manager’s directors, officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our Company. Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of our Company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

•	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our Company by means of a tender offer, merger or otherwise.

•	Delaware Business Combination Statute—Section 203. Section 203 of the Delaware General Corporation Law (“DGCL”), which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

•	Ownership Limitations. Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we may reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

Subject to the waiver of certain provisions of our redemption plan and suspension of our redemption plan in connection with the Merger as disclosed in the Information Statement, you are otherwise limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a monthly basis, following a minimum sixty (60) day waiting period after the redemption request has been submitted. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we intend to limit the number of shares to be redeemed during any calendar year to no more than 5.00% of our common shares outstanding (or 1.25% per calendar quarter, with excess capacity carried over to later calendar quarters in that calendar year). However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, with the intention, in the aggregate, to not redeem more than 5.00% in any calendar year. Our redemption plan is also subject to limitations intended to allow us to comply with the PTP Safe Harbor.

In addition, pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request.

Finally, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan (including during the Introductory Period) without prior notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you will not receive the same price you paid for the common shares being redeemed other than during your Introductory Period. See “Description of Our Common Shares —Redemption Plan”.

Investors should note that due to the uncertainty caused by the global coronavirus (COVID-19), with respect to 16 of the sponsor’s 19 programs qualified under Regulation A (including ours and the Target eFunds), our Manager had previously determined to suspend the processing and payment of redemptions under the redemption plans. Effective as of June 30, 2020, our Manager determined to resume the processing and payment of redemptions under our redemption plan as well as the processing and payment of redemptions under the redemption plans of each of the sponsor’s other programs (including the Target eFunds) that had been previously suspended as of March 31, 2020.  As of June 30, 2020, all 19 of our sponsor’s programs with redemption plans had resumed the processing and payment of redemptions.

The price of our shares in our continuous offering was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. We expect to use the price paid to acquire a share in our continuous offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

Our Manager established the price of our shares in our continuous offering on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The per share purchase price will be adjusted at the beginning of each semi-annual period, or such other period (such as in connection with the Merger) as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price for our common shares semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) NAV per share. Investors will pay the most recent publicly announced purchase price as of the date of their subscription. Estimates of our NAV per share are based on available information and judgment and are not the result of an independent, third-party valuation process. Furthermore, actual values and results could differ from our estimates and that difference could be significant. In particular, our Sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our Sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. For joint venture or direct equity investments, our Sponsor primarily relies on sales comparison method. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. In connection with the Merger, we will engage an appraiser to appraise the value of our and the Target eFunds’ real estate assets to assist our Manager in determining our and the Target eFunds’ NAV per share. The independent valuation expert is not responsible for, nor prepares, our NAV per share. This approach to valuing our shares may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. In addition, the Exchange Ratio on which you received shares in the Merger may be more or less than the price paid by shareholders who acquire their shares in the future.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Investors do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12-month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. Our Manager may elect to (i) sell additional shares in our current and future continuous offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in our continuous offering, you are bound by the arbitration provision contained in our subscription agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in our continuous offering, investors will be bound by the arbitration provision contained in our subscription agreement  (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

The Arbitration Provision severely limits your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Virginia, in the Washington, D.C. metropolitan area. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the Fundrise Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that our subscription agreement restrict the ability of our shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY BEING SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing shares in our continuous offering, you are bound by the provisions contained in our subscription agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our shareholders.

By purchasing shares in our continuous offering, investors will be bound by the provisions contained in our subscription agreement  (the “Waiver Provision”). The Waiver Provision limits the ability of our shareholders to make a request to review and obtain information relating to and maintained by the Company and Fundrise, including, but not limited to, names and contact information of our shareholders, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion.

Through the Company’s required public filing disclosures, periodic reports and obligation to provide annual reports and tax information to its shareholders, much of the information listed in Section 18-305 of the Delaware Limited Liability Company Act will be available to shareholders notwithstanding the Waiver Provision. While the intent of the Waiver Provision is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by agreeing to be subject to the Waiver Provision, you are severely limiting your right to seek access to the personally identifiable information of other shareholders, such as names, addresses and other information about shareholders and the Company that the Manager deems to be confidential. As a result, the Waiver Provision could impede your ability to communicate with other shareholders, and such provisions, on their own, or together with the effect of the Arbitration Provision, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.

Based on discussions with and research performed by the Company’s counsel, we believe that the Waiver Provision is enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement with respect to the Waiver Provision were to be found by a court to be unenforceable, we would abide by such decision.

UNDER THE WAIVER PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing shares in our continuous offering, you are bound by the jury waiver provisions contained in our subscription agreement, which require you to waive your right to a trial by a jury for those matters that are not otherwise subject to the arbitration provisions, including with respect to securities law claims.

By purchasing shares in our continuous offering, investors will be bound by the jury waiver provisions contained in our subscription agreement. Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the company, including with respect to this offering, our shares, our holdings, our ongoing operations and the management of our investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.

Based on discussions with and research performed by our counsel, we believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, the laws of the Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement with respect to the jury waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.

UNDER THE JURY WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Tax Risks

General Tax Considerations

An investment in us involves complex U.S. federal, state, and local and non-U.S. income tax considerations that differ for each shareholder. For each Company taxable year, we are required to furnish each shareholder with a Schedule K-1 that sets forth such shareholder’s allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, may cause a shareholder’s income tax returns to become more complicated, and may involve the engagement by a shareholder of a tax professional to assist in the preparation of such income tax returns. Each shareholder will be allocated a portion of our annual taxable income without regard to actual cash distributions and absent the sale of common shares by such shareholder. Accordingly, you may be allocated income, or be subject to tax on allocated income, in excess of the cash distributed to you. In such event, you will have to utilize other means to satisfy your tax liability arising from an investment in us. For a more detailed discussion of the tax considerations of investing in us, see “Certain U.S. Federal Income Tax Considerations”.

The Internal Revenue Service (the “IRS”) could challenge our classification as a partnership for U.S. federal income tax purposes, causing us to be subject to corporate level taxation.

We intend to be treated as a partnership for U.S. federal income tax purposes, and not as an association or “PTP” taxed as a corporation. To avoid taxation as a corporation under the PTP rules, we have historically intended to comply with the PTP Safe Harbor, which has required us to restrict our shareholders’ ability to redeem interests in us or otherwise transfer our common shares. Our operating agreement requires the consent of our Manager for any transfers of our common shares, as well as permits the Manager to restrict redemptions if necessary or advisable to protect us from being taxed as a corporation. However, in connection with the Merger, we plan to relax certain limitations on redemptions in a manner that is likely to cause us to not satisfy the PTP Safe Harbor for the taxable year of the Merger. If we were treated as a PTP as a result of not satisfying the PTP Safe Harbor, we believe that, based on the composition of our income, we could rely on the Qualifying Income Exemption from taxation as a partnership under the PTP rules. We also could rely on the Qualifying Income Exemption rather than the PTP Safe Harbor for subsequent periods if we determine we should comply with the Qualifying Income Exemption. Compliance with the Qualifying Income Exemption involves the application of complex tax rules for which there is sparse interpretive guidance. Because of the complexity of such rules and the potential difficulties of complying with the requirements of the Qualifying Income Exemption, no assurance can be given that our actual results will in fact satisfy such requirements.

If for any reason we were classified as a corporation for U.S. federal income tax purposes or a PTP taxable as a corporation, we would pay U.S. federal income tax at regular corporate income tax rates on our taxable income, thereby reducing our net asset value and the amount of cash available for distribution to our shareholders.

Legislative or regulatory action related to federal income tax laws could adversely affect our shareholders and/or our business.

Changes to tax laws and regulations are likely to continue to occur in the future, and we cannot assure our shareholders that any such changes will not adversely affect the taxation of a shareholder or will not have an adverse effect on an investment in our common shares. Shareholders are urged to consult with their own tax advisors with respect to the potential effect that legislative, regulatory or administrative developments and proposals could have on their investment in our shares.

Investors will likely be subject to state and local taxes and filings.

Even if you would not otherwise be subject to tax in certain states, you may be required to file tax returns in states where we invest. Certain jurisdictions may collect taxes through withholding at the company level or at the investment level and any amounts so withheld that are allocable to your investment would be treated as a distribution to you. It is expected that income and gain we earn will subject you to tax and filing requirements in the State of California and potentially other states. We urge you to consult your tax advisor regarding the applicability of state and local taxes to, and additional filing requirements associated with, an investment in us.

In addition, we may decide to make composite return filings in certain states on behalf of investors who are not resident in such jurisdictions. It is possible that such investors may be subject to tax at a higher rate than would apply if they had filed their own nonresident state return.

Our tax reporting may be late.

Although we will use commercially reasonable efforts to deliver a Schedule K-1 to our investors by March 15th in the year following the end of each taxable year; there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

We may engage in activities that produce UBTI.

An investment in us may not be suitable for tax-exempt U.S. investors, including IRAs. Tax-exempt U.S. investors should expect to recognize and be taxed on unrelated business taxable income. If you are such a tax-exempt prospective investor we strongly urge you to consult your own tax advisor with respect to the tax consequences to you of an investment in us.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe”, “estimate”, “expect”, “anticipate”, “intend”, “plan”, “seek”, “may”, and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in our continuous offerings;

•	our ability to attract and retain members to the Fundrise Platform;

•	risks associated with breaches of our data security;

•	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19);

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	failure of acquisitions to yield anticipated results;

•	risks associated with breaches of our data security;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

•	expected rates of return provided to investors;

•	the ability of our Sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our Sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

•	changes to U.S. GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors”, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager has established an investment committee that makes decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and monitors our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Experience of our Management Team

As of June 30, 2020, our Sponsor facilitated or originated approximately 325 real estate assets through the various Fundrise Platform investment opportunities with aggregate purchase prices and development commitments of approximately $5.1 billion, excluding 3 World Trade Center (we exclude this asset because while the amount of equity invested in the project was similar to other investments made by our Sponsor, the aggregate purchase price of 3 World Trade Center was much greater relative to our Sponsor’s other investments, and would greatly inflate the aggregate purchase price of the other assets disclosed). Of the $5.1 billion aggregate real estate purchase prices and development commitments, our Sponsor offered through the Fundrise Platform investment opportunities aggregating approximately $1.2 billion, consisting of approximately $380 million of commercial real estate loan assets, $290 million of investments in commercial real estate (primarily through majority-owned subsidiaries with rights to receive preferred economic returns), and $574 million of commercial real estate common equity investments, including direct equity purchases. The portfolios included in the Fundrise Platform investment opportunities are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory, Origination and Acquisition Services

•	approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of For-Sale Housing;

•	adopt and periodically review our investment guidelines;

•	structure the terms and conditions of our acquisitions, sales and joint ventures;

•	approve and oversee our debt financing strategies;

•	approve joint ventures, limited partnerships and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of our continuous offering, including the determination of its specific terms;

•	preparation and approval of all marketing materials to be used by us relating to our continuous offering;

•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to our continuous offering; and

•	all other services related to our continuous offering.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

•	determine our distribution policy and authorizing distributions from time to time;

•	approve amounts available for redemptions of our common shares;

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Investment Opportunities

For more information regarding the factors that our Manager’s investment committee may consider in allocating investment opportunities among its various real estate investment vehicles, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Fundrise Entities – Allocation of Investment Opportunities”.

Shared Services Agreement

Our Manager has entered into a shared services agreement with Rise Companies Corp., our Sponsor. Pursuant to this agreement, our Manager is provided with access to, among other things, our Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the operating agreement in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the shared services agreement does not constitute a reimbursable expense under our operating agreement. However, under the shared services agreement, our Sponsor is entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay to our Manager under our operating agreement.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Benjamin S. Miller	43	Chief Executive Officer and Interim Chief Financial Officer and Treasurer
Brandon T. Jenkins	34	Chief Operating Officer
Bjorn J. Hall	39	General Counsel, Chief Compliance Officer and Secretary

Benjamin S. Miller currently serves as Chief Executive Officer of our Manager and has served as Chief Executive Officer and a Director of our Sponsor since its inception on March 14, 2012. As of the date of this offering circular, Mr. Miller is also serving as Interim Chief Financial Officer and Treasurer of our Manager. Prior to Rise Companies Corp., Mr. Miller had been a Managing Partner of the real estate company WestMill Capital Partners from October 2010 to June 2012, and before that, was President of Western Development Corporation one of the largest mixed-use real estate companies in the Washington, DC metro area, from April 2006 to October 2010, after joining the company in early 2005 as its Chief Operating Officer. From 2003 until 2005, Mr. Miller was an Associate and part of the founding team of Democracy Alliance, a progressive investment collaborative. In 2001, Mr. Miller co-founded and was a Managing Partner of US Nordic Ventures, a private equity and operating company that works with Scandinavian green building firms to penetrate the U.S. market. Mr. Miller has a Bachelor of Arts from the University of Pennsylvania.

Brandon T. Jenkins currently serves as Chief Operating Officer of our Manager and has served in such capacities with our Sponsor since February of 2014, prior to which time he served as Head of Product Development and Director of Real Estate which he continues to do currently. Additionally, Mr. Jenkins has served as Director of Real Estate for WestMill Capital Partners since March of 2011. Previously, Mr. Jenkins spent two and a half years as an investment advisor and sales broker at Marcus & Millichap, the largest real estate investment sales brokerage in the country. Prior to his time in brokerage, Mr. Jenkins also worked for Westfield Corporation, a leading shopping center owner. Mr. Jenkins earned his Bachelor of Arts in Public Policy and Economics from Duke University.

Bjorn J. Hall currently serves as the General Counsel, Chief Compliance Officer and Secretary of our Manager and has served in such capacities with our Sponsor since February 2014. Prior to joining our Sponsor in February 2014, Mr. Hall was a counsel at the law firm of O’Melveny & Myers LLP, where he was a member of the Corporate Finance and Securities Group. Mr. Hall has a Bachelor of Arts from the University of North Dakota and received a J.D. from Georgetown University Law Center.

Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and  (3) overseeing the investment activities of certain of our subsidiaries. The investment committee consists of at least three members, including our Sponsor’s Chief Executive Officer, our Sponsor’s Chief Operating Officer, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced. The initial investment committee is comprised of Mr. Benjamin Miller (our Sponsor’s Chief Executive Officer), Mr. Brandon Jenkins (our Sponsor’s Chief Operating Officer), and Mr. Alex King Davidson. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative (defined below) will be required to approve the transaction. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our Sponsor. As executive officers of our Manager, these individuals serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we have not paid, and in the future do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates are not liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause”, following the affirmative vote of two-thirds of our shareholders. “Cause” is defined as:

•	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under the operating agreement.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described above under “—Shared Services Agreement” without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Fundrise, L.P., an affiliate of our Sponsor, purchased 9,500 common shares from us at $10.00 per share (for net proceeds to us of $95,000) in a private placement. Our Sponsor previously acquired 500 common shares at a price equal to the initial offering price in connection with our formation, for net proceeds to us of $5,000.

Fundrise Platform

We conduct our continuous offering primarily on the Fundrise Platform. The Fundrise Platform is owned and operated by Fundrise, LLC, a wholly-owned subsidiary of Rise Companies Corp., our Sponsor. We will not pay Fundrise, LLC, the owner of the Fundrise Platform, any sales commissions or other remuneration for hosting our continuous offering on the Fundrise Platform. The Fundrise Platform has previously hosted private and public offerings of other affiliates of our Sponsor under similar arrangements.

License Agreement

We have entered into a license agreement with our Sponsor, pursuant to which our Sponsor granted us a non-exclusive, royalty free license to use the name “Fundrise”. Other than with respect to this license, we have no legal right to use the “Fundrise” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Fundrise”.

MANAGEMENT COMPENSATION

Our Manager and its affiliates receive fees and expense reimbursements for services relating to our continuous offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Reimbursement of Organization and Offering Expenses — Manager (1)	Our Manager pays organization and offering expenses on our behalf in connection with the continuous offering of our shares. We reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf.	Our organization and continuous offering expenses incurred by the Manager as of June 30, 2020 were approximately $500,000.

Acquisition and Development Stage

Acquisition / Origination Fee — Sponsor or its Affiliate (2)	Up to 2.00% of any amounts funded by us, our Sponsor or affiliates of our Sponsor to acquire or originate real estate properties, excluding any acquisition and origination expenses and any debt attributable to such investments. To the extent we invest in commercial real estate loans, the borrower pays up to 2.0% of the amount funded by us, our Sponsor or affiliates of our Sponsor to acquire or originate such commercial real estate loans. We are not entitled to these fees.

Paid by the co-investors, joint-venture, borrower or property holding entity at closing.

Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments we may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the proceeds we raise in our continuous offering (and any leverage we employ); we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee — Manager (3)	Quarterly asset management fee equal to an annualized rate of 0.85%, based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. Our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.	Actual amounts are dependent upon the offering proceeds we raise in our continuous offering (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

(1)       We have and will continue to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after such date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from our offerings; provided, however, no reimbursement will be made which, as a result of the reimbursement, would cause the net asset value to be less than $10.00 per share. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

(2)       The acquisition/origination fee paid to our Sponsor by the joint venture, co-investors, borrowers or property holding entity, is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan.

(3)       Our Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the operating agreement. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines.

As part of its mission to drive down the overall costs regarding the construction, real estate development, special servicing, and sale of assets, the Manager intends to perform some or all of these functions in house in-lieu of outsourcing to a third-party consultant. In the event that the Manager performs these tasks, it shall be entitled to receive compensation as described below, which the Manager believes is at or below the cost that would be incurred by retaining an independent third-party. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Reimbursement of Other Operating Expenses — Manager	We reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we pay to our Manager also include expenses incurred by our Sponsor in the performance of services under the shared services agreement between our Manager and our Sponsor, including any increases in insurance attributable to the management or operation of our Company.

Construction and Development Fee - Manager or Other Party	A construction oversight and development management fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development management fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.	Actual amounts are dependent upon the development costs of the individual for-sale housing projects; we cannot determine these amounts at the present time.

Reimbursement of Special Servicing Expenses – Manager or Other Party	We reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – Manager or Other Party	We reimburse our Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate, and we will pay up to 1.50% of the gross proceeds from such sale if our Manager is acting as the real estate developer. Whether to liquidate an equity investment in real estate is in the sole discretion of our Manager.	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

PRINCIPAL SHAREHOLDERS

The following table sets forth the approximate beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our Manager and for the directors and executive officers of our Manager as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 11 Dupont Circle NW, 9th FL, Washington, District of Columbia 20036.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Benjamin S. Miller	500	*
Brandon T. Jenkins	4	*
Bjorn J. Hall	123	*
All directors and executive officers of our Manager as a group (3 persons)	627	*

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

*	Represents less than 1% of our outstanding common shares.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. For a discussion of certain risks related to these conflicts see “Risk Factors—Risks Related to Conflicts of Interest”.

Our Affiliates’ Interests in Other Fundrise Entities

General

The officers and directors of our Manager and the key real estate and debt finance professionals of our Sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our Sponsor and other Fundrise entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our Sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Payment of Certain Fees and Expenses of our Manager

Our Manager is a wholly-owned subsidiary of our Sponsor. We pay fees and expenses to our Manager, and its affiliates, including our Sponsor, that were not determined on an arm’s length basis. The asset management fee paid to our Manager is based on our NAV, which is calculated by our Sponsor’s internal accountants and asset management team. Our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. In addition, if our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio.

Allocation of Investment Opportunities

We rely on our Manager’s executive officers and our Sponsor’s key real estate and debt finance professionals who act on behalf of our Manager to identify suitable investments. Our sponsor and other Fundrise entities also rely on these same key real estate and debt finance professionals. Our sponsor has in the past, and expects to continue in the future, to offer other Fundrise Platform investment opportunities primarily through the Fundrise Platform, including offerings that acquire or invest in commercial real estate equity investments, including multifamily properties, commercial real estate loans and other select real estate-related assets. Our sponsor has previously organized, as of the date of this offering circular, the following programs:

•	The Income eREIT®, Income eREIT® II, Income eREIT® III, Income eREIT® 2019, and Income eREIT® V, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	The Growth eREIT®, Growth eREIT® II, Growth eREIT® III, Growth eREIT® 2019, Growth eREIT® V, and Growth eREIT® VI, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	The Balanced eREIT® I and eREIT® XIV, which were formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties and development projects, as well as commercial real estate loans and commercial real estate debt securities;

•	The Heartland eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•	The West Coast eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	The East Coast eREIT®, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

•	The DC eFundTM, which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area;

•	The National eFundTM, which was formed to acquire property for the development of for-sale housing in the metropolitan statistical areas in which our sponsor is not currently sponsoring another regionally or locally focused eFundTM, or to otherwise acquire assets that other eFundsTM are not currently focused on; and,

•	Fundrise Opportunity Fund, LP, which is a private placement that was formed to acquire properties located in “qualified opportunity zones” as designated under the TCJA.

While for-sale housing projects are not generally suitable investments for the eREITs®, additional Fundrise Platform investment opportunities may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Fundrise Platform investment opportunity, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee determines to be relevant. The factors that our Sponsor’s real estate and debt finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our Sponsor and the other Fundrise entities;

•	the cash requirements of our Sponsor and the other Fundrise entities;

•	the effect of the investment on the diversification of our Sponsor’s or the other Fundrise entities’ portfolio by type of investment, and risk of investment;

•	the policy of our Sponsor or the other Fundrise entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our Sponsor or the other Fundrise entities;

•	the size of the investment; and

•	the amount of funds available to our Sponsor or the Fundrise entities.

If a subsequent event or development causes any investment, in the opinion of our Sponsor’s real estate and debt finance professionals, to be more appropriate for another Fundrise entity, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the investment opportunities provided on the Fundrise Platform, no Fundrise Platform investment opportunity (including the Company) has any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Fundrise Platform investment opportunity;

•	establishing material commercial relationships with another Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another Fundrise Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity or limit or impair the ability of any Fundrise Platform investment opportunity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Fundrise Platform investment opportunity that such arrangements or agreements include or not include another Fundrise Platform investment opportunity, as the case may be. Any of these decisions may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity.

Allocation of Our Affiliates’ Time

We rely on our Sponsor’s key real estate and debt finance professionals who act on behalf of our Manager, including Mr. Benjamin S. Miller, for the day-to-day operation of our business. Mr. Benjamin S. Miller is also the Chief Executive Officer of our Sponsor and other Fundrise entities. As a result of his interests in other Fundrise entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Benjamin S. Miller faces conflicts of interest in allocating his time among us, our Manager and other Fundrise entities and other business activities in which he is involved. However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the Fundrise entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates receive substantial fees from us, which fees are not negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key real estate and debt finance professionals of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and our Sponsor;

•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, origination fees, asset management fees and other fees;

•	acquisitions of investments and originations of loans at higher purchase prices, which entitle our Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Fundrise entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to list our common shares on a stock exchange or other trading market;

•	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our Sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our Sponsor;

•	whether and when we seek to sell our Company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and directors and the key real estate and debt finance professionals of our Sponsor performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Rise Companies Corp., our Sponsor;

•	Fundrise Advisors, LLC, our Manager;

•	Fundrise, LLC, the owner of the Fundrise Platform; and

•	other Fundrise entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting the Merger as well as our continuous offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution”.

License Agreement

We have entered into a license agreement with our Sponsor, pursuant to which our Sponsor has granted us a non-exclusive, royalty free license to use the name “Fundrise”. See “Management—License Agreement”.

Certain Conflict Resolution Measures

Independent Representative

In order to address circumstances where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or where a transaction is deemed to be a “principal transaction”, our Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. The Merger is a “principal transaction” under our operating agreement because it involves us and an affiliate of our sponsor and our Manager, namely the Target eFunds; therefore, the Merger was subject to approval of the Independent Representative, which approval was given on November 16, 2020. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Manager has appointed C Thomson Ross to serve as the Independent Representative for the eFund, to protect the interests of the shareholders and review and approve any transactions in which our Sponsor, Manager or their affiliates have a conflict of interest with us or a transaction deemed to be a “principal transaction”.

Mr. Ross began his career in public service, serving in a number of posts in state and federal government. He served as Comptroller of a $12 billion federal agency, Regional Administrator for the Midwest for the Employment and Training Administration, and as a member of Illinois Gov. James Thompson’s cabinet as the Director of a 5,000 person state agency. In 1980, he joined Arthur Andersen & Co. in the consulting practice, and was elected a partner in 1982. As the leader of Andersen’s government consulting group, he grew the practice revenues from $250 million to $500 million in three years.

Mr. Ross joined McKinsey and Co. in 1989 as a partner, and was elected a Director in 1991. He served a variety of companies in the retail, technology and financial services industries. He assisted his clients in developing business strategies, evaluating potential acquisitions, and in improving the performance of operating units. In 1998, Mr. Ross formed Potomac Ventures, an early stage venture capital firm, and in 2002 started a second firm focused on acquiring environmental technologies developed in Scandinavia for use in the US. For the last few years, Mr. Ross has been a private investor in startup companies and commercial real estate.

Our Manager believes that Mr. Ross is independent based on the criteria for an “interested person” set forth in Section 2(a)(19) of the Investment Company Act.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our operating agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

•	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;

•	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates; and

•	invest in or make mortgage loans in which the transaction is with our Manager, our Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our Sponsor, their officers or any of their affiliates.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our Sponsor, their officers or any of their affiliates nor borrow money from our Manager, our Sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our Sponsor, their officers or any of their affiliates.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause”, following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of our Manager”.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to realize growth in the value of our investments within approximately five to seven years from the one-year anniversary of the commencement of the initial offering (May 10, 2018);

•	to develop and sell homes, townhomes and condominiums for sale at a healthy profit margin;

•	to pay attractive cash distributions as cash becomes available through the sale of our assets;

•	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five to seven years from the one-year anniversary of the commencement of the initial offering (May 10, 2018), or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

•	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee reviews our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, and newly renovated homes and townhomes. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, COVID-19 is transforming consumer habits with an acute potential to increase demand for single family homes with more internal space and backyards, especially as compared to small apartments where many people have been sheltering in place. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offering and REITs sponsored by affiliates of our Sponsor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

For debt investments, our Manager intends to directly structure, underwrite and originate many of the debt products in which we invest as this provides for the best opportunity to manage our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our Sponsor, involves comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment for the acquisition of property for the development and sale of For-Sale Housing (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of For-Sale Housing assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

In executing on our business strategy, we believe that we benefit from our Manager’s affiliation with our Sponsor given our Sponsor’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform. These competitive advantages include:

•	Our Sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our Sponsor’s direct and online origination capabilities, which are amplified by a proprietary technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

•	Our Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire and originate;

•	Our Sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Our Sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

•	Our Sponsor’s relationships with members of, and investors in, the Fundrise Platform that may enhance our ability to sell our For-Sale Housing.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s investment committee has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We also develop a well-defined exit strategy for each investment we make. Specifically, we assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. We then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

To execute our disciplined investment approach, a team of our real estate and debt finance professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Local Market Research – The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, prospects for long-range appreciation, re-sale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Diversification of For-Sale Housing portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our real estate and debt finance professionals review the operating performance and history of our joint-venture and development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager closely works with the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, and newly renovated homes and townhomes. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, COVID-19 is transforming consumer habits with an acute potential to increase demand for single family homes with more internal space and backyards, especially as compared to small apartments where many people have been sheltering in place. As described in this Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that the following market conditions, which are by-products of changing demographics and the extended credit market dislocation as a result COVID-19, should create a favorable investment environment for us.

Although it is early to measure the impact of COVID-19 on the housing market, early signs indicate that many renters are looking to move out of small, densely-packed apartments to purchase single family homes with more internal space and backyards. Despite intense economic shocks across the broader economy, the median home price rose 8% year-over-year to $280,600 in March 2020, according to the National Association of Realtors.

In a forecast released May 4, 2020, housing-data provider CoreLogic in fact called for nationwide home prices to rise 0.5% between March 2020 and March 2021. The Sponsor believes that COVID-19 will dramatically transform consumer preferences towards single family homes, amplifying trends and unleashing pent up demand.

Millennials are presently aged approximately 20 – 40. This generation is in various stages of entering and leading the workforce, and is just beginning to be the dominant generation shaping the economy. This report attempts to include relevant economic statistics primarily related to Millennials of home-buying age.

Our Manager believes that Millennials are intending to begin purchasing first homes within the next ten years. Our Manager also believes that this next phase for Millennials will result in demand for two- to three- bedroom houses to support this growing need, and that the demand will be best served by attached homes and single family homes in growth neighborhoods adjacent to major metropolitan cities.

Millennial Goals and Attributes

Popular conventions believe that Millennials’ aspirations are a departure from previous generational patterns, but Millennials have similar goals as previous generations. A 2013 Gallup poll found that 86% of single or never married Americans aged 18 to 34, wanted to get married someday and that 87% of adults between 18 and 40 who did not yet have children said they wanted them someday. Additionally, a 2015 study by the Demand Institute found that 75% of surveyed Millennials believe ownership is an important long-term goal and 80% plan to own or already own a home. However, Millennials are redefining when, where, and how to achieve those goals.

There are two defining differences between Millennials and previous generations that account for a changing homeownership culture: Millennials are more educated than previous generations and are starting families later.

The first difference between Millennials and older generations is that more Millennials have a college degree than any other generation. According to a 2014 study of Millennials by the White House Council of Economic Advisors, 47% of 25 to 34 year-olds received a postsecondary degree (associates, bachelor’s, or graduate degree) and an additional 18% had completed some postsecondary education. In 1992, roughly 30% of the same population received a postsecondary degree.

Source: White House Council of Economic Advisors; October 2014

While Millennials plan to get married and start families at the same rate of generations before, they are pushing that timeline later. For Millennials currently aged 18 to 30, 20% are married, compared with nearly 60% of 18- to 30-year-olds in 1962, 40% of Baby Boomers and 32% of Generation Xers at the same age, according to a 2016 Gallup Polls study. Clearly, this discrepancy shows that Millennials are largely delaying starting their families until their thirties.

Millennial Settling

We believe that Millennials are starting to feel ready to trade the rental for their own homes, a trend that will continue as more Millennials progress in their careers and that will likely get amplified by COVID-19’s effects on consumer preferences. Between 2014 and 2018, 48% of Millennials say they plan to make the move from renting to owning, according to the Demand Institute, which projects that Millennials will pour $1.6 trillion into new home purchases, compared with $600 billion on rent. First-time home buyers now make up 52% of prospective buyers looking to purchase in 2017, up from 33% a year earlier, according to a 2016 analysis of web searches performed by Realtor.com.

Source: Demand Institute; January 2015

Source: Bloomberg; June 2015

Additionally, Millennials are burdened with more student debt than generations before, which hampers their ability to build credit and save for down-payments for the starter home their parents purchased previously. According to a 2014 study of Millennials by the White House Council of Economic Advisors, total student outstanding loan debt surpassed $1 trillion by the end of the second quarter of 2014, making it the second largest category of household debt. Average per borrower debt increased from $24,000 in 2004 to $30,000 in 2012. Around half of students borrowed student loans during the 2013-14 school year, up from around 30% in the mid-1990s, according to the same White House Council study. Additionally, this increase in debt has not kept pace with wage growth, further decreasing Millennial’s buying power for the suburban starter-home.

Source: Huffington Post; February 2016

Redfin’s 2014 analysis of Millennial zip codes further confirms that these desirable zip codes come with high down payments – on average $80,000.

Source: Redfin; September 2014

For Sale Housing Solution

Ultimately, we believe that Millennials are seeking more space, ideally that allows them to achieve the American dream of owning a home within their budget, while still maintaining the amenities and accessibility they are accustomed to – and infill homes, the suburbs and near country are making a play for their interest. The average Millennial is 30 and is planning to get married and settle down in the next ten years. We believe that this next phase will result in demand for two- to three- bedroom housing units to support this growing need, and that the demand will be best served by attached homes and single family houses in growth neighborhoods in and adjacent to major metropolitan cities.

Targeted Investments

Single-Family Homes. We may invest in the acquisition of property for the development and sale of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “For-Sale Housing”). We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing.

Joint Venture Investments. We may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our Sponsor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our shareholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our Manager’s investment committee evaluates the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

Commercial Real Estate Loans

We may acquire commercial real estate loans related to the acquisition of property for the development and sale of For-Sale Housing by directly originating the loans and by purchasing them from third party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our Manager’s management team in making distressed investments greatly augments our capabilities in this area.

With respect to any loans we may invest in, our primary focus is to originate and invest in the following types of commercial real estate loans:

Senior Mortgage Loans. We may invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality property for the development and sale of For-Sale Housing which may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our senior mortgage loans will be primarily backed by properties located in the U.S. We expect to continue to invest in senior mortgage loans with low loan-to-value ratios. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans, or B-Notes. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality property for the development and sale of For-Sale Housing without a focus on any MSA as opportunity dictates. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third party originators. Further, we expect that the re-emergence of the CMBS market will allow us to originate first mortgage loans to property owners with near-term liquidity issues and will allow us to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.

Other Possible Investments

Although most of our investments are of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and operating agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures”.

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments other than investments in property for the development and sale of For-Sale Housing, commercial or residential properties that can be repurposed into For-Sale Housing, real estate-related debt and other real estate-related assets. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate-related debt securities, our Manager’s investment committee has adopted investment guidelines that our Manager must follow when acquiring such assets on our behalf without the approval of our Manager’s investment committee. We have not and will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager focuses on the direct origination, sourcing, acquisition, select purchasing, and management of property for the development and sale of For-Sale Housing and investments in commercial or residential properties that can be repurposed into For-Sale Housing, and to a lesser extent real estate-related debt and other real estate-related assets. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager utilizes our Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager considers when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•	fundamental analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and sales market conditions affecting the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. With respect to commercial real estate loans, our Manager reviews the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager evaluates the asset’s position within the overall capital structure and its rights in relation to other partners or capital tranches. Our Manager analyzes each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.

Borrowing Policy

We believe that our Sponsor’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should continue to allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to shareholders. Although our investment strategy is not contingent on financing our assets in the capital markets, our Sponsor’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should continue to provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing our Company to be among the first to access the capital markets when conditions permit.

We may employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage helps us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of our continuous offering, our debt financing, on a portfolio-wide basis, will be between 50-85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, although it may exceed this level during our offering stage. Our Manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers review and monitor credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our Manager’s investment committee monitors the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. We follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager seeks to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. Our Manager may elect to: (i) sell additional shares in our continuous offering, (ii) issue equity interests in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests following the Merger, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Re-investment Policies

While we may decide to reinvest sale proceeds in additional For-Sale Housing opportunities, we expect to use all proceeds from the sale of our For-Sale Housing, other than amounts needed for reserves and operating expenses, to fund distributions.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our shareholders within approximately five to seven years from the one-year anniversary of the commencement of our initial offering (May 10, 2018). While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or Merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of our Common Shares—Redemption Plan”.

PLAN OF OPERATION

General

We are a Delaware limited liability company formed to invest in the acquisition of property for the development and sale of For-Sale Housing targeted to first-time, move-up and active adult homebuyers in the Los Angeles, CA MSA. Although we intend to continue to concentrate our focus on For-Sale Housing, following the Merger, we will expand to acquire property for the development of For-Sale Housing without a focus on any MSA as opportunity dictates. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors.

Fundrise Advisors, LLC is our Manager. As our Manager, it manages our day-to-day operations and our portfolio of commercial real estate equity investments, commercial real estate loans, and other real estate-related assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of our Manager’s investment committee. Our sponsor also provides asset management, marketing, investor relations and other administrative services on our behalf.

Competition

Our net income depends, in large part, on our ability to source, acquire and develop investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous real estate investment companies with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Related Party Loans

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from, or issue a participation interest to, an affiliate. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Each related party loan and participation interest will be an unsecured obligation of ours, that is payable solely to the extent that such related party loan or participation interest remains outstanding. As we sell additional common shares, we will use the proceeds of such sales to pay down the principal and interest of any related party loan or the principal of the outstanding participation interests, as appropriate, reducing the payment obligation of such related party loan or participation interest, and our obligation to the holder of such related party loan or participation interest. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets.

In instances where a participation interest is outstanding, payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of common shares through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment. It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.

As an alternative means of acquiring investments for which we do not yet have sufficient funds, an affiliate may close and fund a real estate investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, which, for commercial real estate loans, will generally equal the cost of the investment (including reimbursement for servicing fees); however, for real property investments, such acquisition will be at a price equal to fair market value, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by an affiliate in connection with the acquisition of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes or, with respect to debt, the principal balance plus accrued interest net of any applicable reimbursement of special servicing expenses).

Offering Results

Through October 15, 2020, our ongoing offerings have raised an aggregate of approximately $42.5 million from settled subscriptions (not including the approximately $100,000 received in private placements to our Sponsor, Rise Companies Corp., and Fundrise L.P., an affiliate of our Sponsor). In the 12-month period prior to October 15, 2020, we had settled subscriptions for approximately $275,000. We are continuing to offer up to $47,219,542 in our common shares, which represents the value of the shares available to be offered out of the rolling 12-month maximum offering of $50 million in our shares, after giving effect to the shares being issued by us in the Merger.

Assuming the settlement for all subscriptions received as of November 16, 2020, approximately 4,346,598 of our common shares remained available for sale to the public under our continuous offering. The per share purchase price for our common shares in our continuous offering is currently $11.44 per share, an amount that was arbitrarily determined by our Manager. The per share purchase price of our common shares is adjusted semi-annually and will equal the greater of (i) $10.00 per share or (ii) NAV per share. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity on a monthly basis, after observing a mandatory 60 day waiting period, for their investment in our shares.

Distributions

We do not expect to declare any distributions until the proceeds from our public continuous offering are invested and returns, if any, have been received by us. In addition, as we expect primarily to invest in the acquisition of property for the development of For-Sale Housing or in properties that have significant capital requirements, these properties may not immediately generate cash flow from sale. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager.

Our Investments

Investments Summaries

The following tables summarize the asset acquisitions the Company has made as of June 30, 2020. Note: the use of the term “controlled subsidiary” is not intended to conform with GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP. Fuller descriptions of each of these assets may be found in the Investments Overview sections below. As of June 30, 2020, we had total investment and commitments equal to approximately $37.4 million spread across 36 different assets. Fuller descriptions of each of these assets, including any update since the date of acquisition, may be found in their respective Form 1-U reports, which are linked in the tables below.

Residential Properties:

Asset Name	Zip Code	Beds / Baths at Acquisition	Approximate Square Footage at Acquisition	Date of Acquisition	Approximate Acquisition Cost	Overview (Form 1-U)
La Vista Property (A)	90004	2 / 1	697	05/31/2017	$405,000	Initial	Update 1
H41	90062	2 / 1	1,446	06/22/2017	$486,000	Initial	Update 1 Update 2
463	90037	3 / 1	1,176	07/07/2017	$532,000	Initial	Update 1 Update 2
W48	90062	2 / 1	1,446	08/09/2017	$553,000	Initial	Update 1 Update 2
416	90062	3 / 1	1,448	08/10/2017	$485,000	Initial	Update 1 Update 2
H412	90062	2 / 1.75	1,956	08/18/2017	$509,000	Initial	Update 1 Update 2
511	90037	3 / 2	1,792	09/01/2017	$435,000	Initial	Update 1 Update 2
413	90037	2 / 1	1,092	09/12/2017	$435,000	Initial	Update 1 Update 2
291	90011	3 / 2	1,747	12/13/2017	$451,000	Initial	Update 1 Update 2
J28	90018	2 / 1	1,204	06/12/2018	$717,000	Initial	Update 1 Update 2
D32 (C)	90065	3 / 2	1,613	07/31/2018	$736,916	Initial	Update 1 Update 2
L60 (D)	90042	3 / 1.5	1,217	08/03/2018	$794,000	Initial	Update 1 Update 2
S15	90004	2 / 1	1,335	08/17/2018	$716,000	Initial	Update 1 Update 2
L602 (D)	90042	2 / 2	1,365	09/11/2018	$952,000	Initial	Update 1 Update 2
E91	90011	(B)	(B)	12/11/2018	$1,790,000	Initial	N/A
E62	90011	3 / 2	1,900	12/12/2018	$512,000	Initial	Update 1
W18	90062	2 / 1	1,500	12/14/2018	$512,000	Initial	Update 1
E855	90011	3 / 1	1,300	12/20/2018	$415,000	Initial	Update 1
W41	90062	3 / 1	1,400	01/11/2019	$494,000	Initial	Update 1
S41	90037	2 / 1	1,300	01/31/2019	$527,000	Initial	Update 1
E42	90016	3 / 2	1,350	02/14/2019	$717,000	Initial	Update 1
H30	90018	5 / 3.5	1,500	02/22/2019	$651,000	Initial	Update 1
G55	90016	3 / 2	1,500	03/21/2019	$728,000	Initial	Update 1
W418	90062	4 / 2	2,200	09/24/2019	$687,000	Initial	N/A

(A)	La Vista Property sold on 3/23/2018 for a sales price of approximately $550,000.
(B)	Property is improved with three separate structures: a multi-tenant building containing four residential units and approximately 2,500 square feet, a single-family home with approximately 2,000 square feet, and a three-story commercial building with approximately 7,200 square feet.
(C)	D32 sold on 1/23/2019 for a sales price of approximately $995,000.
(D)	These assets were classified as single family residential properties at acquisition. As of 6/30/2019, these assets are included as part of the RSE L6025 entitlement project. See (E) under "Entitlement and Development Properties" below.

Entitlement and Development Properties:

Asset Name	Zip Code	Approximate Square Footage of Lot(s) at Acquisition	Date of Acquisition	Approximate Acquisition Cost	Projected Number of Entitled Lots	Overview (Form 1-U)
CNP 36 Properties	90034	15,800	(A)	$2,705,000	12	Initial	Update 1
NPSC Westmoreland- Controlled Subsidiary	90029	13,000	(B)	$2,143,000	14	Initial	Update 1 Update 2
R13 and R14- Controlled Subsidiary	90026	13,460	(C)	$2,061,000	10	Initial	Update 1 Update 2
NPSC Virgil- Controlled Subsidiary	90029	19,150	(D)	$2,881,000	15	Initial	Update 1 Update 2 Update 3
RSE L6025- Controlled Subsidiary	90042	27,000	(E)	$2,976,000	18	Initial	N/A

(A)	CNP 36 Properties comprised of two parcels: an approximately 8,300 square foot lot purchase on 5/3/2018 for $1,555,000 and an approximately 7,500 square foot lot purchase on 3/23/18 for approximately $1,150,000.

(B)	NPSC Westmoreland- Controlled Subsidiary comprised of two parcels: an approximately 5,800 square foot lot purchased on 3/15/2018 for approximately $1,103,000 and an approximately 7,200 square foot lot purchased on 11/9/17 for approximately $1,040,000.

(C)	R13 and R14- Controlled Subsidiary comprised of two parcels: an approximately 6,730 square foot lot purchased on 1/4/2018 for approximately $1,138,000 and an approximately 6,730 square foot lot purchased on 11/14/2017 for approximately $923,000.

(D)	NPSC Virgil- Controlled Subsidiary comprised of three parcels: an approximately 5,750 square foot lot purchased on 1/25/18 for approximately $921,000, an approximately 6,700 square foot lot purchased on 1/19/2018 for approximately $910,000, and an approximately 6,700 square foot lot purchased on 12/27/2017 for approximately $1,050,000.

(E)	RSE L6025 Controlled Subsidiary comprised of three parcels: L60 (acquired 8/3/2018), L602 (acquired 9/11/2018), and the latest investment, L6025, was acquired on 6/26/19 for an initial purchase price of approximately $1,230,000. Proceeds were used to acquire an approximately 9,000 square feet of land, which is currently improved with an approximately 1,500 square foot single-family home. The acquisition of L6025 is the last property required to assemble the three lots. Combined, the three parcels achieve a lot size of approximately 27,000 square feet, which will be entitled for 18 single-family homes.

Joint Venture Entitlement and Development Properties, Senior Loans, and Other Assets:

Real Property Controlled Subsidiaries	Zip Code	Approximate Square Footage of Lot at Acquisition	Date of Acquisition	Purchase Price (1)	# Lots/Homes	Overview (Form 1-U)
RRE F1	90731	28,800	05/04/2018	$2,023,000	19	Initial
Marathon 12	90026	15,620	05/17/2018	$1,279,000	12	Initial

Senior Loans	Zip Code	Date of Acquisition	Interest Rate (1)	Maturity Date (2)	Total Commitment (3)	LTV (4)	LTC (5)	Overview (Form 1-U)
SC Group 6845 Figueroa, LLC (7)	90042	08/04/2017	9.0%	02/04/2019	$2,250,000	90.0%	97.5%	Initial	Update 1 Update 2
SGGP 1300 Douglas, LLC (8)	90026	11/20/2017	9.0%	05/13/2019	$2,923,350	89.0%	97.0%	Initial	Update 1
600 Block Commonwealth, LLC (6)	90004	02/08/2018	18.0%	07/31/2018	$500,000	—	42.0%	Initial	Update 1

(1)	Interest Rate refers to the projected the annual interest rate on each senior loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.
(2)	Maturity Date refers to the initial maturity date of each senior loan, and does not take into account any extensions that may be available.
(3)	Total Commitment refers to the total commitment made by the Company to fund the senior loan, not all of which may have been funded on the acquisition date.
(4)	LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as determined by our Manager. LTVs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that such value will be achieved. We generally use LTV for properties that are generating cash flow.
(5)	LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. We generally use LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.
(6)	On July 20, 2018, 600 Block Commonwealth, LLC paid off the loan for the full amount of the outstanding principal balance plus interest.
(7)	On February 3, 2019, SC Group 6845 Figueroa, LLC (“Stradella Court – La Prada”) executed a loan modification extending the maturity date of the senior loan to May 3, 2019. The loan principal increased to $2,396,545. As of December 31, 2019 the loan was deemed impaired and classified as non-accrual. The loan was determined to have sufficient underlying real estate collateral as of December 31, 2019. In April 2020, the investment was issued a notice of maturity default for failing to repay the outstanding principal and contractual interest amounts owed.
(8)	As of December 31, 2019, the loan with an approximate recorded investment and unpaid principal balance of $2.8 million is in agreement of sale. In April 2020, the investment was issued a notice of maturity default for failing to repay the outstanding principal and contractual interest amounts owed.

Market Outlook — Real Estate Finance Markets

The direct and indirect impact of COVID-19 on the real estate markets are unprecedented. Given the prospect of negative growth for the economy in the near term and anemic growth for the mid-to-long term, we favor a strategy weighted toward maintaining large cash reserves and equity investments at significant discounts to cost basis as compared to prices before the March 2020 downturn, but likely below the radar of institutional-sized investors. We believe that our investment strategy combined with the experience and expertise of our Manager’s management team will provide opportunities to originate investments with attractive long-term equity returns and strong structural features directly with local brokers and joint venture real estate companies, thereby taking advantage of disrupted market conditions in order to seek the best risk-return dynamic for our shareholders.

Since the beginning of March 2020, the Federal Reserve launched an unprecedented barrage of monetary stimulus, including lowering Federal Reserve benchmark rates to a range of zero to 0.25% and expanding its balance sheet to $6.6 trillion. According to MarketWatch, the Federal Reserve’s balance sheet is likely to expand to $9 trillion by mid-June 2020. On March 9th, 30-year Treasury Rates reached 0.99%, the lowest on record.

The global impact of the outbreak of COVID-19 has been rapidly evolving, continues to have an adverse impact on economic and market conditions and presents material uncertainty and risk with respect to the Company’s future performance and future financial results. At this time, the Company is unable to quantify the impact COVID-19 may have on its future financial results as well as on the broader real estate financial markets.

Risks related to a prolonged economic downturn could adversely affect growth and the values of our investments. In the event market fundamentals continue to deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new investments with attractive risk-reward dynamics.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities”, among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from our continuous offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, commercial real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

We believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

We monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. In reliance on published SEC staff guidance, we treat as “qualifying real estate interests” fee interests in real estate, mortgage loans fully secured by real estate, certain mezzanine loans and certain B-Notes. Commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt) are treated as “real estate-related assets”.

On August 31, 2011, the SEC published a concept release entitled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments” (Investment Company Act Rel. No. 29778). This release notes that the SEC is reviewing the Section 3(c)(5)(C) exclusion relied upon by companies similar to us that invest in mortgage loans. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations as a result of this review. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies that we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

See the linked sections below regarding our (i) liquidity and capital resources, (ii) results of operations, (iii) redemption plan and (iv) initial accounting policies for the periods covered by our most recent Annual Report on Form 1-K and Semiannual Report on Form 1-SA for information, which information is hereby incorporated by reference into this offering circular.

•	Form 1-K for Fiscal Year ended December 31, 2019 (see Item 2)
•	Form 1-SA for Semiannual Period ended June 30, 2020 (see Item 1)

Accounting Pronouncements

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information”.

General

We are a Delaware limited liability company organized on November 19, 2015 as “Fundrise National Opportunistic Office, LLC”, a Delaware limited liability company, and on November 16, 2016 changed our name to “Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC”, under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares are not liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions. However, holders of our common shares are eligible to participate in our redemption plan, as described below in “—Redemption Plan”.

We have a December 31 fiscal year end.

Historical NAV

Below is the NAV per common share, as determined in accordance with our valuation policies, from the first date it was calculated December 31, 2018. Linked in the table is the relevant Form 1-U detailing the NAV evaluation method, incorporated herein by reference.

Date	NAV Per Share	Link
December 31, 2018	$10.34	Form 1-U
June 30, 2019	$10.44	Form 1-U
December 31, 2019	$10.74	Form 1-U
June 30, 2020	$10.92	Form 1-U
Projected NAV at Merger Effective Date	$11.44	Form 1-U

Distributions

We have not declared any distributions, and we do not expect to declare any distributions until the proceeds from our public continuous offering are invested and returns, if any, have been received by us. In addition, as we expect primarily to invest in the acquisition of property for the development of For-Sale Housing or in properties that have significant capital requirements, these properties may not immediately generate cash flow from sale. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the sale proceeds from our acquired and developed properties. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow, cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing.

We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our continuous offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager and dealer manager for services provided to us. See “Management Compensation”. Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.

Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder until the redemption date as described below in “—Redemption Plan”.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

Voting Rights

Our common shareholders have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “—Redemption Plan”. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. Our operating agreement provides that special meetings of shareholders may be called by our Manager. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series);

•	removal of our Manager as the manager of our Company for “cause” as described under “Management—Term and Removal of the Manager” (two-thirds); and

•	the liquidation of the issuer in the event that it has not liquidated by the seventh anniversary of the commencement of the Offering (majority).

General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Fractional Shares. Our Manager is not required to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “— Redemptions”. Instead of issuing fractional shares, the Manager may elect that we pay cash for the fractional share in an amount equal to the NAV of the fractional share, without interest.

Payment of Taxes. If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar

Our Manager has entered into an agreement with Computershare Inc., and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), whereby Computershare agreed to act as our transfer agent.

Operating Agreement

Non-Member Manager

•	Our operating agreement designates Fundrise Advisors, LLC, an affiliate of our Sponsor, as our non-member manager. Our Manager is generally not entitled to vote on matters submitted to our shareholders, although its approval is required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager does not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

•	Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, is entitled to consider only such interests and factors as it desires, including its own interests, and has no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and is not subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on November 19, 2015 as “Fundrise National Opportunistic Office, LLC”, a Delaware limited liability company, and on November 16, 2016 changed our name to “Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC., We will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By receiving common shares in the Merger, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates are not liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager is not required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with U.S. GAAP. For financial reporting purposes and U.S. federal income tax purposes, our fiscal year and our tax year (unless otherwise required by the Code) are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement are final and binding on our shareholders. We prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and file the statement with our Company secretary.

Restrictions on Ownership and Transfer

Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive.  We refer to these limits collectively as the “ownership limit”.  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares. In addition, our operating agreement provides that no transfer of shares may occur without the consent of our Manager, in its sole discretion. We may reject any investor’s subscription in whole or in part if we determine that such subscription would violate the ownership limit.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to the greater of (i) $10.00 per share or (ii) NAV per share, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert our Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii)  list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

Valuation Policies

Overview

Our operating agreement provides that at the end of each semi-annual period, or such other period (such as in connection with the Merger) as determined by the Manager in its sole discretion, but no less frequently than annually, our Sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our Sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. For joint venture or direct equity investments, our Sponsor primarily relies on sales comparison method. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor prepares, our NAV per share.

To assist our Manager in calculating our NAV per share in determining the Exchange Ratio, our Manager engaged an appraiser to appraise our and the Target eFunds’ commercial real estate assets. See Appendix A.

As there is no market value for our common shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our shares on a semi-annual basis (or such other periodic basis as determined by our Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. However, the majority of our assets consist of property acquired for the development and sale of For-Sale Housing, including some commercial or residential properties that can be repurposed into For-Sale Housing, and, as with any commercial real estate valuation protocol, the conclusions reached by our Sponsor’s asset management team or internal accountants, as the case may be, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given semi-annual period (or such other period (such as in connection with the Merger) as determined by our Manager in its sole discretion, but no less frequently than annually), our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

NAV Estimates Determination and Valuation Methodology

In accordance with the Manager’s valuation policy, the net asset value estimates used in calculating the value of our shares are determined using the following process. First, our Sponsor’s asset management team presents a valuation recommendation to our Sponsor’s internal accounting department, with supporting analysis, which includes estimates of our underlying real estate values along with estimates of our investment instrument values (and may or may not include a third-party expert valuation report). Second, our Sponsor’s internal accounting department calculates our total valuation and share price utilizing our Sponsor’s asset management team’s recommendations. Third, the investment-level valuation recommendations and total fund valuations are presented to the Manager’s investment committee for review and approval, with final reports issued to investors in the Company only after the Manager’s investment committee approves all valuations and implied share prices.

The primary valuation method the Manager expects to employ in estimating the value of our For-Sale Housing assets is the Sales Comparison Method. Under the Sales Comparison Method, the Manager will assess relevant sales to determine comparable metrics, such as price per square foot or price per home in order to calculate a potential value for a given asset. The Manager will then compare the comparable sales price to the progress towards, and costs of, the development of the asset (including estimated property, construction, financing, architectural, engineering and other soft costs) in order to ascertain the implied net value of each asset upon achieving certain key milestones; in particular vesting entitlements, construction completion or unit sales. The value recognized at the entitlements milestone would be based primarily on the sales prices of comparable entitled property. At the construction completion milestone, the value would be primarily based on the sales prices of comparable completed developments, while taking into account the extent of the sales risk remaining, such as time to fully sell out of the property. For instance, a large condominium project will likely take longer to completely sell out than a small condominium or townhome development, which longer timeline increases the uncertainty associated with determining the final net sales pricing. However, as unit sales progress in a large development, the Manager may gain greater insight into the likely sales prices of unsold units. When conducting this analysis, the Manager will leverage market research and its experience and reasonable judgment to make decisions regarding many assumptions, such as timeline to completion, zoning and entitlement risk, future interest rate environment, future sale prices, surrounding neighborhood dynamics, home design, layout, depth of market, and the consumer target segment (in particular, demographics, income bracket, and other lifestyle considerations).

The Manager believes the value of the investments are primarily driven by the net sales price of the home or property less the total amount of required development costs, which net asset value is primarily recognized at the successful completion of the key execution risks of entitlement, construction, and sale.

Our Sponsor’s Asset Management Team

As of June 30, 2020, our sponsor’s real estate and accounting teams are composed of forty-four professionals with more than 329 years of combined experience. Of these professionals, the primary real estate management team is made up of three officers of our sponsor, four real estate vice presidents, nine real estate senior associates, nine real estate analysts, two accounting vice presidents and seventeen accountants. All of these professionals play a role in asset management because our sponsor takes a “cradle to grave” approach to asset management, meaning that the real estate team that closes a deal is then responsible for asset management of the property for the life of the investment. Members of our sponsor’s real estate team have previously worked as real estate developers, fund managers, real estate brokers, and home-builders, while members of our sponsor’s accounting team have worked as auditors, fund accountants, and property accountants. Prior to being employed by our sponsor, these team members accumulated direct management experience with real estate development, fund management, leasing, construction and financing in excess of $2 billion of real estate, not including their experience with our sponsor.

Members of our Sponsor’s real estate team have previously worked as real estate developers, fund managers, real estate brokers, and home-builders, while members of our Sponsor’s accounting team have worked as auditors, fund accountants, and property accountants. Prior to being employed by our Sponsor, these team members accumulated direct management experience with real estate development, fund management, leasing, construction and financing in excess of $2 billion of real estate, not including their experience with our Sponsor.

Through June 30, 2020, our Sponsor’s real estate and accounting teams have acquired and asset managed more than 325 real estate assets with aggregate purchase prices of approximately $5.1 billion. Since 2015, our Sponsor’s real estate and accounting teams have worked with outside valuation experts in determining the net asset value calculation for each of the investment programs sponsored by our Sponsor. Based on this experience, our Sponsor believes that its real estate team has a more intimate and detailed understanding of the properties than typical outside consultants and that its real estate and accounting teams can more accurately estimate our NAV.

In addition, our Sponsor believes that it will ultimately be much more cost effective and efficient to produce NAV through its own real estate and accounting teams than through the use of outside valuation consultants.

Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share. As of the date of this offering circular, our continuous offering’s per share purchase price is $11.44 per share. The per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period (such as in connection with the Merger) as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in our continuous offerings semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) NAV per share, in each case prior to giving effect to any share purchases or redemptions to be effected on such day. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors will pay the most recent publicly announced purchase price as of the date of their subscription.

We file with the SEC on a periodic basis an offering circular supplement disclosing the determination of our NAV per share that will be applicable for such period (a “pricing supplement”). We file the pricing supplement at the end of such period. We also post that period’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform also contains this offering circular, including any supplements and amendments. We disclose, on a periodic basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to the filing of the pricing supplement disclosing our NAV adjustment will be executed at the purchase price in effect at the time such subscription is received. Thus, even if settlement occurs in the following period for which NAV is calculated, the purchase price for the shares will be the price in effect at the time the subscription was received.

Redemption Plan

Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. In order to provide our shareholders with limited liquidity, we have adopted a redemption plan to enable shareholders to redeem their common shares in limited circumstances.

We will not solicit redemptions under this redemption plan, other than through our offering circular and any supplements or amendments thereto disclosing our NAV per share. Shareholders desiring to request redemption of their common shares must do so of their own volition and not at our behest, invitation or encouragement. Our role in effectuating redemptions under the redemption plan will solely be ministerial.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of the Information Statement included as Appendix A herein, our Manager has determined to temporarily waive certain provisions of our redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow our shareholders to redeem their shares (i) without any discount to the per share price for our common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. . Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares that are not otherwise eligible for redemption under the terms of our redemption plan. All other provisions of the redemption plan remain unchanged. The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020, roughly two weeks prior to the consummation of the Merger, which we anticipate will occur on or around November 30, 2020. After November 15, 2020, our redemption plan will revert to its pre-Merger provisions.

While shareholders should view this investment as long-term, we have adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for ongoing liquidity in the event shareholders need it. Investors should note, however, that even during the Introductory Period, the redemption plan may not be available due to our Manager’s ability to amend, suspend, or terminate the redemption plan at any time.

Pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 per each redemption request. In the event of a conflict between the minimum and maximum amounts that may be redeemed, the maximum dollar amount allowable will control. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

The calculation of the redemption price will depend, in part, on whether a shareholder requests redemption within the Introductory Period or the Post-Introductory Period.

During the Introductory Period, the per share redemption price will be equal to the purchase price of the shares being redeemed reduced by (i) the aggregate sum of distributions paid with respect to such shares, rounded down to the nearest cent and (ii) the aggregate sum of distributions, if any, declared but unpaid on the shares subject to the redemption request. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

During the Post-Introductory Period, the per share redemption price will be calculated based on a declining discount to the per share price for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price) (1)
Less than 90 days (Introductory Period)	100.0	%(2)(3)
90 days until 3 years	97.0	%(4)
3 years to 4 years	98.0	%(5)
4 years to 5 years	99.0	%(6)
More than 5 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.
(3)	The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.
(4)	For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.
(5)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.
(6)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.
(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum sixty (60) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after acquiring the shares) and the Post-Introductory Period (90 days or more after acquiring the shares), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN

	Introductory Period	Post-Introductory Period

Duration	First 89 days after settlement	90 days or more after settlement

Redemption Price	100% of purchase price less distributions paid and distributions declared and to be paid less third-party costs	97-100% of NAV (no reduction for distributions) less third-party costs

Timing to submit request	At least 60 days prior to the effective redemption date (but in no event 90 or more days after first acquiring the shares)	At least 60 days prior to the effective redemption date

Last Date to Withdraw Request	Up to effective redemption date	Up to effective redemption date

Date of Redemption Payment	Within 3-5 business days of the effective redemption date	Within 3-5 business days of the effective redemption date

Frequency	Monthly (after a minimum 60 day waiting period after the submission of the redemption request)	Monthly (after a minimum 60 day waiting period after the submission of the redemption request)

Minimum Amount of Shares Redeemed Per Shareholder	None	None

Maximum Amount of Shares Redeemed Per Redemption Request	5,000 common shares or $50,000, whichever is less	5,000 common shares or $50,000, whichever is less

We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares. However, in the event a secondary market for our shares develops, we will terminate our redemption plan. Redemptions under our redemption plan are subject to limitations in connection with our compliance with the PTP Safe Harbor.

Redemption of our common shares will be made monthly upon written request to us at least sixty (60) days prior to the effective redemption date; provided, however, written requests for common shares to be redeemed during the Introductory Period must be delivered to our Manager prior to the end of such shareholder's Introductory Period. Our Manager intends to provide notice of redemption by the end of the first month following the sixtieth (60th) day after the submission of the redemption request, with an effective redemption date no earlier than the sixtieth (60th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Shareholders may withdraw their redemption request at any time prior to the effective redemption date.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered on the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed pro-rata, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, common shares will be redeemed on a pro-rata basis, if at all.

We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the Introductory Period or Post-Introductory Period. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit shareholders to redemption requests of no more than the 5,000 common shares or $50,000, whichever is less. In the event of a conflict between the minimum and maximum amounts that may be redeemed, the maximum dollar amount allowable will control.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding shares as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given month, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

Furthermore, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time (including during the Introductory Period) without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment.

Investors should note that due to the uncertainty caused by the global coronavirus (COVID-19), with respect to 16 of the sponsor’s 19 programs qualified under Regulation A (including ours and the Target eFunds), our Manager had previously determined to suspend the processing and payment of redemptions under the redemption plans. Effective as of June 30, 2020, our Manager determined to resume the processing and payment of redemptions under our redemption plan as well as the processing and payment of redemptions under the redemption plans of each of the sponsor’s other programs (including the Target eFunds) that had been previously suspended as of March 31, 2020.  As of June 30, 2020, all 19 of our sponsor’s programs with redemption plans had resumed the processing and payment of redemptions.

For more information about our redemption plan or to submit a redemption request, please contact us by email at investments@fundrise.com.

Reports to Shareholders

Our operating agreement requires that we use commercially reasonable efforts to cause the Company to prepare and deliver, or cause its accountants to prepare and deliver, to Members a Schedule K-1 by March 15th in the year following the end of each fiscal year.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, semi-annual pricing supplements, semi-annual information statements and other information.

We will provide such periodic updates electronically through the Fundrise Platform website at www.fundrise.com, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable”, we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Fundrise Platform website are not incorporated by reference in or otherwise a part of this offering circular.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary outlines certain material U.S. federal income tax considerations relevant to U.S. investors (as defined below) in connection with an investment in the Company. This general summary is not intended as a complete analysis of all possible tax considerations in connection with acquiring, holding and disposing of our common shares and is not a substitute for careful tax planning by each U.S. investor. It does not address non-U.S., state or local income tax, or alternative minimum tax considerations, except to a limited extent specifically discussed below and may not be construed as legal advice. This discussion does not address your situation if you are a non-U.S. investor or are subject to special tax rules (e.g., a U.S. tax-exempt investor, a U.S. expatriate, a person who marks-to-market our common shares, a subchapter S corporation, a financial institution, an insurance company, a broker-dealer, a regulated investment company, a real estate investment trust (“REIT”), a grantor trust, a person that has a functional currency other than the U.S. dollar, a person who receives our common shares as compensation, or a person holding our common shares as part of a “straddle”, “hedge”, “short sale” or other integrated investment). This summary also does not address tax considerations that may apply if you acquired your common shares other than in exchange for a contribution of cash to the Company. If a partnership or other entity treated as a partnership owns our common shares, then the tax treatment of a partner in such partnership or equity owner in such other entity generally will depend upon the status of the partner or equity owner and the activities of such partnership or other entity and of the Company.

For purposes of this summary, a “U.S. investor” is a beneficial owner of our common shares who for U.S. federal income tax purposes is: (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia); (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

This discussion is based upon existing law, as currently interpreted, contained in the Code, current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), judicial decisions and administrative rulings and practice, all as of the date hereof. Existing law, as currently interpreted, is subject to change by either new legislation, or by new interpretations of existing law in regulations, administrative pronouncements or court decisions, any of which could change current law and/or, by retroactive application or otherwise, adversely affect your investment. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES (INCLUDING STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES) TO THEM OF AN INVESTMENT IN OUR COMMON SHARES, INCLUDING WITH REFERENCE TO THEIR PARTICULAR TAX SITUATIONS PRIOR TO ANY INVESTMENT.

The Merger

See the Information Statement regarding the Merger, included herein as Appendix A  for a detailed discussion of the tax material consequences related specifically to the Merger.

Partnership Classification

We intend to be treated as a partnership for U.S. federal income tax purposes, so that we generally will not be subject to U.S. federal income tax, but each U.S. investor will be required to include its allocable share of our tax items in determining its U.S. federal income tax liability.

Because we are organized as a Delaware limited liability company, we generally will be classified as a partnership for U.S. federal income tax purposes, and not as a corporation, unless either (i) we affirmatively elect to be classified as an association taxable as a corporation or (ii) we are treated as a PTP and less than 90% of our annual gross income (for each year beginning with the first year in which we were a PTP) is derived from certain qualifying sources. We will not elect to be classified as an association taxable as a corporation and intend to be classified as a partnership for U.S. federal income tax purposes and to avoid treatment as a corporation under the PTP rules. A PTP is a partnership whose interests are traded on an established securities market or are deemed to be readily tradable on a secondary market or the substantial equivalent thereof. Our common shares will not be traded on an established securities market. Historically, the Manager has intended to avoid the risk of our common shares being deemed readily tradable on a secondary market or equivalent by complying with a regulatory safe harbor for a partnership that complies with certain restrictions on redemptions and transfers (referred to herein as the “PTP Safe Harbor”). In particular, our redemption plan, as described above under “Certain U.S. Federal Income Tax Considerations Relating to our Redemption Plan” and “Redemption Plan”, has historically intended to be a “qualified redemption plan” under the PTP regulations, so that we should comply with the PTP Safe Harbor provided that:

•	for each taxable year, the aggregate of the transfers of our common shares (other than through our redemption plan and certain “excluded transfers” described below) do not exceed 2% of our common shares (as determined under the PTP regulations); and

•	for each taxable year, the sum of (i) redemptions pursuant to our redemption plan plus (ii) any transfers outside of our redemption plan do not exceed 10% of our common shares (determined without regard to the excluded transfers described below and as determined under the PTP regulations).

The percentage interest of our common shares represented by any particular redemption or transfer is generally determined on a monthly basis with reference to the outstanding shares for that month. Under the PTP regulations, certain excluded transfers are not subject to the foregoing volume caps. Such excluded transfers generally include (i) any transfer representing more than 2% of our Common Shares (a “Block Transfer”), (ii) transfers that are carry-over basis transactions, in whole or in part, or distributions from a partnership, (ii) transfers at death, (iii) transfers between certain family members, (iv) issuances of new interests by us, and (v) distributions from a Code Section 401(a) qualified retirement plan or an individual retirement account.

Our operating agreement authorizes the Manager to limit transfers and redemptions as needed to meet these PTP Safe Harbor requirements. Moreover, because the determination of whether a proposed transfer would be an excluded transfer is generally outside the knowledge and control of the Manager unless the proposed transfer is a Block Transfer, the Manager has historically generally subjected all transfers and redemptions, other than Block Transfers, to the 2% and 10% limits of this PTP Safe Harbor. The restrictions may have substantially limited your ability to transfer or otherwise dispose of your common shares.

Although we have historically intended to comply with the PTP Safe Harbor described above, in connection with the Merger we plan to relax certain limitations on our redemptions in a manner that is likely to cause us to not satisfy the PTP Safe Harbor for the taxable year that includes the Merger. However, we believe that, based on the composition of our income, if we were treated as a PTP we would be able to avoid corporate treatment by satisfying the Qualifying Income Exemption, which generally requires that derive at least 90% of our income from qualifying sources. We also could rely on the Qualifying Income Exemption rather than the PTP Safe Harbor for subsequent periods if we determine we should comply with the Qualifying Income Exemption. It should be noted, however, that compliance with the Qualifying Income Exemption involves the application of complex tax rules for which there is sparse interpretive guidance. Because of the complexity of such rules and the potential difficulties of complying with the requirements of the Qualifying Income Exemption, it is possible that we could fail to comply with the Qualifying Income Exemption for a period notwithstanding our intent to comply.

If we were to be classified as an association taxable as a corporation, either at the outset or due to the PTP rules or due to a change in operation or in relevant law (including legislation, regulations, rulings or case law), we would be subject to U.S. federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to you. You would not be entitled to take into account your distributive share of our deductions in computing your taxable income, nor would you be subject to tax on our income. Distributions would be treated as dividends to the extent of our current or accumulated earnings and profits, would thereafter be treated as a return of basis to the extent of your basis in your common shares, and would then be treated as gain to the extent of any remaining distributions exceeding your basis in your common shares. Overall, our treatment as a corporation would substantially reduce the anticipated benefits of an investment in us.

The following discussion assumes that we will be treated as a partnership and not as a PTP taxed as a corporation for U.S. federal income tax purposes.

Flow Through Tax Treatment

So long as we are treated as a partnership for U.S. federal income tax purposes, we generally are not required to pay any U.S. federal income tax at the Company level. Instead, each U.S. investor will be required to report on its income tax return its allocable share of our income, gains, losses, deductions and credits as determined for U.S. federal income tax purposes. Each U.S. investor will be required to include these items on its U.S. federal income tax return even if the U.S. investor has not received any cash distributions from us and even if the U.S. investor has not sold any common shares. Accordingly, because we may not make distributions in respect of common shares (and have no plan or obligation to make distributions intended to allow a U.S. investor to satisfy its tax liability with respect to taxable income allocated to it), you may be allocated income, or be subject to tax on allocated income, in excess of the cash distributed to you. In such case, such U.S. investors may be required to satisfy any tax liabilities attributable to their distributive share of Company income and/or gain from other sources. For each Company taxable year, we are required to furnish to each shareholder a Schedule K-1 that sets forth the shareholder’s allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, and the receipt of a Schedule K-1 may cause a U.S. investor’s income tax returns to become more complicated, and may involve the engagement by a U.S. investor of a tax professional to assist in the preparation of such income tax returns. The U.S. investor includes such tax items on its return for its taxable year with which, or within which, ends such Company taxable year. We will allocate items of income, gain, loss and deduction in accordance with the operating agreement as described in “Allocations of Company Income, Gain, Loss, and Deductions” and “Tax Allocations with Respect to Book-Tax Differences” below.

In general, the character of a U.S. investor’s share of each item of income, gain, loss, deduction, credit and tax preference is determined at the Company level and retains such character when allocated among U.S. investors. As a result, it is expected that a significant portion of the income realized by U.S. investors in connection with an investment in us will be subject to tax as ordinary income. In particular, we expect substantially all of the income realized in connection with the sale of for-sale condominiums to constitute ordinary gains and be subject to taxation at ordinary rates. Because we expect to hold such condominiums for sale in the ordinary course of business, we do not expect gains from sales of those units to qualify as capital gains for U.S. federal income tax purposes. The maximum ordinary income tax rate for individuals is currently 37%, while maximum individual income tax rate for long-term capital gains and “qualified dividends” is currently 20%, in each case without regard to the “Medicare” tax of 3.8% on net investment income.

The TCJA generally allows non-corporate investors to take a deduction of up to 20% of certain “qualified business income” from partnerships and 20% of their ordinary REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026. The 20% deduction cannot be applied to certain investment-related income (e.g., capital gain income and investment interest income). For taxpayers with taxable income above certain thresholds, the deduction for qualified business income (but not ordinary REIT dividends) also is generally limited to the greater of (i) 50% of IRS Form W-2 wages with respect to the qualified trade or business or (ii) 25% of such IRS Form W-2 wages plus 2.5% of the cost of certain tangible depreciable property used in the qualified trade or business. For taxpayers subject to these limitations the deduction for qualified business income is generally expected to be limited to 2.5% of the cost of certain tangible property held by the Company.

Treatment of Company Distributions

Distributions of money by us to a U.S. investor, including deemed distributions that result from a reduction in the U.S. investor’s share of our liabilities, generally will result in taxable gain to the U.S. investor only if and to the extent that the distribution exceeds the U.S. investor’s aggregate tax basis in its common shares immediately before the distribution.

Any such gain generally will be capital gain, and will be long or short term, or potentially in part long term and in part short term, depending on the U.S. investor’s holding period for its common shares. An actual or deemed distribution of money (whether or not in excess of basis) may give rise to ordinary income if the distribution or deemed distribution is accompanied by a reduction in the U.S. investor’s share of certain ordinary income assets (commonly referred to as “hot assets”) of the Company. See the discussion regarding hot assets below under “Dispositions of Common Shares”.

Any reduction in a U.S. investor’s share of our liabilities, whether through repayment, an issuance of additional common shares by us, or otherwise, will constitute a deemed distribution of money to the U.S. investor.

Distributions of Property

A distribution of property other than money by us to U.S. investors ordinarily does not result in the recognition of gain or loss by either us or the U.S. investor unless the property is a marketable security for purposes of Code Section 731(c) and the exceptions to the requirement for recognition of gain do not apply. In that event, the property would be treated as money and the U.S. investor would recognize gain, but not loss, to the extent described above. There can be no assurance that we will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution. In addition, a distribution of cash or property could give rise to ordinary gain if the distribution is in connection with a reduction in the U.S. investor’s share of gain with respect to certain assets that would give rise to ordinary gain on sale, or “hot assets”. See the discussion regarding hot assets below under “Dispositions of Common Shares”.

Basis of Common Shares

In general, a U.S. investor who acquires common shares in the offering will have an initial basis in its common shares equal to the amount it paid for such common shares. A U.S. investor is treated as having single basis in its common shares. A U.S. investor’s basis in its common shares will be adjusted upward or downward to reflect any increase or decrease, respectively, in the U.S. investor’s share of our liabilities. A U.S. investor’s initial basis in its common shares generally will be increased by the U.S. investor’s share of:

•	our taxable and tax-exempt income; and

•	any increases in nonrecourse liabilities incurred by us.

Generally, a U.S. holder’s initial basis in its common shares thereafter will be decreased, but not below zero, by the U.S. holder’s share of:

•	our distributions;

•	decreases in our liabilities, including any decrease in its share of our nonrecourse liabilities;

•	our losses; and

•	nondeductible expenditures of ours which are not chargeable to capital.

Allocations of Company Income, Gain, Loss and Deductions

Under our operating agreement, net profits and net losses generally will be allocated among the shareholders in proportion to their respective percentage ownership interests in common shares, which is generally intended to be in accordance with shareholders’ economic interests in the Company.

Under Code Section 704(b), a partnership’s allocation of any item of income, gain, loss or deduction to a partner will be given effect for U.S. federal income tax purposes so long as it has “substantial economic effect”, or is otherwise in accordance with the “partner’s interest in the partnership”. If an allocation of an item does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all facts and circumstances.

Code Section 706 provides that items of partnership income and deductions must be allocated to reflect changes in shareholders’ percentage interests in common shares. The Company will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders of common shares in accordance with applicable tax rules as applicable, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. As a result, if you transfer your common shares, you may be allocated income, gain, loss and deductions realized by the Company after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any distributions. If the conventions are not allowed by applicable Treasury Regulations or if the IRS otherwise does not accept the conventions, the IRS may contend that Company taxable income or losses must be reallocated among holders of common shares, to their possible detriment.

Tax Allocations with Respect to Book-Tax Differences

Under Code Section 704(c), income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the “book-tax difference”. Similar tax allocations are required with respect to the book-tax differences that exist at the time of issuance and redemption of common shares to reflect then fair market value in connection with issuances and redemptions of common shares and similar events. Treasury Regulations under Code Section 704(c) require partnerships to use a “reasonable method” for allocation of items affected by Code Section 704(c).

Under these rules, tax gain or loss attributable to appreciation or depreciation in prior periods generally is required to be allocated so as to take into account the common shareholders’ relative economic interests during the periods such appreciation and depreciation occurred, rather than when the corresponding tax gain or loss was realized. A shareholder that receives a disproportionate allocation of gain upon a sale of a property under the above rules would not be entitled to any special disproportionate distributions from us in connection with the sale.

The operating agreement gives the Manager discretion to make determinations with respect to book-tax differences. In making allocations with respect to any book-tax difference, the Manager may apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders of common shares in accordance with applicable tax rules as applicable, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. If the conventions are not allowed by applicable Treasury Regulations or if the IRS otherwise does not accept the conventions, the IRS may contend that Company taxable income or loss must be reallocated among holders of common shares, to their possible detriment.

Disposition of Common Shares

If a common share is sold, transferred as a gift or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the common share that is disposed of. The amount realized on the disposition of a common share generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of our liabilities allocated to the common share.

A U.S. investor will recognize gain on the disposition of a common share to the extent that the amount realized exceeds the U.S. investor’s basis allocable to the common share. Because the amount realized includes any amount attributable to the relief from our liabilities attributable to the common share, a U.S. investor could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the common share.

Generally, gain recognized on the disposition of a common share will be capital gain. However, notwithstanding this general rule, any portion of a U.S. investor’s amount realized on the disposition of a common share that is attributable to certain ordinary income assets (customarily referred to as “hot assets”) will give rise to ordinary income under the special rules of Code Section 751(a). Such ordinary income assets include, to the extent not previously included in our income, inventory, property held for sale to customers in the ordinary course of business, real property used in a trade or business held for less than one year and “unrealized receivables”. For this purpose, “unrealized receivables” are defined generally as rights to receive payment for goods and services to the extent not already recognized in income, as well as certain amounts of ordinary income we would recognize if we sold our properties for fair market value (e.g., amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if we had sold our assets at their fair market value at the time of the redemption). The amount of ordinary income or loss recognized under Code Section 751(a) is generally equal to the amount of income or loss from hot assets that would be allocated to you if we sold all of our assets for fair market value in a fully taxable transaction. Given that we expect that a significant portion of our real estate assets will be comprised of for-sale condominiums, we anticipate that a significant portion, and perhaps all, of gain recognized on the disposition of our common shares may be treated as ordinary income under Code Section 751(a).

Redemptions of Common Shares

If a common share is redeemed for cash, the U.S. investor’s tax treatment generally will depend upon whether or not the redemption results in a disposition of all of the U.S. investor’s common shares. If all of the U.S. investor’s common shares are redeemed, the U.S. investor’s taxable gain and the tax consequences of that gain generally will be determined as described under “—Disposition of Common Shares” above, including the discussion in respect of hot assets and the application of Code Section 751(a). However, if less than all of a U.S. investor’s common shares are redeemed, subject to the rules regarding “hot assets”, the U.S. investor will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the U.S. investor’s amount realized on the redemption, calculated as described above, exceeds the U.S. investor’s basis in all of its common shares immediately before the redemption. A cash redemption that reduces a shareholder’s share of hot assets will give rise to ordinary gain or loss. Given the expected nature of our assets, we expect that redemptions will give rise to ordinary gain or loss.

Liquidation of the Company

If we liquidate and dissolve, a distribution of our property other than money generally will not result in taxable gain to a U.S. investor, except in the case of certain distributions of marketable securities (see “—Distributions of Property” above). The basis of any property distributed to a U.S. investor will equal the adjusted basis of the U.S. investor’s common shares, reduced by any money distributed in liquidation. A distribution of money upon our liquidation, however, will be taxable to a U.S. investor to the extent that the amount of money distributed in liquidation (including any deemed distributions of cash as a result of a reduction in the U.S. investor’s share of our liabilities, a distribution of marketable securities, or anything else treated as a distribution of cash) exceeds the U.S. investor’s tax basis in its common shares. In addition, a distribution of cash or property could give rise to ordinary gain if the distribution is in connection with a reduction in the U.S. investor’s share of gain with respect to “hot assets”. See the discussion above regarding hot assets under “Disposition of Common Shares”.

Certain Deductions

A U.S. investor may deduct losses allocable to it only to the extent of its adjusted tax basis in the Company.

Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from “passive activities” only to the extent that those losses do not exceed the taxpayer’s income from passive activities. Generally, passive activities are activities which involve the conduct of a trade or business and in which the taxpayer does not materially participate, which would include the ownership of common shares.

If we were a PTP, but not taxed as a corporation for U.S. federal income tax purposes because we were able to satisfy the Qualifying Income Exemption (described above under “Partnership Classification”), holders of our common shares would be subject to special passive loss rules applicable to PTPs. In particular, if we were a PTP, a U.S. investor would be unable to offset the U.S. investor’s share of our passive income and gains with passive losses from other passive activities other than the U.S. investor’s investment in us. Similarly, our passive losses allocable to a U.S. investor could be used only to offset the U.S. investor’s allocable share of our passive income and gains and not to offset income and gains from other passive activities.

In addition, certain U.S. investors (generally, individuals or certain closely held corporations) may not deduct their share of our losses to the extent that those losses exceed the lesser of:

•	the adjusted tax basis of such U.S. Investor’s common shares at the end of our taxable year in which the loss occurs; and

•	the amount for which such U.S. investor is considered “at-risk” at the end of that year (as determined separately for each at-risk activity).

In general, a U.S. investor should be at-risk to the extent of its adjusted basis in its common shares, except to the extent that the U.S. investor acquired its common shares using nonrecourse debt. For these purposes, however, a U.S. investor’s adjusted basis in its common shares will include only the U.S. investor’s share of our nonrecourse liabilities, as determined under Code Section 752, that are considered “qualified nonrecourse financing” with respect to the activity of “holding real property” for purposes of these at-risk rules. In that regard, there can be no assurance that the IRS might not successfully contend that some or all of the debt secured by our properties is not qualified nonrecourse financing or that the investment by us does not constitute a single activity or the activity of holding real property in whole or part. In addition, there can be no assurance that we will not repay some or all of our qualified nonrecourse financing in the future with proceeds from equity offerings or proceeds of debt financings that do not constitute qualified nonrecourse financing, which would have the effect of reducing the amount for which a U.S. investor is considered at-risk.

A U.S. investor’s at-risk amount generally will increase or decrease as the adjusted tax basis in its common shares increases or decreases, except for increases or decreases attributable to our liabilities that do not constitute qualified nonrecourse financing with respect to the activity of holding real property. If a U.S. investor is not allowed to use losses in a particular taxable year because of basis limitations or the application of the at-risk rules, the losses can be carried forward and may be used by the U.S. investor to offset income in a subsequent year to the extent that the U.S. investor’s adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.

Reductions in a U.S. investor’s share of qualified nonrecourse financings with respect to an activity of holding real property, if any, also could result in at-risk recapture. We cannot guarantee that a future refinancing will not result in a reduction of the liabilities included in at risk amounts allocated to the former U.S. investors or other shareholders, causing the affected U.S. investors to receive a deemed distribution of money or recognize at-risk recapture.

The at-risk rules apply to:

•	an individual U.S. investor;

•	an individual U.S. investor that is the beneficial owner of an interest in a shareholder that is an S corporation or partnership; and

•	a U.S. investor that is a corporation if 50% or more of the value of that corporation’s stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

The application of the at-risk rules is highly complex and can involve uncertainties. For instance, at-risk amounts are determined with respect to each separate “activity”, and the determination as to whether a particular investment (such as an investment in common shares) constitutes one or several activities may not be entirely certain. In addition, the deductibility of losses may be limited by other provisions of U.S. federal income tax law.

The TCJA introduced a new limitation on losses for non-corporate taxpayers. Under these “excess business losses” rules, non-corporate taxpayers are limited in their ability to deduct business losses against income from other sources for taxable years beginning after December 31, 2017 and before January 1, 2026. However, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), signed into law on March 27, 2020, defers the effective date of the excess business loss limitation to taxable years beginning after December 31, 2020. Under this provision, no more than $250,000 ($500,000 for married individuals filing jointly) of business losses can be used against other sources of income. In addition, the TCJA limits the net operating loss (“NOL”) deduction to 80% of taxable income, where taxable income is determined without regard to the NOL deduction itself. However, the CARES Act repeals the 80% limitation for NOLs for tax years beginning before January 1, 2021. The TCJA also generally eliminates carrybacks but allows unused NOLs to be carried forward indefinitely. However, the CARES Act allows for carrybacks for NOLs arising in a taxable year beginning after December 31, 2017 and before January 1, 2021 to each of the five tax years preceding the tax year in which the loss arises.

U.S. investors should consult their own tax advisers regarding application in their particular circumstances of the passive activity loss rules, the at-risk rules, the excess business loss rules, and any other loss-limitation rules under the Code to their investment in us.

Other limitations on your ability to deduct your allocable share of our losses or items of deduction include, but are not limited to, those relating to the “alternative minimum tax” under Section 55 of the Code, “investment interest” expense under Section 163(d) of the Code, the deductibility of “personal interest” under Section 163(h) of the Code, interest incurred or continued for the purpose of purchasing or carrying tax-exempt obligations under Section 265(a)(2) of the Code, and the deductibility of capital losses under Section 1211 of the Code. The TCJA disallows all miscellaneous itemized deductions for taxable years beginning after December 31, 2017 and before January 1, 2026, preventing individual investors from deducting many previously deductible investment fees and expenses. The TCJA also disallows itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year. In the case of a U.S. investor who is an individual, otherwise allowable itemized deductions may be reduced by an overall limitation that varies based on the extent to which such U.S. Investor’s adjusted gross income exceeds a statutorily defined threshold; however, the TCJA suspends this overall limitation for taxable years beginning after December 31, 2017 and before January 1, 2026.

In addition, you should be aware that certain real estate activities may be subject to various special provisions of the Code that, among other things, defer or disallow the deductibility of certain expenses (e.g., startup expenditures, prepaid interest and other expenses, fees and construction period interest and other costs). If you receive a distribution, including a distribution in redemption of common shares, that is traceable to debt proceeds relating to a borrowing by us, the deductibility of your share of the interest expense attributable to such borrowing may be subject to limitation under the Code depending on how you use the amount distributed to you.

Under Section 163(j) of the Code, the TCJA generally limits the deduction for net interest expense incurred by a business to 30% of the “adjusted taxable income” of the taxpayer, subject to certain exceptions. In the case of a partnership such as the Company, the limit is applied at the partnership level. However, the CARES Act increases the limitation to 50% of the “adjusted taxable income” of the taxpayer, which increase applies to partnerships for taxable years beginning in 2020 and to other taxpayers (such as corporations and individuals) for taxable years beginning in 2019 or 2020. The CARES Act also provides that 50% of a partner’s share of a partnership’s disallowed interest expense for a taxable year beginning in 2019 will not be subject to limitation under Section 163(j) for the partner’s first taxable year beginning in 2020, unless the partner elects out of such special treatment. In addition, the CARES Act allows taxpayers to elect to apply their 2019 adjusted taxable income (rather than 2020 adjusted taxable income) for purposes of their 2020 computation under 163(j) of the Code. The foregoing limitation on the deductibility of interest expense does not apply to certain electing real property trades or businesses, nor does it apply to small-business taxpayers with average annual gross receipts that do not exceed $25 million aggregating certain affiliates under complex attribution rules. Eligible real property trades or businesses generally include any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. However, making the election requires a real property trade or business to depreciate non-residential real property, residential rental property, and qualified improvement property over a longer period using the alternative depreciation system rather than the general depreciation system. In addition, the new 100% bonus depreciation deduction under the TCJA generally will not be available to taxpayers that elect out of ADS in certain circumstances. The Manager generally will decide whether to make any available real property trade or business election for any direct or indirect investment made through an entity that the Company controls. The election, once made, is irrevocable.

Our organizational expenses are not currently deductible, but may, at our election, be amortized ratably over a period of not less than 15 years (and may be amortized over a different period for book purposes). Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of common shares, including placement fees) are neither deductible nor amortizable. The IRS may disagree with us as to the allocation of expenses between organizational and syndication expenses and may assert that a portion of any management fees paid by us to the Manager should be deemed to be a reimbursement for organizational or nondeductible syndication expenses. The IRS may also challenge the deductions of other expenses, depending on all the facts and circumstances.

Medicare Surtax on Net Investment Income

A U.S. investor that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from tax, is subject to a 3.8% tax on the lesser of (1) the U.S. investor’s “net investment income” (“NII”) for the relevant taxable year and (2) the excess of the U.S. investor’s modified adjusted gross income for the taxable year over a threshold amount of $200,000 ($250,000 for married taxpayers filing jointly and surviving spouses, and $125,000 for married taxpayers filing separately). NII means the excess of (1) the sum of gross income from interest, dividends, annuities, royalties and rents, and net gain attributable to the disposition of property, unless such income is derived from a trade or business that does not constitute a passive activity or the trading of financial instruments or commodities and other gross income from a trade or business that constitutes a passive activity or the trading of financial instruments or commodities, over (2) deductions properly allocable to such activities. A U.S. investor’s NII will generally include such U.S. investor’s share of income and gain from the Company. Thus, certain U.S. investors could be subject to this surtax in respect of NII derived from the Company.

Code Section 754 Election

The Company currently does not intend to make the election permitted by Section 754 of the Code. The election, if made, is irrevocable without the consent of the IRS, and would generally require the Company to adjust the tax basis in its assets, or “inside basis”, attributable to a transferee of common shares under Section 743(b) of the Code to reflect the purchase price of the common shares paid by the transferee. For purposes of this discussion, a transferee’s inside basis in the Company’s assets will be considered to have two components: (i) such holder’s share of the Company’s tax basis in its assets inherited from its transferor, or “common basis”, and (ii) any Section 743(b) adjustment to that basis that such transferee holder of Common shares is entitled to. Any such Section 743(b) basis adjustment described in the preceding sentence will be solely for the benefit of such transferee and will not impact the tax basis of participants holding common shares or in the underlying basis of the Company assets.

If no Section 754 election is made, as anticipated, there will be no adjustment for the transferee of common shares, even if the purchase price of those common shares is higher than such common shares’ share of the aggregate tax basis of the Company’s assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. Accordingly, the absence of a Section 754 election could have a material adverse effect on the liquidity and secondary market price of common shares, and potentially compromise a participant’s ability to sell such common shares.

A Section 754 election, if made, also would require that we adjust the basis of our property as a result of certain distributions. In particular, if such an election were in effect, we would be required to increase the adjusted basis of our property by the amount of any gain recognized by the distributee in connection with a cash distribution (whether or not in liquidation), and, in the case of certain property distributions (whether or not in liquidation), we would be required to increase the adjusted basis of our remaining property by the excess of our basis in the distributed property prior to distribution over the distributee’s basis in such distributed property. We would decrease the adjusted basis of our property by the amount of loss recognized by a distributee in connection with a liquidating cash distribution, and, in the case of a liquidating property distribution, we would decrease the adjusted basis of our remaining property by the excess of the distributee’s basis in the distributed property over our basis in such property prior to distribution. As noted, we do not currently intend to make the Section 754 election. As a result, shareholders may be allocated more gain on a sale of an asset than would have been allocated to them had we made a Section 754 election.

The calculations under Section 754 of the Code are complex, and to help reduce the complexity of those calculations and assist the Company in applying the relevant rules in an efficient manner, if it makes the election, the Company may apply certain conventions in determining and allocating basis adjustments relating to transfers of common shares. The use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its common shares or gains on redemptions. It is possible that the IRS will successfully assert that any conventions the Company uses do not satisfy the technical requirements of the Code or the Treasury Regulations and thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a transferee of common shares may have adverse tax consequences. This risk could also potentially compromise a participant’s ability to sell common shares.

Tax Elections and Certain Other Tax Matters

The Manager may determine in its sole and absolute discretion whether to make any available election under the Code in respect of the Company, and may revoke any such election if, in its sole and absolute discretion, it determines that such revocation is in the best interest of the shareholders take as a whole. Under the operating agreement, the Manager shall be under no obligation to take into account the tax consequences to any shareholder. The operating agreement also provides that neither the Manager nor the Company shall have liability to a shareholder under any circumstances as a result of an income tax liability incurred by such shareholder as a result of an action (or inaction) by the Manager pursuant to its authority under such agreement.

U.S. investors will generally be required to treat Company items on their U.S. federal income tax returns in a manner consistent with the treatment of the items on Company information returns. In general, that consistency requirement is waived if a U.S. investor files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the U.S. investor to the treatment on Company information returns. Even if the consistency requirement is waived, adjustments to the U.S. investor’s tax liability with respect to Company items may result from an audit of the Company’s or the U.S. investor’s tax return. Intentional or negligent disregard of the consistency requirement may subject a U.S. investor to substantial penalties. In addition, an audit of Company information returns may also lead to an audit of an individual shareholder’s tax return, which could result in adjustment of non-partnership items.

Special Considerations for Tax-Exempt U.S. Investors

Tax-exempt organizations generally are exempt from U.S. federal income tax except with respect to UBTI. UBTI includes (i) income derived from a trade or business regularly carried on, the conduct of which is not substantially related to the organization’s exempt purposes or functions, and income and gain attributable to that portion of property unrelated to such exempt purposes with respect to which there is certain indebtedness that constitutes “acquisition indebtedness”, in each case to the extent not related to the organization’s exempt purpose. If a U.S. tax-exempt organization is an investor in a partnership that incurs income that would be UBTI if incurred directly by the tax-exempt organization, the tax-exempt organization’s distributive share of such partnership’s income constitutes UBTI. Subject to the rules regarding acquisition indebtedness, the Code generally excludes from UBTI (i) interest and dividend income, (ii) rents from real property and (iii) gain or loss from the sale, exchange or other disposition of property, other than property that constitutes inventory or that is held primarily for sale to customers in the ordinary course of business (referred to as “dealer property”).

The TCJA requires that tax-exempt organizations compute UBTI separately for each unrelated trade or business, preventing a tax-exempt organization from applying losses from one unrelated trade or business against income derived from another unrelated trade or business. However, proposed Treasury Regulations generally permit a tax-exempt organization to aggregate its UBTI from an interest in a single partnership with multiple trades or businesses or from interests in multiple partnerships, provided that certain ownership limitation tests and other requirements are satisfied with respect to the tax-exempt organization’s interest in such partnership(s). For partnership interests that don’t qualify under these tests, the proposed Treasury Regulations generally provide that the tax-exempt organization must identify its separate unrelated trades or businesses in which the organization engages (directly or indirectly) using the North American Industry Classification (NAICS) 2-digit code that most accurately describes the trade or business. Tax-exempt investors should be aware that the requirement to compute UBTI separately for each unrelated trade or business may increase their overall UBTI.

Fee income, if any, earned by the Company would constitute UBTI in many circumstances.

An investment financed by “acquisition indebtedness” will generate UBTI, based on the extent to which the investment is financed by such indebtedness, regardless of whether the income from the investment otherwise would be excluded from UBTI. Acquisition indebtedness generally means debt incurred to acquire or improve property and certain other debt that would not have been incurred but for the acquisition or improvement. However, indebtedness incurred by a subsidiary treated as a corporation for federal income tax purposes will not give rise to acquisition indebtedness for tax-exempt U.S. investors. Furthermore, a tax-exempt U.S. investor that incurred acquisition indebtedness with respect to its interest likely would incur UBTI from its investment in the Company (and this discussion assumes that tax-exempt U.S. investors do not incur any such outside acquisition indebtedness).

Tax-exempt U.S. investors should consult with their own tax advisors regarding the application of the UBTI rules to an investment in the Company.

Reports to U.S. Investors

We use and intend to continue to use the calendar year as our taxable year, unless otherwise required by the Code or applicable Treasury Regulations. We will furnish an annual report containing an IRS Form 1065, Schedule K-1, that indicates your distributive share for each calendar year of the Company’s income, gain, loss, deduction and expense for use in the preparation of your income tax returns. We will use commercially reasonable efforts to deliver a Schedule K-1 to our investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

Partnership Audit Procedures

The U.S. federal income tax information returns filed by the Company may be audited by the IRS. The Code contains partnership audit procedures governing the manner in which IRS audit adjustments of partnership items are resolved. In the event the IRS audits the income tax returns of the Company, the U.S. federal income tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. For taxable years ending prior to December 31, 2017, our Manager, designated as the “tax matters partner” for U.S. federal income tax purpose pursuant to the operating agreement, has considerable authority to make decisions affecting the tax treatment and procedural rights of all shareholders with respect to such taxable years.

The tax matters member is authorized, but not required, to take some actions on behalf of the Company and the shareholders and can extend the statute of limitations for assessment of tax deficiencies against shareholders with respect to Company items. The tax matters member will make a reasonable effort to keep each shareholder informed of administrative and judicial tax proceedings with respect to Company items. In connection with adjustments to Company tax returns proposed by the IRS, the tax matters member may bind any shareholder with less than a 1% profits interest in the Company to a settlement with the IRS unless the shareholder elects not to give that authority to the tax matters member by filing a statement to that effect with the IRS. The tax matters member may seek judicial review, to which all shareholders will be bound, of a final Company administrative adjustment. If the tax matters member fails to seek judicial review, such review may be sought by any member having at least a 1% interest in the profits of the Company and by shareholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each shareholder with an interest in the outcome may participate.

The Bipartisan Budget Act of 2015 (the “Budget Act”) changed the rules applicable to U.S. federal income tax audits of partnerships for taxable years beginning after 2017. The new provisions are complex, and the following is a limited overview of these rules. The Budget Act created a new default rule under which the Company will be liable for the hypothetical increase in shareholder-level taxes (including interest and penalties) resulting from an adjustment of Company tax items on audit. Such hypothetical tax liability, or “imputed underpayment”, will be determined based on the highest rate of tax applicable to corporations or individuals, subject to certain potential adjustments that may reduce the amount. The operating agreement requires each shareholder to cooperate to reduce the amount of any imputed underpayment. Under the default rule, this imputed underpayment generally must be paid in the year of the adjustment, resulting in a potential shift of the cost of an assessment to those persons that are shareholders in the year of the assessment, rather than those who were shareholders in the year of the underpayment.

The operating agreement treats a shareholder’s (and its predecessors’) share of any imputed underpayment as a “withholding payment” with respect to such shareholder with the result that (i) the amount of the imputed underpayment, plus interest, may be recovered out of distributions otherwise payable to such shareholder or shall be repaid upon demand from the Manager, and (ii) the shareholder must indemnify the Company from and against any and all liability with respect to such imputed underpayment. As a condition to any assignment, the operating agreement requires that each assignor agree (i) to continue to cooperate to reduce imputed underpayment amounts and (ii) to indemnify and hold harmless the Company and the Manager from and against any and all liability with respect to imputed underpayment attributable to the assignor to the extent that the assignee fails to do so.

The Budget Act permits partnerships to elect to “push out” an adjustment and avoid paying tax under the imputed underpayment approach by sending a statement to each person who was a partner during the year reviewed on audit setting forth such partner’s share of any adjustments, including any adjustments to subsequent years resulting from the adjustment to the reviewed year. Each partner is then required to pay an additional tax for the taxable year in which the partner receives the statement, rather than filing amended returns for the years adjusted.

The Budget Act replaces the tax matters partner with the partnership’s designated “partnership representative”. Pursuant to the operating agreement, the Manager is designated as the Company’s partnership representative and has sole authority to resolve any Company audit and any such resolution will be binding on all shareholders. The Manager has sole discretion to decide as to when and whether to elect out of the default rule with respect to any adjustment or cause the Company to pay the imputed underpayment.

Disclosure of Reportable Transactions; Prohibited Tax Shelter Transactions

If we were to engage in a “reportable transaction”, we (and possibly shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of certain thresholds. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts (which amounts vary depending on the identity of the holder) may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, a holder of common shares may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Although we are not intended to be a “tax shelter”, it is possible that we might have a net loss during a taxable year. You are encouraged to consult your own tax advisor regarding the application of these rules.

State and Local Taxes

In addition to the U.S. federal income tax aspects described above, a U.S. investor should consider the potential state and local tax consequences of owning common shares. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a U.S. investor resides and in each state or local jurisdiction in which we have assets or otherwise do business. Thus, persons holding common shares either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which we directly or indirectly hold real property and would be required to file periodic tax returns in those jurisdictions. We also may be required to withhold state income tax from distributions otherwise payable to, or other amounts in respect of, U.S. investors and any amounts to withheld that are allocable to such U.S. investor would be treated as distributed to such U.S. investor. We anticipate providing U.S. investors with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a U.S. investor pays income tax with respect to our income to a state where it is not resident or we are required to pay such tax on behalf of such U.S. investor, the U.S. investor may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. The TCJA disallows itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year for taxable years beginning before January 1, 2026. We are required to file information returns in states in which we indirectly engage in business and/or from which we indirectly derive income.

We may decide to make composite return filings in certain states on behalf of U.S. investors not resident in such jurisdictions. While this may be convenient for such U.S. investors, we note that it is possible that such investors may be subject to tax at a higher rate than would apply if they had filed their own nonresident state return.

U.S. investors are urged to consult their own tax advisors regarding the state and local income tax implications of owning common shares, including return filing requirements in the various states where we currently own properties and will own properties and the impact to them of composite return filings.

Withholding; Backup Withholding

The Company will withhold and pay any taxes that are required by law to be withheld and paid over to any taxing jurisdiction with respect to any shareholder in the Company. Any such taxes may be withheld from any distribution otherwise payable to such shareholder or the Manager may require the shareholder to reimburse the Company for the amount of the withholding payment or redeem common shares as necessary to fund the withholding payment (including any withholding on the redemption itself). Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to distributions paid by the Company, unless such Investor provides a correct U.S. taxpayer identification number, or certifies that it is a corporation or a non-U.S. investor or otherwise establishes an exemption and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. investor that does not provide the Company with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the U.S. investor’s U.S. federal income tax liability or may be refundable.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL POSSIBLE TAX CONSIDERATIONS IN ACQUIRING, HOLDING AND DISPOSING OF COMMON SHARES AND, THEREFORE, IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. FURTHERMORE, THE DISCUSSION IS NOT INTENDED TO BE LEGAL OR TAX ADVICE. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN COMMON SHARES.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of our Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities”, defined generally as interests that are “freely transferable”, “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies”; or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period”, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments”, and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions. As the final regulation became effective in April 2017, we may elect to ensure these conditions are satisfied in connection with the offering of our shares. Finally, fiduciaries of Plans should be aware that our Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our shares and that our Manager has financial interests associated with the purchase of our shares including the fees and other allocations and distributions it may receive from us as a result of the purchase of our shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire our shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in our shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to our Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation”, for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Goodwin Procter llp.

EXPERTS

The financial statements of Fundrise For-Sale Housing eFund – Los Angeles CA, LLC as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon and included in this offering circular, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Fundrise National For-Sale Housing eFund, LLC as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon and included in this offering circular, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Fundrise For-Sale Housing eFund – Washington DC, LLC as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon and included in this offering circular, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Description of our Common Shares—Valuation Policies”, our internal accountants will use the estimated market values provided as well as inputs from other sources (including the appraisals in connection with the Merger) in its calculation of our net asset value (NAV) per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC
Attn: Investor Relations
11 Dupont Circle NW, 9th FL,

Washington, District of Columbia 20036
investments@fundrise.com
(202) 584-0550

Within 120 days after the end of each fiscal year we provide to our shareholders of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.fundrise.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

INDEX TO FINANCIAL STATEMENTS OF Fundrise For-Sale Housing eFUND – LOS ANGELES, LLC

Fiscal year ended december 31, 2019

Independent Auditor's Report

To the Members

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Fundrise For-Sale Housing eFund - Los Angeles CA, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fundrise For-Sale Housing eFund - Los Angeles, CA, LLC and subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

McLean, Virginia

April 27, 2020

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,676	$2,755
Other assets	292	156
Real estate deposits	50	204
Investments in residential rental properties, net	11,765	7,428
Investments in real estate held for improvement	14,164	13,545
Investments in real estate held for sale	1,199	743
Investments in real estate debt investments	5,243	4,800
Investments in equity method investees	4,611	3,479
Total Assets	$39,000	$33,110

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$299	$193
Due to related party	3	589
Redemptions payable	190	148
Rental security deposits and other liabilities	114	178
Below market leases, net	37	42
Total Liabilities	643	1,150

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 4,205,591 and 3,375,758 shares issued, and 3,800,487 and 3,240,374 outstanding as of December 31, 2019 and 2018, respectively	41,888	33,295
Redemptions - common shares	(4,035)	(1,330)
Retained Earnings (Accumulated deficit)	504	(5)
Total Members’ Equity	38,357	31,960
Total Liabilities and Members’ Equity	$39,000	$33,110

The accompanying notes are an integral part of these consolidated financial statements

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
Income (loss)
Interest income	$321	$439
Rental income	745	283
Equity in earnings (losses)	(42)	(35)
Other income	16	31
Gain on sale of real estate	181	107
Total income (loss)	1,221	825

Expenses
Rental properties operating and maintenance	233	98
Depreciation and amortization	154	59
Interest expense - related party note	-	36
Asset management and other fees – related party	-	221
General and administrative expenses	325	396
Total expenses	712	810

Net income (loss)	$509	$15

Net income (loss) per common share	$0.14	$0.01
Weighted average number of common shares outstanding	3,526,509	2,355,771

The accompanying notes are an integral part of these consolidated financial statements

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Members’ Equity

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2017	972,793	$9,723	$(20)	$9,703
Proceeds from issuance of common shares	2,393,119	23,936	-	23,936
Redemptions of common shares	(125,538)	(1,232)	-	(1,232)
Offering costs	-	(462)	-	(462)
Net income (loss)	-	-	15	15
December 31, 2018	3,240,374	$31,965	$(5)	$31,960
Proceeds from issuance of common shares	829,833	8,623	-	8,623
Redemptions of common shares	(269,720)	(2,705)	-	(2,705)
Offering costs	-	(30)	-	(30)
Net income (loss)	-	-	509	509
December 31, 2019	3,800,487	$37,853	$504	$38,357

The accompanying notes are an integral part of these consolidated financial statements

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES:
Net income (loss)	$509	$15
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses	42	35
Depreciation and amortization	154	59
Organizational costs	-	21
Amortization of below-market lease	(5)	-
Gain on sale of real estate	(181)	(107)
Changes in assets and liabilities:
Net (increase) decrease in accrued interest, PIK	(227)	(214)
Net decrease (increase) in other assets	(153)	(79)
Net increase (decrease) in due to related party	(109)	73
Net increase (decrease) in accounts payable and accrued expenses	70	33
Net increase (decrease) in rental security deposits and other liabilities	(64)	152
Net cash provided by (used in) operating activities	36	(12)
INVESTING ACTIVITIES:
Real estate debt investments	(199)	(824)
Repayment of real estate debt investments	-	500
Acquisitions of real estate held for improvement	(1,759)	(9,234)
Deposit repaid to related party for acquisition of real estate held for improvement	-	(33)
Improvements of real estate held for improvement	(970)	(900)
Acquisitions of residential rental properties	(2,093)	(3,456)
Improvements in residential rental properties	(240)	(33)
Acquisitions of real estate held for sale	(1,167)	-
Improvements in real estate held for sale	(19)	-
Proceeds from sale of real estate	929	528
Investment in equity method investees	(1,174)	(3,514)
Release (issuance) of real estate deposits	124	(24)
Net cash provided by (used in) investing activities	(6,568)	(16,990)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	8,623	23,700
Proceeds from note payable - related party	-	5,012
Repayment of notes payable – related party	-	(8,050)
Offering costs	(507)	(5)
Cash paid for shares redeemed	(2,663)	(1,101)
Net cash provided by (used in) financing activities	5,453	19,556

Net increase (decrease) in cash and cash equivalents	(1,079)	2,554
Cash and cash equivalents, beginning of year	2,755	201
Cash and cash equivalents, end of year	$1,676	$2,755

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - related party note	$-	$43

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITY:
Organizational and offering costs accrued	$2	$479
Improvements in real estate held for improvement included in accounts payable	$35	$13
Redemptions payable	$190	$148

 The accompanying notes are an integral part of these consolidated financial statements

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

1.	Formation and Organization

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC (the “Company”) was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations commenced on May 26, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise For-Sale Housing eFund – Los Angeles CA, LLC except where the context otherwise requires.

Each residential real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $31.9 million of shares on May 31, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of December 31, 2019 and 2018, after redemptions, the Company has net common shares outstanding of approximately 3,800,000 and 3,240,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000, as of December 31, 2019 and 2018. In addition, as of December 31, 2019 and 2018, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of December 31, 2019 and 2018, the Company’s total amount of equity outstanding on a gross basis was approximately $42.4 million and $33.8 million, respectively, and there were no settling subscriptions for each of the years ended. These amounts were based on a $10.44 and a $10.00 per share price, respectively.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC.

Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering provided. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

As of and December 31, 2019 and 2018, the Manager had incurred cumulative organizational and offering costs of approximately $500,000 and $484,000, respectively, on behalf of the Company. The Hurdle Rate was met as of December 31, 2019 and 2018, so as a result, approximately $2,000 and $479,000 of offering costs were due to the Manager as of December 31, 2019 and 2018, respectively. Of the $2,000 due to the Manager as of December 31, 2019, all were related to offering costs. Of the $479,000 due to the Manager as of December 31, 2018, approximately $21,000 was related to organizational costs, while the remaining was related to offering costs. As of December 31 2019 and 2018, no offering or organizational costs incurred by the Manger have been forgiven or reimbursed back to the Company.

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the year. Basic earnings per share is computed by dividing income available to members by the weighted-average common shares outstanding during the year.

Real Estate Deposits

During the closing on an investment in residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Residential Rental Properties and Real Estate Held for Improvement

Our investments in residential rental properties and real estate held for improvement include the acquisition of homes, townhomes, and condominiums and multifamily units i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (Residential Rental Property) or will need improvements or redevelopment (Real Estate Held for Improvement). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

Upon the acquisition of operating residential rental properties, we assess the fair value of acquired tangible and intangible assets, (including land, buildings, tenant improvements, “above-” and “below-market” leases, leasing and acquired in-place leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities, including land and buildings as if vacant.

We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off. In-place lease assets haven been reflected within other assets in our consolidated balance sheets.

The amortization of in-place leases is recorded as an adjustment to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above or below-market leases is recorded as an adjustment to rental income on the Company’s consolidated statements of operations.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a residential property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

Investments in Real Estate Held For Sale

From time to time, we may identify residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within other assets, net on our consolidated balance sheets.

Investments in Real Estate Debt Investments

Our real estate debt investments may include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests in unconsolidated joint ventures.

Our real estate debt investments are generally classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s real estate debt investments are subject to quarterly analysis for potential impairment.

A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. When an investment is deemed impaired, the impairment is measured based on the expected future cash flows discounted at the investment’s effective interest rate. As a practical expedient, the Financial Accounting Standards Board (the “FASB”) issued ASC Topic 310, Receivables, which permits a creditor to measure an observable market price for the impaired debt related investment as an alternative to discounting expected future cash flows. Regardless of the measurement method, a creditor should measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. A debt related investment is also considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR occurs when we grant a concession to a borrower in financial difficulty by modifying the original terms of the loan. Impairments on TDR loans are generally measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan.

As of December 31, 2019, one of our real estate debt investments was deemed impaired and classified as non-accrual. The investment was determined to have sufficient underlying real estate collateral as of December 31, 2019. As of December 31, 2018, none of our real estate debt investments were considered impaired.

Investments in Equity Method Investees

If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a variable interest entity (“VIE”) or through our voting interest in a voting interest entity (“VOE”) and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee.

The Company evaluates its investment in equity method investees for impairment semi-annually or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, the Company would calculate the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for years ended December 31, 2019 and 2018, respectively.

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the publicly traded partnership Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment.

Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on real estate debt investments classified as held to maturity securities.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

Recently Adopted Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU No. 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 for one year, which would make the guidance effective for the Company’s first fiscal year beginning after December 15, 2018. The Company adopted this standard under the modified retrospective approach, effective January 1, 2019. After performing an assessment, we determined that the adoption of this standard did not have a material impact or require an initial transition adjustment on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Updated 2016-18 (“ASU 2016-18”) Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that reporting period, and the Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update 2016-01 (“ASU 2016-01”), Financial Instruments – Overall, which changes the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The FASB also clarifies the guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The guidance was effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2018. The guidance should be applied prospectively from that date. The Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In July 2019, the FASB voted to delay the fiscal year effective date of this standard by one year, and in November 2019, the FASB voted to delay the interim period effective date by one year. The standard will now be effective for annual reporting periods beginning after December 15, 2020, and for interim periods within fiscal years beginning after December 15, 2021. We are currently assessing the impact of this update on the presentation of these consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2020. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted.

Extended Transition Period

 Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3.	Investments in Residential Rental Properties and Real Estate Held for Improvement

Our residential rental properties consisted of seventeen single-family residential rentals and one quadplex as of December 31, 2019. Our residential rental properties consisted of ten single-family residential rentals and one quadplex as of December 31, 2018.

The following table presents the Company’s investments in residential rental properties (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$7,336	$4,322
Building - acquisition allocation	4,309	3,071
Post-acquisition capitalized improvements	342	103
Total gross investment in residential rental properties	$11,987	$7,496
Less: accumulated depreciation	(222)	(68)
Total investment in residential rental properties, net	$11,765	$7,428

As of December 31, 2019 and 2018, the carrying amount of the residential rental properties above included cumulative capitalized transaction costs of approximately $270,000 and $166,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of $227,000 and $144,000, respectively.

For the years ended December 31, 2019 and 2018, the Company recognized approximately $154,000 and $58,000 of depreciation expense on residential rental properties.

As of December 31, 2019 and 2018, we had twelve and fourteen single-family residential properties held for improvement, respectively.

The following table presents our real estate held for improvement (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$8,554	$8,861
Building - acquisition allocation	3,742	3,767
Post-acquisition capitalized improvements	1,868	917
Total investment in real estate held for improvement	$14,164	$13,545

As of December 31, 2019 and 2018, real estate held for improvement included capitalized transaction costs of approximately $545,000 and $537,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $237,000 and $246,000, respectively.

4.	Investments in Real Estate Held for Sale

As of December 31, 2019 and 2018, we had two and one single family residential properties held for sale, respectively.

The following table presents the Company’s investments in residential properties held for sale (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$825	$306
Building - acquisition allocation	355	431
Post-acquisition capitalized improvements	19	6
Total investment in real estate held for sale	$1,199	$743

As of December 31, 2019 and 2018, residential property held for sale included capitalized transaction costs of approximately $29,000 and $22,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $23,000 and $14,000, respectively.

5.	Investments in Real Estate Debt Investments

The following table describes our real estate debt investments activity (amounts in thousands):

Real Estate Debt Investments	For the Year ended December 31, 2019	For the Year ended December 31, 2018
Beginning balance	$4,800	$4,262
Investments (1)	443	1,038
Principal repayments	-	(500)
Ending balance	$5,243	$4,800

(1)	This only includes the stated amount of funds disbursed to date and interest that was contractually converted to principal.

The following table describes our real estate debt investments as of December 31, 2019 (amounts in thousands):

Asset Type	Number	Principal Amount or Cost (1)	Future Funding Commitments	Carrying Value
Senior Debt	2	$5,243	$-	$5,243
Balance as of December 31, 2019		$5,243	$-	$5,243

(1)	This only includes the stated amount of funds disbursed to date and interest that was contractually converted to principal.

The following table describes our real estate debt investments as of December 31, 2018 (amounts in thousands):

Asset Type	Number	Principal Amount or Cost (1)	Future Funding Commitments	Carrying Value
Senior Debt	2	$4,800	$373	$4,800
Balance as of December 31, 2018		$4,800	$373	$4,800

(1)	This only includes the stated amount of funds disbursed to date and interest that was contractually converted to principal.

The following table presents certain information about the Company’s real estate debt investments, as of December 31, 2019, by contractual maturity grouping (amounts in thousands):

Asset Type	Amounts Currently Due**	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Senior Debt	$5,243	$-	$-	$-
Balance as of December 31, 2019	$5,243	$-	$-	$-

**	Represents past due amounts anticipated to be recovered within one year.

The following table presents certain information about the Company’s real estate debt investments, as of December 31, 2018, by contractual maturity grouping (amounts in thousands):

Asset Type	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Senior Debt	$4,800	$-	$-	$-
Balance as of December 31, 2018	$4,800	$-	$-	$-

Credit Quality Monitoring

The Company’s real estate debt investments are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have interests in real estate similar to the interests just described. The Company evaluates its debt investments at least semi-annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” For the year ended December 31, 2019, both of the Company’s real estate debt investments were in default. One real estate debt investment, with an approximate recorded investment and unpaid principal balance of $2.8 million, is in agreement of sale with the expectation of full collection of the investment in 2020. The second real estate debt investment, with an approximate recorded investment and unpaid principal balance of $2.4 million, was deemed impaired and classified as non-accrual. The investment was determined to have sufficient underlying real estate collateral as of December 31, 2019. As of December 31, 2018, all investments were considered to be performing.

6.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Interest receivable	$-	$17
Due from property manager	60	-
Retainers and prepaid improvement costs	-	2
Accounts receivable - other	58	60
Prepaid leasing fee	11	-
Prepaid insurance	9	-
Other prepaid expenses	154	77
Total other assets	$292	$156

7.	Investments in Equity Method Investees

The table below presents the activity of the Company's investments in equity method investees as of and for the periods presented (amounts in thousands):

Investments in Equity Method Investees:	For the year ended December 31, 2019	For the year ended December 31, 2018
Beginning balance	$3,479	$-
Investments in equity method investees	1,174	3,514
Distributions received	-	-
Equity in earnings (losses) of equity method investees	(42)	(35)
Ending balance	$4,611	$3,479

As of December 31, 2019, the Company's investments in companies that are accounted for under the equity method of accounting consist of the following:

1)	Acquired in 2018, a 99.0% non-controlling member interest in RRE F1, LLC, whose activities are carried out through the following wholly-owned asset: Square One 867 10th Street, a small lot townhome entitlement project

2)	Acquired in 2018, a 93.9% non-controlling member interest in Marathon 12, LLC, whose activities are carried out through the following wholly-owned asset: P Joseph Marathon 12, a twelve townhome construction project

As of and for the year ending December 31, 2019, the condensed financial position and results of operations of the Company’s equity method investments are summarized below (amounts in thousands):

	RRE F1 LLC	Marathon 12 LLC
Condensed balance sheet information:	As of December 31, 2019	As of December 31, 2019
Real estate assets, net	$2,461	$10,924
Other assets	8	15
Total assets	$2,469	$10,939

Mortgage notes payable	$-	$8,011
Other liabilities	15	477
Equity	2,454	2,451
Total liabilities and equity	$2,469	$10,939
Company’s equity investment	$2,430	$2,181

	RRE F1 LLC	Marathon 12 LLC
Condensed income statement information:	For the Year Ended December 31, 2019	For the Year Ended December 31, 2019
Total revenue	$-	$-
Total expenses	42	1
Net income (loss)	$(42)	$(1)
Company’s equity in net income (loss) of investee	$(41)	$(1)

As of and for the year ending December 31, 2018, the condensed financial position and results of operations of the Company’s equity method investments are summarized below (amounts in thousands):

	RRE F1, LLC	Marathon 12, LLC
Condensed balance sheet information:	As of December 31, 2018	As of December 31, 2018
Real estate assets, net	$2,252	$7,022
Other assets	3	10
Total assets	$2,255	$7,032

Mortgage notes payable	$-	$5,512
Other liabilities	36	75
Equity	2,219	1,445
Total liabilities and equity	$2,255	$7,032
Company’s equity investment	$2,195	$1,284

	RRE F1, LLC	Marathon 12, LLC
Condensed income statement information:	For the Year Ended December 31, 2018	For the Year Ended December 31, 2018
Total revenue	$-	$-
Total expenses	34	1
Net income (loss)	$(34)	$(1)
Company’s equity in net income (loss) of investee	$(34)	$(1)

8.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of December 31, 2019, the Company’s significant financial instruments consist of cash and cash equivalents and real estate debt investments. With the exception of real estate debt investments, the carrying amount of the Company’s financial instruments approximates their fair values due to their short-term nature. The aggregate fair value of our real estate debt investment is based on unobservable Level 3 inputs which management has determined to be its best estimate of current market values. The methods utilized generally included a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate, loan to value ratios, and expected repayment and prepayment dates.

As a result of this assessment, as of December 31, 2019 and 2018, management estimated the fair value of our real estate debt investment to be approximately $5.2 million and $4.8 million, respectively.

9.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable for the years ended December 31, 2019 and 2018.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2019 and 2018, the Manager incurred $69,000 and $18,000 of costs on our behalf, respectively. Approximately $0 of these costs were due and payable to the Manager as of each of the years ended December 31, 2019 and 2018.

An asset management fee is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. From inception through December 31, 2017, the Manager waived the asset management fee. From January 1, 2018 through December 31, 2018, the Company paid the Manager a quarterly asset management fee of one-fourth of 0.85%, which was based on our net offering proceeds as of the end of each quarter. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

The Manager waived the asset management fee from January 1, 2019 through December 31, 2019. Therefore, for the years ended December 31, 2019 and 2018, we have incurred asset management fees of approximately $0 and $221,000, respectively. As of December 31, 2019 and 2018, approximately $0 and $69,000, respectively, of asset management fees remain payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged as of December 31, 2019 and 2018, respectively. The Manager has waived all development fees from inception through December 31, 2019.

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2019 and 2018, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. As of December 31, 2019 and 2018, no disposition fees have been incurred, respectively. The Manager has waived all disposition fees from inception through December 31, 2019.

During the year ended December 31, 2019, the Company acquired a single family residential property. The deposit for the property, approximately $40,000, was paid by a related party fund. Upon the closing of the single family residential property, the Company reimbursed the related party fund for the full amount of the deposit.

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the years ended December 31, 2019 and 2018, the Company purchased zero and one investment, respectively, that was owned by Fundrise Lending, LLC, respectively.

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. For the years ended December 31, 2019 and 2018 fees of approximately $18,000 and $19,000, respectively, were paid to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares, as of December 31, 2019 and 2018, respectively. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the years ended December 31, 2019 and 2018, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of December 31, 2019 and 2018.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019. During the years ended December 31, 2019 and 2018, the Company incurred interest of approximately $0 and $36,000, respectively. In June 2018, the Company paid off the entire balance of the promissory grid note. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

For the years ended December 31, 2019 and 2018, the Sponsor incurred $24,000 and $64,000 of costs on our behalf, respectively. Of these amounts, $1,000 and $41,000 were due and payable as of December 31, 2019 and 2018, respectively.

The following table presents the Company’s acquisition fees incurred and paid to the Sponsor (amounts in thousands):

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
Acquisition fees incurred and paid to the Sponsor	$99	$269
Total acquisition fees incurred and paid to the Sponsor	$99	$269

10.	Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Advisors, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Advisors, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Concentration risk is the risk of loss due to the concentration of exposure to a specific investment, issuer, individual transaction, or geographic location. Our limited geographic diversity means that adverse general economic or other conditions in the Los Angeles, CA market could negatively impact our business, results of operations and financial condition.

11.	Commitments and Contingencies

Reimbursable Organizational and Offering Costs

The Company has a contingent liability related to potential future reimbursements to the Manager for organizational and offering costs that were paid by the Manager on the Company’s behalf. As of December 31, 2019 and 2018, approximately $0 and $6,000 of organizational and offering costs incurred by the Manager may be subject to reimbursement by the Company in future periods, based on achieving specific performance hurdles as described in Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Costs.

Legal Proceedings

As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

12.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through April 27, 2020 for potential recognition or disclosure.

Offering

As of April 27, 2020, we had raised total gross offering proceeds of approximately $42.6 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P., an affiliate of our Sponsor), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 4,227,000 of our common shares.

Notice of Default Issued

In April 2020, both of our real estate debt investments were issued subsequent notices of maturity default for failing to repay the outstanding principal and contractual interest amounts owed. As of April 27, 2020, the outstanding balances of the real estate debt investments in default cumulatively totaled approximately $5.3 million, both of which are secured by the underlying property of the real estate debt investments.

Redemption Plan Update

Effective as of March 31, 2020, our Manager has determined to (i) suspend the processing and payment of redemptions under our redemption plan until further notice, and (ii) delay the consideration and processing of all outstanding redemption requests until further notice. At this time, investors may continue to submit redemption requests. However, such redemption requests may not be processed and, ultimately, may be rejected.

Accordingly, all redemption requests, including outstanding redemption requests as of March 31, 2020, may be, at a later date, either (i) considered and processed or (ii) rejected. We intend to reinstate the processing and payment of redemptions under our redemption plan as soon as business prudence allows, but can make no assurances as to when such redemptions will resume.

Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to occupancy and corresponding rental income from its investments in real estate or interest receivable from its real estate debt investments. The Company is unable to quantify the impact COVID-19 may have on its financial results at this time.

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

SEMIANNUAL PERIOD ENDED JUNE 30, 2020

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	June 30, 2020 (unaudited)	December 31, 2019 (*)
ASSETS
Cash and cash equivalents	$3,379	$1,676
Other assets	222	292
Real estate deposits	50	50
Investments in residential rental properties, net	12,772	11,765
Investments in real estate held for improvement	14,554	14,164
Investments in real estate held for sale	-	1,199
Investments in real estate debt investments	5,118	5,243
Investments in equity method investees	4,749	4,611
Total Assets	$40,844	$39,000

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$434	$299
Due to related party	141	3
Redemptions payable	1,512	190
Rental security deposits and other liabilities	111	114
Below market leases, net	35	37
Note payable – related party	2,000	-
Total Liabilities	4,233	643

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 4,226,729 and 4,205,591 shares issued, and 3,637,645 and 3,800,487 outstanding as of June 30, 2020 and December 31, 2019, respectively	41,919	41,888
Redemptions - common shares	(5,941)	(4,035)
Retained Earnings (Accumulated deficit)	633	504
Total Members’ Equity	36,611	38,357
Total Liabilities and Members’ Equity	$40,844	$39,000

* Derived from the audited consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
Income (loss)
Interest income	$125	$228
Rental income	447	250
Equity in earnings (losses)	38	(32)
Other income	5	7
Gain on sale of real estate	-	181
Total income (loss)	615	634

Expenses
Rental properties operating and maintenance	161	96
Depreciation and amortization	92	66
Asset management and other fees – related party	-	145
General and administrative expenses	233	159
Total expenses	486	466

Net income (loss)	$129	$168

Net income (loss) per common share	$0.03	$0.05
Weighted average number of common shares outstanding	3,788,627	3,331,345

The accompanying notes are an integral part of these consolidated financial statements. In the opinion of management, all necessary adjustments have been included in order to make the interim consolidated financial statements not misleading.

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Members’ Equity

For the Six Months Ended June 30, 2020 and 2019 (unaudited)

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2019	3,800,487	$37,853	$504	$38,357
Proceeds from issuance of common shares	21,138	227	-	227
Redemptions of common shares	(183,980)	(1,906)	-	(1,906)
Offering costs	-	(196)	-	(196)
Net income (loss)	-	-	129	129
June 30, 2020	3,637,645	$35,978	$633	$36,611

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2018	3,240,374	$31,965	$(5)	$31,960
Proceeds from issuance of common shares	381,164	3,942	-	3,942
Redemptions of common shares	(131,720)	(1,308)	-	(1,308)
Offering costs	-	(28)	-	(28)
Net income (loss)	-	-	168	168
June 30, 2019	3,489,818	$34,571	$163	$34,734

The accompanying notes are an integral part of these consolidated financial statements.

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$129	$168
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses	(38)	32
Depreciation and amortization	92	66
Amortization of below-market lease	(2)	(2)
Gain on sale of real estate	-	(181)
Changes in assets and liabilities:
Net (increase) decrease in accrued interest, PIK	(125)	(119)
Net decrease (increase) in other assets	70	(19)
Net decrease (increase) in due to developer	-	7
Net increase (decrease) in due to related party	9	(24)
Net increase (decrease) in accounts payable and accrued expenses	13	127
Net increase (decrease) in rental security deposits and other liabilities	(3)	(72)
Net cash provided by (used in) operating activities	145	(17)
INVESTING ACTIVITIES:
Real estate debt investments	-	(199)
Repayment of real estate debt investments	250	-
Acquisitions of real estate held for improvement	-	(1,735)
Improvements of real estate held for improvement	(168)	(512)
Acquisitions of residential rental properties	-	(2,572)
Improvements in residential rental properties	(13)	(105)
Proceeds from sale of real estate	-	929
Capitalized rental income received	-	54
Investment in equity method investees	(100)	(468)
Release (issuance) of real estate deposits	-	124
Net cash provided by (used in) investing activities	(31)	(4,484)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	227	3,942
Proceeds from note payable - related party	2,000	-
Offering costs	(54)	(338)
Proceeds from settling subscriptions	-	87
Cash paid for shares redeemed	(584)	(1,223)
Net cash provided by (used in) financing activities	1,589	2,468

Net increase (decrease) in cash and cash equivalents	1,703	(2,033)
Cash and cash equivalents, beginning of period	1,676	2,755
Cash and cash equivalents, end of period	$3,379	$722

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITY:
Organizational and offering costs accrued	$144	$20
Improvements in real estate held for improvement included in accounts payable	$99	$52
Improvements in residential rental properties included in accounts payable	$10	$33
Redemptions payable	$1,512	$223
Release of deposits for acquisition of real estate	$-	$31
Investment in real estate payable to related party	$-	$24

The accompanying notes are an integral part of these consolidated financial statements.

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC

Notes to Consolidated Financial Statements (unaudited)

1.	Formation and Organization

Fundrise For-Sale Housing eFund - Los Angeles CA, LLC (the “Company”) was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations commenced on May 26, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise For-Sale Housing eFund – Los Angeles CA, LLC except where the context otherwise requires.

Each residential real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $31.9 million of shares on May 31, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of June 30, 2020 and December 31, 2019, after redemptions, the Company has net common shares outstanding of approximately 3,638,000 and 3,800,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000, as of June 30, 2020 and December 31, 2019. In addition, as of June 30, 2020 and December 31, 2019, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of June 30, 2020 and December 31, 2019, the Company’s total amount of equity outstanding on a gross basis was approximately $42.6 million and $42.4 million, respectively, and there were no settling subscriptions for each of the years ended. These amounts were based on a $10.74 and a $10.44 per share price, respectively.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and the instructions to Form 1-SA and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC. Accordingly, certain information and note disclosures normally included in the financial statements prepared under U.S. GAAP have been condensed or omitted.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2019 consolidated balance sheet and certain related disclosures are derived from the Company’s December 31, 2019 audited consolidated financial statements. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s annual report, which was filed with the SEC.

The consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019, and certain related notes, are unaudited, and may not include year-end adjustments to make those consolidated financial statements comparable to audited results.

Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIE”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include marketing and distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

As of both June 30, 2020 and December 31, 2019, the Manager had incurred cumulative organizational and offering costs of approximately $500,000, respectively, on behalf of the Company. The Hurdle Rate was met as of June 30, 2020 and December 31, 2019, so as a result, approximately $0 and $2,000 of offering costs were due to the Manager as of June 30, 2020 and December 31, 2019, respectively. Of the $2,000 due to the Manager as of December 31, 2019, all were related to offering costs. As of June 30, 2020 and December 31 2019, no offering or organizational costs incurred by the Manger have been forgiven or reimbursed back to the Company.

As of June 30, 2020 and December 31, 2019, the Company directly incurred cumulative offering costs of approximately $209,000 and $13,000, respectively.

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the six month period. Basic earnings per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the six month period.

Real Estate Deposits

During the closing on an investment in residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Residential Rental Properties and Real Estate Held for Improvement

Our investments in residential rental properties and real estate held for improvement include the acquisition of homes, townhomes, and condominiums and multifamily units i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (“Residential Rental Property”) or will need improvements or redevelopment (“Real Estate Held for Improvement”). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

 Upon the acquisition of operating residential rental properties, we assess the fair value of acquired tangible and intangible assets, (including land, buildings, tenant improvements, “above-” and “below-market” leases, leasing and acquired in-place leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities, including land and buildings as if vacant.

We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off. In-place lease assets haven been reflected within other assets in our consolidated balance sheets.

The amortization of in-place leases is recorded as an adjustment to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above or below-market leases is recorded as an adjustment to rental income on the Company’s consolidated statements of operations.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a residential property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

Investments in Real Estate Held For Sale

From time to time, we may identify residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately on our consolidated balance sheets.

Investments in Real Estate Debt Investments

Our real estate debt investments may include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests in unconsolidated joint ventures.

Our real estate debt investments are generally classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s real estate debt investments are subject to quarterly analysis for potential impairment.

A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. When an investment is deemed impaired, the impairment is measured based on the expected future cash flows discounted at the investment’s effective interest rate. As a practical expedient, the Financial Accounting Standards Board (the “FASB”) issued ASC Topic 310, Receivables, which permits a creditor to measure an observable market price for the impaired debt related investment as an alternative to discounting expected future cash flows. Regardless of the measurement method, a creditor should measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. A debt related investment is also considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR occurs when we grant a concession to a borrower in financial difficulty by modifying the original terms of the loan. Impairments on TDR loans are generally measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan.

As of both June 30, 2020 and December 31, 2019, one of our real estate debt investments was deemed impaired and classified as non-accrual. The investment was determined to have sufficient underlying real estate collateral as of June 30, 2020.

Investments in Equity Method Investees

If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee.

The Company evaluates its investment in equity method investees for impairment semi-annually or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, the Company would calculate the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively.

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.50% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment. Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Due to the uncertainty caused by the new strain of coronavirus (COVID-19), our Manager had previously determined to suspend the processing and payment of redemptions under our redemption plan effective March 31, 2020. Effective as of June 30, 2020, our Manager has determined to resume the processing and payment of redemptions under our redemption plan.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on real estate debt investments classified as held to maturity securities.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In June 2020, in response to the adverse impact of the COVID-19 global pandemic, the FASB issued an update to defer the effective date of the standard to annual reporting periods beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. We are currently assessing the impact of this update on the presentation of these consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

In March 2020, the FASB issued Accounting Standards Update 2020-04 (“ASU 2020-04”), Reference Rate Reform (Topic 848) which provides optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions that reference the London interbank offered rate ("LIBOR") or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

Due to the business disruptions and challenges severely affecting the global economy caused by the COVID-19 pandemic, many lessors may provide rent deferrals and other lease concessions to lessees. While the lease modification guidance in Accounting Standards Codification Topic 840, Leases ("Topic 840") addresses routine changes to lease terms resulting from negotiations between the lessee and the lessor, this guidance did not contemplate an exceptionally high volume of concessions being so rapidly executed to address the sudden liquidity constraints of certain lessees caused by the COVID-19 pandemic. In April 2020, the Financial Accounting Standards Board ("FASB") issued a document that allows lessors to elect not to evaluate whether lease-related relief provided to mitigate the economic effects of COVID-19 is a lease modification under Topic 840. This election would allow lessors to bypass a lease-by-lease analysis, and instead choose to either apply the lease modification accounting framework or not, with such election applied consistently to leases with similar characteristics and similar circumstances. Entities making this election would continue to recognize property rental revenue on a straight-line basis. Rent abatements would be recognized as reductions to property rental revenue during the period for which they relate. Rent deferrals would not impact the recognition of property rental revenue, but would result in an increase to tenant receivables during the deferral period. We are evaluating this policy election and have not determined if we will evaluate any lease-related relief we provide to mitigate the economic effects of COVID-19 as a lease modification under Topic 840.  While we did not grant any lease-related relief as a result of COVID-19 during the six months ended June 30, 2020, we may be in discussions with tenants and may grant concessions and additional lease-related relief, such as the deferral of lease payments, for a period of time. The nature and financial impact of such rent relief is currently unknown as negotiations are in progress.

Extended Transition Period

 Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3.	Investments in Residential Rental Properties and Real Estate Held for Improvement

Our residential rental properties consisted of nineteen single-family residential rentals and one quadplex as of June 30, 2020. Our residential rental properties consisted of seventeen single-family residential rentals and one quadplex as of December 31, 2019.

The following table presents the Company’s investments in residential rental properties (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019 (1)
Land- acquisition allocation	$8,050	$7,336
Building and building improvements	5,021	4,647
Furniture, fixtures, and equipment	15	4
Total gross investment in residential rental properties	$13,086	$11,987
Less: accumulated depreciation	(314)	(222)
Total investment in residential rental properties, net	$12,772	$11,765

(1)	Certain amounts in the prior year’s consolidated financial statements have been presented to conform to current period presentation. Post-acquisition capitalized improvement amounts have been included in with “Building and building improvements” and “Furniture, fixtures, and equipment”.

As of June 30, 2020 and December 31, 2019, the carrying amount of the residential rental properties above included cumulative capitalized transaction costs of approximately $297,000 and $270,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of $247,000 and $227,000, respectively.

During the six months ended June 30, 2020 and 2019, the Company recognized approximately $92,000 and $66,000 of depreciation expense on residential rental properties.

As of both June 30, 2020 and December 31, 2019, we had twelve single-family residential properties held for improvement, respectively.

The following table presents our real estate held for improvement (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Land- acquisition allocation	$8,667	$8,554
Building - acquisition allocation	3,789	3,742
Work in progress	2,098	1,868
Total investment in real estate held for improvement	$14,554	$14,164

As of June 30, 2020 and December 31, 2019, real estate held for improvement included capitalized transaction costs of approximately $548,000 and $545,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $241,000 and $237,000, respectively.

4.	Investments in Real Estate Held for Sale

As of June 30, 2020 and December 31, 2019, we had zero and two single family residential properties held for sale, respectively.

The following table presents the Company’s investments in residential properties held for sale (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019 (1)
Land- acquisition allocation	$-	$825
Building and building improvements	-	374
Total investment in real estate held for sale	$-	$1,199

(1)	Certain amounts in the prior year’s consolidated financial statements have been presented to conform to current period presentation. Post-acquisition capitalized improvement amounts have been included in with “Building and building improvements”.

As of June 30, 2020 and December 31, 2019, residential property held for sale included capitalized transaction costs of approximately $0 and $29,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $0 and $23,000, respectively.

5.	Investments in Real Estate Debt Investments

The following table describes our real estate debt investments activity (amounts in thousands):

Real Estate Debt Investments	For the Six Months ended June 30, 2020	For the Year ended December 31, 2019
Beginning balance	$5,243	$4,800
Investments (1)	125	443
Principal repayments	(250)	-
Ending balance	$5,118	$5,243

(1)	This only includes the stated amount of funds disbursed to date and accrued interest, PIK, that was contractually converted to principal.

The following table describes our real estate debt investments as of June 30, 2020 (amounts in thousands):

Asset Type	Number	Principal Amount or Cost (1)	Future Funding Commitments	Carrying Value
Senior Debt	2	$5,118	$-	$5,118
Balance as of June 30, 2020		$5,118	$-	$5,118

(1)	This only includes the stated amount of funds disbursed to date and accrued interest, PIK, that was contractually converted to principal.

The following table describes our real estate debt investments as of December 31, 2019 (amounts in thousands):

Asset Type	Number	Principal Amount or Cost (1)	Future Funding Commitments	Carrying Value
Senior Debt	2	$5,243	$-	$5,243
Balance as of December 31, 2019		$5,243	$-	$5,243

(1)	This only includes the stated amount of funds disbursed to date and accrued interest, PIK, that was contractually converted to principal.

The following table presents certain information about the Company’s real estate debt investments, as of June 30, 2020, by contractual maturity grouping (amounts in thousands):

Asset Type	Amounts Currently Due**	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Senior Debt	$5,118	$-	$-	$-
Balance as of June 30, 2020	$5,118	$-	$-	$-

**	Represents past due amounts anticipated to be recovered within one year.

The following table presents certain information about the Company’s real estate debt investments, as of December 31, 2019, by contractual maturity grouping (amounts in thousands):

Asset Type	Amounts Currently Due**	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Senior Debt	$5,243	$-	$-	$-
Balance as of December 31, 2019	$5,243	$-	$-	$-

**	Represents past due amounts anticipated to be recovered within one year.

Credit Quality Monitoring

The Company’s real estate debt investments are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have interests in real estate similar to the interests just described. The Company evaluates its debt investments at least semi-annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of June 30, 2020 and December 31, 2019, both of the Company’s real estate debt investments were in default. One real estate debt investment, with an approximate recorded investment and unpaid principal balance of $2.7 million, is in agreement of sale with the expectation of full collection of the investment in 2021. The second real estate debt investment, with an approximate recorded investment and unpaid principal balance of $2.4 million, was deemed impaired and classified as non-accrual. The investment was determined to have sufficient underlying real estate collateral as of June 30, 2020. See Note 12, Subsequent Events, for further information.

6.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019 (1)
Due from property manager	$50	$60
Retainers and prepaid improvement costs	3	-
Accounts receivable - other	49	56
Rent receivable	54	2
Prepaid leasing fee	2	11
Prepaid insurance	4	9
Other prepaid expenses	60	154
Total other assets	$222	$292

(1)	Certain amounts in Note 6 – Other Assets in the prior year’s consolidated financial statements have been presented to conform to current period presentation. Accounts receivable amounts have been presented as “Rent receivable”.

7.	Investments in Equity Method Investees

The table below presents the activity of the Company's investments in equity method investees as of and for the periods presented (amounts in thousands):

Investments in Equity Method Investees:	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Beginning balance	$4,611	$3,479
Investments in equity method investees	100	1,174
Distributions received	-	-
Equity in earnings (losses) of equity method investees	38	(42)
Ending balance	$4,749	$4,611

As of June 30, 2020, the Company's investments in companies that are accounted for under the equity method of accounting consist of the following:

1)	Acquired in 2018, a 99.0% non-controlling member interest in RRE F1, LLC, whose activities are carried out through the following wholly-owned asset: Square One 867 10th Street, a small lot townhome entitlement project.

2)	Acquired in 2018, a 93.9% non-controlling member interest in Marathon 12, LLC, whose activities are carried out through the following wholly-owned asset: P Joseph Marathon 12, a twelve townhome construction project. On August 24, 2020, we received our final cash flow distribution from the Marathon 12 Controlled Subsidiary. This completed the sale of the Marathon 12 Property and hence, the liquidation of the Marathon 12 Investment. See Note 12, Subsequent Events, for further information.

As of and for the period ending June 30, 2020, the condensed financial position and results of operations of the Company’s equity method investments are summarized below (amounts in thousands):

	RRE F1 LLC	Marathon 12 LLC
Condensed balance sheet information:	As of June 30, 2020	As of June 30, 2020
Real estate assets, net	$2,540	$6,962
Other assets	3	589
Total assets	$2,543	$7,551

Mortgage notes payable	$-	$4,487
Other liabilities	38	-
Equity	2,505	3,064
Total liabilities and equity	$2,543	$7,551
Company’s equity investment	$2,482	$2,267

	RRE F1, LLC	Marathon 12, LLC
Condensed income statement information:	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2020
Total revenue	$-	$5,383
Total expenses	49	5,290
Net income (loss)	$(49)	$93
Company’s equity in net income (loss) of investee	$(48)	$86

As of December 31, 2019 and for the period ending June 30, 2019, the condensed financial position and results of operations of the Company’s equity method investments are summarized below (amounts in thousands):

	RRE F1 LLC	Marathon 12 LLC
Condensed balance sheet information:	As of December 31, 2019	As of December 31, 2019
Real estate assets, net	$2,461	$10,924
Other assets	8	15
Total assets	$2,469	$10,939

Mortgage notes payable	$-	$8,011
Other liabilities	15	477
Equity	2,454	2,451
Total liabilities and equity	$2,469	$10,939
Company’s equity investment	$2,430	$2,181

	RRE F1, LLC	Marathon 12, LLC
Condensed income statement information:	For the Six Months Ended June 30, 2019	For the Six Months Ended June 30, 2019
Total revenue	$-	$-
Total expenses	31	1
Net income (loss)	$(31)	$(1)
Company’s equity in net income (loss) of investee	$(31)	$(1)

8.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of June 30, 2020 and December 31, 2019, the Company’s significant financial instruments consist of cash and cash equivalents and real estate debt investments. With the exception of real estate debt investments, the carrying amount of the Company’s financial instruments approximates their fair values due to their short-term nature. The aggregate fair value of our real estate debt investment is based on unobservable Level 3 inputs which management has determined to be its best estimate of current market values. The methods utilized generally included a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate, loan to value ratios, and expected repayment and prepayment dates.

As a result of this assessment, as of June 30, 2020 and December 31, 2019, management estimated the fair value of our real estate debt investment to be approximately $5.1 million and $5.2 million, respectively.

9.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable as of June 30, 2020 and December 31, 2019.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the six months ended June 30, 2020 and 2019, the Manager incurred approximately $159,000 and $43,000 of costs on our behalf, respectively. Approximately $140,000 and $0 of these costs were due and payable to the Manager as of June 30, 2020 and December 31, 2019, respectively.

An asset management fee of one-fourth of 0.85% is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

For the six months ended June 30, 2020 and 2019, we have incurred asset management fees of approximately $0 and $145,000, respectively. On December 30, 2019, our Manager reimbursed all asset management fees that we incurred during the year ended December 31, 2019. The Manager has continued to waive asset management fees from January 1, 2020 through June 30, 2020. Therefore, as of both June 30, 2020 and December 31, 2019, approximately $0, respectively, of asset management fees remain payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for the six months ended June 30, 2020 and 2019, respectively. The Manager has waived all development fees from inception through June 30, 2020.

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of June 30, 2020 and December 31, 2019, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. For the six months ended June 30, 2020 and 2019, no disposition fees have been incurred, respectively. The Manager has waived all disposition fees from inception through June 30, 2020.

During the six months ended June 30, 2019, the Company acquired a single family residential property. The deposit for the property, approximately $40,000, was paid by a related party fund. Upon the closing of the single family residential property, the Company reimbursed the related party fund for the full amount of the deposit.

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the six months ended June 30, 2020 and the year ended December 31, 2019, the Company purchased no investments that were warehoused or owned by Fundrise Lending, LLC, respectively.

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. During the six months ended June 30, 2020 and 2019, fees of approximately $8,000 and $9,000, respectively, were paid to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares as of June 30, 2020 and December 31, 2019. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the six months ended June 30, 2020 and the year ended December 31, 2019, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of June 30, 2020 and December 31, 2019.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019; however, in June 2018, the Company paid off the entire balance of the promissory grid note; therefore, during both of the six months ended June 30, 2020 and 2019, the Company incurred interest of approximately $0, respectively. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

As a means to provide liquidity to fund redemption requests, on June 25, 2020, Rise Companies Corp. issued a promissory note to the Company at a 1.0% interest rate. The total principal amount of the note is approximately $2.0 million and matures on September 30, 2020. During the six months ended June 30, 2020, the Company incurred interest of approximately $0. Therefore, approximately $0 of interest remained payable as of June 30, 2020.

For the six months ended June 30, 2020 and 2019, the Sponsor incurred $20,000 and $7,000 of costs on our behalf, respectively. Of these amounts, $1,000 was due and payable as of both June 30, 2020 and December 31, 2019, respectively.

The following table presents the Company’s acquisition fees incurred and paid to the Sponsor (amounts in thousands):

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019
Acquisition fees incurred and paid to the Sponsor	$-	$61
Acquisition fees incurred unpaid to the Sponsor	-	24
Total acquisition fee activity with the Sponsor	$-	$85

10.	Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Concentration risk is the risk of loss due to the concentration of exposure to a specific investment, issuer, individual transaction, or geographic location. Our limited geographic diversity means that adverse general economic or other conditions in the Los Angeles, CA market could negatively impact our business, results of operations and financial condition.

11.	Commitments and Contingencies

Legal Proceedings

As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

12.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through November 16, 2020 for potential recognition or disclosure.

Offering

As of November 16, 2020, we had raised total gross offering proceeds of approximately $42.6 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P., an affiliate of our Sponsor), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 4,227,000 of our common shares.

Investment Payoffs

Marathon 12

On August 24, 2020, we received the final distribution from the sales proceeds of all 12 townhome units, which grossed approximately $12,900,000. Pursuant to the agreements governing the Marathon 12 Investment, we received a corresponding cash flow distribution of approximately $2,652,000 from the Marathon 12 Controlled Subsidiary. This completed the sale of the Marathon 12 Property and, hence, the liquidation of the Marathon 12 Investment.

Promissory Notes Payoffs

On September 25, 2020, the Company fully repaid Rise Companies Corp. for one existing promissory note in the amount of approximately $2.0 million, including approximately $5,000 of accrued interest. As of November 16, 2020, there is no longer outstanding principal or accrued interest related to the promissory note with Rise Companies Corp.

Promissory Note Agreements

On November 6, 2020, Rise Companies Corp. issued a promissory note to the Company at a 2.5% interest rate. The total principal amount of the note is approximately $5.0 million and matures on December 31, 2020.

Real Estate Debt Investment Activity

In September 2020, the company executed a Deed in Lieu for the underlying properties of the two real estate debt investments in exchange for the settlement of the aggregate outstanding balance of $5.0 million as of November 16, 2020. As of November 16, 2020 the deed transfer has not recorded.

Recent and Ongoing Developments in Our Business

On June 24, 2020, our Manager, in an effort to consolidate operations and maximize returns to our shareholders, commenced internal discussions regarding a potential merger with an affiliate of our sponsor, Fundrise National For-Sale Housing eFund, LLC (“National eFund”). On September 4, 2020, as a result of further deliberations, our Manager has determined that it is appropriate to include another affiliate of our sponsor, Fundrise For-Sale Housing eFund – Washington DC, LLC (“DC eFund”), and together with National eFund, (the “Target eFunds”), in the potential merger. No definitive plan or agreement of merger has been finalized as of the date of this special financial report, but we intend that any potential merger could be completed by the end of the fourth quarter of 2020. We intend that any potential merger would involve the Target eFunds merging with and into us and would be structured as a stock for stock merger. In exchange for shares in the Target eFunds, shareholders of the Target eFund would receive shares in our Company based on the respective and most recently announced NAV per share amounts for all companies.

Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to occupancy and corresponding rental income from its investments in real estate or interest receivable from its real estate debt investments. The Company is unable to quantify the impact COVID-19 may have on its financial results results on an ongoing basis.

APPENDIX A

INFORMATION STATEMENT

Information Statement Regarding the Merger

This information statement (“Information Statement”) includes information related to the Plan and Agreement of Merger, dated as of November 16, 2020, by and between Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA eFund”), Fundrise National For-Sale Housing eFund, LLC (the “National eFund”), Fundrise For-Sale Housing eFund – Washington DC, LLC (the “DC eFund” and together with the National eFund, the “Target eFunds” and together with the LA eFund, the “eFunds”) (the “Merger Agreement”). The Merger Agreement provides for, among other things, the merger of the Target eFunds with and into the LA eFund, with the LA eFund continuing as the surviving entity (the “Merger”). As a result of the Merger, each issued and outstanding National eFund common share will be automatically exchanged for 0.95 LA eFund common shares on the closing of the Merger and each issued and outstanding DC eFund common share will be automatically exchanged for 0.87 LA eFund common shares on the closing of the Merger, which is expected to take place on or shortly after the qualification by the Securities and Exchange Commission (“SEC”) of the offering statement on Form 1-A (the “Offering Statement”) of which this Information Statement is a part (the “Effective Date”). Each new holder of LA eFund shares pursuant to the Merger will be admitted as a shareholder of the LA eFund in accordance with the terms of the Merger Agreement.

Pursuant to the operating agreements of the eFunds, the Merger does not require the approval of shareholders of any eFund. Rather, it must be approved by Fundrise Advisors, LLC (the “Manager”), in its capacity as manager of each of the eFunds. In addition, for certain transactions between affiliates of Rise Companies Corp. (the “Sponsor”), our Manager and us, such as this Merger, the transaction must also be approved by C Thomson Ross, the independent representative of each eFund (the “Independent Representative”). The Merger was subject to the approval of the Manager and the Independent Representative, which approvals were given on November 16, 2020.

YOUR APPROVAL OF THE MERGER IS NOT REQUIRED.
NO ACTION IS NECESSARY IN CONNECTION WITH THIS INFORMATION STATEMENT.

Please read this Information Statement, including the unaudited pro forma financial statements included as Exhibit A, carefully.

In this Information Statement, the National eFund, the DC eFund and the LA eFund are collectively referred to as the “eFunds”, “us”, “we”, “our” and similar terms. The shareholders of the eFunds are collectively referred to as the “shareholders”, “I”, “me”, “you”, “your” and similar terms.

TABLE OF CONTENTS

TO

INFORMATION STATEMENT

Section	Page
QUESTIONS AND ANSWERS	i
SUMMARY	iv
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	vii
BACKGROUND AND REASONS FOR THE MERGER	x
TERMS OF THE MERGER	xi
RISK FACTORS	xiv
DESCRIPTION OF THE LA eFUND OPERATING AGREEMENT/COMPARISON OF SHAREHOLDER RIGHTS	xix
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	xxiii
WHERE YOU CAN FIND MORE INFORMATION	xxxi
Exhibit A – Pro Forma Financial Statements and Consolidated Historical Financial Statements of Fundrise National For-Sale Housing eFund, LLC and Fundrise For-Sale Housing eFund – Washington DC, LLC	A-1

QUESTIONS AND ANSWERS

The following are answers to some questions that you may have regarding the Merger. We urge you to read carefully this entire Information Statement, including the exhibits attached hereto, and the documents incorporated by reference into this Information Statement, because the information contained herein may not provide all the information that might be important to you.

Q:	Why am I receiving the Information Statement and the Offering Circular of which it is a part?

A:	The Offering Circular, including this Information Statement, is being furnished to LA eFund shareholders and shareholders of the Target eFunds of record as of November 16, 2020 for information purposes in connection with the Merger of the Target eFunds with and into LA eFund, as contemplated by the Merger Agreement. Your approval of the Merger is not required nor is any action necessary or required on your part in connection with this Information Statement.

Q:	What will happen in the Merger?

A:

The Target eFunds and the LA eFund are combining their companies through the Merger of the Target eFunds with and into the LA eFund, with the LA eFund continuing as the surviving entity. Following the Merger, the LA eFund’s shares will continue to be sold on the online investment platform www.fundrise.com (the “Fundrise Platform”). In addition, the Manager may determine to change the name of LA eFund, which will not require the approval of shareholders. The Manager will notify LA eFund shareholders if the name is changed. As a result of the Merger, each issued and outstanding share of the National eFund will be exchanged for 0.95 shares of the LA eFund and each issued and outstanding share of the DC eFund will be exchanged for 0.87 shares of the LA eFund.

Holders of shares of the Target eFunds will see their changes in share ownership to new LA eFund shares reflected on the Fundrise Platform upon completion of the Merger.

Q:	Has the Independent Representative approved the Merger?

A:	Yes. The Independent Representative of the eFunds has determined that the Merger is advisable and in the best interests of us and our and the Target eFunds’ shareholders and has approved the Merger.

Q:	What are the reasons for the Merger?

A:	The Manager believes that by consolidating the eFunds, the merged entity will be able to streamline operations, cut administrative costs and maximize returns to shareholders.
Q:	Is a vote by the shareholders of the eFunds required to approve the Merger?

A:	No vote of the shareholders is required to approve the Merger. Pursuant to the operating agreements of the eFunds, the Merger only requires the approval of the Manager and the Independent Representative, both of which have approved the Merger.

Q:	Am I entitled to dissenters’ rights?

A:	No. Pursuant to the operating agreements of the eFunds, you are not entitled to appraisal or dissenters’ rights for the appraised value of your existing common shares in connection with the Merger or the other transactions contemplated by the Merger Agreement.

i

Q:	How was the exchange ratio determined for the exchange of shares of the Target eFunds into LA eFund shares?

A:	The exchange ratio (“Exchange Ratio”) of 0.95:1.00 for the National eFund and 0.87:1.00 for the DC eFund was agreed upon in the Merger Agreement. The Exchange Ratio is based on the projected net asset value (“NAV”) per share of each of the Target eFunds divided by the projected NAV per share of the LA eFund shares that will be effective as the date of the anticipated consummation of the Merger (November 30, 2020).

Q:	How was the NAV per share determined for purposes of the Merger?

A:

The projected NAV per share was determined by our Manager in accordance with the operating agreements of the eFunds, which for purposes of the Merger, included third-party appraisals of each of the assets owned by the LA eFund and the Target eFunds. Such appraisals were a factor in the Manager’s determination of projected NAV for purposes of deriving the Exchange Ratio.

More specifically, projected NAV per share for purposes of the Merger was determined for each eFund in accordance with its regular semi-annual valuation method, which is the same for each eFund. This is the same method used for each eFund’s regular determination of price per share when shares are sold to new shareholders, and is further described in the section titled “Description of Our Common Shares – Valuation Policies” in the Offering Circular (which is the same process used for each of the eFunds).

See LA eFund[link], DC eFund[link] and National eFund[link] for details of the calculation of the projected NAV per share being used for each eFund in connection with the Merger.[1]

Q:	Will I still be able to submit redemption requests as a shareholder of either LA eFund or the Target eFunds?

A:

Generally, yes. Pursuant to the terms of our redemption plans, which may be found in our most recent qualified offering statements, our shareholders may continue to submit redemption requests through November 15, 2020. After the Effective Date, former holders of the Target eFunds’ shares will continue to be able to redeem their newly-acquired shares of the LA eFund in accordance with the LA eFund’s redemption plan, which has identical terms as each Target eFund’s redemption plan.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of this Information Statement, our Manager has determined to waive (temporarily in the case of the LA eFund) certain provisions of each eFund’s redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow eFund shareholders to redeem their shares (i) without any discount to the per share price for common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares of each eFund that are not otherwise eligible for redemption under the terms of the eFunds’ redemption plans. All other provisions of the redemption plan remain unchanged and each eFund’s redemption plan can be found under “Description of Our Common Shares—Redemption Plan” of each eFund’s most recent offering circular.

The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020, roughly two weeks prior to the consummation of the Merger, which we anticipate will occur on or around November 30, 2020. All redemption requests will be redeemed based on the per share price for our common shares in effect at the time of the redemption request. In connection with the Merger, our NAV per common share will be updated as of the effective date of the Merger, which may be different than our current NAV per common share of each eFund. We expect to disclose these new projected NAV of each eFund as of the effective date of the Merger before the processing of redemption requests, thereby providing shareholders who have submitted a redemption request with the opportunity to withdraw such request after being informed of the new projected NAV per common share of each eFund.

There can be no guarantee of the timing of the potential Merger and the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice. In the event that we amend, suspend or terminate our redemption plans, we will file an offering circular supplement and/or Form 1-U, as appropriate.

To determine the holding period (i.e. Introductory Period and Post-Introductory Period) pursuant to our redemption plan after the Effective Date, former shareholders of the Target eFunds who have become shareholders of LA eFund as a result of the Merger will calculate such holding period by taking into account the length of time such shareholders have held shares of the Target eFunds. The holding period of LA eFund shareholders will continue to be calculated in accordance with LA eFund’s most recent qualified offering circular and will not be changed as a result of the Merger.

Q:	What are the anticipated U.S. federal income tax consequences to me of the Merger?

A:	If you are a U.S. Holder (as hereinafter defined) of National eFund shares and/or DC eFund shares, the Merger generally is not expected to cause you to recognize taxable gain or loss for U.S. federal income tax purposes. However, the tax consequences of the Merger are very complicated, and it is important that you review the discussion of the U.S. federal income tax consequences of the Merger under the heading “Material U.S. Federal Income Tax Consequences of the Merger beginning on page 3 of this Information Statement and consult with your own tax advisor in order to determine the tax consequences to you of the Merger.

1 Links will be activated in the final offering circular to be filed following qualification.

Q:	When is the Merger expected to be completed?

A:	The Merger will be completed on the Effective Date, which is expected to be on or shortly after the qualification by the SEC of the Offering Statement of which this Information Statement is a part. However, there is no guarantee that the Merger will close in accordance with this timing.

Q:	What do I need to do now?

A:	Nothing. We are not asking you to take any action at this time. This Information Statement contains important information regarding the Merger, as well as information about us, our Manager’s reasons for consummating the Merger, the terms of the Merger and certain risks related to the Merger. We urge you to read this Information Statement carefully, including the pro forma financial statements showing the combined financial effect of the Merger in Exhibit A hereto.

Q:	Whom can I contact with my questions?

A:	If you have additional questions about the Merger, please contact: Fundrise Advisors, LLC investments@fundrise.com (202) 584-0550

SUMMARY

The following summary highlights some of the information contained in this Information Statement. This summary may not contain all of the information that is important to you. For a more complete description of the Merger Agreement and the Merger, we encourage you to read carefully this entire Information Statement and the exhibit attached hereto, because this section does not provide all the information that might be important to you.

The eFunds

Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA eFund”)

The LA eFund is a Delaware limited liability company that is intended to be taxed as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), originally formed primarily to acquire property for the development of for-sale housing in the Los Angeles, CA MSA. As of June 30, 2020, the LA eFund had total investment commitments equal to approximately $37.5 million spread across 36 different assets.

The LA eFund was formed in Delaware in 2015. Its principal office is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036 and its telephone number is (202) 584-0550. The LA eFund has no employees and is externally managed by our Manager.

For more information regarding the LA eFund, please see the Offering Circular and its annual report on Form 1-K for the year ended December 31, 2019 here.

Fundrise National For-Sale Housing eFund, LLC (the “National eFund”)

The National eFund is a Delaware limited liability company that is intended to be taxed as a partnership under the Code, originally formed primarily to acquire property for the development of for-sale housing in the metropolitan statistical areas (“MSAs”) in which opportunity dictates. As of June 30, 2020, the National eFund had total investment commitments equal to approximately $16.2 million spread across 32 different assets.

The National eFund was formed in Delaware in 2017. Its principal office is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036 and its telephone number is (202) 584-0550. The National eFund has no employees and is externally managed by our Manager, which also manages the LA eFund.

For more information regarding the National eFund, please see its most recent offering statement here and its annual report on Form 1-K for the year ended December 31, 2019 here.

Fundrise For-Sale Housing eFund – Washington DC, LLC (the “DC eFund”)

The DC eFund is a Delaware limited liability company that is intended to be taxed as a partnership under the Code, originally formed primarily to acquire property for the development of for-sale housing in the metropolitan statistical areas (“MSAs”) in which opportunity dictates. As of June 30, 2020, the DC eFund had total investment commitments equal to approximately $19.6 million spread across 23 different assets.

The DC eFund was formed in Delaware in 2015. Its principal office is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036 and its telephone number is (202) 584-0550. The DC eFund has no employees and is externally managed by our Manager, which also manages the LA eFund.

For more information regarding the DC eFund, please see its most recent offering statement here and its annual report on Form 1-K for the year ended December 31, 2019 here.

The Merger

Subject to the terms and conditions of the Merger Agreement, at the Effective Date of the Merger, the Target eFunds will merge with and into the LA eFund, with the LA eFund surviving the Merger as the surviving entity. LA eFund will change its name in connection with the Merger to “Fundrise eFund, LLC”. The Target eFunds will be dissolved at the Effective Date.

After the Merger, the LA eFund is expected to have a pro forma equity market capitalization of approximately $89.6 million, and a pro forma total market capitalization of approximately $90.6 million, based on the June 30, 2020 pro forma financial statements included as Exhibit A. On a pro forma basis, the LA eFund’s total investment commitments will be equal to approximately $75.0 million spread across 91 different assets. The LA eFund will continue to be managed by our Manager. We estimate that pre-Merger holders of LA eFund shares will own approximately 45% of the issued and outstanding shares of the LA eFund post-Merger (based solely on their pre-Merger holdings of LA eFund shares), and former holders of National eFund shares and DC eFund shares will own approximately 29% and 26%, respectively, of the issued and outstanding shares of the LA eFund post-Merger (based solely on their pre-Merger holdings of National eFund and DC eFund shares, respectively).

Summary of Risk Factors Related to the Merger

You should carefully consider all of the risk factors together with all of the other information included in this Information Statement, including the exhibits. The risks related to the Merger are described more specifically in the section titled “Risk Factors” of this Information Statement. Please also consider the risk factors disclosed in the Offering Circular in the section titled “Risk Factors”.

•

The LA eFund expects to incur substantial expenses related to the Merger which may exceed the savings that the LA eFund expects to achieve from the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the Merger.

•	Following the Merger, the LA eFund may be unable to integrate the business of the Target eFunds successfully and realize the anticipated synergies and other benefits of the Merger.

•	There is no public market for shares of the LA eFund and none is expected to develop, which will cause difficulty in selling any shares received in the Merger.

•	The future results of the LA eFund will suffer if the LA eFund does not effectively manage the expansion of its operations following the Merger.

•	The LA eFund’s operating results after the Merger may differ materially from the unaudited pro forma condensed consolidated information included in this Information Statement.

•`	The Independent Representative has reviewed and approved the Merger; however, no fairness opinion was obtained from a third-party investment bank or financial advisor in connection with the Merger.

•	The tax consequences of the Merger and the ownership of shares in the LA eFund are complex. The tax consequences of the Merger may include the recognition, for U.S. federal income tax purposes, of taxable gain at the time of the Merger.

Regulatory Approvals Required for the Merger

Other than SEC qualification of our Offering Statement, which will have been obtained prior to the Effective Date, we are not aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Merger.

v

Material U.S. Federal Income Tax Consequences of the Merger

The Merger generally is not expected to cause a shareholder of the Target eFunds to recognize taxable gain or loss for U.S. federal income tax purposes. However, the U.S. federal income tax treatment of the Merger is uncertain in certain respects, and the tax consequences of the Merger may include the recognition of gain for U.S. federal income tax purposes, including as a result of:

●	a shareholder of the Target eFunds exercising its redemption right under the LA eFund operating agreement with respect to LA eFund shares received in the Merger on a date sooner than the date that is two years after the date on which the Effective Date occurs;

●	the application of the rules applicable to distributions of “marketable securities”; and

●	a National eFund shareholder or a DC eFund shareholder having its share of gain with respect to certain National eFund assets or DC eFund assets, respectively, that would give rise to ordinary gain on sale, or “hot assets”, reduced as a result of the Merger.

For a further discussion of these and other U.S. federal income tax consequences of the Merger and ownership of LA eFund shares, please read the discussion in this Information Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger”. The tax consequences of the Merger and the ownership of LA eFund shares are very complex. Shareholders of the Target eFunds should consult their own tax advisors as to the U.S. federal income tax consequences of the Merger and the ownership of LA eFund shares, as well as the effects of other U.S. federal, and state, local and non-U.S. tax laws.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of, and assumptions made by, our Manager, and involve uncertainties that could significantly affect the financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the Merger, including future financial and operating results of the LA eFund, and the LA eFund’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to expected synergies, improved liquidity and balance sheet strength—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

•	risks associated with our ability to consummate the Merger, the timing of the closing of the Merger and unexpected costs or unexpected liabilities that may arise from the Merger, whether or not consummated;

•	risks associated with the Merger, including the integration of the businesses and achieving expected revenue synergies or cost savings as a result of the Merger;

•	our ability to effectively deploy the proceeds raised in the LA eFund’s continuous offering;

•	our ability to attract and retain members to the Fundrise Platform;

•	risks associated with breaches of our data security;

•	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19);

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	failure of acquisitions to yield anticipated results;

•	risks associated with derivatives or hedging activity;

•	our levels of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our Sponsor, our Manager, our property manager and their affiliates;

•	expected rates of return provided to investors;

•	the ability of our Sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A promulgated under the Securities Act or the Jumpstart Our Business Startups Act of 2012);

•	the outcome of any legal proceedings or enforcement matters that may be instituted against us relating to the Merger;

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our Sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, and other laws;

•	changes to U.S. GAAP; and

•	those additional risks and factors discussed in reports we file with the SEC from time-to-time, including those discussed under the heading “Risk Factors” in this Information Statement and in the LA eFund’s most recently filed offering statements on Form 1-A.

Should one or more of the risks or uncertainties described above or elsewhere in this Information Statement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Information Statement.

All forward-looking statements, expressed or implied, included in this Information Statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our or their behalf may issue.

We do not undertake any duty to update any forward-looking statements appearing in this Information Statement, including any documents incorporated herein by reference.

BACKGROUND AND REASONS FOR THE MERGER

Beginning with the 2019 audit cycle, the Manager realized that operations were inefficient with respect to the three eFunds that it manages and began exploring options to cut costs and operate the businesses more efficiently. After due inquiry, the Manager has determined that consolidating the three eFunds into one entity would allow the merged entity to streamline operations, cut administrative costs, including costs related to compliance, audit, tax matters, transfer agent services, etc., and, ultimately, maximize returns for shareholders. Further, by combining the eFunds into one larger company, the surviving entity will be able to be more competitive in the real estate market through its institutional scale, effectuate more deals, and unlock leverage from lenders at more attractive pricing than the eFunds can currently achieve on their own. By effectuating the Merger, the Manager expects cost savings of at least $1 million with respect to the annual audit, tax, legal and other fees over the next ten years. Our Manager and our Independent Representative have determined that it is fair and reasonable, and in the best interest of LA eFund, the Target eFunds and their shareholders, to merge the Target eFunds with and into LA eFund, with LA eFund as the surviving entity.

In making this determination, our Manager and our Independent Representative considered the ongoing costs that would be sustained if the eFunds remained standalone entities and determined that the merger of the Target eFunds with and into LA eFund would provide the most value to shareholders. The Manager did not consider a merger with a third party or a sale of the entities because it believes that the competitive advantages of having Fundrise Advisors as Manager to the eFunds, and having access to the technology and investor base available to the eFunds by remaining on the Fundrise Platform, is critical to the eFunds’ success. As previously noted, our sponsor has a highly experienced management team, vast real estate investment experience, and extensive market knowledge and industry relationships, which the eFunds benefit from.

x

TERMS OF THE MERGER

Below is a summary of the material terms of the Merger Agreement. Although we believe that this description covers the material terms of the Merger Agreement, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as an Exhibit to the offering statement and may be accessed here and is incorporated herein by reference.

Parties/Surviving Entity

The parties to the Merger are Fundrise For-Sale Housing eFund – Los Angeles CA, LLC (the “LA eFund”), Fundrise National For-Sale Housing eFund, LLC (the “National eFund”) and Fundrise For-Sale Housing eFund – Washington DC, LLC (the “DC eFund” and collectively with the National eFund, the “Target eFunds”). On or about the Effective Date, the Target eFunds will be merged with and into the LA eFund, and the Target eFunds will be dissolved. LA eFund will change its name in connection with the Merger to “Fundrise eFund, LLC”.

Merger Consideration/Effect on the Target eFunds’ Common Shares

National eFund

As a result of the Merger, at the Effective Date each issued and outstanding share of the National eFund will be exchanged for shares of the LA eFund based on the Exchange Ratio, which is 0.95:1.00 or 0.95 National eFund Shares for each one (1) LA eFund share.

As of November 16, 2020, the National eFund had 2,422,313 shares issued and outstanding, collectively representing a capitalization of approximately $25.6 million.

DC eFund

As a result of the Merger, at the Effective Date each issued and outstanding share of the DC eFund will be exchanged for shares of the LA eFund based on the Exchange Ratio, which is 0.87:1.00 or 0.87 DC eFund Shares for each one (1) LA eFund share.

As of November 16, 2020, the DC eFund had 2,294,598 shares issued and outstanding, collectively representing a capitalization of approximately $23.3 million.

Exchange Ratio/Calculation

The Merger Agreement provides for an agreed upon Exchange Ratio. The Exchange Ratio is based on each eFund’s projected NAV that will be effective as the date of the anticipated consummation of the Merger (November 30, 2020) (the “Merger NAV”). The Exchange Ratio is the amount equal to the Merger NAV per share of each of the Target eFunds divided by the Merger NAV per share of the LA eFund shares. In accordance with the Merger Agreement, at the discretion of the Manager, if there is a material change in the Merger NAV per share of the eFunds prior to the consummation of the Merger, our Manager, in its discretion, may revise the Exchange Ratio with the approval of the Independent Representative.

Representations and Warranties

The Merger Agreement contains various customary representations and warranties of the eFunds as to various matters, such as: due incorporation; capitalization; authorization; consents and approvals; financial statements; title to properties; intellectual property; privacy and data security; contracts; insurance; taxes; litigation; compliance with law; permits and regulatory matters; environmental matters; absence of changes; real property; and brokers and finders. The representations or warranties are conditions to closing the Merger but will not survive the Effective Date.

Merger Expenses

The expenses of the Merger will be allocated to each eFund in direct proportion to each eFund’s Merger NAV, and will be assumed and paid by LA eFund after consummation of the Merger. The expenses of the Merger are expected to approximate $500,000.

Redemptions through the Effective Date and after the Merger

Shareholders of each of the eFunds may continue submitting redemption requests in accordance with the terms of their respective redemption plans as described in their most recently qualified offering statements. The eFunds may suspend accepting redemption requests up to two weeks prior to the Effective Date for administrative reasons (see below) and will file any updates to its redemption plan on the SEC’s EDGAR website.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of this Information Statement, our Manager has determined to waive (temporarily in the case of the LA eFund) certain provisions of each eFund’s redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow eFund shareholders to redeem their shares (i) without any discount to the per share price for common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares of each eFund (that are not otherwise eligible for redemption under the terms of the eFunds’ redemption plans. All other provisions of the redemption plan remain unchanged and each eFund’s redemption plan can be found under “Description of Our Common Shares—Redemption Plan” of each eFund’s most recent offering circular.

The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020, roughly two weeks prior to the consummation of the Merger on November 30, 2020. All redemption requests will be redeemed based on the per share price for our common shares in effect at the time of the redemption request. In connection with the Merger, our NAV per common share will be updated as of the effective date of the Merger, which may be different than our current NAV per common share of each eFund. We expect to disclose these new projected NAV of each eFund as of the effective date of the Merger before the processing of redemption requests, thereby providing shareholders who have submitted a redemption request with the opportunity to withdraw such request after being informed of the new projected NAV per common share of each eFund.

There can be no guarantee of the timing of the potential Merger and the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice. In the event that we amend, suspend or terminate our redemption plans, we will file an offering circular supplement and/or Form 1-U, as appropriate.

After the Merger, former holders of shares of the Target eFunds will continue to be able to redeem their newly-acquired shares of the LA eFund per the LA eFund’s redemption plan, which is identical to each of the Target eFunds’ redemption plans.

Solely for purposes of determining the holding period (i.e. Introductory Period and Post-Introductory Period) in relation to our redemption plan after the Effective Date, former shareholders of the Target eFunds who have become shareholders of the LA eFund as a result of the Merger will calculate such holding period based on the length of time such shareholders have held shares of each of the Target eFunds.

Timing of the Merger

The Merger will take place on the Effective Date, which is expected to take place at the end of the month in which the Offering Statement, of which this Information Statement is a part, is qualified by the SEC. We anticipate the Effective Date will be on or around November 30, 2020.

Arbitration, Waiver of Information, and Jury Waiver Provisions

Pursuant to the Merger Agreement, the Target eFunds’ shareholders will be subject to the same arbitration, waiver of information and jury waiver provisions to which the LA eFund shareholders are subject as described in the Offering Circular and this Appendix A in the sections titled “Risk Factors.” Please review this information as it contains important information regarding your rights as a shareholder of the LA eFund.

Conditions to Closing

The obligations of the eFunds to effect the Merger are subject to the fulfillment (or waiver by each eFund), at or prior to the Effective Date, of each of the following conditions:

●	the approval of the Merger by the Manager and Independent Representative, each of which has been obtained;

●	no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall be in effect;

●	the SEC has qualified the offering statement of which this Information Statement is a part;

●	since the date of the Merger Agreement, there will not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on either eFund. “Material Adverse Effect” is defined as any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of the eFund, taken as a whole, or (ii) the ability of the eFund to perform its obligations under the Merger Agreement or to consummate the Merger. The definition of Material Adverse Effect is subject to customary carve outs as set forth in the Merger Agreement;

●	the representations and warranties are true and correct in all respects, in each case as of the date of the Merger Agreement and the Effective Date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on the eFund; and

●	the eFunds have performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by them.

Exchange/Closing Mechanics

As a result of the Merger, on the Effective Date, each issued and outstanding share of (i) the National eFund will be exchanged for 0.95 shares of the LA eFund and (ii) the DC eFund will be exchanged for 0.87 shares of the LA eFund. Holders of each of the Target eFund’s shares will see their changes in share ownership to new LA eFund shares reflected on the Fundrise Platform upon completion of the Merger. No action is required by holders of the Target eFunds’ shares in order to receive shares of LA eFund pursuant to the Merger or for their account on the Fundrise Platform to be updated with information regarding their new holdings. The Manager will update Computershare with the new share ownership information for the LA eFund upon completion of the Merger. Following the Merger, the LA eFund’s shares are expected to continue to be sold on the Fundrise Platform.

RISK FACTORS

The Merger involves substantial risks as does an investment in the LA eFund. You should carefully consider the following risk factors specifically related to the Merger in addition to the risk factors contained in the Offering Circular of which this Information Statement is a part, which relate to the general operations of the LA eFund. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below and in LA eFund’s offering statement are not the only ones related to the Merger or that the LA eFund faces, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Information”.

LA eFund expects to incur substantial expenses related to the Merger.

The LA eFund expects to incur substantial expenses in connection with completing the Merger and integrating the business and operations of the two companies. While the LA eFund expects to incur a certain level of transaction and integration expenses, there are a number of factors beyond its control that could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the Merger could, particularly in the near term, exceed the savings that the LA eFund expects to achieve from the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the Merger.

Following the Merger, the LA eFund may be unable to integrate the business of the Target eFunds successfully and realize the anticipated synergies and other benefits of the Merger.

The Merger involves the combination of two companies that currently operate as independent companies. The LA eFund will be required to devote significant management attention and resources to integrating the business practices and operations of the Target eFunds. Potential difficulties the LA eFund may encounter in the integration process include the following:

•	the inability to successfully combine the business of the Target eFunds in a manner that permits the LA eFund to achieve the cost savings anticipated to result from the Merger;

•	the complexities associated with managing the combined businesses;

•	the additional complexities of combining two companies with different investments, geographies, markets and customer bases;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the LA eFund’s management, the disruption of the LA eFund’s ongoing business or inconsistencies in the LA eFund’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the LA eFund to achieve the anticipated benefits of the Merger, or could otherwise adversely affect the business and financial results of the LA eFund.

There is no public market for shares of the LA eFund and none is expected to develop, which will cause difficulty in selling any shares received in the Merger.

As with respect to the Target eFunds’ common shares to be received in the Merger, there is no public market for shares of the LA eFund and none is expected to develop. However, the LA eFund has adopted a redemption plan, identical to the existing redemption plan adopted by the Target eFunds, whereby, in the sole discretion of our Manager, an investor may obtain liquidity, following a minimum sixty (60) day waiting period after submitting its redemption request and the satisfaction of certain other requirements. In addition, despite the illiquid nature of the assets expected to be held by the LA eFund, our Manager believes it is best to provide the opportunity for liquidity in the event shareholders need it. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, or for any other reason. See “Terms of the Merger – Redemptions/Operations through the Effective Date” for a discussion of the treatment of shares of the Target eFunds that have been submitted for redemption prior to the completion of the Merger.

The future results of the LA eFund will suffer if the LA eFund does not effectively manage the expansion of its operations following the Merger.

Following the Merger, the LA eFund expects to continue to expand its operations through additional acquisitions and development of properties, some of which may involve complex challenges. The future success of the LA eFund will depend, in part, upon the ability of the LA eFund to manage its expansion opportunities, which may pose substantial challenges for the LA eFund to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs and regulatory compliance, and to maintain other necessary internal controls. There is no assurance that the LA eFund’s expansion or acquisition and development opportunities will be successful, or that the LA eFund will realize the expected operating efficiencies, cost savings, and synergies or other benefits.

The LA eFund’s operating results after the Merger may differ materially from the unaudited pro forma condensed combined financial information included as an exhibit to this Information Statement.

The unaudited pro forma condensed combined financial information included as Exhibit A to this Information Statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the LA eFund. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma condensed combined financial information presented as an exhibit to this Information Statement is based in part on certain assumptions regarding the Merger that the Manager believes are reasonable under the circumstances. The Manager cannot assure you that the assumptions will prove to be accurate over time.

No fairness opinion was obtained in connection with the Merger.

The Independent Representative has reviewed and approved the Merger. However, we have not obtained a fairness opinion in connection with the Merger. Therefore, no third-party investment bank or financial advisor has passed on the fairness, from a financial point of view, of the Merger for either eFund, or of the consideration to be received by the Target eFunds’ shareholders pursuant to the Merger Agreement.

By receiving shares in the Merger, you are bound by the arbitration provision contained in the LA eFund’s subscription agreement (our “Subscription Agreement”) which limits your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By receiving shares in the Merger, investors will be bound by the arbitration provision contained in our Subscription Agreement (the “Arbitration Provision”).

Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

The Arbitration Provision severely limits your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Virginia, in the Washington, D.C. metropolitan area. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the Fundrise Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that the Merger Agreement restricts the ability of our shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY BEING SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By receiving shares in the Merger, you are bound by the provisions contained in our Subscription Agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our shareholders.

By receiving shares in the Merger, investors will be bound by the provisions contained in our Subscription Agreement (the “Waiver Provision”). Such Waiver Provision was also contained in the subscription agreements for the Target eFunds that all of the Target eFunds’ shareholders were subject upon their admission to the Target eFunds.

The Waiver Provision limits the ability of our shareholders to make a request to review and obtain information relating to and maintained by the Company and Fundrise, including, but not limited to, names and contact information of our shareholders, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion.

Through the Company’s required public filing disclosures, periodic reports and obligation to provide annual reports and tax information to its shareholders, much of the information listed in Section 18-305 of the Delaware Limited Liability Company Act will be available to shareholders notwithstanding the Waiver Provision. While the intent of the Waiver Provision is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by agreeing to be subject to the Waiver Provision, you are severely limiting your right to seek access to the personally identifiable information of other shareholders, such as names, addresses and other information about shareholders and the Company that the Manager deems to be confidential. As a result, the Waiver Provision could impede your ability to communicate with other shareholders, and such provisions, on their own, or together with the effect of the Arbitration Provision, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.

Based on discussions with and research performed by the Company’s counsel, we believe that the Waiver Provision is enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement with respect to the Waiver Provision were to be found by a court to be unenforceable, we would abide by such decision.

UNDER THE WAIVER PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By receiving shares in the Merger, you are bound by the jury waiver provisions contained in the our Subscription Agreement, which require you to waive your right to a trial by a jury for those matters that are not otherwise subject to the arbitration provisions, including with respect to securities law claims.

By receiving shares in the Merger, investors will be bound by the jury waiver provisions contained in our Subscription Agreement.

Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the company, including with respect to this offering, our shares, our holdings, our ongoing operations and the management of our investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.

Based on discussions with and research performed by our counsel, we believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement with respect to the jury waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.

UNDER THE JURY WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

The tax consequences of the Merger are complex and could include the recognition of gain for holders of shares of the Target eFunds pursuant to the Merger.

The Merger is generally not expected to cause a holder of National eFund shares or DC eFund shares to recognize taxable gain or loss for U.S. federal income tax purposes. However, the U.S. federal income tax treatment of the Merger is uncertain in certain respects and could include recognition of gain in certain circumstances. Holders of National eFund shares and/or DC eFund shares are urged to review the summary under “Material U.S. Federal Income Tax Consequences of the Merger”.

Each of the eFunds is represented by the same law firm in the Merger, which may present a potential conflict of interest.

Each of the eFunds is represented by the same law firm in the Merger transactions, which may present a potential conflict of interest. The Manager of the eFunds and the Independent Representative considered and waived the potential conflict of interest of using the same law firm for each of the eFunds in connection with the Merger Transactions.

DESCRIPTION OF THE LA eFUND OPERATING AGREEMENT / COMPARISON OF SHAREHOLDER RIGHTS

The following is a summary of the material terms of the LA eFund’s Amended and Restated Operating Agreement (the “LA Operating Agreement”) and each of the Target eFund’s Amended and Restated Operating Agreements (each, a “Target Operating Agreement”). This summary does not include all of the terms of the eFunds’ operating agreements and applicable Delaware law, including the Delaware Limited Liability Company Act (the “DLLCA”). References to the “company” in this section refer to the LA eFund.

Overview

The LA eFund and the Target eFunds have substantively identical operating agreements; unless otherwise noted, the terms of the LA Operating Agreement described in this section also describe the Target Operating Agreements. As a result, shareholders of the Target eFunds will generally not be subject to any different rights and obligations from those they have as shareholders of the Target eFunds.

Capitalization

The LA Operating Agreement authorizes it to issue shares for any purpose at any time and from time to time for such consideration (which may be cash or otherwise) or for no consideration and on such terms and conditions as the Manager determines, including the issuance of shares in connection with the acquisition of assets other than for cash.

As of November 16, 2020, the LA eFund had 3,537,976 shares issued and outstanding, collectively representing a capitalization of approximately $38.6 million. All shares of the LA eFund are owned by shareholders of the LA eFund and have the same rights, preferences, powers and duties.

In connection with the consummation of the Merger and as a result of the issuance by the LA eFund of shares to the holders of the Target eFunds’ shares, 7,855,953* LA eFund shares will be issued and outstanding as of the completion of the Merger.

The LA eFund is not listed on any exchange or quoted on any national market system. Holders of LA eFund shares will have the rights of shareholders under the LA Operating Agreement and the DLLCA. The LA Operating Agreement imposes certain restrictions on the transfer of LA eFund shares, as described below.

Distributions

The LA Operating Agreement provides for distributions to be paid to shareholders in cash, shares or other assets at the sole discretion of the Manager.

Liability of Shareholders

The LA Operating Agreement provides that except as otherwise provided in the DLLCA, the company’s debts, obligations and liabilities, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the company, and the shareholders shall not be obligated personally for any such debt, obligation or liability of the company solely by reason of being a shareholder.

Sales of Assets

Under the LA Operating Agreement, the Manager generally has the exclusive authority to determine whether, when and on what terms assets will be sold, including for a sale of all or substantially all of the company’s assets (or a Merger with another entity, including an affiliate of the Manager).

* Share amounts to be revised, if necessary, in the final offering circular to be filed following qualification to reflect any share redemptions processed prior to the Merger.

Independent Representative

The LA Operating Agreement provides that it will appoint an independent representative to approve certain transactions involving a conflict of interest or any transaction between the Sponsor, the Manager, any of their affiliates and the company.

Removal of the Manager; Transfer of the Manager’s Management Rights

The LA Operating Agreement provides that shareholders may only remove the Manager as “manager” within the meaning of the DLLCA with 30 days prior written notice for “cause” (as defined in the LA Operating Agreement) upon the affirmative vote or consent of the holders of two-thirds of the then issued and outstanding shares. If the Manager is removed for “cause”, the shareholders shall have the power to elect a replacement manager upon the affirmative vote or consent of the holders of a majority of the then issued and outstanding shares. Unsatisfactory performance of the company does not constitute “cause”.

In the event of the removal or withdrawal of the Manager, the Manager will cooperate with the company and take all reasonable steps to assist in making an orderly transition of the management function.

The Manager has the power to delegate any or all of its rights and powers to manage and control the company’s business and affairs to such officers, employees, affiliates, agents and representatives of the Manager as it may deem appropriate.

Additional Tax Matters

The LA Operating Agreement provides that to the extent permitted by applicable law, the company intends to be treated as a partnership for United States federal, state and local tax purposes, and the company and its shareholders will make any necessary elections to achieve this result and refrain from making any elections that would have a contrary result. No shareholder may knowingly take any action that is inconsistent with the company’s classification as a partnership for United States federal, state and local tax purposes. Net income or net loss is generally allocated among the members in proportion to their respective interests; provided, however, that the Manager may make allocations in a different manner if it determines, in its reasonable discretion, that such alternate allocations are consistent with the members’ economic interests in the LA eFund, reasonably reflect the purpose and intent of the LA eFund operating agreement, are consistent with the requirement of Code Section 704 or are otherwise appropriate in the circumstances.

Restrictions on Transfer of Shares

Subject to compliance with federal and state securities law, the company’s shareholders will be permitted to transfer all or any portion of their shares so long as they satisfy certain requirements set forth in the LA Operating Agreement. However, a transfer of shares may be prohibited if after such transfer a shareholder would beneficially or constructively own more than 9.8% (or such other percentage determined by the Manager) of the company’s aggregate outstanding shares.

Redemption of Shares

The Manager may, in its sole discretion, establish a redemption plan (a “Redemption Plan”), pursuant to which a shareholder may request that the company redeem all or any portion of their shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Manager may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan if the Manager believes such action is in the company’s best interests.

The Manager may, in its sole discretion, amend, suspend, or terminate the Redemption Plan at any time without prior notice, including to protect the company’s operations and non-redeemed shareholders, to prevent an undue burden on the company’s liquidity, following any material decrease in the company’s NAV, or for any other reason.

See the section titled “Description of Our Common Shares—Redemption Plan” in the Offering Circular for a description of the company’s current Redemption Plan. The Redemption Plan is identical to each of the Target eFunds’ redemption plans.

In connection with the Merger, as described in more detail in “Terms of the Merger – Redemptions through the Effective Date and after the Merger” of this Information Statement, the Manager has determined to temporarily waive certain provisions of each eFund’s redemption plan, effective from October 20, 2020 until consummation of the Merger, to allow eFund shareholders to redeem their shares (i) without any discount to the per share price for eFund common shares in effect at the time of the redemption request, and (ii) without any limits on the number of shares that may be redeemed pursuant to a redemption request. Further, in connection with the Merger, we expect to accelerate outstanding redemption requests for shares of the eFunds that are not otherwise eligible for redemption under the terms of the eFunds’ redemption plans. All other provisions of the redemption plans remain unchanged and the entire redemption plan can be found under “Description of Our Common Shares—Redemption Plan” of each eFund’s most recent offering circular. The waiver to certain provisions of the redemption plan applies to all currently outstanding redemption requests and to any redemption request submitted prior to the consummation of the Merger. We intend to temporarily cease accepting redemption requests on or before November 15, 2020.

Voting Rights

Shareholders have voting rights only with respect to certain matters, as described below. Each outstanding share entitles the holder to one vote on all matters submitted to a vote of shareholders. Generally, matters to be voted on by shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all shares present in person or represented by proxy. The LA Operating Agreement provides that special meetings of shareholders may be called by the Manager. If any such vote occurs, shareholders will be bound by the majority or supermajority vote, as applicable, even if they did not vote with the majority or supermajority.

The following circumstances require the approval of shareholders representing a majority or supermajority, as the case may be, of the shares:

●	any amendment to the LA Operating Agreement that would adversely change the rights of the shares (majority of affected class/series);

●	removal of the Manager for “cause” (two-thirds); and

●	the liquidation in the event that the Manager has been removed for “cause” (majority).

Books and Reports

Company books and records are maintained by the Manager.

Power of Attorney

Pursuant to the LA Operating Agreement, each shareholder appoints the Manager, any liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record, among other things, all certificates, documents and other instruments that the Manager or any liquidator determines necessary or appropriate:

●	to form, qualify, or continue our existence or qualification;

●	to reflect any amendment or restatement of the LA Operating Agreement;

●	to reflect the company’s dissolution, liquidation, and/or termination;

●	relating to the admission, withdrawal, removal, or substation of any shareholder according to the terms of the LA Operating Agreement;

●	relating to the determination of the rights, preferences and privileges of any class of shares; and

●	relating to a Merger, consolidation, or conversion.

Amendment of the LA Operating Agreement

The Manager may amend the LA Operating Agreement in its sole discretion, with the exception of amendments adversely affecting the rights of shareholders, as described in the section titled “Voting Rights” above.

Dissolution, Termination and Liquidation

The company will dissolve following an election to dissolve by the Manager (or, if the Manager has been removed for “cause”, by an affirmative vote of the holders of a majority of shares entitled to vote), by the sale or other disposition of all or substantially all of the company’s assets, by judicial dissolution pursuant to the provisions of the DLLCA, or at any time that the company has no shareholders unless the company’s business is continued in accordance with the DLLCA.

Upon the company’s dissolution, the Manager will appoint a liquidator, who will proceed to liquidate the company’s assets and apply the proceeds therefrom in the order of priority set forth in the LA Operating Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Overview

The following discussion describes the anticipated material U.S. federal income tax consequences to certain U.S. Holders (as defined below) of National eFund shares and/or DC eFund shares of:

●	the Merger; and

●	the subsequent ownership and disposition of LA eFund shares.

The information in this section is based on the current provisions of Internal Revenue Code of 1986, as amended (the “Code”), current, temporary and proposed regulations promulgated by the U.S. Department of the Treasury (“Treasury Regulations”), the legislative history of the Code, and current administrative interpretations and practices of the Internal Revenue Service (“IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling, and court decisions. However, future legislation, Treasury Regulations, administrative interpretations and court decisions could significantly change current law or adversely affect current interpretations of existing law, and any such changes could apply retroactively. Neither the LA eFund nor either of the Target eFunds has requested or plans to request any rulings from the IRS concerning the tax treatment of the LA eFund, the Merger or the ownership of interests in the LA eFund. Thus, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court would agree with the IRS.

This discussion does not address (i) U.S. federal taxes other than U.S. federal income taxes as specifically discussed herein, (ii) state, local or non-U.S. taxes, (iii) alternative minimum taxes, (iv) tax reporting requirements applicable to the Merger or (v) the tax consequences of any prior transaction between a shareholder of a Target eFund and such Target eFund taking place prior to the Merger. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders of shares of the Target eFunds or LA eFund shares that are subject to special treatment under U.S. federal income tax law, including, for example:

●	financial institutions;

●	pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

●	insurance companies;

●	broker-dealers;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that hold National eFund shares, DC eFund shares or LA eFund shares as part of a straddle, hedge, constructive sale, conversion, or other integrated transaction for tax purposes;

●	regulated investment companies;

●	real estate investment trusts;

●	certain U.S. expatriates;

●	persons whose “functional currency” is not the U.S. dollar;

●	persons who acquired their shares in a Target eFund other than from the Target eFunds;

●	persons who acquire their LA eFund shares other than in exchange for shares in a Target eFund in connection with the Merger;

●	persons who are (or whose affiliates are) lenders or creditors of any of the Target eFunds or the LA eFund;

●	persons who acquired their National eFund shares, DC eFund shares or LA eFund shares in connection with the performance of services;

●	persons who hold their National eFund shares, DC eFund shares or LA eFund shares as other than a capital asset for U.S. federal income tax purposes;

●	any holder of National eFund shares, DC eFund shares or LA eFund shares who is not treated as the beneficial owner of such shares for U.S. federal income tax purposes; or

●	any holder of National eFund shares, DC eFund shares or LA eFund shares who is not a U.S. Holder (including, for instance, a non-U.S. person).

The discussion herein also does not address whether the Merger could cause recapture of tax benefits or accelerate recognition of certain items of income subject to special rules under the Code (such as with respect to any investment credit property, changes in methods of accounting, and the deferral of income or gain under special methods of accounting (including long term contracts accounted for using a long-term contract method held by the Target eFunds)); however, each Target eFund believes (and this discussion assumes) that it does not have any such items.

For purposes of this discussion, a “U.S. Holder” means a National eFund shareholder or DC eFund shareholder who receives LA eFund shares in the Merger that is not excluded from the scope of this discussion, as described above, and is:

●	an individual who is a citizen or resident of the United States for U.S. income tax purposes;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

Any non-U.S. persons holding shares of the Target eFunds or LA eFund shares may have U.S. federal income tax considerations that vary significantly from those discussed below and that are not addressed herein. If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Target eFunds or LA eFund shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of the Target eFunds or LA eFund shares, and the partners in such partnership, should consult their tax advisors.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER AND THE OWNERSHIP OF LA EFUND SHARES ARE HIGHLY TECHNICAL AND COMPLEX. NATIONAL EFUND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE OWNERSHIP OF LA EFUND SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. THIS DISCUSSION IS NOT, AND IS NOT INTENDED TO BE, TAX ADVICE.

Tax Characterization of the Merger

The partners of each of the LA eFund, the National eFund and the DC eFund immediately prior to the Merger are each expected to own more than 50% of the capital and profits interests in the LA eFund immediately after the Merger. Because the LA eFund’s assets are expected to have the greatest fair market value (net of liabilities) as compared to the other eFunds’ assets, the Merger should be treated for U.S. federal income tax purposes as a contribution by each of the Target eFunds of all of its respective assets (but not including any cash of a Target eFund that will be set aside to fulfill any such Target eFund’s redemption obligations that remain outstanding immediately prior to the Merger), subject to all of such Target eFund’s existing liabilities, to the LA eFund in exchange for LA eFund shares, immediately followed by the distribution of those LA eFund shares to such Target eFund’s shareholders in liquidation of such Target eFund.

Subject to the more detailed discussion below regarding the U.S. federal income tax consequences of the Merger to holders of shares of the Target eFunds and the assumptions set forth herein, neither the deemed contribution of assets by the Target eFunds to the LA eFund nor the deemed distribution of LA eFund shares by the Target eFunds as a result of the Merger should cause the Target eFunds to recognize gain or loss for U.S. federal income tax purposes.

Partnership Tax Status of the LA eFund and the Target eFunds

Each of the LA eFund, the National eFund and the DC eFund believes (and this entire discussion assumes) (i) that it has been and will be treated as a partnership for U.S. federal income tax purposes (until, in the case of the Target eFunds, the Merger) and (ii) that it has avoided and will avoid treatment as a corporation under the publicly traded partnership (“PTP”) rules. A PTP is a partnership whose interests are traded on an established securities market or are deemed to be readily tradable on a secondary market or the substantial equivalent thereof. The common shares of the eFunds will not be traded on an established securities market. Historically, each eFund has intended to avoid the risk of its common shares being deemed readily tradable on a secondary market or equivalent by complying with a regulatory safe harbor for a partnership that complies with certain restrictions on redemptions and transfers (referred to herein as the “PTP Safe Harbor”). Shareholders of the Target eFunds should refer to the summary contained under “Certain U.S. Federal Income Tax Considerations—Partnership Classification” in the Offering Circular of which this Information is a part for a detailed description of the PTP Safe Harbor.

Although the eFunds have historically intended to comply with the PTP Safe Harbor, in connection with the Merger, eFunds plan to relax certain limitations on eFund redemptions in a manner that is likely to cause the eFunds to not satisfy the PTP Safe Harbor for the taxable year that includes the Merger. However, the Manager believes that, based on the composition of the eFunds’ income, if an eFund were treated as a PTP such eFund would be able to avoid corporate treatment by satisfy the requirements of the “Qualifying Income Exemption.” For the LA eFund, which is the only continuing partnership post-Merger, the Manager could also rely on the Qualifying Income Exemption rather than the PTP Safe Harbor for subsequent periods if the Manager determines that the LA eFund should comply with the Qualifying Income Exemption. The “Qualifying Income Exemption” is an exception to taxation of a PTP as a corporation. This exception applies if at least 90% of a PTP’s gross income for every taxable year consists of “qualifying income” under the Code and the partnership is not required to register under the Investment Company Act of 1940. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. Qualifying income does not generally include fees paid in respect of services.

If an eFund were to be classified as an association taxable as a corporation, either due to the PTP rules or due to a change in operation or in relevant law (including legislation, regulations, rulings or case law), such eFund would be subject to U.S. federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to shareholders of such eFund. A shareholder would not be entitled to take into account its distributive share of such eFund’s deductions in computing its taxable income, nor would a shareholder be subject to tax on our income. Distributions would be treated as dividends to the extent of such eFund’s current or accumulated earnings and profits, would thereafter be treated as a return of basis to the extent a shareholder’s basis in its common shares, and would then be treated as gain to the extent of any remaining distributions exceeding such shareholder’s basis in the ecommon shares. Overall, an eFund’s treatment as a corporation would substantially reduce the anticipated benefits of an investment in such eFund.

Tax Consequences of the Merger to U.S. Holders

As described above, the Merger should be treated for U.S. federal income tax purposes as a contribution by each of the Target eFunds of all of its assets, subject to all of its existing liabilities to the LA eFund in exchange for LA eFund shares, immediately followed by the distribution of those LA eFund shares to such Target eFund’s shareholders. Under Code Section 721, in general, neither the contributing partner (each of the Target eFunds) nor the partnership (the LA eFund) recognizes gain or loss upon a contribution of property to the partnership in exchange for an interest in the partnership. Code Section 721 ordinarily applies even when the transferred property is subject to liabilities (or the partnership assumes liabilities of the contributor). Under Code Section 731, the deemed distribution of LA eFund shares by each of the Target eFunds to such Target eFund’s shareholders also generally should not result in the recognition of gain or loss to either of the Target eFunds or the U.S. Holders of either of the Target eFund’s shares.

Notwithstanding the foregoing, nonrecognition treatment under Code Section 721 and/or Code Section 731 will not apply (or will apply only in part) to a U.S. Holder if one of the following situations applies:

●	The U.S. Holder receives a deemed cash distribution from the LA eFund as a result of a decrease in the shareholder’s share of the National eFunds’s and/or DC eFund’s liabilities that is not offset by the shareholder’s share of the LA eFund’s liabilities attributable to LA eFund shares acquired in the Merger. Under these circumstances, the U.S. Holder will recognize gain if the deemed cash distribution exceeds the shareholder’s adjusted basis in its LA eFund shares received in the Merger.

●	The U.S. Holder is required to recognize income under the at-risk recapture rules of Code Section 465(e).

●	The U.S. Holder is considered to receive a taxable distribution of “marketable securities” under Code Section 731(c) upon the deemed distribution of LA eFund shares by the National eFund and/or DC eFund to which an exception does not apply.

●	The deemed contribution of assets by the Target eFunds to the LA eFund is treated in whole or in part as a “disguised sale” of the Target eFunds’s assets or shares under Code Section 707 by either the Target eFunds or a former shareholder of a Target eFund.

●	The U.S. Holder has its share of gain with respect to certain National eFund and/or DC eFund assets that would give rise to ordinary gain on sale, or “hot assets”, reduced as a result of the Merger.

These potential situations are discussed more fully below. In addition, as mentioned below, subsequent events or transactions could cause a U.S. Holder to recognize all or part of any deferred gain or loss that is not recognized in the Merger. See “Effect of Subsequent Events” below.

Reduction in Share of Partnership Liabilities/Deemed Cash Distribution; Code Section 465(e) Recapture. A partnership’s liabilities are allocated among its partners for U.S. federal income tax purposes under complex rules. Under those rules, to the extent that a U.S. Holder’s allocable share of any eFund liabilities immediately prior to the Merger exceeds its allocable share of any LA eFund liabilities immediately after the Merger, the U.S. Holder will be considered to receive a deemed cash distribution in connection with the Merger. Under the general rules applicable to cash distributions, such a deemed cash distribution would cause the U.S. Holder to recognize taxable gain at the time of the Merger if and to the extent that the deemed cash distribution exceeds the U.S. Holder’s adjusted tax basis in its National eFund shares and/or DC eFund shares immediately before the Merger, which can generally only happen if the U.S. Holder has a share of National eFund liabilities and/or DC eFund liabilities in excess of such adjusted basis, immediately prior to the Merger.

The rules for allocating partnership liabilities are complex and highly fact-dependent. However, based on the composition of the Target eFunds’ liabilities, which are limited to trade payables, our Manager does not expect any U.S. Holder to have a net reduction in its share of liabilities that would be considered to result in a deemed cash distribution in excess of adjusted tax basis for these purposes.

Under the “recapture” provisions of the “at-risk” rules of Code Section 465, if a U.S. Holder had a share of any “qualified nonrecourse financing” of a Target eFund, the Merger and/or the repayment or refinancing of outstanding indebtedness of such Target eFund could cause the shareholder to recognize taxable income as a result of the Code Section 465(e) recapture provisions. However, based on the composition of the Target eFunds’ liabilities, which as noted are limited to trade payables, our Manager does not believe the Target eFunds have any qualified nonrecourse financing and thus that at-risk recapture could not arise as a result of the Merger or subsequent payments of such Target eFund liabilities.

Distribution of Marketable Securities. Under Code Section 731, a U.S. Holder could recognize gain on the deemed distribution of LA eFund shares by the National eFund and/or DC eFund in the Merger if LA eFund shares are considered “marketable securities”. Under the general rules applicable to cash distributions, a distribution of cash to a U.S. Holder generally would cause the U.S. holder to recognize taxable gain to the extent that the cash distribution exceeds the U.S. Holder’s then adjusted tax basis in its National eFund and/or DC eFund shares. Under Code Section 731(c), distributions of marketable securities generally are treated as distributions of money for this purpose. If any portion of the LA eFund shares deemed distributed to a U.S. Holder in the Merger were treated as money under Code Section 731(c), the U.S. Holder would recognize taxable gain at the time of the Merger if and to the extent that the amount so treated exceeded the U.S. Holder’s adjusted tax basis in its National eFund shares and/or DC eFund shares immediately before the Merger (after first reducing such basis to reflect any reduction in the holder’s share of partnership liabilities resulting from the Merger).

Under Code Section 731(c), marketable securities are financial instruments that are actively traded within the meaning of Code Section 1092(d)(1). Treasury Regulations promulgated under Code Section 1092 generally provide that actively traded personal property includes any personal property for which there is an established financial market. Although the scope of “an established financial market” for this purpose is arguably broad enough to include the redemption rights of LA eFund shareholders, the LA eFund and the Target eFunds do not believe such an expansive reading is appropriate and intend to take the position that the LA eFund shares are not marketable securities for this purpose and that Code Section 731(c) is inapplicable.

If the IRS were to disagree with this position and assert that the LA eFund shares are marketable securities, the LA eFund and the Target eFunds expect that any taxable gain that a U.S. Holder could recognize on the deemed distribution of LA eFund shares by the Target eFunds pursuant to the Merger should be reduced substantially, potentially eliminated, as a result of a special tax rule that limits the impact of Code Section 731(c) in pro rata distributions. Under this special rule, the amount of marketable securities (i.e., LA eFund shares) received by a U.S. Holder that is treated as a distribution of money is reduced by the excess, if any, of: (i) such U.S. Holder’s distributive share of net gain, if any, which would be recognized if all of the marketable securities held by the applicable Target eFund (i.e., the LA eFund shares) were sold immediately before the distribution for fair market value, over (ii) such U.S. Holder’s distributive share of net gain, if any, attributable to the marketable securities held by such Target eFund immediately after the distribution, as determined by using the same fair market value. The amount of any such reduction is expected to be equal to the amount determined under clause (i) since the amount under clause (ii) should be zero. Based on the foregoing, our Manager does not expect Code Section 731(c) to have a material impact on the tax consequences of the Merger.

Disguised Sale. A U.S. Holder may have taxable gain (or loss) if the Merger is considered to result in a “disguised sale” to the LA eFund of some or all of National eFund’s or DC eFund’s assets or the U.S. Holder’s National eFund shares or DC eFund shares. Code Section 707 and the applicable Treasury Regulations, which are referred to as the disguised sale rules, generally provide that a disguised sale of property has occurred if:

●	a partner contributes property to a partnership;

●	the partnership transfers money or other consideration to the partner (which may include, as described below, the assumption of or taking subject to liabilities by the partnership);

●	the transfer of money or other consideration would not have been made but for the transfer of property; and

●	in cases where the transfers are not made simultaneously, the subsequent transfer is not dependent on the entrepreneurial risks of the partnership operations.

Under the disguised sale rules, a contribution to a partnership and any transfer to a partner that occur within two years of each other are presumed to be a disguised sale unless:

●	the facts and circumstances clearly establish that the contribution and transfer do not constitute a disguised sale; or

●	an exception to disguised sale treatment applies.

No direct transfers of money or of consideration other than LA eFund shares will be made to either of the Target eFunds or to any shareholder of the Target eFunds in the Merger. However, the disguised sale rules can apply in other circumstances as well.

A disguised sale could arise in connection with the Merger to the extent that the LA eFund assumes liabilities of the Target eFunds that are not “qualified liabilities” within the meaning of the disguised sale rules. The Target eFunds expect that all liabilities of the Target eFunds at the time of the Merger will be qualified liabilities. If the Target eFunds’ liabilities are so characterized, and absent any other disguised sale consideration, the transfer of the Target eFunds’ assets subject to such liabilities in the Merger should not result in recognition of gain or loss under the disguised sale rules to the Target eFunds. There can be no assurance, however, that the IRS would not contend otherwise.

However, if the Merger were otherwise treated as part of a disguised sale without regard to the LA eFund’s assumption of or taking subject to a Target eFund qualified liability, such assumption would increase the amount of gain (or reduce the amount of loss) otherwise recognized.

Cash distributions from a partnership to a partner also may be treated as a transfer of property for purposes of the disguised sale rules. As noted above, transfers that occur within two years of each other are presumed to be a disguised sale unless the facts and circumstances clearly establish otherwise or an exception applies. However, a cash distribution will be presumed to not be part of a disguised sale if it is attributable to a “reasonable preferred return” or is a distribution of “operating cash flow.” Post-Merger cash distributions by the LA eFund that do not fall within one of those safe harbors will be treated as disguised sale consideration to the extent they satisfy the “but for” and “lack of entrepreneurial risk” tests above (and during the first two years following the Merger will be presumed part of a disguised sale unless the facts and circumstances clearly establish otherwise). The LA eFund expects that its cash distributions, if any, will satisfy one of these two tests, but the LA eFund cannot guarantee that the LA eFund will not make one or more cash distributions that could be viewed as part of a disguised sale to the extent received by former shareholders of the Target eFunds.

LA eFund shareholders will have certain redemption rights, which generally entitle them to require the LA eFund to pay a U.S. Holder the applicable NAV of LA eFund shares in cash. The existence of the redemption rights with respect to those LA eFund shares issued in the Merger is not likely to be additional consideration for purposes of the disguised sale rules, although there can be no assurance that the IRS would not contend otherwise. However, if a U.S. Holder that acquires LA eFund shares in the Merger were to exercise the redemption right at the time of or within two years after the Merger, there may be a risk that the payment of cash by the LA eFund would result in disguised sale treatment of the Merger for that shareholder, or potentially for the applicable Target eFund.

If a disguised sale of all or a portion of a U.S. Holder’s National eFund shares and/or DC eFund shares to LA eFund is deemed to occur, the shareholder could be required to recognize some or all of the deferred gain represented by the excess of the amount realized (which is equal to the sum of the fair market value of LA eFund shares received in the Merger, the amount of any reduction in liabilities attributable to the shareholder as a result of the Merger, and the fair market value of any other consideration received in the Merger) over the shareholder’s basis in those shares (or to recognize a loss if such adjusted basis exceeded the amount realized). The disguised sale would be treated as a sale for all purposes of the Code and would be considered to take place on the date that, under general principles of U.S. federal tax law, the LA eFund becomes the owner of the property. If the transfer of money or other consideration from the LA eFund occurs after the Merger, the LA eFund would be treated as having acquired the property at the time of the Merger and contemporaneously having issued an obligation to transfer to the Target eFunds or the shareholders, as applicable, money or other consideration at a later date. As a result of the deemed receipt of such an obligation, a shareholder of a Target eFund may be deemed to receive (or otherwise be required to accrue) interest for U.S. federal income tax purposes, and any such interest would be taxable at ordinary income rates rather than the reduced rates generally applicable to long-term capital gain.

If a disguised sale of a portion of a Target eFunds’s assets were deemed to occur, such Target eFund would recognize gain or loss with respect to the portion sold, based on the difference between such Target eFund’s adjusted tax basis in such portion and the disguised sale consideration allocable to such portion (generally calculated separately for each asset). Any such gain or loss would be allocated among such Target eFund’s shareholders at the time of the Merger (taking into account any book-tax differences under the principles discussed in the applicable Target OC Tax Summary under the sub-heading “Tax Allocations with Respect to Book-Tax Differences”).

U.S. Holders should also be aware that the recognition of loss under the disguised sale rules could be disallowed or deferred in certain circumstances under tax rules that apply to related parties.

Hot Asset Rules of Code Section 751. The deemed distribution of LA eFund shares to shareholders of the Target eFunds in liquidation of the Target eFunds pursuant to the Merger may give rise to ordinary income (or ordinary loss) under the special rules of Code Section 751 to the extent that a Target eFund shareholder’s interest in “hot assets” is reduced. “Hot assets” are certain assets that would give rise to ordinary gain on sale and include property held for sale to customers in the ordinary course of business, real property used in a trade or business held for less than one year and “unrealized receivables.” For this purpose, “unrealized receivables” are defined generally as rights to receive payment for goods and services to the extent not already recognized in income, as well as certain amounts of ordinary income that would be recognized if properties were sold for fair market value (e.g., amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if assets were sold at their fair market value at the time of the deemed liquidating distribution).

One or both of the Target eFunds’ assets at the time of the Merger will include hot assets. Accordingly, the Merger would give rise to ordinary income (or loss) under the special rules of Code Section 751 to the extent that a U.S. Holder’s interest in such hot assets is reduced as a result of the Merger.

Under proposed regulations on which the LA eFund and the Target eFunds should be permitted to rely, a U.S. Holder should generally not suffer a reduction in its share of hot assets that could trigger Code Section 751 if (i) the amounts of ordinary income (or ordinary loss) from a Target eFunds’s hot assets that would be allocated to U.S. Holder if such Target eFund sold all of its assets for fair market value immediately prior to the Merger are the same as (ii) the amounts of ordinary income (or ordinary loss) from such assets that would be allocated to such U.S. Holder if, immediately after the Merger, the LA eFund sold the hot assets acquired from such Target eFund for fair market value. The LA eFund and the Target eFunds believe the special allocation rules discussed below under “Tax Consequences of Ownership of LA eFund Shares after the Merger—Tax Allocations with Respect to Book-Tax Differences on Contributed Properties”, should preserve a U.S. Holder’s share of ordinary income (or ordinary loss) with respect to the Target eFunds’ hot assets and thus intend to take the position that Code Section 751 does not require recognition of ordinary income (or ordinary loss) in the Merger. However, the rules under Code Section 751 are very complex, and it is possible that the IRS could reach a different conclusion.

Effect of Subsequent Events

Even if a U.S. Holder is not required to recognize gain (or loss) at the time of the Merger, subsequent events could cause the U.S. Holder to recognize part or all of its unrealized gain (and in some cases loss) that is not recognized at the time of the Merger.

Certain rules under the Code can cause a partner to recognize gain or loss upon certain property distributions where an asset with a “book-tax difference” was previously contributed by such partner to a partnership or to recognize a disproportionate share of gain or loss from a sale of an asset with a book-tax difference with respect to such partner. These rules could apply with respect to an asset deemed contributed to the LA eFund by the National eFund or DC eFund pursuant to the Merger (a “Contributed Target Asset”). See “Tax Consequences of Ownership of LA eFund Shares after the Merger—Distributions of Property” below.

As noted above, it is possible that the LA eFund could make one or more cash distributions following the Merger that could be viewed as part of a disguised sale to the extent received by former shareholders of the Target eFunds (at least if made in the two years following the Merger). In addition, if a U.S. Holder were to exercise its right to redeem LA eFund shares within two years after the Merger, there may be a risk that the payment of cash by the LA eFund would result in disguised sale treatment of the Merger for that shareholder, or potentially for the Target eFunds. See “Tax Consequences of the Merger to U.S. Holders—Disguised Sale” above.

Tax Consequences of Ownership of LA eFund Shares after the Merger

For a summary of U.S. federal income tax considerations with respect to the ownership of LA eFund shares, U.S. Holders should refer to the LA OC Tax Summary. Although the LA OC Tax Summary is limited to tax considerations that may apply to holders that acquired LA eFund shares in exchange for a contribution of cash to the LA eFund, the tax considerations summarized in the LA OC Tax summary also generally should apply to U.S. Holders who acquire LA eFund shares in the Merger. Additional U.S. federal income tax considerations with respect to the ownership of LA eFund shares by U.S. Holders arising by reason of acquiring LA eFund shares in the Merger are discussed below.

Treatment of LA eFund Distributions. The treatment of LA eFund distributions to holders who acquired their LA eFund shares pursuant to the Merger may be modified under the disguised sale rules, as discussed above in “Tax Consequences of the Merger to U.S. Holders—Disguised Sale” and “Effect of Subsequent Events”.

Distributions of Property. A U.S. Holder could be subject to additional tax considerations with respect to distributions of property, if any, by the LA eFund if (as is expected to be the case) there are unrealized gains or unrealized losses associated with the Contributed Target Assets at the time of Merger. Unrealized gain or unrealized loss for this purpose equals the difference between the fair market value of the asset and the adjusted tax basis of the asset at that time of determination, which is referred to as the “book-tax difference”. Under Code Section 704(c)(1)(B), if, within seven years of the Merger, a Contributed Target Asset with a book-tax difference as of the Merger is distributed to an LA eFund shareholder other than such U.S. Holder, such U.S. Holder would generally recognize gain or loss based on its share of such book-tax difference (as reduced by any amortization of such book-tax difference subsequent to the Merger). Under Code Section 737, if, within seven years of the Merger, an asset other than a Contributed Target Asset is distributed to a U.S. Holder (and such asset has a value greater than the U.S. Holder’s outside basis in its LA eFund shares), such U.S. Holder would generally recognize gain based on its share of the amount of book-tax difference with respect to the Contributed Target Assets with built-in gain at the time of the Merger. However, these rules are not expected to apply as it is currently expected that the LA eFund will make only cash distributions to its shareholders.

Initial Basis of Shares. In general, a U.S. Holder who acquires LA eFund shares in the Merger will have an initial basis in its LA eFund shares equal to its basis in its shares of the Target eFunds, adjusted to reflect the effects of the Merger (such as deemed distributions of money resulting from the holder’s share of partnership liabilities) and increased by the amount of any gain recognized by reason of the marketable securities rules of Code Section 731(c).

Tax Allocations with Respect to Book-Tax Differences on Contributed Properties. Under Code Section 704(c), income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution (i.e., any book-tax difference with respect to the contributed property). The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the “book-tax difference”. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the Merger, book-tax differences are likely to exist with respect to the Contributed Target Assets, potentially including book-tax differences reflecting built-in tax gains on some assets and built-in tax losses on other assets. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets (including cash) are contributed in exchange for a new partnership interest. Thus, (i) the book-tax differences with respect to Contributed Target Assets will be allocated among U.S. Holders in a manner that reflects their relative ownership of shares of the Target eFunds during the periods when the unrealized gains and losses accrued, rather than in proportion to their ownership of shares of the Target eFunds immediately prior to the Merger, and (ii) book-tax differences also are likely to exist with respect to the LA eFund’s assets as of the Effective Date.

Allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference will be made in a manner that is consistent with Code Section 704(c). Treasury Regulations under Code Section 704(c) require partnerships to use a “reasonable method” for allocation of items affected by Code Section 704(c).

The application of these rules could cause a U.S. Holder (i) to receive reduced allocations of depreciation for U.S. federal income tax purposes (or increased allocations of gain) compared to what the shareholder would have received if Contributed Target Assets did not have book-tax differences at the time of the Merger, (ii) to receive reduced allocations of depreciation (and/or increased allocations of gain) compared to what it would otherwise receive absent book tax-differences with respect to any LA eFund asset at the time of the Merger and (iii) to lose some or all of the potential tax benefits (such as increased depreciation or losses or reduced gain on sale) attributable to the book-tax differences with respect to Contributed Target Assets with a built-in tax loss at the time of the Merger.

A former shareholder of a Target eFund or other LA eFund shareholder that receives a disproportionate allocation of gain upon a sale of a property under the above rules would not be entitled to any special disproportionate distributions from the LA eFund in connection with the sale, and thus may not receive cash distributions from the LA eFund sufficient to pay its additional taxes if the LA eFund sells such property.

In making allocations with respect to any book-tax differences, our Manager may apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders of LA eFund shares in accordance with applicable tax rules as applicable, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. If the conventions are not allowed by applicable Treasury Regulations or if the IRS otherwise does not accept the conventions, the IRS may contend that the LA eFund’s taxable income or loss must be reallocated among LA eFund shareholders, to their possible detriment.

WHERE YOU CAN FIND MORE INFORMATION

LA eFund has filed with the SEC an offering statement on Form 1-A under the Securities Act in connection with the issuance of shares of LA eFund in exchange for shares of the Target eFunds and the consummation of the Merger. The consolidated historical financial statements of Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC, which are filed as part of the offering statement on Form 1-A, are incorporated by reference into this Information Statement, and should be read in conjunction with the exhibits attached hereto. This Information Statement does not contain all the information set forth in the offering statement filed with the SEC, reference to which is hereby made. LA eFund is subject to the informational reporting requirements that are applicable to Tier 2 issuers whose securities are qualified pursuant to Regulation A promulgated under the Securities Act and accordingly, LA eFund will continue to file annual reports, semi-annual reports and other information with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, offering statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by emailing or telephoning us at:

Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC

investments@fundrise.com

(202) 584-0550

Within 120 days after the end of each fiscal year LA eFund provides to our shareholders of record annual reports. The annual reports contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

LA eFund also maintains a website at www.fundrise.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this Information Statement.

Exhibit A

Pro Forma Financial Statements

INDEX TO FINANCIAL STATEMENTS

Pro Forma Financial Statements

Unaudited Pro Forma Condensed Combined Financial Information	A-2
Unaudited Pro Forma Condensed Combined Balance Sheet	A-3
Unaudited Pro Forma Condensed Combined Statements of Operations	A-4 to A-5
Notes to Unaudited Pro Forma Condensed Combined Financial Information	A-6 to A-7

Financial Statements of Fundrise National For-Sale Housing eFund, LLC

For the fiscal year ended December 31, 2019:

For the semiannual period ended June 30, 2020 (unaudited):

Financial Statements of Fundrise For-Sale Housing eFund – Washington DC, LLC

For the fiscal year ended December 31, 2019:

For the semiannual period ended June 30, 2020 (unaudited):

Unaudited Pro Forma Condensed Combined Financial Information

Fundrise For-Sale Housing eFund – Los Angeles, CA, LLC (the “Company”) will acquire Fundrise National For-Sale Housing eFund, LLC (“National eFund’) and Fundrise For-Sale Housing eFund – Washington DC, LLC (“DC eFund”)(collectively, the “Acquirees”). As a result of the acquisition, each issued and outstanding share of the National eFund and DC eFund will be exchanged for shares of the Company based on the exchange ratio (“Exchange Ratio”) agreed upon in the Merger Agreement. The Exchange Ratio is based on the net asset value per share (“NAV per Share”) of the Company and Acquirees that will be effective as the date of the anticipated consummation of the Merger (November 30, 2020). In accordance with the Merger Agreement, under certain circumstances the Exchange Ratio may be revised if there is a material change in the NAV per share of the eFunds prior to the consummation of the Merger.

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and the Acquirees historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of the Acquirees. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the pro forma condensed combined statements of operations for the year ended December 31, 2019 give effect to these transaction as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives effect to these transactions as if they had occurred on June 30, 2020.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 1-SA and Form 1-K, and the Acquirees historical information included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2020

(In thousands)

	Fundrise For-Sale	Fundrise National	Fundrise For-Sale
	Housing eFUND -	For-Sale Housing	Housing eFUND -	Pro Forma		Pro Forma
	Los Angeles CA, LLC	eFund, LLC	Washington DC, LLC	Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$3,379	$10,768	$5,246	$-		$19,393
Other assets	222	98	77	244	(a)	641
Real estate deposits	50	-	-	-		50
Investments in residential rental properties, net	12,772	13,725	3,191	2,191	(b)	31,879
Real estate held for improvement	14,554	2,177	12,772	654	(c)	30,157
Investments in real estate held for sale	-	-	3,562	-		3,562
Investments in real estate debt investments	5,118	-	-	-		5,118
Investments in equity method investees	4,749	-	-	-		4,749
Total Assets	$40,844	$26,768	$24,848	$3,089		$95,549

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$434	$248	$585	$-		$1,267
Due to related party	141	145	413	178	(d)	877
Redemptions payable	1,512	1,085	806	-		3,403
Rental security deposits and other liabilities	111	35	6	-		152
Settling subscriptions	-	-	-	-		-
Below market leases, net	35	-	-	-		35
Note payable - related party	2,000	-	-	-		2,000
Total Liabilities	4,233	1,513	1,810	178		7,734

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized	41,919	28,379	26,388	(3,563)	(e)	93,123
Redemptions - common shares	(5,941)	(2,950)	(3,182)	6,132	(e)	(5,941)
Additional paid in capital	-	-	390	(390)	(d)	-
Retained Earnings (Accumulated deficit)	633	(174)	(558)	732	(e)	633
Total Members’ Equity	36,611	25,255	23,038	2,911	(e)	87,815
Total Liabilities and Members’ Equity	$40,844	$26,768	$24,848	$3,089		$95,549

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended June 30, 2020

(In thousands, except per share information)

	Fundrise For-Sale	Fundrise National	Fundrise For-Sale
	Housing eFUND -	For-Sale Housing	Housing eFUND -	Pro Forma		Pro Forma
	Los Angeles CA, LLC	eFund, LLC	Washington DC, LLC	Adjustments	Notes	Combined
Income (loss)
Interest income	$125	$-	$-	$-		125
Rental income	447	384	89	-		920
Equity in earnings (losses)	38	-	-	-		38
Other income	5	38	19	-		62
Gain on sale of real estate	-	-	5	-		5
Total income (loss)	615	422	113	-		1,150

Expenses
Rental properties operating and maintenance	161	170	43	-		374
Depreciation and amortization	92	110	24	17	(b)	243
General and administrative expenses	233	167	138	-		538
Total expenses	486	447	205	17		1,155

Net income (loss)	$129	$(25)	$(92)	$(17)		$(5)

Net income (loss) per common share	$0.03	$(0.01)	$(0.04)			(0.00)
Weighted average number of common shares outstanding	3,788,627	2,542,508	2,445,554			8,353,288

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2019

(In thousands, except per share information)

	Fundrise For-Sale	Fundrise National	Fundrise For-Sale
	Housing eFUND -	For-Sale Housing	Housing eFUND -	Pro Forma		Pro Forma
	Los Angeles CA, LLC	eFund, LLC	Washington DC, LLC	Adjustments	Notes	Combined
Income (loss)
Interest income	$321	$-	$-	$-		321
Rental income	745	655	172	-		1,572
Equity in earnings (losses)	(42)	-	-	-		(42)
Other income	16	49	35	-		100
Gain on sale of real estate	181	60	110	-		351
Total income (loss)	1,221	764	317	-		2,302

Expenses
Rental properties operating and maintenance	233	225	73	-		531
Depreciation and amortization	154	176	44	325	(a)(b)	699
Interest expense - related party note	-	17	7	-		24
General and administrative expenses	325	324	236	-		885
Total expenses	712	742	360	325		2,139

Net income (loss)	$509	$22	$(43)	$(325)		$163

Net income (loss) per common share	$0.14	$0.01	$(0.02)			0.02
Weighted average number of common shares outstanding	3,526,509	1,511,955	2,017,661			6,733,428

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

A-5

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The historical financial statements have been adjusted in the pro forma condensed combined financial statements to give effect for (i) transaction accounting adjustments (ii) autonomous entity adjustments and (iii) management’s adjustments, as required.

The acquisition was accounted for under the asset acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has preliminarily estimated the relative fair value of the Acquirees’ assets acquired, and liabilities assumed and conformed the accounting policies of the Acquirees.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the date indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financials position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of the Acquirees’ as a result of the acquisition and other planned cost saving initiatives following the completion of the acquisition.

2.	Preliminary Purchase Price Allocation

The acquisition will be completed on the Effective Date, which is expected be on or shortly after the qualification by the SEC of the Offering statement. The Company has performed a preliminary analysis of the total purchase consideration and the Company will issue a total of approximately 4.7 million shares in exchange for all shares of the acquirees. The final purchase price will be determined when the Company completes the detailed valuations, necessary calculations, and final exchange ratio.

In accordance with the guidance for business combinations, the Company determines whether the transaction qualifies as a business combination. If the acquisition does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. We have preliminarily determined that this transaction will be accounted for as an asset acquisition. The company allocates the purchase price to the identifiable assets acquired and liabilities based on the relative fair value. The Company has performed a preliminary valuation analysis of the relative fair market value of the Acquirees’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price:

	Fundrise National For-Sale Housing eFund, LLC	Fundrise For-Sale Housing eFund - Washington DC, LLC	Total
Cash and cash equivalents	10,768	5,246	16,014
Other assets	293	126	419
Investments in residential rental properties, net	15,569	3,538	19,107
Investments in real estate held for improvement	2,260	13,343	15,603
Investments in real estate held for sale	-	3,562	3,562
Accounts payable and accrued expenses	(248)	(585)	(833)
Due to related party	(145)	(413)	(558)
Redemptions payable	(1,085)	(806)	(1,891)
Rental security deposits and other liabilities	(35)	(6)	(41)
Total Consideration	$27,377	$24,005	$51,382

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations, necessary calculations, and finalized Exchange Ratio. The final allocation may include (1) changes in relative fair values of investment in single-family residential rental properties an Investments in real estate held for improvement (2) changes in allocation to intangible assets (3) other changes to asset and liabilities.

3.	Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents an adjustment as of June 30, 2020, of approximately $244,000, for intangible assets acquired by the Company. As part of the preliminary valuation analysis, the Company identified acquired in-place leases intangible assets. We consider qualitative and quantitative factors in the calculation of in-place lease value. These values are preliminary and subject to change after the Company finalizes its analysis. Acquired in-place lease intangible assets are amortized over the life of the lease. Amortization of acquired in-place lease intangible for the six months ended June 30, 2020 and the year-end December 31, 2019 is approximately $0 and $244,000, respectively.
(b)	Reflects the adjustment of approximately $2.2 million to increase the basis of the acquired investment in residential rental properties, net to estimated relative fair value of $19.1 million. The relative fair value and useful life calculations are preliminary and subject to change after the Company receives all final appraisals and finalizes its valuation analysis. The following table summarizes the changes in the estimated depreciation expense (in thousands):

	Six Months Ended	Year Ended
	June 30, 2020	December 31, 2019
Estimated depreciation expense	151	302
Historical depreciation expense	(134)	(221)
Pro forma adjustments to depreciation expense	$17	$81

(c)	Reflects the adjustment of approximately $0.7 million to increase the basis of the acquired investment in real estate held for improvement to estimated relative fair value of $15.6 million. The relative fair value is preliminary and subject to change after the Company receives all final appraisals and finalizes its valuation analysis.
(d)	Represents the estimated remaining transaction costs to issue equity securities to complete the asset acquisitions of approximately $178,000 that will be paid on our behalf by our Manager, Fundrise Advisors, LLC and included within due to related party and a corresponding reduction to additional paid in capital on the Unaudited Pro Forma Condensed Balance Sheet. The estimate of transaction costs to issue equity securities is preliminary and subject to change based on actual expenses incurred upon completion of the acquisition.
(e)	Reflects the elimination of the historical equity of the acquirees’ and the exchange for the Company’s common shares. The following table summarizes the changes in Members’ Equity (in thousands):

Common shares issued and exchanged	51,382
Less: Historic acquirees' shareholders' equity as of December 31, 2019	(48,293)
Less: Transaction costs	(178)
Pro forma adjustment to shareholders' equity	$2,911

 Independent Auditor's Report

To the Members

Fundrise National For-Sale Housing eFund, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Fundrise National For-Sale Housing eFund, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fundrise National For-Sale Housing eFund, LLC and subsidiaries as of December 31, 2019 and 2018, and results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

McLean, Virginia

April 13, 2020

National F-1

Fundrise National For-Sale Housing eFund, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$8,629	$383
Other assets	153	42
Investments in single-family residential rental properties, net	12,440	5,015
Investments in real estate held for improvement	1,297	5,562
Investments in real estate held for sale	-	332
Total Assets	$22,519	$11,334

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$181	$274
Due to related party	22	166
Settling subscriptions	212	26
Redemptions payable	161	53
Rental security deposits and other liabilities	37	29
Note payable - related party, inclusive of accrued interest	-	1,303
Total Liabilities	613	1,851

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 2,346,432 and 1,004,410 shares issued and 2,194,432 and 976,264 outstanding as of December 31, 2019 and December 31, 2018, respectively	23,565	9,934
Redemptions – common shares	(1,510)	(280)
Retained Earnings (Accumulated deficit)	(149)	(171)
Total Members’ Equity	21,906	9,483
Total Liabilities and Members’ Equity	$22,519	$11,334

The accompanying notes are an integral part of these consolidated financial statements.

National F-2

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
Income
Rental income	$655	$156
Other income	49	5
Gain on sale of real estate	60	135
Total income	764	296

Expenses
Property operating and maintenance	225	59
Depreciation and amortization	176	41
Interest expense – related party note	17	44
Asset management and other fees – related party	-	21
General and administrative expenses	324	296
Total expenses	742	461

Net income (loss)	$22	$(165)

Net income (loss) per common share	$0.01	$(0.35)
Weighted average number of common shares outstanding	1,511,955	466,385

The accompanying notes are an integral part of these consolidated financial statements.

National F-3

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Members’ Equity

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members’
	Shares	Amount	Deficit)	Equity
December 31, 2017	600	$6	$(6)	$-
Proceeds from issuance of common shares	1,003,810	10,038	-	10,038
Offering costs	-	(110)	-	(110)
Redemptions of common shares	(28,146)	(280)	-	(280)
Net income (loss)	-	-	(165)	(165)
December 31, 2018	976,264	9,654	(171)	9,483
Proceeds from issuance of common shares	1,342,022	13,683	-	13,683
Offering costs	-	(52)	-	(52)
Redemptions of common shares	(123,854)	(1,230)	-	(1,230)
Net income (loss)	-	-	22	22
December 31, 2019	2,194,432	$22,055	$(149)	$21,906

The accompanying notes are an integral part of these consolidated financial statements.

National F-4

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES:
Net income (loss)	$22	$(165)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	176	41
Organizational costs	-	13
Gain on sale of real estate	(60)	(135)
Changes in assets and liabilities:
Net decrease (increase) in other assets	(130)	(23)
Net (decrease) increase in due to related party	(42)	39
Net (decrease) increase in interest payable - related party	(3)	-
Net (decrease) increase in accounts payable and accrued expenses	(93)	191
Net (decrease) increase in rental security deposits and other liabilities	8	26
Net cash provided by (used in) operating activities	(122)	(13)
INVESTING ACTIVITIES:
Acquisition of real estate held for improvement	(1,939)	(5,424)
Improvements of real estate held for improvement	(7)	(77)
Acquisitions of single-family residential rental properties	(1,835)	(4,966)
Improvements in single-family residential rental properties	(197)	(80)
Proceeds from sale of real estate	1,042	681
Release (issuance of) real estate deposits	11	(19)
Net cash provided by (used in) investing activities	(2,925)	(9,885)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	13,657	10,038
Proceeds from note payable - related party	300	4,980
Repayment of note payable - related party	(1,600)	(4,541)
Offering costs	(154)	-
Cash paid for shares redeemed	(1,122)	(227)
Proceeds from settling subscriptions	212	26
Net cash provided by (used in) financing activities	11,293	10,276

Net increase (decrease) in cash and cash equivalents	8,246	378
Cash and cash equivalents, beginning of year	383	5
Cash and cash equivalents, end of year	$8,629	$383

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - related party note	$20	$43

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITY:
Organizational and offering costs accrued	$21	$123
Redemptions payable	$161	$53

The accompanying notes are an integral part of these consolidated financial statements.

National F-5

Fundrise National For-Sale Housing eFund, LLC

Notes to Consolidated Financial Statements

For the Years ended December 31, 2019 and 2018

1.	Formation and Organization

Fundrise National For-Sale Housing eFund, LLC (the “Company”) was formed on March 24, 2017, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations substantially commenced on May 23, 2018. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise National For-Sale Housing eFund, LLC except where the context otherwise requires.

Each single-family real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $39.5 million of shares on August 26, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of December 31, 2019 and 2018, after redemptions, the Company has net common shares outstanding of approximately 2,194,000 and 976,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000 as of December 31, 2019 and 2018. In addition, as of December 31, 2019 and 2018, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of December 31, 2019 and 2018, the Company’s total amount of equity outstanding on a gross basis was approximately $22.2 million and $10.0 million, respectively, and the total amount of settling subscriptions was approximately $212,000 and $26,000, respectively. These amounts were based on a $10.25 and $10.00 per share price, respectively.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC.

Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

National F-6

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering provided. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

As of December 31, 2019 and 2018, the Manager had incurred cumulative organizational and offering costs of approximately $164,000 and $129,000, respectively, on behalf of the Company. The Hurdle Rate was met as of December 31, 2019 and 2018, so as a result, approximately $21,000 and $123,000 of offering costs were due to the Manager as of December 31, 2019 and 2018, respectively. Of the $21,000 due to the Manager as of December 31, 2019, all were related to offering costs. Of the $123,000 due to the Manager as of December 31, 2018, approximately $13,000 was related to organizational costs, while the remaining was related to offering costs. During the years ended December 31, 2019 and 2018, the Company reimbursed the Manager approximately $143,000 and $0, respectively, in offering costs. As such, approximately $21,000 and $123,000 remained payable as of December 31, 2019 and 2018, respectively. As of December 31 2019 and 2018, no offering or organizational costs incurred by the Manger have been forgiven or reimbursed back to the Company. As of December 31, 2019 and 2018, the Company directly incurred cumulative offering cost of approximately $11,000 and $0.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (“ACH”) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.

National F-7

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the year. Basic earnings per share is computed by dividing income available to members by the weighted-average common shares outstanding during the year.

Real Estate Deposits

During the closing on an investment in single-family residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

Our investments in single-family residential rental properties and real estate held for improvement include the acquisition of single-family homes, townhomes, and condominiums i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (Single-Family Residential Rental Property) or will need improvements or redevelopment (Real Estate Held for Improvement). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a single-family residential property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with single-family residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

Investments in Single Family Residential Properties Held For Sale

From time to time, we may identify single-family residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within other assets, net on our consolidated balance sheets.

National F-8

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the publicly traded partnership Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment.

Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

National F-9

Recently Adopted Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU No. 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 for one year, which would make the guidance effective for the Company’s first fiscal year beginning after December 15, 2018. The Company adopted this standard under the modified retrospective approach, effective January 1, 2019. After performing an assessment, we determined that the adoption of this standard did not have a material impact or require an initial transition adjustment on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Updated 2016-18 (“ASU 2016-18”) Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that reporting period, and the Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update 2016-01 (“ASU 2016-01”), Financial Instruments – Overall, which changes the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The FASB also clarifies the guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The guidance was effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2018. The guidance should be applied prospectively from that date. The Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In July 2019, the FASB voted to delay the fiscal year effective date of this standard by one year, and in November 2019, the FASB voted to delay the interim period effective date by one year. The standard will now be effective for annual reporting periods beginning after December 15, 2020, and for interim periods within fiscal years beginning after December 15, 2021. We are currently assessing the impact of this update on the presentation of our consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2020. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted.

National F-10

Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3.	Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

As of December 31, 2019 and 2018, we had twenty-seven and eleven single-family residential rental properties, respectively.

The following table presents the Company’s investments in single-family residential rental properties (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$6,709	$2,957
Building - acquisition allocation	5,524	2,010
Post-acquisition capitalized improvements	424	89
Total gross investment in single-family residential rental properties	$12,657	$5,056
Less: accumulated depreciation	(217)	(41)
Total investment in single-family residential rental properties, net	$12,440	$5,015

As of December 31, 2019 and 2018, the carrying amount of the single-family residential rental properties above include capitalized transaction costs of approximately $323,000 and $147,000 respectively, which includes cumulative acquisition fees paid to the Sponsor of $241,000 and $98,000, respectively.

For the years ended December 31, 2019 and 2018, the Company recognized approximately $176,000 and $41,000 of depreciation expense on single-family residential rental properties.

As of December 31, 2019 and 2018, we had two and twelve single-family residential properties held for improvement, respectively.

The following table presents our real estate held for improvement (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$1,025	$2,699
Building - acquisition allocation	265	2,726
Post-acquisition capitalized improvements	7	137
Total investment in real estate held for improvement	$1,297	$5,562

  As of December 31, 2019 and 2018, real estate held for improvement included capitalized transaction costs of approximately $37,000 and $129,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $25,000 and $107,000, respectively.

National F-11

4.	Investments in Real Estate Held for Sale

As of December 31, 2019 and 2018, we had zero and one single family residential properties held for sale, respectively.

The following table presents the Company’s investments in single-family residential properties held for sale (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$-	$100
Building - acquisition allocation	-	219
Post-acquisition capitalized improvements	-	13
Total investment in real estate held for sale	$-	$332

As of December 31, 2019 and 2018, single family residential property held for sale included capitalized transaction costs of approximately $0 and $9,000, respectively, which includes acquisition fees paid to the Sponsor of approximately $0 and $6,000, respectively.

5.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Accounts receivable	$65	$4
Retainers and prepaid improvement costs	-	13
Rent receivable	2	-
Prepaid leasing fee	9	-
Other prepaid expenses	77	6
Real estate deposits	-	19
Total other assets	$153	$42

6.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of December 31, 2019, the Company’s significant financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses, and related party payables. The carrying amount of the Company's financial instruments approximates their fair values due to their short-term nature.

National F-12

7.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager will receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable for the years ended December 31, 2019 and 2018.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2019 and 2018, the Manager incurred $47,000 and $86,000 of costs on our behalf, respectively. There were no costs due and payable as of December 31, 2019 and 2018, respectively.

An asset management fee is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. From inception through September 30, 2018, the Manager waived the asset management fee. From October 1, 2018 through December 31, 2018, the Company owed the Manager a quarterly asset management fee of one-fourth of 0.85%, which was based on our net offering proceeds as of the end of each quarter. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

 The Manager waived the asset management fee from January 1, 2019 through December 31, 2019. Therefore, for the years ended December 31, 2019 and 2018, we have incurred asset management fees of approximately $0 and $21,000, respectively. As of December 31, 2019 and 2018, approximately $0 and $21,000, respectively, of asset management fees remain payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged as of December 31, 2019 and 2018, respectively. The Manager has waived all development fees from inception through December 31, 2019.

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2019 and 2018, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if the or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. As of December 31, 2019 and 2018, no disposition fees have been incurred, respectively. The Manager has waived all disposition fees from inception through December 31, 2019.

During the year ended December 31, 2019, a related party fund acquired a single family residential property. The deposit for the property, approximately $40,000, was paid by the Company. Upon the closing of the single family residential property, the related party fund reimbursed the Company for the full amount of the deposit.

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, Rise Companies Corp., or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the years ended December 31, 2019 and 2018, the Company has not purchased any investments that were warehoused or owned by Fundrise Lending, LLC.

National F-13

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. For the years ended December 31, 2019 and 2018, fees of approximately $18,000 and $19,000 respectively, were incurred to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares as of December 31, 2019 and 2018. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the years ended December 31, 2019 and 2018, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of December 31, 2019 and 2018.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019. During the years ended December 31, 2019 and 2018, the Company incurred interest of approximately $17,000 and $44,000, respectively. In May 2019, the Company paid off the entire balance of the promissory grid note; therefore, as of December 31, 2019 and 2018, approximately $0 and $1.3 million respectively, of combined principal and interest remains payable to Rise Companies Corp. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

For the years ended December 31, 2019 and 2018, the Sponsor incurred $38,000 and $39,000 of costs on our behalf, respectively. As of December 31, 2019 and 2018, $1,000 and $22,000 of costs were due and payable to the Sponsor, respectively.

The following table presents the Company’s acquisition activity with the Sponsor (amounts in thousands):

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
Acquisition fees incurred and paid to the Sponsor	$74	$205
Acquisition fees reimbursed by the Sponsor	(6)	-
Total acquisition fee activity with the Sponsor	$68	$205

8.	Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Advisors, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Advisors, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

National F-14

9.	Commitments and Contingencies

Reimbursable Organizational and Offering Costs

The Company has a contingent liability related to potential future reimbursements to the Manager for organizational and offering costs that were paid by the Manager on the Company’s behalf. As of December 31, 2019 and 2018, approximately $0 and $6,000 of organizational and offering costs incurred by the Manager may be subject to reimbursement by the Company in future periods, based on achieving specific performance hurdles as described in Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Costs.

Legal Proceedings

As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

10.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through April 13, 2020, for potential recognition or disclosure. The Company is not aware of any subsequent event that requires recognition or disclosure.

Offering

As of April 13, 2020, we had raised total gross offering proceeds of approximately $28.7 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P., an affiliate of our Sponsor), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 2,820,000 of our common shares.

New Investments

As of April 13, 2020 , the Company has made additional real estate investments totaling approximately $2.1 million.

Redemption Plan Update

Effective as of March 31, 2020, our Manager has determined to (i) suspend the processing and payment of redemptions under our redemption plan until further notice, and (ii) delay the consideration and processing of all outstanding redemption requests until further notice. At this time, investors may continue to submit redemption requests, but should know that such redemption requests may not be processed and, ultimately, may be rejected.

Accordingly, all redemption requests, including outstanding redemption requests as of March 31, 2020, may be, at a later date, either (i) considered and processed or (ii) rejected. We intend to reinstate the processing and payment of redemptions under our redemption plan as soon as business prudence allows, but can make no assurances as to when such redemptions will resume.

Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results. The Company is unable to quantify the impact COVID-19 may have on its financial results at this time.

National F-15

 Fundrise National For-Sale Housing eFund, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	June 30, 2020 (unaudited)	December 31, 2019 (*)
ASSETS
Cash and cash equivalents	$10,768	$8,629
Other assets	98	153
Investments in single-family residential rental properties, net	13,725	12,440
Investments in real estate held for improvement	2,177	1,297
Total Assets	$26,768	$22,519

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$248	$181
Due to related party	145	22
Settling subscriptions	-	212
Redemptions payable	1,085	161
Rental security deposits and other liabilities	35	37
Total Liabilities	1,513	613

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 2,820,332 and 2,346,432 shares issued and 2,526,882 and 2,194,432 outstanding as of June 30, 2020 and December 31, 2019, respectively	28,379	23,565
Redemptions – common shares	(2,950)	(1,510)
Retained Earnings (Accumulated deficit)	(174)	(149)
Total Members’ Equity	25,255	21,906
Total Liabilities and Members’ Equity	$26,768	$22,519

* Derived from the audited consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

National F-16

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
Income
Rental income	$384	$287
Other income	38	5
Gain on sale of real estate	-	60
Total income	422	352

Expenses
Property operating and maintenance	170	91
Depreciation and amortization	110	74
Interest expense – related party note	-	17
Asset management and other fees – related party	-	44
General and administrative expenses	167	146
Total expenses	447	372

Net income (loss)	$(25)	$(20)

Net income (loss) per common share	$(0.01)	$(0.02)
Weighted average number of common shares outstanding	2,542,508	1,157,195

The accompanying notes are an integral part of these consolidated financial statements. In the opinion of management, all necessary adjustments have been included in order to make the interim consolidated financial statements not misleading.

National F-17

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Members’ Equity

For the Six Months Ended June 30, 2020 and 2019 (unaudited)

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members’
	Shares	Amount	Deficit)	Equity
December 31, 2019	2,194,432	$22,055	$(149)	$21,906
Proceeds from issuance of common shares	473,900	4,954	-	4,954
Offering costs	-	(140)	-	(140)
Redemptions of common shares	(141,450)	(1,440)	-	(1,440)
Net income (loss)	-	-	(25)	(25)
June 30, 2020	2,526,882	$25,429	$(174)	$25,255

	Common Shares		Retained Earnings (Accumulated	Total Members’
	Shares	Amount	Deficit)	Equity
December 31, 2018	976,264	$9,654	$(171)	$9,483
Proceeds from issuance of common shares	531,641	5,380	-	5,380
Offering costs	-	(20)	-	(20)
Redemptions of common shares	(43,685)	(427)	-	(427)
Net income (loss)	-	-	(20)	(20)
June 30, 2019	1,464,220	$14,587	$(191)	$14,396

The accompanying notes are an integral part of these consolidated financial statements.

National F-18

Fundrise National For-Sale Housing eFund, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$(25)	$(20)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	110	74
Gain on sale of real estate	-	(60)
Changes in assets and liabilities:
Net decrease (increase) in other assets	70	(52)
Net (decrease) increase in due to related party	8	(6)
Net (decrease) increase in interest payable - related party	-	(3)
Net (decrease) increase in accounts payable and accrued expenses	42	(54)
Net (decrease) increase in rental security deposits and other liabilities	(2)	17
Net cash provided by (used in) operating activities	203	(104)
INVESTING ACTIVITIES:
Acquisition of real estate held for improvement	(718)	(649)
Improvements of real estate held for improvement	(142)	(67)
Acquisitions of single-family residential rental properties	(1,380)	(1,571)
Improvements in single-family residential rental properties	(10)	(126)
Proceeds from sale of real estate	-	1,042
Release (issuance of) real estate deposits	(15)	3
Net cash provided by (used in) investing activities	(2,265)	(1,368)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	4,742	5,354
Proceeds from note payable - related party	-	300
Repayment of note payable - related party	-	(1,600)
Offering costs	(25)	(123)
Cash paid for shares redeemed	(516)	(397)
Proceeds from settling subscriptions	-	105
Net cash provided by (used in) financing activities	4,201	3,639

Net increase (decrease) in cash and cash equivalents	2,139	2,167
Cash and cash equivalents, beginning of period	8,629	383
Cash and cash equivalents, end of period	$10,768	$2,550

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - related party note	$-	$20

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITY:
Organizational and offering costs accrued	$136	$20
Redemptions payable	$1,085	$83
Improvements of real estate held for improvement included in accounts payable	$20	$33
Improvements of single-family residential rental properties included in accounts payable	$-	$2

The accompanying notes are an integral part of these consolidated financial statements.

National F-19

Fundrise National For-Sale Housing eFund, LLC

Notes to Consolidated Financial Statements (unaudited)

1.	Formation and Organization

Fundrise National For-Sale Housing eFund, LLC (the “Company”) was formed on March 24, 2017, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations substantially commenced on May 23, 2018. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise National For-Sale Housing eFund, LLC except where the context otherwise requires.

Each single-family real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $39.5 million of shares on August 26, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of June 30, 2020 and December 31, 2019, after redemptions, the Company has net common shares outstanding of approximately 2,527,000 and 2,194,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000 as of June 30, 2020 and December 31, 2019. In addition, as of June 30, 2020 and December 31, 2019, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of June 30, 2020 and December 31, 2019, the Company’s total amount of equity outstanding on a gross basis was approximately $28.7 million and $22.2 million, respectively, and the total amount of settling subscriptions was approximately $0 and $212,000, respectively. These amounts were based on a $10.47 and $10.25 per share price, respectively.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and the instructions to Form 1-SA and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC. Accordingly, certain information and note disclosures normally included in the financial statements prepared under U.S. GAAP have been condensed or omitted.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2019 consolidated balance sheet and certain related disclosures are derived from the Company’s December 31, 2019 audited consolidated financial statements. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s annual report, which was filed with the SEC.

National F-20

The consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019, and certain related notes, are unaudited, and may not include year-end adjustments to make those consolidated financial statements comparable to audited results.

Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

National F-21

As of June 30, 2020 and December 31, 2019, the Manager had incurred cumulative organizational and offering costs of approximately $250,000 and $164,000, respectively, on behalf of the Company. The Hurdle Rate was met as of June 30, 2020 and December 31, 2019, so as a result, approximately $86,000 and $21,000 of offering costs were due to the Manager as of June 30, 2020 and December 31, 2019, respectively. During the six months ended June 30, 2020 and the year ended December 31, 2019, the Company reimbursed the Manager approximately $21,000 and $143,000, respectively, in offering costs. As such, approximately $86,000 and $21,000 remained payable as of June 30, 2020 and December 31, 2019, respectively. As of June 30, 2020 and December 31 2019, no offering or organizational costs incurred by the Manger have been forgiven or reimbursed back to the Company. As of June 30, 2020 and December 31, 2019, the Company directly incurred cumulative offering cost of approximately $65,000 and $11,000.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (“ACH”) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the six month period. Basic earnings per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the six month period.

Real Estate Deposits

During the closing on an investment in single-family residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

Our investments in single-family residential rental properties and real estate held for improvement include the acquisition of single-family homes, townhomes, and condominiums i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (“Single-Family Residential Rental Property”) or will need improvements or redevelopment (“Real Estate Held for Improvement”). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a single-family residential property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with single-family residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

National F-22

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.50% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these real estate assets are paid off or sold, but we do not generally intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment. Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Due to the uncertainty caused by the new strain of coronavirus (COVID-19), our Manager had previously determined to suspend the processing and payment of redemptions under our redemption plan effective March 31, 2020. Effective as of June 30, 2020, our Manager has determined to resume the processing and payment of redemptions under our redemption plan.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

National F-23

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In June 2020, in response to the adverse impact of the COVID-19 global pandemic, the FASB issued an update to defer the effective date of the standard to annual reporting periods beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. We are currently assessing the impact of this update on the presentation of these consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

In March 2020, the FASB issued Accounting Standards Update 2020-04 (“ASU 2020-04”), Reference Rate Reform (Topic 848) which provides optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions that reference the London interbank offered rate ("LIBOR") or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

Due to the business disruptions and challenges severely affecting the global economy caused by the COVID-19 pandemic, many lessors may provide rent deferrals and other lease concessions to lessees. While the lease modification guidance in Accounting Standards Codification Topic 840, Leases ("Topic 840") addresses routine changes to lease terms resulting from negotiations between the lessee and the lessor, this guidance did not contemplate an exceptionally high volume of concessions being so rapidly executed to address the sudden liquidity constraints of certain lessees caused by the COVID-19 pandemic. In April 2020, the Financial Accounting Standards Board ("FASB") issued a document that allows lessors to elect not to evaluate whether lease-related relief provided to mitigate the economic effects of COVID-19 is a lease modification under Topic 840. This election would allow lessors to bypass a lease-by-lease analysis, and instead choose to either apply the lease modification accounting framework or not, with such election applied consistently to leases with similar characteristics and similar circumstances. Entities making this election would continue to recognize property rental revenue on a straight-line basis. Rent abatements would be recognized as reductions to property rental revenue during the period for which they relate. Rent deferrals would not impact the recognition of property rental revenue, but would result in an increase to tenant receivables during the deferral period. We are evaluating this policy election and have not determined if we will evaluate any lease-related relief we provide to mitigate the economic effects of COVID-19 as a lease modification under Topic 840.  While we did not grant any lease-related relief as a result of COVID-19 during the six months ended June 30, 2020, we may be in discussions with tenants and may grant concessions and additional lease-related relief, such as the deferral of lease payments, for a period of time. The nature and financial impact of such rent relief is currently unknown as negotiations are in progress.

Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

National F-24

3.	Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

As of June 30, 2020 and December 31, 2019, we had twenty-nine and twenty-seven single-family residential rental properties, respectively.

The following table presents the Company’s investments in single-family residential rental properties (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019 (1)
Land- acquisition allocation	$7,718	$6,709
Building and building improvements	6,328	5,948
Furniture, fixtures, and equipment	6	-
Total gross investment in single-family residential rental properties	$14,052	$12,657
Less: accumulated depreciation	(327)	(217)
Total investment in single-family residential rental properties, net	$13,725	$12,440

(1)	Certain amounts in the prior year’s consolidated financial statements have been presented to conform to current period presentation. Post-acquisition capitalized improvement amounts have been included in with “Building and building improvements”.

As of June 30, 2020 and December 31, 2019, the carrying amount of the single-family residential rental properties above include capitalized transaction costs of approximately $360,000 and $323,000 respectively, which includes cumulative acquisition fees paid to the Sponsor of $268,000 and $241,000, respectively.

During the six months ended June 30, 2020 and 2019, the Company recognized approximately $110,000 and $74,000 of depreciation expense on single-family residential rental properties.

As of June 30, 2020 and December 31, 2019, we had three and two single-family residential properties held for improvement, respectively.

The following table presents our real estate held for improvement (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Land- acquisition allocation	$1,583	$1,025
Building - acquisition allocation	425	265
Work in progress	169	7
Total investment in real estate held for improvement	$2,177	$1,297

As of June 30, 2020 and December 31, 2019, real estate held for improvement included capitalized transaction costs of approximately $55,000 and $37,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $39,000 and $25,000, respectively.

4.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Accounts receivable	$48	$65
Retainers and prepaid improvement costs	3	-
Rent receivable	10	2
Prepaid leasing fee	3	9
Other prepaid expenses	19	77
Real estate deposits	15	-
Total other assets	$98	$153

National F-25

5.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of June 30, 2020 and December 31, 2019, the Company’s significant financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses, and related party payables. The carrying amount of the Company's financial instruments approximates their fair values due to their short-term nature.

6.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager will receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable as of June 30, 2020 and December 31, 2019.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the six months ended June 30, 2020 and 2019, the Manager incurred $73,000 and $20,000 of costs on our behalf, respectively. Approximately $58,000 and $0 of costs were due and payable to the Manager as of June 30, 2020 and December 31, 2019, respectively.

An asset management fee of one-fourth of 0.85% is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

For the six months ended June 30, 2020 and 2019, we have incurred asset management fees of approximately $0 and $44,000, respectively. On December 30, 2019, our Manager reimbursed all asset management fees that we incurred during the year ended December 31, 2019. The Manager has continued to waive asset management fees from January 1, 2020 through June 30, 2020. Therefore, as of both June 30, 2020 and December 31, 2019, no asset management fees remain payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for the six months ended June 30, 2020 and 2019, respectively. The Manager has waived all development fees from inception through June 30, 2020.

National F-26

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of June 30, 2020 and December 31, 2019, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if the or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. For the six months ended June 30, 2020 and 2019, no disposition fees have been incurred, respectively. The Manager has waived all disposition fees from inception through June 30, 2020.

During the six months ended June 30, 2019, a related party fund acquired a single family residential property. The deposit for the property, approximately $40,000, was paid by the Company. Upon the closing of the single family residential property, the related party fund reimbursed the Company for the full amount of the deposit.

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the six months ended June 30, 2020 and the year ended December 31, 2019, the Company has not purchased any investments that were warehoused or owned by Fundrise Lending, LLC.

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. During the six months ended June 30, 2020 and 2019, fees of approximately $8,000 and $9,000, respectively, were incurred to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares as of June 30, 2020 and December 31, 2019. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the six months ended June 30, 2020 and the year ended December 31, 2019, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of June 30, 2020 and December 31, 2019.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019. During the six months ended June 30, 2020 and 2019, the Company incurred interest of approximately $0 and $17,000, respectively. In May 2019, the Company paid off the entire balance of the promissory grid note; therefore, as of June 30, 2020 and December 31, 2019, no combined principal and interest remains payable to Rise Companies Corp. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

For the six months ended June 30, 2020 and 2019, the Sponsor incurred $26,000 and $17,000 of costs on our behalf, respectively. As of June 30, 2020 and December 31, 2019, $1,000 and $1,000 of costs were due and payable to the Sponsor, respectively.

National F-27

The following table presents the Company’s acquisition activity with the Sponsor (amounts in thousands):

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019
Acquisition fees incurred and paid to the Sponsor	$41	$44
Acquisition fees reimbursed by the Sponsor	-	(6)
Total acquisition fee activity with the Sponsor	$41	$38

7.	Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

8.	Commitments and Contingencies

Legal Proceedings

As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

9.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through November 16, 2020, for potential recognition or disclosure.

Offering

As of November 16, 2020, we had raised total gross offering proceeds of approximately $28.7 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P., an affiliate of our Sponsor), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 2,820,000 of our common shares.

Recent and Ongoing Developments in Our Business

On June 24, 2020, our Manager, in an effort to consolidate operations and maximize returns to our shareholders, commenced internal discussions regarding a potential merger with an affiliate of our sponsor, Fundrise For-Sale Housing eFund – Los Angeles CA, LLC (“LA eFund”). As a result of further deliberations, on September 4, 2020, our Manager determined that it is appropriate to include another affiliate of our Sponsor, Fundrise For-Sale Housing eFund – Washington DC, LLC (“DC eFund”), in the potential merger. No definitive plan or agreement of merger has been finalized as of the date of this special financial report, but we intend that any potential merger could be completed by the end of the fourth quarter of 2020. We intend that any potential merger would involve the Company and DC eFund merging with and into LA eFund and would be structured as a stock for stock merger. In exchange for shares in the Company and DC eFund, our shareholders and shareholders of DC eFund would receive shares in LA eFund based on the respective and most recently announced NAV per share amounts for all companies.

Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results. The Company is unable to quantify the impact COVID-19 may have on its financial results on an ongoing basis.

National F-28

Independent Auditorʼs Report

To the Members

Fundrise For-Sale Housing eFund – Washington DC, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Fundrise For-Sale Housing eFund - Washington DC, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Managementʼs Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditorʼs Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditorʼs judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entityʼs preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entityʼs internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fundrise For-Sale Housing eFund – Washington DC, LLC and subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

McLean, Virginia

April 13, 2020

DC F-1

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$5,832	$291
Other assets	102	56
Investments in single-family residential rental properties, net	3,846	2,406
Investments in real estate held for improvement	15,369	13,384
Total Assets	$25,149	$16,137

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$512	$173
Due to related party	5	188
Settling subscriptions	5	80
Redemptions payable	110	68
Note payable – related party, inclusive of accrued interest	-	1,089
Total Liabilities	632	1,598

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 2,668,059 and 1,591,189 shares issued, and 2,453,539 and 1,505,349 outstanding as of December 31, 2019 and 2018, respectively	26,688	15,803
Redemptions - common shares	(2,095)	(841)
Additional paid in capital	390	-
Retained Earnings (Accumulated deficit)	(466)	(423)
Total Members’ Equity	24,517	14,539
Total Liabilities and Members’ Equity	$25,149	$16,137

The accompanying notes are an integral part of these consolidated financial statements.

DC F-2

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
Income
Interest income	$-	$8
Rental income	172	84
Other income	35	-
Gain on sale of real estate	110	41
Total income	317	133

Expenses
Interest expense - related party note	7	19
Asset management and other fees – related party	-	112
Depreciation and amortization	44	23
Property operating and maintenance	73	44
General and administrative expenses	236	309
Total expenses	360	507

Net income (loss)	$(43)	$(374)

Net income (loss) per common share	$(0.02)	$(0.30)
Weighted average number of common shares outstanding	2,017,661	1,249,597

The accompanying notes are an integral part of these consolidated financial statements.

DC F-3

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Members’ Equity

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2017	881,896	$8,819	$(49)	$8,770
Proceeds from issuance of common shares	696,005	6,960	-	6,960
Redemptions of common shares	(72,552)	(708)	-	(708)
Offering costs	-	(109)	-	(109)
Net income (loss)	-	-	(374)	(374)
December 31, 2018	1,505,349	14,962	(423)	14,539
Proceeds from issuance of common shares	1,076,870	10,769	-	10,769
Redemptions of common shares	(128,680)	(1,255)	-	(1,255)
Additional paid in capital, sponsor	-	390	-	390
Offering costs reimbursed, release of liability	-	90	-	90
Offering costs reimbursed, reimbursed	-	35	-	35
Offering costs	-	(8)	-	(8)
Net income (loss)	-	-	(43)	(43)
December 31, 2019	2,453,539	$24,983	$(466)	$24,517

The accompanying notes are an integral part of these consolidated financial statements.

DC F-4

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES:
Net income (loss)	$(43)	$(374)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	44	23
Organizational costs	-	21
Gain on sale of real estate	(110)	(41)
Changes in assets and liabilities:
Net decrease (increase) in interest receivable	-	14
Net decrease (increase) in other assets	(9)	(27)
Net increase (decrease) in accounts payable and accrued expenses	9	85
Net increase (decrease) in interest payable – related party	(19)	19
Net increase (decrease) in due to related party	(58)	39
Net cash provided by (used in) operating activities	(186)	(241)
INVESTING ACTIVITIES:
Acquisitions of real estate held for improvement	(1,674)	(10,408)
Improvements in real estate held for improvement	(2,369)	(394)
Acquisitions of single-family residential rental properties	-	(591)
Improvements in single-family residential rental properties	(146)	(42)
Proceeds from sale of real estate	1,123	559
Repayment of real estate debt investments	-	1,080
Net cash provided by (used in) investing activities	(3,066)	(9,796)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	10,689	6,886
Additional paid in capital, sponsor	390	-
Proceeds from settling subscriptions	5	80
Proceeds from note payable – related party	800	2,770
Repayment of note payable – related party	(1,870)	(1,700)
Offering costs	(8)	(5)
Cash paid for shares redeemed	(1,213)	(656)
Net cash provided by (used in) financing activities	8,793	7,375

Net increase (decrease) in cash and cash equivalents	5,541	(2,662)
Cash and cash equivalents, beginning of year	291	2,953
Cash and cash equivalents, end of year	$5,832	$291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - related party note	$37	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITY:
Organizational and offering costs accrued	$-	$125
Redemptions payable	$110	$68
Improvements in real estate held for improvement included in accounts payable and accrued expenses	$283	$2
Organizational and offering costs, release of liability	$90	$-

The accompanying notes are an integral part of these consolidated financial statements.

DC F-5

Fundrise For-Sale Housing eFund - Washington DC, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

1.	Formation and Organization

Fundrise For-Sale Housing eFund - Washington DC, LLC (the “Company”) was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations commenced on May 26, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise For-Sale Housing eFund – Washington DC, LLC except where the context otherwise requires.

Each single-family real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware Limited Liability Company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $42.4 million of shares on May 31, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of December 31, 2019 and 2018, after redemptions, the Company has net common shares outstanding of approximately 2,454,000 and 1,505,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000 as of December 31, 2019 and 2018. In addition, as of December 31, 2019 and 2018, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of December 31, 2019 and 2018, the Company’s total amount of equity outstanding by the Company on a gross basis was approximately $24.6 million and $15.9 million, respectively, and the total amount of settling subscriptions was approximately $5,000 and $80,000, respectively. Both of these amounts were based on a $10.00 per share price.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC.

Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

DC F-6

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include marketing and distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering provided. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

As of December 31, 2019 and 2018, the Manager had incurred cumulative organizational and offering costs of approximately $500,000 and $485,000, respectively, on behalf of the Company. The Hurdle Rate was not met as of December 31, 2019; however, it was met during 2018; therefore, approximately $0 and $125,000 of offering costs were due to the Manager as of December 31, 2019 and 2018, respectively. Of the $125,000 due to the Manager as of December 31, 2018, $21,000 was related to organizational costs, while the remaining was related to offering costs. Because the Hurdle Rate was not met as of December 31, 2019, approximately $90,000 of the $125,000 of reimbursable offering costs due to the Manager as of December 31, 2018 were reimbursed back to the Company in June 2019. This amount will be forfeited by the Manger and not be subject to reimbursement in future periods. As of December 31, 2019 and 2018, the Company directly incurred cumulative offering cost of approximately $18,000 and $9,000 respectively.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (“ACH”) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.

DC F-7

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the year. Basic earnings per share is computed by dividing income available to members by the weighted-average common shares outstanding during the year.

Real Estate Deposits

During the closing on an investment in single-family residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired. These deposits are placed before the closing process of the property has occurred. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

Our investments in single-family residential rental properties and real estate held for improvement may include the acquisition of single-family homes, townhomes, and condominiums i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (Single-Family Residential Rental Property) or will need improvements or redevelopment (Real Estate Held for Improvement). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a single-family residential property is available to be rented or sold.

 At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with single-family residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

DC F-8

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.50% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the publicly traded partnership Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment.

Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

DC F-9

 Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on real estate debt investments classified as held to maturity securities. As of December 31, 2019 and 2018, no amortization of premium, discount, origination costs or fees have been incurred.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

Recently Adopted Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU No. 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 for one year, which would make the guidance effective for the Company’s first fiscal year beginning after December 15, 2018. The Company adopted this standard under the modified retrospective approach, effective January 1, 2019. After performing an assessment, we determined that the adoption of this standard did not have a material impact or require an initial transition adjustment on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Updated 2016-18 (“ASU 2016-18”) Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that reporting period, and the Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update 2016-01 (“ASU 2016-01”), Financial Instruments – Overall, which changes the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The FASB also clarifies the guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The guidance was effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2018. The guidance should be applied prospectively from that date. The Company adopted this standard effective January 1, 2019.  The adoption of this standard did not have a material impact on our consolidated financial statements.

DC F-10

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In July 2019, the FASB voted to delay the fiscal year effective date of this standard by one year, and in November 2019, the FASB voted to delay the interim period effective date by one year. The standard will now be effective for annual reporting periods beginning after December 15, 2020, and for interim periods within fiscal years beginning after December 15, 2021. We are currently assessing the impact of this update on the presentation of these consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2020. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted.

 Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).  By electing to extend the transition period for complying with new or revised accounting standards, these financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3.	Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

As of December 31, 2019 and 2018, we had six and four single-family residential rental properties, respectively.

The following table presents the Company’s investments in single-family residential rental properties (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$2,457	$1,473
Building - acquisition allocation	1,260	906
Post-acquisition capitalized improvements	196	50
Total gross investment in single-family residential rental properties	$3,913	$2,429
Less: accumulated depreciation	(67)	(23)
Total investment in single-family residential rental properties, net	$3,846	$2,406

As of December 31, 2019 and 2018, the carrying amount of the single-family residential rental properties above included capitalized transaction costs of approximately $143,000 and $95,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $71,000 and $45,000, respectively.

For the years ended December 31, 2019 and 2018, the Company recognized approximately $44,000 and $23,000 of depreciation expense for single-family residential rental properties.

As of December 31, 2019 and 2018, we had eighteen and nineteen single-family residential properties held for improvement, respectively.

DC F-11

The following table presents our real estate held for improvement (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Land- acquisition allocation	$7,945	$8,327
Building - acquisition allocation	4,510	4,655
Post-acquisition capitalized improvements	2,914	402
Total investment in real estate held for improvement	$15,369	$13,384

As of December 31, 2019 and 2018, real estate held for improvement included capitalized transaction costs of approximately $499,000 and $524,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $239,000 and $249,000, respectively.

4.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of December 31, 2019	As of December 31, 2018
Deposits on real estate	$-	$10
Accounts receivable	9	4
Prepaid leasing fee	4	7
Retainers and prepaid improvement costs	86	32
Other prepaid expenses	3	3
Total other assets	$102	$56

5.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

DC F-12

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

The carrying amount of the Company’s financial instruments approximates their fair values due to their short-term nature. As of December 31, 2019, the Company’s significant financial instruments consist of cash, accounts payable, and related party payables.

6.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable for the years ended December 31, 2019 and 2018.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2019 and 2018, the Manager incurred approximately $18,000 and $9,000 of costs on our behalf, respectively. Approximately $0 of these costs were due and payable to the Manager as of each of the years ended December 31, 2019 and 2018.

An asset management fee is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. From inception through December 31, 2017, the Manager waived the asset management fee. From January 1, 2018 through December 31, 2018, the Company paid the Manager a quarterly asset management fee of one-fourth of 0.85%, which was based on our net offering proceeds as of the end of each quarter. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

The Manager waived the asset management fee from January 1, 2019 through December 31, 2019. Therefore, for the years ended December 31, 2019 and 2018, we have incurred asset management fees of approximately $0 and $112,000, respectively. As of December 31, 2019 and 2018, approximately $0 and $32,000, respectively, of asset management fees remain payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for the years ended December 31, 2019 and 2018, respectively. The Manager has waived all development fees from inception through December 31, 2019.

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2019 and 2018, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

 The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. For the years ended December 31, 2019 and 2018, no disposition fees have been incurred. The Manager has waived all disposition fees from inception through December 31, 2019.

DC F-13

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, Rise Companies Corp. or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the years ended December 31, 2019 and 2018, the Company purchased no investments that were warehoused or owned by Fundrise Lending, LLC, respectively.

        For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. For the years ended December 31, 2019 and 2018, fees of approximately $18,000 and $19,000 respectively, were paid to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares, as of December 31, 2019 and 2018. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the years ended December 31, 2019 and 2018, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of December 31, 2019 and 2018.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019. For the each of the years ended December 31, 2019 and 2018, the Company incurred interest of approximately $19,000, of which, approximately $12,000 and $0 was capitalized to single-family residential real estate, respectively. In May 2019, the Company paid off the entire balance of the promissory grid note; therefore, as of December 31, 2019 and 2018, approximately $0 and $1.1 million of combined principal and interest remained payable to Rise Companies Corp, respectively. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

For the years ended December 31, 2019 and 2018, the Sponsor incurred approximately $110,000 and $41,000 of costs on our behalf, respectively. As of December 31, 2019 and 2018, approximately $5,000 and $31,000 were due and payable to the Sponsor, respectively.

During the year ended December 31, 2019, the Sponsor reimbursed to the Company approximately $390,000 of costs associated with operating our business. This has been recorded as additional paid in capital on the accompanying balance sheets.

The following table presents the Company’s acquisition fees incurred and paid to the Sponsor (amounts in thousands):

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
Acquisition fees incurred and paid to the Sponsor	$33	$211
Total acquisition fees incurred and paid to the Sponsor	$33	$211

DC F-14

7.	Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Advisors, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Advisors, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Concentration risk is the risk of loss due to the concentration of exposure to a specific investment, issuer, individual transaction, or geographic location. Our limited geographic diversity means that adverse general economic or other conditions in the Washington, DC market could negatively impact our business, results of operations and financial condition.

8.	Commitments and Contingencies

Reimbursable Organizational and Offering Costs

The Company has a contingent liability related to potential future reimbursements to the Manager for organizational and offering costs that were paid by the Manager on the Company’s behalf. As of December 31, 2019 and 2018, approximately $410,000 and $360,000 of organizational and offering costs incurred by the Manager may be subject to reimbursement by the Company in future periods, based on achieving specific performance hurdles as described in Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Costs.

Legal Proceedings

As of the date of these consolidated financial statements, we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

9.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through April 13, 2020 for potential recognition or disclosure.

Offering

As of April 13, 2020, we had raised total gross offering proceeds of approximately $26.9 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P.), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 2,686,000 of our common shares.

Redemption Plan Update

Effective as of March 31, 2020, our Manager has determined to (i) suspend the processing and payment of redemptions under our redemption plan until further notice, and (ii) delay the consideration and processing of all outstanding redemption requests until further notice. At this time, investors may continue to submit redemption requests, but should know that such redemption requests may not be processed and, ultimately, may be rejected.

Accordingly, all redemption requests, including outstanding redemption requests as of March 31, 2020, may be, at a later date, either (i) considered and processed or (ii) rejected. We intend to reinstate the processing and payment of redemptions under our redemption plan as soon as business prudence allows, but can make no assurances as to when such redemptions will resume.

 Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results. The Company is unable to quantify the impact COVID-19 may have on its financial results at this time.

DC F-15

 Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	As of	As of
	June 30, 2020 (unaudited)	December 31, 2019 (*)
ASSETS
Cash and cash equivalents	$5,246	$5,832
Other assets	77	102
Investments in single-family residential rental properties, net	3,191	3,846
Investments in real estate held for improvement	12,772	15,369
Investments in real estate held for sale	3,562	-
Total Assets	$24,848	$25,149

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$585	$512
Due to related party	413	5
Settling subscriptions	-	5
Redemptions payable	806	110
Rental security deposits	6	-
Total Liabilities	1,810	632

Commitments and Contingencies

Members’ Equity:
Common shares; unlimited shares authorized; 2,686,354 and 2,668,059 shares issued, and 2,360,091 and 2,453,539 outstanding as of June 30, 2020 and December 31, 2019, respectively	26,388	26,688
Redemptions - common shares	(3,182)	(2,095)
Additional paid in capital	390	390
Retained Earnings (Accumulated deficit)	(558)	(466)
Total Members’ Equity	23,038	24,517
Total Liabilities and Members’ Equity	$24,848	$25,149

* Derived from the audited consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

DC F-16

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
Income
Rental income	$89	$71
Other income	19	6
Gain on sale of real estate	5	-
Total income	113	77

Expenses
Interest expense - related party note	-	7
Depreciation and amortization	24	18
Property operating and maintenance	43	28
General and administrative expenses	138	120
Total expenses	205	173

Net income (loss)	$(92)	$(96)

Net income (loss) per common share	$(0.04)	$(0.06)
Weighted average number of common shares outstanding	2,445,554	1,729,643

The accompanying notes are an integral part of these consolidated financial statements. In the opinion of management, all necessary adjustments have been included in order to make the interim consolidated financial statements not misleading.

DC F-17

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Members’ Equity

For the Six Months Ended June 30, 2020 and 2019 (unaudited)

(Amounts in thousands, except share data)

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2019	2,453,539	$24,983	$(466)	$24,517
Proceeds from issuance of common shares	18,295	183	-	183
Redemptions of common shares	(111,743)	(1,087)	-	(1,087)
Offering costs	-	(483)	-	(483)
Net income (loss)	-	-	(92)	(92)
June 30, 2020	2,360,091	$23,596	$(558)	$23,038

	Common Shares		Retained Earnings (Accumulated	Total Members'
	Shares	Amount	deficit)	Equity
December 31, 2018	1,505,349	$14,962	$(423)	$14,539
Proceeds from issuance of common shares	548,444	5,484	-	5,484
Redemptions of common shares	(49,350)	(481)	-	(481)
Offering costs reimbursed, release of liability	-	90	-	90
Offering costs reimbursed, reimbursed	-	35	-	35
Offering costs	-	(8)	-	(8)
Net income (loss)	-	-	(96)	(96)
June 30, 2019	2,004,443	$20,082	$(519)	$19,563

The accompanying notes are an integral part of these consolidated financial statements.

DC F-18

Fundrise For-Sale Housing eFund - Washington DC, LLC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$(92)	$(96)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24	18
Gain on sale of real estate	(5)	-
Changes in assets and liabilities:
Net decrease (increase) in other assets	58	(251)
Net increase (decrease) in accounts payable and accrued expenses	(194)	209
Net increase (decrease) in rental deposits	6	-
Net increase (decrease) in interest payable – related party	-	(19)
Net increase (decrease) in due to related party	(2)	(21)
Net cash provided by (used in) operating activities	(205)	(160)
INVESTING ACTIVITIES:
Acquisitions of real estate held for improvement	-	(1,674)
Improvements in real estate held for improvement	(602)	(851)
Improvements in single-family residential rental properties	(6)	(54)
Improvements in real estate held for sale	(235)	-
Proceeds from sale of real estate	737	-
Net cash provided by (used in) investing activities	(106)	(2,579)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	178	5,404
Proceeds from settling subscriptions	-	111
Proceeds from note payable – related party	-	800
Repayment of note payable – related party	-	(1,870)
Offering costs paid	(62)	(125)
Offering costs reimbursed	-	125
Cash paid for shares redeemed	(391)	(442)
Net cash provided by (used in) financing activities	(275)	4,003

Net increase (decrease) in cash and cash equivalents	(586)	1,264
Cash and cash equivalents, beginning of period	5,832	291
Cash and cash equivalents, end of period	$5,246	$1,555

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - related party note	$-	$19

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITY:
Organizational and offering costs accrued	$420	$9
Redemptions payable	$806	$107
Improvements in real estate held for improvement included in accounts payable and accrued expenses	$91	$181
Improvements in single-family residential rental properties included in accounts payable and accrued expenses	$13	$-
Improvements in real estate held for sale included in accounts payable and accrued expenses	$155	$-
Release of deposit for acquisition of real estate	$-	$10

The accompanying notes are an integral part of these consolidated financial statements.

DC F-19

Fundrise For-Sale Housing eFund - Washington DC, LLC

Notes to Consolidated Financial Statements (unaudited)

1.	Formation and Organization

Fundrise For-Sale Housing eFund - Washington DC, LLC (the “Company”) was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Real estate property may consist of land, single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other real estate related investments. Operations commenced on May 26, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise For-Sale Housing eFund – Washington DC, LLC except where the context otherwise requires.

Each single-family real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.

The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company’s offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $50.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. Most recently, the Company qualified $42.4 million of shares on May 31, 2019, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million.

As of June 30, 2020 and December 31, 2019, after redemptions, the Company has net common shares outstanding of approximately 2,360,000 and 2,454,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, in an amount of 500 common shares at $10.00 per share for an aggregate purchase price of $5,000 as of June 30, 2020 and December 31, 2019. In addition, as of June 30, 2020 and December 31, 2019, Fundrise, L.P., an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of June 30, 2020 and December 31, 2019, the Company’s total amount of equity outstanding by the Company on a gross basis was approximately $23.7 million and $24.6 million, respectively, and the total amount of settling subscriptions was approximately $0 and $5,000, respectively. Both of these amounts were based on a $10.00 per share price.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and the instructions to Form 1-SA and Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC. Accordingly, certain information and note disclosures normally included in the financial statements prepared under U.S. GAAP have been condensed or omitted.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2019 consolidated balance sheet and certain related disclosures are derived from the Company’s December 31, 2019 audited consolidated financial statements. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s annual report, which was filed with the SEC.

The consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019, and certain related notes, are unaudited, and may not include year-end adjustments to make those consolidated financial statements comparable to audited results.

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Principles of Consolidation

We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. These may also include marketing and distribution of shares, including, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees. Pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, subject to a minimum net asset value (“NAV”), as described below.

After the Company has reached a NAV greater than $10.00 per share (“Hurdle Rate”), it will start to reimburse the Manager, without interest, for these organizational and offering costs incurred, both, before and after the date that the Hurdle Rate was reached. The total amount payable to the Manager will be based on the dollar amount that the NAV exceeds the Hurdle Rate, multiplied by the number of shares outstanding. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross offering proceeds from the Offering. No reimbursement shall be made if the reimbursement would cause the NAV to be less than the Hurdle Rate. If the sum of the total unreimbursed amount of such organizational and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company records a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with ASC 450, Contingencies. As a result, there will be no liability recognized until the Company reaches the Hurdle Rate. Upon the Company’s NAV exceeding the Hurdle Rate, it will recognize a liability with a corresponding reduction to equity for offering costs, and a liability with a corresponding expense for organizational costs.

DC F-21

As of both June 30, 2020 and December 31, 2019, the Manager had incurred cumulative organizational and offering costs of approximately $500,000, respectively, on behalf of the Company. The Hurdle Rate was met as of June 30, 2020; however it was not met as of December 31, 2019; therefore, approximately $410,000 and $0 of offering costs were due to the Manager as of June 30, 2020 and December 31, 2019, respectively. Of the $410,000 due to the Manager as of June 30, 2020, all were related to offering costs. During the six months ended June 30, 2020 and 2019, the Company reimbursed the Manager approximately $0 and $125,000, respectively, in offering costs. Because the Hurdle Rate was not met as of December 31, 2019, approximately $90,000 of the $125,000 of reimbursable offering costs that were incurred and due to the Manager were reimbursed back to the Company in June 2019. This amount will be forfeited by the Manger and not be subject to reimbursement in future periods. As such, approximately, $410,000 and $0 remained payable as of June 30, 2020 and December 31, 2019, respectively.

As of June 30, 2020 and December 31, 2019, the Company directly incurred cumulative offering cost of approximately $91,000 and $18,000 respectively.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (“ACH”) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the six month period. Basic earnings per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the six month period.

Real Estate Deposits

During the closing on an investment in single-family residential rental property or real estate held for improvement, we may place a cash deposit on the property being acquired. These deposits are placed before the closing process of the property has occurred. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us.

Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

Our investments in single-family residential rental properties and real estate held for improvement may include the acquisition of single-family homes, townhomes, and condominiums i) held as rental properties or ii) held for renovation/ redevelopment or are in the process of being renovated, respectively.

Upon acquisition, we evaluate each investment for purposes of determining whether a property can be immediately rented (Single-Family Residential Rental Property) or will need improvements or redevelopment (Real Estate Held for Improvement). Since inception, our investment transactions have been asset acquisitions recorded at their purchase price (plus transaction costs), and the purchase price is allocated between land and building and improvements based upon their relative fair values at the date of acquisition.

We capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a single-family residential property is available to be rented or sold.

 At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with single-family residential property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with residential property acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range from 5 years to 27.5 years.

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Single Family Residential Properties Held For Sale

From time to time, we may identify single-family residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately on our consolidated balance sheets.

Share Redemptions

Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company has adopted a redemption plan whereby, on a monthly basis, an investor has the opportunity to obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed.

In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar month to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is less than or equal to 0.50% of the NAV of all of our outstanding shares as of the first day of such calendar month, and generally intend to limit the amount redeemed in any calendar quarter to shares whose aggregate value (based on the repurchase price per share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the number of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Fundrise Platform to disclose such amendment. Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Due to the uncertainty caused by the new strain of coronavirus (COVID-19), our Manager had previously determined to suspend the processing and payment of redemptions under our redemption plan effective March 31, 2020. Effective as of June 30, 2020, our Manager has determined to resume the processing and payment of redemptions under our redemption plan.

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Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns. The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. All tax periods since inception remain open to examination at this time.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our resident receivables and record an allowance for doubtful accounts for any estimated probable losses. Bad debt expenses will be recorded within property operating and maintenance expenses in these consolidated financial statements.

Gains on sale of real estate are recognized net of costs and selling expenses at the time each single-family property is delivered and title and possession are transferred to the buyer.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB’) issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all of their leases, including leases embedded in other contractual arrangements, among other changes. In June 2020, in response to the adverse impact of the COVID-19 global pandemic, the FASB issued an update to defer the effective date of the standard to annual reporting periods beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. We are currently assessing the impact of this update on the presentation of these consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. In November 2019, the FASB voted to delay the effective date of this standard by two years. The standard will now be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

In March 2020, the FASB issued Accounting Standards Update 2020-04 (“ASU 2020-04”), Reference Rate Reform (Topic 848), which provides optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions that reference the London interbank offered rate ("LIBOR") or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. We are currently in the process of evaluating the impact of the adoption of this standard on our consolidated financial statements.

Due to the business disruptions and challenges severely affecting the global economy caused by the COVID-19 pandemic, many lessors may provide rent deferrals and other lease concessions to lessees. While the lease modification guidance in Accounting Standards Codification Topic 840, Leases ("Topic 840") addresses routine changes to lease terms resulting from negotiations between the lessee and the lessor, this guidance did not contemplate an exceptionally high volume of concessions being so rapidly executed to address the sudden liquidity constraints of certain lessees caused by the COVID-19 pandemic. In April 2020, the Financial Accounting Standards Board ("FASB") issued a document that allows lessors to elect not to evaluate whether lease-related relief provided to mitigate the economic effects of COVID-19 is a lease modification under Topic 840. This election would allow lessors to bypass a lease-by-lease analysis, and instead choose to either apply the lease modification accounting framework or not, with such election applied consistently to leases with similar characteristics and similar circumstances. Entities making this election would continue to recognize property rental revenue on a straight-line basis. Rent abatements would be recognized as reductions to property rental revenue during the period for which they relate. Rent deferrals would not impact the recognition of property rental revenue, but would result in an increase to tenant receivables during the deferral period. We are evaluating this policy election and have not determined if we will evaluate any lease-related relief we provide to mitigate the economic effects of COVID-19 as a lease modification under Topic 840.  While we did not grant any lease-related relief as a result of COVID-19 during the six months ended June 30, 2020, we are in discussions with tenants and may grant concessions and additional lease-related relief, such as the deferral of lease payments, for a period of time. The nature and financial impact of such rent relief is currently unknown as negotiations are in progress.

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Extended Transition Period

Under Section 107 of the Jumpstart Our Business Startups Act of 2012, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

3.	Investments in Single-Family Residential Rental Properties and Real Estate Held for Improvement

As of June 30, 2020 and December 31, 2019, we had five and six single-family residential rental properties, respectively.

The following table presents the Company’s investments in single-family residential rental properties (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019 (1)
Land	$2,057	$2,457
Building and building improvements	1,213	1,456
Total gross investment in single-family residential rental properties	$3,270	$3,913
Less: accumulated depreciation	(79)	(67)
Total investment in single-family residential rental properties, net	$3,191	$3,846

(1)	Certain amounts in the prior year’s consolidated financial statements have been presented to conform to current period presentation. Post-acquisition capitalized improvement amounts have been included in with “Building and building improvements”.

As of June 30, 2020 and December 31, 2019, the carrying amount of the single-family residential rental properties above included capitalized transaction costs of approximately $122,000 and $143,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $60,000 and $71,000, respectively.

During the six months ended June 30, 2020 and 2019, the Company recognized approximately $24,000 and $18,000 of depreciation expense for single-family residential rental properties.

As of June 30, 2020 and December 31, 2019, we had fourteen and eighteen single-family residential properties held for improvement, respectively.

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The following table presents our real estate held for improvement (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Land- acquisition allocation	$6,422	$7,945
Building - acquisition allocation	3,754	4,510
Work in progress	2,596	2,914
Total investment in real estate held for improvement	$12,772	$15,369

As of June 30, 2020 and December 31, 2019, real estate held for improvement included capitalized transaction costs of approximately $404,000 and $499,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $195,000 and $239,000, respectively.

4.	Investments in Real Estate Held for Sale

As of June 30, 2020 and December 31, 2019, we had four and zero single family residential properties held for sale, respectively.

The following table presents the Company’s investments in residential properties held for sale (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Land	$1,524	$-
Building and building improvements	2,038	-
Total investment in real estate held for sale	$3,562	$-

As of June 30, 2020 and December 31, 2019, residential property held for sale included capitalized transaction costs of approximately $94,000 and $0, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $44,000 and $0, respectively.

5.	Other Assets

The balance in other assets is as follows (amounts in thousands):

	As of June 30, 2020	As of December 31, 2019
Accounts receivable	$32	$9
Prepaid leasing fee	-	4
Retainers and prepaid improvement costs	44	86
Other prepaid expenses	1	3
Total other assets	$77	$102

6.	Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

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Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

The carrying amount of the Company’s financial instruments approximates their fair value due to their short-term nature. As of June 30, 2020 and December 31, 2019, the Company’s significant financial instruments consist of cash and payables.

7.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for organizational and offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 – Summary of Significant Accounting Policies – Organizational and Offering Cost for amount of organizational and offering costs incurred and payable as of June 30, 2020 and December 31, 2019.

The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the six months ended June 30, 2020 and 2019, the Manager incurred approximately $4,000 and $14,000 of costs on our behalf, respectively. Approximately $1,000 and $8,000 of these costs were due and payable to the Manager as of each of June 30, 2020 and December 31, 2019.

An asset management fee of one-fourth of 0.85% is owed quarterly to the Manager. The Manager may in its sole discretion waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. Beginning January 1, 2019, this fee has been based on our NAV at the end of the prior semi-annual period.

The Manager waived the asset management fee from January 1, 2019 through June 30, 2020. Therefore, for both of the six months ended June 30, 2020 and 2019, we have incurred asset management fees of approximately $0. As of June 30, 2020 and December 31, 2019, approximately $0 of asset management fees were payable to the Manager.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for the six months ended June 30, 2020 and 2019, respectively. The Manager has waived all development fees from inception through June 30, 2020.

The Company will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of June 30, 2020 and December 31, 2019, there have been no non-performing assets and no special servicing fees have been accrued to the Manager.

 The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. For the six months ended June 30, 2020 and 2019, no disposition fees have been incurred. The Manager has waived all disposition fees from inception through June 30, 2020.

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Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. For the six months ended June 30, 2020 and the year ended December 31, 2019, the Company purchased no investments that were warehoused or owned by Fundrise Lending, LLC, respectively.

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. During the six months ended June 30, 2020 and 2019, fees of approximately $8,000 and $9,000 respectively, were paid to the Independent Representative as compensation for those services.

Fundrise, L.P.

Fundrise, L.P. is a member of the Company and holds 9,500 shares, as of June 30, 2020 and December 31, 2019. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. For the six months ended June 30, 2020 and the year ended December 31, 2019, Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

Rise Companies Corp. is a member of the Company and holds 500 common shares as of June 30, 2020 and December 31, 2019.

As a means to provide liquidity during capital raising periods, Rise Companies Corp. issued a promissory grid note to the Company and its other Fundrise investment funds at a 3.0% interest rate. The total drawn between the ten noteholders was not to exceed an aggregate amount of $10.0 million. The note matured on January 31, 2019. During the six months ended June 30, 2020 and 2019, the Company incurred interest of approximately $0 and 19,000, of which, approximately $0 and $12,000 was capitalized to single-family residential real estate, respectively. In May 2019, the Company paid off the entire balance of the promissory grid note; therefore, as of June 30, 2020 and December 31, 2019, approximately $0 of combined principal and interest remained payable to Rise Companies Corp, respectively. The promissory grid note was not extended, and therefore, may not currently be used to fund future transactions.

For the six months ended June 30, 2020 and 2019, the Sponsor incurred approximately $62,000 and $55,000 of costs on our behalf, respectively. As of June 30, 2020 and December 31, 2019, approximately $2,000 and $5,000 were due and payable to the Sponsor, respectively.

As of June 30, 2020 and December 31, 2019, the Sponsor reimbursed to the Company approximately $390,000 of cumulative costs associated with operating our business. This has been recorded as additional paid in capital on the accompanying balance sheets.

The following table presents the Company’s acquisition fees incurred and paid to the Sponsor (amounts in thousands):

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019
Acquisition fees incurred and paid to the Sponsor	$-	$33
Total acquisition fees incurred and paid to the Sponsor	$-	$33

DC F-28

8.	Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Concentration risk is the risk of loss due to the concentration of exposure to a specific investment, issuer, individual transaction, or geographic location. Our limited geographic diversity means that adverse general economic or other conditions in the Washington, DC market could negatively impact our business, results of operations and financial condition.

9.	Commitments and Contingencies

Reimbursable Organizational and Offering Costs

The Company has a contingent liability related to potential future reimbursements to the Manager for organizational and offering costs that were paid by the Manager on the Company’s behalf. As of June 30, 2020 and December 31, 2019, approximately $0 and $410,000 of organizational and offering costs, respectively, incurred by the Manager may be subject to reimbursement by the Company in future periods, based on achieving specific performance hurdles as described in Note 2, Summary of Significant Accounting Policies – Organizational and Offering Costs.

Legal Proceedings

As of the date of these consolidated financial statements, we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

10.	Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through November 16, 2020, for potential recognition or disclosure.

Offering

As of November 16, 2020, we had raised total gross offering proceeds of approximately $26.9 million from settled subscriptions (including the $100,000 received in the private placements to our Sponsor, Rise Companies Corp., and Fundrise, L.P.), and had settled subscriptions in our offering and private placements for a gross aggregate of approximately 2,687,000 of our common shares.

Investments

As of November 16, 2020, the Company sold all four single family residential properties that were classified as held for sale as of June 30, 2020. Sale proceeds totaled approximately $3.5 million. Further, the Company sold six additional single family residential properties as of November 16, 2020. Sale proceeds totaled approximately $5.1 million.

Recent and Ongoing Developments in Our Business

In an effort to consolidate operations and maximize returns to our shareholders, our Manager has commenced internal discussions regarding a potential merger with affiliates of our Sponsor, Fundrise For-Sale Housing eFund – Los Angeles CA, LLC (“LA eFund”) and Fundrise National For-Sale Housing eFund, LLC (“National eFund”). No definitive plan or agreement of merger has been finalized as of the date of this semiannual report, but we intend that any potential merger could be completed by the end of the fourth quarter of 2020. We intend that any potential merger would involve the Company and National eFund merging with and into LA eFund and would be structured as a stock for stock merger. In exchange for shares in the Company and National eFund, our shareholders and shareholders of National eFund would receive shares in LA eFund based on the respective and most recently announced NAV per share amounts for all companies.

Coronavirus Impact

As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results. The Company is unable to quantify the impact COVID-19 may have on its financial results on an ongoing basis.

DC F-29

APPENDIX B

PORTFOLIO STRESS TEST

B-1

Portfolio Stress Test Portfolio Stress Test Published April 3 to accompany a letter to investors on the coronavirus (COVID-19) pandemic Under normal market conditions, we review the position of each asset in the Fundrise portfolio on a periodic basis. Given the extreme uncertainty caused by the ongoing COVID- 19 pandemic, we decided to conduct an additional severe “stress test” analysis of the entire portfolio in which we assumed extreme adversity in the real estate market with the intention of providing investors further transparency into what we believe is the relative overall strength of the Fundrise portfolio to withstand such a scenario. In this overview, we will cover the assumptions that were generally applied to create a “stressed” scenario. For reference, where appropriate measurements are applicable and the historical data exists, we used assumptions that were more severe than what occurred to similar types of assets during the 2008 Great Recession. The result, we believe, is an extreme downside scenario which we remain hopeful will not ultimately come to pass. Below is a summary of key results from the analysis: 1. More than 82% of the portfolio is invested in residential assets, including rental apartments and senior loans on properties intended for residential use. We believe residential real estate is one of the most defensive asset types to own in this crisis; since shelter, like food, is a basic need. 2. Our equity ownership positions in rental apartments are relatively low-leveraged with fixed-rate loans. The average loan-to-value (LTV) on these assets is approximately 60%. 3. The portfolio of senior loans, both acquisition and construction loans, are held on balance sheet with no additional leverage and are secured by the underlying property. In virtually every case, these assets are located in urban infill locations. 4. Properties that are either currently under development or expected to begin development soon represent 12% of the total portfolio and are owned without any senior debt. 5. Commercial and mixed-use real estate makes up only 6% of the total portfolio and is moderately leveraged with an average of loan-to-value (LTV) of 50 - 55%. *In the stress test scenario, some assets may experience temporary dips in value or periods of lost income,which we believe would rebound over the full lifecycle of the investment. However, there can be no guarantee that the conditions created by the ongoing COVID-19 global pandemic, or any other future unforeseen event, will not result in greater stress on the assets than is demonstrated here. $1.1 billion net assets under mgmt 213 real estate assets $175 million cash / liquidity reserves Investment type and structure Value % of total Stress metric Stress grade Equity ownership of real estate Debt coverage (DSCR) Apartments - stabilized $285.6M 26.0% 1.87 Commercial / mixed-use - stabilized $52.6M 4.8% 3.99 Commercial / mixed-use - development $98.2M 8.9% No debt Single family homes - rental & for-sale $49.0M 4.5% No debt Miscellaneous equity $3.4M 0.3% All equity investments $488.7M 44.5% Fixed-income real estate investments Loan to value (LTV) Apartments - stabilized (preferred structure) $207.9M 18.9% 82.5% Apartments - development (preferred structure) $69.3M 6.3% 68.9% Senior construction or bridge loans $152.8M 13.9% 71.5% Miscellaneous (preferred structure) $5.3M 0.5% 61.5% All fixed-income investments $435.3M 39.6% 76.2% Liquid investments Cash & government money market funds $175.0M 15.9% — Overall Fundrise portfolio $1.1B 100%

B-2

Equity ownership of real estate Primary stress metric: debt service coverage ratio (DSCR) Debt service coverage ratio (DSCR) is a metric that expresses how much income the property generates relative to the required debt payments. A DSCR of 1.0 means that the property generates enough income to pay debt service, and the higher the DSCR number, the greater the margin of safety. For example, a property with $125,000 of income and $100,000 of debt service each year would have a DSCR of 1.25. The DSCR also allows you to determine the relative drop in income that would have to occur before the property would risk not being able to meet its debt service requirements. In the prior example, the income from the property would have to fall by more than 20% before the DSCR dropped below 1.0. In addition, many of the equity investments are owned outright, i.e., with no debt. In such cases, the risk of losing the property due to foreclosure (one of the primary ways that real estate investors risk losing principal during a financial crisis) is essentially non-existent since there is no lender. Apartments - stabilized 25 properties $285.5 million net asset value 26.0% of total portfolio We used the following definitions in our calculations: Operating Cash Flow = Gross Income - Total Expenses - Debt Service (i.e, we included a replacement reserve assumption ranging between $250 - 300 / unit / year depending on vintage and used the most recently available trailing 12-month (T-12) figures (annualizing for some assets w/ less than 12 months of operations)) Gross Income = Gross Rent + Other Income - Economic Vacancy (which was applied to Other Income as well as Rental Income) Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Fort Belvoir, VA Growth eREIT Jun 27, 2016 $5,161,841 94.7% 1.81 0.99 1a Woodbridge, VA Growth eREIT Sep 28, 2016 $9,791,175 96.4% 1.73 0.99 1a Alexandria, VA Growth eREIT Sep 14, 2016 $17,636,985 93.9% 1.63 0.95 1a Richland, WA Growth eREIT Sep 19, 2016 $7,980,000 93.0% 2.49 1.52 Charlotte, NC Growth eREIT Apr 28, 2017 $9,960,000 92.9% 1.83 0.95 1a Kissimmee, FL Growth, Heartland May 30, 2018 $18,414,664 95.8% 1.99 1.09 Hollywood, FL Growth, Heartland Jul 18, 2018 $14,838,283 94.9% 1.50 0.83 1a Tampa, FL Growth eREIT Jul 18, 2019 $18,117,000 90.0% 1.97 1.09

B-3

Property name	Location	Fund(s)	Acquired	Latest net asset value	Q1 2020 occupancy	Q1 2020 DSCR	Stress Grade	Stressed DSCR	Note
EVO Apartments	Las Vegas, NV	Growth, Heartland	Dec 20, 2019	$43,800,000	88.6%	1.80		1.16	
Sterling Town Center	Raleigh, NC	Growth, Heartland	Aug 28, 2018	$12,117,053	95.9%	1.47		0.86	1a
Haven Columbia Pike	Arlington, VA	East Coast eREIT	Jan 17, 2017	$7,750,000	94.9%	1.77		0.98	1a
Enclave at Lake Ellenor	Orlando, FL	East Coast eREIT	Nov 30, 2016	$11,610,000	95.3%	2.76		1.50	
Mezza Apartments	Jacksonville, FL	East Coast eREIT	Jun 17, 2019	$13,177,500	95.0%	2.01		1.09	
Forest Cove Apartments	Denver, CO	Heartland eREIT	Sep 28, 2017	$6,727,095	97.0%	2.33		1.33	
Asbury Plaza Apartments	Denver, CO	Heartland eREIT	Nov 30, 2017	$5,642,905	96.4%	1.73		0.96	1a
Cedars of San Marcos	San Marcos, TX	Heartland eREIT	Aug 22, 2017	$3,890,000	90.5%	1.76		0.72	1a
The Hamilton	Hendersonville, TN	Growth eREIT II	Jun 28, 2019	$7,203,300	88.8%	1.74		0.90	1a
Twin Lakes Apartments	Palm Harbor, FL	Growth eREIT II	Jun 25, 2019	$12,912,107	95.4%	2.00		1.08	
Runaway Bay Apartments	Pinellas Park, FL	Growth eREIT II	Jun 25, 2019	$8,611,142	96.4%	2.07		1.07	
The Logan	Bedford, TX	Growth eREIT III	Jun 28, 2019	$12,146,304	92.7%	1.73		0.79	1a
Laurel Heights at City View	Fort Worth, TX	Growth eREIT III	Jun 28, 2019	$10,220,018	91.8%	1.68		0.67	1a
Ranch ThreeOFive	Arlington, TX	Growth eREIT III	Jun 28, 2019	$7,384,096	93.4%	1.93		0.95	1a
The Regent	Dallas, TX	Growth eREIT III	Jun 28, 2019	$11,129,653	88.9%	1.75		0.84	1a
Apartment renovation	Los Angeles, CA	West Coast eREIT	Jun 11, 2019	$4,408,339	100.0%	No debt		No debt	1b
Stabilized apartments	Los Angeles, CA	Growth eREIT II	Sep 20, 2018	$1,073,798	100.0%	No debt		No debt	1b
Stabilized apartments	Los Angeles, CA	Growth eREIT II	Oct 5, 2018	$1,354,773	83.0%	No debt		No debt	1b
Apartment renovation	Los Angeles, CA	Growth eREIT II	Dec 10, 2018	$695,345	100.0%	No debt		No debt	1b
Apartment renovation	Los Angeles, CA	Growth eREIT II	Aug 2, 2019	$1,003,238	100.0%	No debt		No debt	1b
Stabilized apartments	Los Angeles, CA	Growth eREIT III	Mar 28, 2019	$808,945	100.0%	No debt		No debt	1b
Total or weighted avg				**$285,566,569**	**93.1%**	**1.87**		**1.03**	

1b. As Manager, we chose not to place any debt on these small-balance apartments.

Typical business plan The Fundrise stabilized apartment strategy is focused on providing well-located and reasonably priced housing for workforce renters. These types of assets have generally better withstood past downturns, as people tend to downsize to more affordable housing during times of economic hardship. How we stress tested it We stress tested the operating cash flow by assuming the current coronavirus crisis causes average economic vacancy/loss factor to increase to approximately 32% for a period of 12 months, which would include actual vacancy as well as potential lost income from tenants who miss rent payments. For context, an economic vacancy / loss factor of 32% is nearly 5 times higher than the existing economic vacancy / loss factor for the portfolio, which has been about 7%, on average, as of Q1 2020. It is also nearly 3 times higher than the peak vacancy nationwide in Q1 2009 of 11.1% during the Great Recession, per data from the Federal Reserve. Since 1956 when Federal Reserve data begins tracking, the average apartment vacancy nationwide has ranged from about 5% to 11%. In other words, we believe that a 32% economic vacancy is an extremely severe stress test. Haven Fort Belvoir Haven Woodbridge Haven Mt Vernon Villas at Meadow Springs Grand Reserve at Pavilions The Aspect The EnV Amira at Westly Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Las Vegas, NV Growth, Heartland Dec 20, 2019 $43,800,000 88.6% 1.80 1.16 Raleigh, NC Growth, Heartland Aug 28, 2018 $12,117,053 95.9% 1.47 0.86 1a Arlington, VA East Coast eREIT Jan 17, 2017 $7,750,000 94.9% 1.77 0.98 1a Orlando, FL East Coast eREIT Nov 30, 2016 $11,610,000 95.3% 2.76 1.50 Jacksonville, FL East Coast eREIT Jun 17, 2019 $13,177,500 95.0% 2.01 1.09 Denver, CO Heartland eREIT Sep 28, 2017 $6,727,095 97.0% 2.33 1.33 Denver, CO Heartland eREIT Nov 30, 2017 $5,642,905 96.4% 1.73 0.96 1a San Marcos, TX Heartland eREIT Aug 22, 2017 $3,890,000 90.5% 1.76 0.72 1a Hendersonville, TN Growth eREIT II Jun 28, 2019 $7,203,300 88.8% 1.74 0.90 1a Palm Harbor, FL Growth eREIT II Jun 25, 2019 $12,912,107 95.4% 2.00 1.08 Pinellas Park, FL Growth eREIT II Jun 25, 2019 $8,611,142 96.4% 2.07 1.07 Bedford, TX Growth eREIT III Jun 28, 2019 $12,146,304 92.7% 1.73 0.79 1a Fort Worth, TX Growth eREIT III Jun 28, 2019 $10,220,018 91.8% 1.68 0.67 1a Arlington, TX Growth eREIT III Jun 28, 2019 $7,384,096 93.4% 1.93 0.95 1a Dallas, TX Growth eREIT III Jun 28, 2019 $11,129,653 88.9% 1.75 0.84 1a Los Angeles, CA West Coast eREIT Jun 11, 2019 $4,408,339 100.0% No debt No debt 1b Los Angeles, CA Growth eREIT II Sep 20, 2018 $1,073,798 100.0% No debt No debt 1b Los Angeles, CA Growth eREIT II Oct 5, 2018 $1,354,773 83.0% No debt No debt 1b Los Angeles, CA Growth eREIT II Dec 10, 2018 $695,345 100.0% No debt No debt 1b Los Angeles, CA Growth eREIT II Aug 2, 2019 $1,003,238 100.0% No debt No debt 1b Los Angeles, CA Growth eREIT III Mar 28, 2019 $808,945 100.0% No debt No debt 1b Total or weighted avg $285,565,559 93.1% 1.87 1.03 EVO Apartments Sterling Town Center Haven Columbia Pike Enclave at Lake Ellenor Mezza Apartments Forest Cove Apartments Asbury Plaza Apartments Cedars of San Marcos The Hamilton Twin Lakes Apartments Runaway Bay Apartments The Logan Laurel Heights at City View Ranch ThreeOFive The Regent Apartment renovation Stabilized apartments Stabilized apartments Apartment renovation Apartment renovation Stabilized apartments Under the stress test scenario, it is projected that several stabilized apartment properties would have their DSCR fall below 1.0. In such circumstances, we project that these properties would require a total additional investment of roughly $1,500,000 in cash reserves to cover their collective debt service over the entire 12 month period. 1a. As Manager, we chose not to place any debt 1b. on these small-balance apartments.

B-4

Mixed-use - development 20 properties $98.2 million net asset value 8.9% of total portfolio Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Los Angeles, CA West Coast eREIT Jun 20, 2019 $1,522,468 100.0% No debt No debt Los Angeles, CA West Coast eREIT Jul 22, 2019 $3,110,720 0.0% No debt No debt Los Angeles, CA Growth eREIT II Jun 5, 2019 $3,133,400 100.0% No debt No debt Los Angeles, CA Growth eREIT II Aug 7, 2019 $3,793,590 0.0% No debt No debt Los Angeles, CA Growth eREIT 2019 Jul 25, 2019 $7,325,389 0.0% No debt No debt Los Angeles, CA Growth eREIT 2019 Jul 31, 2019 $4,190,601 100.0% No debt No debt North Brentwood, MD Growth eREIT 2019 Jun 27, 2019 $7,686,943 100.0% No debt No debt North Brentwood, MD Growth eREIT 2019 Nov 8, 2019 $4,100,143 0.0% No debt No debt Los Angeles, CA Growth eREIT 2019 Dec 6, 2019 $7,190,500 0.0% No debt No debt Los Angeles, CA Growth eREIT 2019 Dec 31, 2019 $1,500,000 0.0% No debt No debt Los Angeles, CA Growth eREIT VI Feb 7, 2020 $15,000,000 0.0% No debt No debt New industrial development Springfield, VA East Coast eREIT Jan 15, 2020 $15,500,000 40.0% No debt No debt Landover, MD Growth eREIT V Dec 26, 2019 $6,150,000 0.0% No debt No debtTypical business plan The Fundrise mixed-use development strategy is focused on acquiring well-located but underutilized properties in core urban infill locations, particularly in clusters or portfolios that allow us to achieve a critical mass. These properties are intended to be developed over a long-term horizon and aim to meet the growing demand for both residential and commercial uses in large cities. These types of assets typically generate little to no cash-flow in the near term but benefit from long-term appreciation potential due to the highly supply-constrained nature of most urban markets. How we stress tested it We chose to not place any debt on the assets the funds own directly that are either in development or that we intend to begin development on in the near future. As a result, there is little to no risk of loss from a property lender. Most projects are recently acquired and in pre-development. Any cash reserves required are for the permitting, architectural work, and other soft costs to be spent as the projects progress through the entitlement/zoning process. Also, historically, during a recession, local governments have typically been more supportive of development, and construction costs tend to be much lower, both of which would potentially be beneficial to the business plan for these types of investments. Commercial renovation Commercial renovation Commercial renovation Commercial renovation Commercial renovation New apartment developm... New apartment developm... New commercial develop... Commercial renovation New commercial develop... LA Design Center New apartment developm... Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Los Angeles, CA Los Angeles eFund Mostly 2017 $18,016,242 0.0% No debt No debt Total or weighted avg $98,219,996 No debt No debt SLO Housing Portfolio (7 a...

B-5

Mixed-use - stabilized 4 properties $52.6 million net asset value 4.8% of total portfolio Due to the relatively unique aspects of each of these properties, we stress tested them on an individual basis as detailed in the footnotes. Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Greenville, SC East Coast eREIT Aug 16, 2019 $4,622,674 68.0% 1.79 0.00 2a Washington, DC Growth eREIT 2019 Sep 25, 2019 $6,450,000 90.0% 2.43 2.43 2b Carlyle Corner Alexandria, VA Growth eREIT V Mar 9, 2020 $36,435,335 89.0% 4.54 1.58 2c North Brentwood, MD Growth eREIT II Jun 27, 2019 $5,072,332 100.0% No debt No debt 2d Total or weighted avg $52,580,341 88.3% 3.99 1.57 Hamption Station Stabilized commercial Stabilized commercial The stress test assumes that extreme social distancing and/or the lockdown is required for 12 months and no retail tenants pay their rent for the entire 12 months. The result is a projected shortfall on the annual debt service which is paid by the fund. 2a. The property is leased to the US Postal Service, which the 2b. stress test assumes continues to pay rent in full. The stress test assumes that extreme social distancing and/or the lockdown is required for 12 months and no retail tenants pay their rent for the entire 12 months except for those tenants that are considered essential services and the tenants with corporate credit. Stress test also assumes that 20% of the office tenants do not pay rent, and there is no parking revenue for that period. 2c. 2d. Property has no debt and is leased to Beacon Roofing Supply, Inc. (NASDAQ: BECN), which the stress test assumes continues to pay rent in full.

B-6

Single-family homes 74 properties $49.0 million net asset value 4.5% of total portfolio Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Washington, DC Washington DC eFund Mostly 2017 $3,903,888 100.0% No debt No debt Washington, DC Washington DC eFund Mostly 2017 $14,393,965 N/A No debt No debt 3a Los Angeles, CA Los Angeles eFund Mostly 2017 $13,806,035 91.8% No debt No debt Los Angeles & Atlanta National eFund Mostly 2018 $16,858,950 84.4% No debt No debt Total or weighted avg $48,962,838 No debt No debt Typical business plan The Fundrise single-family home rental and for-sale strategies are both focused on capitalizing on the undersupply of relatively affordable single family homes in major urban markets such as Washington, DC and Los Angeles. As millennials continue to age out of apartments and begin to start families, we believe, once the current COVID-19 crisis has passed, the demand for these types of “starter homes” will continue to increase overtime. The Fundrise rental strategy aims to provide these homes for rent with the long-term upside of either renovating or selling, while the Fundrise for-sale strategy is focused on renovating and providing the homes for sale in the near term. While to date rising construction costs have been detrimental to the home renovation business, once the country is through the current crisis, potentially lower mortgage rates and the desire to move out of an apartment into a home may create unexpectedly higher demand for new homes. How we stress tested it None of the homes carries any property debt. As a result, there is little to no risk of loss from a property lender. Any cash reserves required are for limited ongoing development or home renovations. The majority of current rental vacancy is as a result of homes under renovation that have not been put on the market for lease up. We assumed all homes would continue to be held through the 12 month period and that any relative near term decrease in value would ultimately revert back once the market stabilized. DC Rental Portfolio (6 hom... DC For-Sale Portfolio (18 h... LA Rental Portfolio (20 ho... National Rental Portfolio (... The stress test assumes that extreme social distancing and/or the lockdown is effectively in place for 12 months and new home sales see weakened demand. As a result, some homes are sold at or near cost (i.e., no profit). 3a. Miscellaneous equity 2 properties $3.4 million net asset value 0.3% of total portfolio Due to the relatively unique aspects of each of these properties, we stress tested them on an individual basis as detailed in the footnotes. Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 DSCR Stress Grade Stressed DSCR Note Atlanta, GA Growth eREIT II Sep 14, 2018 $1,353,750 17.0% 0.00 0.20 4a Los Angeles, CA Los Angeles eFund May 17, 2018 $2,037,059 N/A 0.00 0.00 4b Total or weighted avg $3,390,809 Commercial renovation 3008 W Marathon St (joint ... The property is currently 100% pre-leased. The stress test assumes that extreme social distancing and/or the lockdown is required for 12 months and no retail tenants pay their rent for the entire 12 months except for those tenants that are considered essential services and the tenants with corporate credit. The result is a projected shortfall on the annual debt service of $225,000 which is paid by Growth eREIT II. 4a. The property consists of 12 newly-built homes that were recently completed and currently on the market for sale, with 5 of those homes under contract as of March 31, 2020. The stress test assumes that extreme social distancing and/or the lockdown is effectively in place for 12 months and new home sales see weakened demand. As a result, all the homes are sold at cost (i.e no profit) and the lender requires 12 months of debt service covered by Los Angeles eFund. 4b.

B-7

Real estate debt and debt-like structures Stress metric: loan to value ratio (LTV) For real estate debt and similar fixed-income investments, we believe that fundamentally the relative relationship of our investment basis to the value of the property, as represented by the loan-to-value ratio (LTV), is the most important measure of the probability of preserving principal and return. In the stressed scenario, to determine our projected basis, we assume that income for all the loans falls to nearly zero for a 12 month period, any project under development is delayed for a 12 month period, and all senior lenders require the funding of a new 12 month interest reserve. Conversely, for the projected value of the properties we chose not to revise them under the stressed LTVs as we did not feel confident in forecasting when values will recover and in what manner. Instead, we concluded a continued reasonable assumption over the life of the investment was to use actual cost or ‘as completed’ appraisals as the measure for value. While these stress test assumptions are broad, and in many cases feel unlikely to occur, we take additional comfort knowing that 65% of the fixed income portfolio is invested in apartments and over 95% in residential assets more broadly. Though prices (and values) may vary in the short term, we believe that well located, supply constrained real estate owned at a basis below replacement costs is fundamentally a sound value investment strategy. Apartments - stabilized (preferred structure) 35 properties $207.9 million net asset value 18.8% of total portfolio An economic vacancy/loss factor of 34% is 2.5x higher than the existing economic vacancy/loss factor of about 9% portfolio average as of Q1 2020 and nearly 4x higher than the peak vacancy nationwide in Q1 2009 of 11.1% during the Great Recession, per data from the Federal Reserve. Since 1956 when Federal Reserve data begins tracking, the average apartment vacancy nationwide has ranged from about 5% to 11%. In other words, we believe that 34% economic vacancy is an extremely severe stress test. We assumed the eREITs fund any potential shortfall as a result of the average 34% economic vacancy/loss factor, which adds to the principal balance. Any unpaid interest and new funding accrue at least at the standard gross interest rate. We used the following definitions in our calculations: Operating Cash Flow = Gross Income - Total Expenses - Debt Service For those with a detailed understanding of residential apartment underwriting, we included a replacement reserve assumption ranging between $200 - 300 per unit per year, depending on vintage and used the most recently available trailing 12-month (T-12) figures, annualizing for some assets with less than 12 months of operations. Gross Income = Gross Rent + Other Income - Economic Vacancy (which was applied to Other Income as well as Rental Income) Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Springfield, MO Income eREIT Dec 11, 2017 $4,527,000 84.1% 74.3% 75.6% Cordova, TN Income eREIT Mar 2, 2016 $3,765,000 89.2% 80.7% 84.9% Aurora, IL Income eREIT Oct 30, 2017 $8,009,422 94.4% 77.3% 80.1% Colorado Springs, CO Income eREIT Nov 10, 2017 $1,102,329 92.3% 69.0% 70.8% Royal Palm Beach, FL Income eREIT Dec 10, 2018 $5,652,771 96.5% 78.8% 80.5% $7,437,787 91.6% 88.4% 91.3%Typical business plan The Fundrise preferred equity stabilized apartment strategy, like the Fundrise equity strategy, is focused on providing well-located and reasonably priced housing for workforce renters. The primary difference being that rather than holding an equity with potential upside, we hold a preferred equity position that is senior in payment priority to the equity (this is generally considered a relatively lower risk position with a lower potential return than equity). As before, we believe these types of assets generally have better withstood past economic downturns as people tend to downsize to more affordable housing during times of economic hardship. How we stress tested it We stress tested each investment’s loan to value (LTV) and operating cash flow by assuming the current coronavirus crisis causes average approximate 34% economic vacancy/loss factor for 12 months, which would include actual vacancy as well as potential non-collections from tenants’ missed rent payments and bad debt.

B-8

Property name	Location	Fund(s)	Acquired	Latest net asset value	Q1 2020 occupancy	Q1 2020 LTV	Stress Grade	Stressed LTV	Note
	Fort Myers, FL	Income eREIT	Jun 29, 2018						
The Watson	Dallas, TX	Income eREIT 2019	Sep 6, 2019	$3,362,617	93.5%	62.3%		65.4%	
Olympus Harbor Island	Tampa, FL	Income, East Coast	Nov 8, 2019	$30,775,000	91.8%	84.5%		86.7%	
The Reef	Fort Myers, FL	Growth, Income II	Aug 31, 2018	$14,873,992	93.4%	80.7%		82.6%	
Sandtown Vista	Atlanta, GA	East Coast eREIT	Nov 21, 2016	$5,016,692	94.9%	61.4%		62.9%	
Siena Apartments	Plantation, FL	Income eREIT	Dec 10, 2018	$6,324,685	94.5%	71.2%		72.2%	
The Mark	Alexandria, VA	East Coast eREIT	Apr 27, 2018	$11,360,301	92.1%	88.8%		92.4%	
1803 19th St NW	Washington, DC	East Coast eREIT	Nov 30, 2017	$479,526	90.0%	90.1%		95.3%	
The George	Anaheim, CA	West Coast eREIT	Dec 21, 2018	$10,143,778	92.6%	69.1%		70.2%	
Chestnut Springs	Colorado Springs, CO	Heartland eREIT	Jul 17, 2017	$266,060	94.5%	53.0%		54.1%	
Wind River Place	Colorado Springs, CO	Heartland eREIT	Jul 17, 2017	$376,500	98.3%	51.8%		52.4%	
The Lennox	Las Vegas, NV	Heartland eREIT	May 24, 2019	$3,522,518	90.0%	74.0%		76.3%	
The Clare	Southaven, MS	Heartland eREIT	May 31, 2019	$6,081,354	95.1%	88.8%		92.4%	
Belterra	Dallas, TX	Heartland eREIT	Aug 15, 2019	$3,919,784	90.0%	90.5%		94.3%	
Estancia	Dallas, TX	Heartland eREIT	Aug 15, 2019	$3,857,565	96.7%	90.5%		92.9%	
23Hundred at Ridgeview	Plano, TX	Income eREIT II	Dec 10, 2018	$6,078,326	91.5%	77.0%		78.7%	
Ten35 Alexander	Augusta, GA	Income eREIT III	May 31, 2019	$30,694,618	92.5%	84.7%		87.1%	5a
Carriage House	Savannah, GA	Income eREIT III	May 31, 2019		93.4%	84.7%		87.1%	5a
Ridgewood	Savannah, GA	Income eREIT III	May 31, 2019		91.0%	84.7%		87.1%	5a
Heritage at Riverstone	Canton, GA	Income eREIT III	May 31, 2019		95.5%	84.7%		87.1%	5a
Falls at Spring Creek	Macon, GA	Income eREIT III	May 31, 2019		92.9%	84.7%		87.1%	5a
Legacy at River Crossing	Macon, GA	Income eREIT III	May 31, 2019		94.5%	84.7%		87.1%	5a
Riverstone	Macon, GA	Income eREIT III	May 31, 2019		91.8%	84.7%		87.1%	5a
Azure Cove	Garden City, GA	Income eREIT III	May 31, 2019		92.0%	84.7%		87.1%	5a
Kessler Point	Garden City, GA	Income eREIT III	May 31, 2019		87.5%	84.7%		87.1%	5a
The Arbors	Garden City, GA	Income eREIT III	May 31, 2019		92.3%	84.7%		87.1%	5a

Aspen Heights The Grove at Trinity Pointe Aventine at Oakhurst North Villages at Woodmen Verse at Royal Palm Beach Coastal Village Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Fort Myers, FL Income eREIT Jun 29, 2018 Dallas, TX Income eREIT 2019 Sep 6, 2019 $3,362,617 93.5% 62.3% 65.4% Tampa, FL Income, East Coast Nov 8, 2019 $30,775,000 91.8% 84.5% 86.7% Fort Myers, FL Growth, Income II Aug 31, 2018 $14,873,992 93.4% 80.7% 82.6% Atlanta, GA East Coast eREIT Nov 21, 2016 $5,016,692 94.9% 61.4% 62.9% Plantation, FL Income eREIT Dec 10, 2018 $6,324,685 94.5% 71.2% 72.2% Alexandria, VA East Coast eREIT Apr 27, 2018 $11,360,301 92.1% 88.8% 92.4% Washington, DC East Coast eREIT Nov 30, 2017 $479,526 90.0% 90.1% 95.3% Anaheim, CA West Coast eREIT Dec 21, 2018 $10,143,778 92.6% 69.1% 70.2% Colorado Springs, CO Heartland eREIT Jul 17, 2017 $266,060 94.5% 53.0% 54.1% Colorado Springs, CO Heartland eREIT Jul 17, 2017 $376,500 98.3% 51.8% 52.4% Las Vegas, NV Heartland eREIT May 24, 2019 $3,522,518 90.0% 74.0% 76.3% Southaven, MS Heartland eREIT May 31, 2019 $6,081,354 95.1% 88.8% 92.4% Dallas, TX Heartland eREIT Aug 15, 2019 $3,919,784 90.0% 90.5% 94.3% Dallas, TX Heartland eREIT Aug 15, 2019 $3,857,565 96.7% 90.5% 92.9% Plano, TX Income eREIT II Dec 10, 2018 $6,078,326 91.5% 77.0% 78.7% Augusta, GA Income eREIT III May 31, 2019 $30,694,618 92.5% 84.7% 87.1% 5a Savannah, GA Income eREIT III May 31, 2019 93.4% 84.7% 87.1% 5a Savannah, GA Income eREIT III May 31, 2019 91.0% 84.7% 87.1% 5a Canton, GA Income eREIT III May 31, 2019 95.5% 84.7% 87.1% 5a Macon, GA Income eREIT III May 31, 2019 92.9% 84.7% 87.1% 5a Macon, GA Income eREIT III May 31, 2019 94.5% 84.7% 87.1% 5a Macon, GA Income eREIT III May 31, 2019 91.8% 84.7% 87.1% 5a Garden City, GA Income eREIT III May 31, 2019 92.0% 84.7% 87.1% 5a Garden City, GA Income eREIT III May 31, 2019 87.5% 84.7% 87.1% 5a Garden City, GA Income eREIT III May 31, 2019 92.3% 84.7% 87.1% 5a The Watson Olympus Harbor Island The Reef Sandtown Vista Siena Apartments The Mark 1803 19th St NW The George Chestnut Springs Wind River Place The Lennox The Clare Belterra Estancia 23Hundred at Ridgeview Ten35 Alexander Carriage House Ridgewood Heritage at Riverstone Falls at Spring Creek Legacy at River Crossing Riverstone Azure Cove Kessler Point The Arbors

B-9

Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Savannah, GA Income eREIT III May 31, 2019 89.9% 84.7% 87.1% 5a Greenville, SC Income eREIT 2019 Sep 30, 2019 $14,595,519 95.0% 90.2% 93.9% North Charleston, SC Income eREIT 2019 Sep 30, 2019 $15,466,564 94.0% 86.8% 90.1% Buda, TX Income eREIT 2019 Dec 3, 2019 $10,220,000 94.1% 85.2% 87.2% Total or weighted avg $207,909,708 93.0% 82.5% 85.0% Alhambra Poinsett Ingleside Carrington Oaks Fundrise preferred equity investment is senior to all common equity on a pooled basis for 5a. the combined portfolio of 11 apartment buildings.

B-10

Apartments - development (preferred structure) 13 properties $69.3 million net asset value 6.3% of total portfolio Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Sarasota, FL Income eREIT Oct 11, 2017 $4,898,910 82.0% 61.8% 65.9% Los Angeles, CA Growth eREIT May 15, 2018 $5,887,956 N/A 68.5% 77.0% Cedar Park, TX Growth eREIT May 9, 2018 $10,699,956 N/A 77.7% 83.7% Atlanta, GA East Coast eREIT May 1, 2018 $5,992,744 N/A 71.5% 76.4% Indian Land, SC East Coast eREIT Aug 30, 2017 $7,320,088 N/A 65.8% 70.8% Odessa, FL East Coast eREIT Oct 30, 2017 $6,009,828 84.0% 58.9% 62.7% Hackensack, NJ East Coast eREIT Aug 16, 2018 $4,084,205 N/A 59.1% 62.7% Georgetown, TX Heartland eREIT Nov 27, 2017 $6,074,469 45.0% 64.4% 68.9% Denver, CO Heartland eREIT Jun 20, 2018 $2,952,059 N/A 54.8% 58.3% Denver, CO Heartland eREIT Nov 27, 2018 $1,294,734 N/A 60.5% 64.7% Pooler, GA Income eREIT II Nov 5, 2018 $8,826,304 N/A 83.7% 90.1% Everett, WA Income eREIT II Sep 5, 2019 $133,240 N/A 72.4% 77.8% Charlotte, NC Growth eREIT II Mar 1, 2019 $5,153,018 N/A 68.5% 73.2% Total or weighted avg $69,327,511 68.9% 74.1% Typical business plan Financing the development of new apartment communities in fast-growing markets, primarily in the Southeast. The Fundrise preferred structure is similar to debt, where the respective eREITs are entitled to a fixed rate of return which is senior to the sponsor’s equity in terms of priority of payment but still junior to the senior loan. How we stress tested it We stressed potential capital needs by assuming every project is delayed by 12 months by the current coronavirus crisis, regardless of status (whether the project is just starting construction, near completion, or in lease-up). We assumed each senior lender would require the funding of an additional 12 months of interest reserve at a 5% interest rate, plus any outstanding balance of the senior loan and the applicable fund’s preferred equity investment accrue for the additional 12 month. We forecast, on a stressed basis, one project requiring a potential payment of $1 million for construction cost overrun, covered by a fund rather than the borrower, which increases the investment’s LTV basis. Volaris Live Oak Pico and Western Quest at Cedar Park Vue at the Quarter Capital Club Apartments Volaris Starkey Ranch Walcott Hackensack Estraya on the Bluffs Walcott Denver Cherokee Flats Mosby Lakeside Park 20 Apartments Mosby University City

B-11

Senior construction or bridge loans 31 properties $152.8 million net asset value 13.9% of total portfolio Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Los Angeles, CA Income eREIT Nov 2, 2018 $5,002,000 N/A 76.9% 84.7% Los Angeles, CA Income eREIT May 1, 2017 $2,556,219 N/A 18.4% 19.9% Union City (SF), CA Income eREIT Sep 3, 2019 $25,025,000 N/A 79.3% 86.5% Los Angeles, CA Income eREIT Jun 14, 2019 $4,601,840 N/A 70.8% 77.8% Los Angeles, CA Income eREIT May 21, 2018 $9,714,784 N/A 64.9% 70.9% Washington, DC Income eREIT Jun 4, 2018 $6,130,521 N/A 86.4% 95.2% Los Angeles, CA Income eREIT Aug 9, 2018 $2,701,080 N/A 64.9% 72.4% San Pedro, CA Income eREIT Aug 23, 2018 $2,601,040 N/A 72.2% 79.4% Los Angeles, CA West Coast eREIT Apr 12, 2019 $3,001,200 N/A 72.3% 79.8% San Pedro, CA West Coast eREIT Jun 4, 2019 $3,000,000 N/A 85.7% 94.2% Los Angeles, CA West Coast eREIT Dec 2, 2019 $4,604,600 N/A 75.2% 81.6% Los Angeles, CA West Coast eREIT Mar 5, 2018 $2,696,078 N/A 57.7% 64.0% Los Angeles, CA West Coast eREIT Apr 6, 2018 $3,227,000 N/A 101.1% 112.7% 7a Daly City, CA West Coast eREIT May 30, 2018 $15,906,360 N/A 43.9% 48.5% Los Angeles, CA West Coast eREIT Oct 10, 2018 $2,000,800 N/A 71.4% 79.7% Los Angeles, CA Income eREIT II Mar 19, 2019 $1,662,150 N/A 83.5% 91.6% Los Angeles, CA Income eREIT II Apr 8, 2019 $1,330,178 N/A 78.7% 86.2% Typical business plan Nearly the entirety of the Fundrise senior debt portfolio consists of financing the entitlement or construction of mid-sized residential properties in supply-constrained California, particularly infill locations in Los Angeles. The market for this mid-sized entitlement and construction financing has proven to be inefficient and underserved by traditional banks creating opportunities for higher relative risk-adjusted returns. How we stress tested it We stress tested each loan’s basis by assuming all loan timelines are delayed by 12 months by the current coronavirus crisis , resulting in an increased accrued basis for each loan net of interest reserves. Home construction Gramercy Urban Rowhomes Station East Home construction Home construction Home construction Home construction New apartment developm... New apartment developm... New apartment developm... New apartment developm... Home construction Home construction Home construction New apartment developm... Home construction Home construction

B-12

Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Los Angeles, CA Income eREIT II Jan 14, 2019 $891,006 N/A 77.5% 86.4% San Pedro, CA Income eREIT II Apr 9, 2019 $3,000,121 N/A 70.9% 78.0% Los Angeles, CA Income eREIT II May 20, 2019 $4,051,290 N/A 84.4% 92.8% Los Angeles, CA Income eREIT II Oct 24, 2019 $2,762,932 N/A 66.3% 72.3% Long Beach, CA Income eREIT II Dec 19, 2019 $6,500,000 N/A 41.7% 43.9% Los Angeles, CA Income eREIT III Oct 8, 2019 $4,000,000 N/A 79.4% 86.1% Los Angeles, CA Income eREIT III Oct 16, 2019 $6,650,000 N/A 83.7% 90.8% Los Angeles, CA Income eREIT III Oct 15, 2019 $3,350,000 N/A 83.8% 91.6% Los Angeles, CA Income eREIT 2019 Jul 19, 2019 $3,000,000 N/A 70.7% 77.4% Los Angeles, CA LA eFund Nov 20, 2017 $2,849,729 N/A 92.6% 101.2% 7b Los Angeles, CA LA eFund Aug 4, 2017 $2,500,000 N/A 104.3% 114.7% 7c Brooklyn, NY Income eREIT II Feb 19, 2019 $2,822,152 N/A 80.6% 86.4% Ann Arbor, MI Income eREIT Mar 30, 2018 $5,190,773 97.0% 83.1% 90.0% New apartment development Atlanta, GA Income eREIT V Mar 9, 2020 $9,460,000 N/A 68.3% 73.0% Total or weighted avg $152,788,853 71.5% 78.1% Commercial renovation New apartment developm... New apartment developm... Commercial renovation New apartment developm... New apartment developm... New apartment developm... New apartment developm... New apartment developm... Home construction Home construction Apartment renovation Apartment renovation 7a. West Coast eREIT has placed the borrower in default. 7b. Los Angeles eFund has placed the borrower in default. 7c. Los Angeles eFund has placed the borrower in default. Miscellaneous - preferred structure 3 properties $5.3 million net asset value 0.5% of total portfolio Due to the relatively unique aspects of each of these properties, we stress tested them on an individual basis as detailed in the footnotes. Property name Location Fund(s) Acquired Latest net asset value Q1 2020 occupancy Q1 2020 LTV Stress Grade Stressed LTV Note Pittsburgh, PA Income eREIT Dec 15, 2015 $1,948,349 N/A (hotel) 82.0% N/A 8a Washington, DC Income eREIT Jan 8, 2018 $2,852,906 19.0% 46.2% 51.8% 8b Chicago, IL Heartland eREIT Nov 2, 2017 $500,000 100.0% 74.3% 86.4% 8b Total or weighted avg $5,301,255 61.50% 88.62%

B-13

Ace Hotel Pittsburgh Edgewood (office & wareh... Englewood Square (retail) 8a. The stress test assumes the hotel remains closed or maintains record low occupancy for 12 months. As a result, the senior lender could foreclose on Income eREIT’s preferred equity investment, which would wipe out the investment. The stress test assumes that extreme social distancing and/or the lockdown is required for 12 months. The stress tested loan to values (LTV) assume all tenants cease paying rent during the period and both the senior loans and the applicable fund’s preferred equity investments accrue interest for an additional 12 months without any current payments or pay downs. 8b.

B-14

Disclaimers The information contained in this Fundrise portfolio stress test is for informational purposes only, and has not been reviewed, compiled or audited by any independent thirdparty or public accountant. Further, this analysis is specific to the underlying assets held by each fund sponsored by Fundrise, and is not intended to project how any particular fund will perform in the future. Obviously we cannot predict the future, and, while we believe that the assumptions contained herein to be extremely severe, there can be no guarantee that the conditions created by the ongoing COVID-19 global pandemic, or any other future unforeseen event, will not result in greater stress on the assets than is demonstrated here. In such a scenario, there may be greater risk to the various assets than is presented in this analysis. All of the information contained herein is based on the most recently available data as of April 2, 2020. We undertake no obligation to update or review any of the information contained herein, whether as a result of new information, future developments or otherwise. This analysis contains numerous forward-looking statements You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this analysis. Fundrise, LLC (“Fundrise”) operates a website at fundrise.com and certain mobile apps (the “Platform”). By using the Platform, you accept our Terms of Service and Privacy Policy. Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance. All securities involve risk and may result in partial or total loss. While the data we use from third parties is believed to be reliable, we cannot ensure the accuracy or completeness of data provided by investors or other third parties. Neither Fundrise nor any of its affiliates provide tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should confer with their personal tax advisors regarding the tax consequences based on their particular circumstances. Neither Fundrise nor any of its affiliates assume responsibility for the tax consequences for any investor of any investment. Full Disclosure The publicly filed offering circulars of the issuers sponsored by Rise Companies Corp., not all of which may be currently qualified by the Securities and Exchange Commission, may be found at fundrise.com/oc. © 2020 Fundrise, LLC. All Rights Reserved. eREIT, eFund and eDirect are trademarks of Rise Companies Corp.

B-15

Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC

Sponsored by

Rise Companies Corp.

Up to $49,725,086 in Common Shares

To Be Issued

in Exchange for

Common Shares

of

Fundrise National For-Sale Housing eFund, LLC

and

Fundrise For-Sale Housing eFUND – Washington DC, LLC

[DATE]

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the company’s Form 1-A filed on March 31, 2017)
2.2*	Certificate of Amendment to Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the company’s Form 1-A filed on March 31, 2017)
2.3*	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.3 to the company’s Form 1-A/A filed on May 4, 2017)
6.1*	Form of License Agreement between Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC and Fundrise LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the company’s Form 1-A filed on March 31, 2017)
6.2*	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp. (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the company’s Form 1-A filed on March 31, 2017)
6.3**	Merger Agreement dated by and among Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC, Fundrise National For-Sale Housing eFUND, LLC and Fundrise For-Sale Housing eFUND – Washington DC, LLC
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of RSM US LLP (previously submitted as Exhibit 11.2 to the Company’s Form 1-A filed on September 4, 2020)
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified

*	Previously filed.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on November 16, 2020.

Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC

By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
Name: Benjamin S. Miller
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer, Interim Chief Financial Officer and Treasurer of	November 16, 2020
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)